As filed with the Securities and Exchange Commission on December 16, 2010

Registration No. 333-170754

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NORTHEAST UTILITIES

(Exact name of Registrant as specified in its charter)

Massachusetts	4911	04-2147929
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

One Federal Street, Building 111-4

Springfield, Massachusetts 01105

(860) 665-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gregory B. Butler

Senior Vice President and General Counsel

Northeast Utilities

56 Prospect Street

Hartford, Connecticut 06103-2818

(860) 665-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sheldon S. Adler, Esq. Michael P. Rogan, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 1440 New York Avenue, N.W. Washington, DC 20005 (202) 371-7000	Douglas S. Horan Senior Vice President and General Counsel NSTAR 800 Boylston Street Boston, Massachusetts 02199 (617) 424-2000	David A. Fine, Esq. Ropes & Gray LLP 800 Boylston Street Boston, Massachusetts 02199 (617) 951-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions to the closing of the merger described herein.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this joint proxy statement/prospectus is not complete and may be changed. We may not sell the securities offered by this joint proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This joint proxy statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities in any jurisdiction where an offer, solicitation or sale is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION—DATED DECEMBER 16, 2010

PROPOSED MERGER—YOUR VOTE IS VERY IMPORTANT

Each of the boards of trustees of Northeast Utilities and NSTAR has unanimously approved a strategic business combination in what we intend to be a merger of equals. Northeast Utilities and NSTAR believe that the proposed merger brings together two companies with complementary distribution and transmission assets, reputations for operating excellence and talented employees. The merger will create a larger company with total assets of approximately $25 billion calculated on a pro forma historical basis as of September 30, 2010. The combined company will have 3,000,000 electric distribution customers and 500,000 gas distribution customers and will include 4,500 miles of electric transmission, 72,000 miles of electric distribution and 6,300 miles of gas distribution. Upon completion of the merger, the combined company will continue under the name Northeast Utilities.

On October 16, 2010, Northeast Utilities and NSTAR entered into an Agreement and Plan of Merger, as amended on November 1, 2010 and December 16, 2010, pursuant to which, Northeast Utilities and NSTAR will combine their businesses. The merger is subject to shareholder approvals and other customary closing conditions, including regulatory approvals.

Upon completion of the merger, NSTAR shareholders will receive 1.312 Northeast Utilities common shares for each NSTAR common share that they own. This exchange ratio is fixed and will not be adjusted to reflect share price changes prior to the closing of the merger. Based on the closing price of Northeast Utilities common shares on the New York Stock Exchange on October 15, 2010, the last trading day before public announcement of the merger, the exchange ratio represented approximately $40.28 in value for each NSTAR common share. Based on the closing price of Northeast Utilities common shares on the New York Stock Exchange on [—], the latest practicable trading day before the date of this joint proxy statement/prospectus, the exchange ratio represented approximately $[—] in value for each NSTAR common share. Northeast Utilities shareholders will continue to own their existing Northeast Utilities common shares. Northeast Utilities common shares are currently traded on the New York Stock Exchange under the symbol “NU,” and NSTAR common shares are currently traded on the New York Stock Exchange under the symbol “NST.” We urge you to obtain current market quotations of Northeast Utilities and NSTAR common shares.

Based on the estimated number of Northeast Utilities common shares and NSTAR common shares that will be outstanding immediately prior to the closing of the merger, we estimate that, upon such closing, former Northeast Utilities shareholders will own approximately 56.3% of the combined company and former NSTAR shareholders will own approximately 43.7% of the combined company.

Northeast Utilities and NSTAR will each hold special meetings of their respective shareholders in connection with the proposed merger.

We cannot complete the merger unless the holders of two-thirds of the shares of each company outstanding and entitled to vote approve the proposals made by such company. Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend either special meeting in person, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the Northeast Utilities or NSTAR special meeting, as applicable.

The Northeast Utilities board of trustees unanimously recommends that the Northeast Utilities shareholders vote “FOR” the adoption of the merger agreement and the approval of the merger, including the issuance of Northeast Utilities common shares to NSTAR shareholders pursuant to the merger, “FOR” the proposal to increase the number of Northeast Utilities common shares authorized for issuance and “FOR” the proposal to fix the number of trustees of the Northeast Utilities board of trustees at fourteen.

The NSTAR board of trustees unanimously recommends that the NSTAR shareholders vote “FOR” the proposal to adopt the merger agreement and approve the merger.

The obligations of Northeast Utilities and NSTAR to complete the merger are subject to the satisfaction or waiver of several conditions. The accompanying joint proxy statement/prospectus contains detailed information about Northeast Utilities, NSTAR, the special meetings, the merger agreement and the merger. You should read this joint proxy statement/prospectus carefully and in its entirety before voting, including the section entitled “Risk Factors” beginning on page 28.

We look forward to the successful combination of Northeast Utilities and NSTAR.

Sincerely,

Charles W. Shivery Chairman, President and Chief Executive Officer Northeast Utilities	Thomas J. May Chairman, President and Chief Executive Officer NSTAR

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this joint proxy statement/prospectus or determined if this joint proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This joint proxy statement/prospectus is dated [—] and is first being mailed to Northeast Utilities and NSTAR shareholders on or about [—].

ADDITIONAL INFORMATION

This joint proxy statement/prospectus incorporates by reference important business and financial information about Northeast Utilities and NSTAR from other documents that are not included in or delivered with this joint proxy statement/prospectus. For a listing of the documents incorporated by reference into this joint proxy statement/prospectus, see the section entitled “Where You Can Find More Information; Incorporation By Reference” beginning on page 156. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference into this document through the Securities and Exchange Commission website at www.sec.gov or by requesting them in writing or by telephone at the appropriate address below:

By Mail:	Northeast Utilities Investor Relations 56 Prospect Street Hartford, CT 06103-2818	By Mail:	NSTAR Investor Relations One NSTAR Way Westwood, MA 02090

By Telephone: (860) 728-4652		By Telephone: (781) 441-8338

You may also obtain documents incorporated by reference into this joint proxy statement/prospectus by requesting them in writing or by telephone from Morrow & Co., LLC, Northeast Utilities’ proxy solicitor, or in writing from Phoenix Advisory Partners or MacKenzie Partners, Inc., NSTAR’s proxy solicitors, at the following addresses and telephone numbers:

For Northeast Utilities Shareholders Morrow & Co., LLC 470 West Ave. Stamford, CT 06902 Banks and brokers please call: (203) 658-9400 Shareholders please call: (800) 573-4397

For NSTAR Shareholders

Shareholders please contact:

Phoenix Advisory Partners

100 Wall Street, 27th Floor

New York, NY 10005

(800) 576-4314 (toll-free)

(212) 493-3910 (international)

Institutions please contact:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, NY 10016

(800) 322-2885 (toll-free)

(212) 929-5500

To receive timely delivery of the documents in advance of the meetings, you should make your request no later than February 25, 2011.

VOTING ELECTRONICALLY OR BY TELEPHONE

Northeast Utilities shareholders of record on the close of business on January 4, 2011, the record date for the Northeast Utilities special meeting, may submit their proxies by telephone or Internet by following the instructions on their proxy card or voting form. If you have any questions regarding whether you are eligible to submit your proxy by Internet or by telephone, please contact Morrow & Co., LLC by telephone at (800) 573-4397 or by email at NU.info@morrowco.com.

NSTAR shareholders of record on the close of business on January 4, 2011, the record date for the NSTAR special meeting, may submit their proxies by telephone or Internet by following the instructions on their proxy card or voting form. If you have any questions regarding whether you are eligible to submit your proxy by telephone or by Internet, please contact Phoenix Advisory Partners by telephone at (800) 576-4314 (toll-free) or by email at info@phoenixadvisorypartners.com. Institutional holders please contact MacKenzie Partners, Inc. by telephone at (800) 322-2885 (toll-free) or by email at proxy@mackenziepartners.com.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON MARCH 4, 2011

To the Shareholders of Northeast Utilities:

Notice is hereby given that a special meeting of shareholders of Northeast Utilities will be held on March 4, 2011, at the offices of Public Service Company of New Hampshire, Energy Park, 780 North Commercial Street, Manchester, New Hampshire 03101, at 11:00 a.m., for the following purposes:

1.	To adopt the Agreement and Plan of Merger, dated as of October 16, 2010, as amended on November 1, 2010 and December 16, 2010, by and among Northeast Utilities, NU Holding Energy 1 LLC, NU Holding Energy 2 LLC and NSTAR, as it may be further amended from time to time, a conformed copy of which is attached as Annex A to the joint proxy statement/prospectus accompanying this notice, and approve the merger, including the issuance of Northeast Utilities common shares to NSTAR shareholders pursuant to the merger;

2.	To increase the number of Northeast Utilities common shares authorized for issuance by the board of trustees in accordance with Section 19 of the Northeast Utilities declaration of trust by 155,000,000 common shares, from 225,000,000 authorized common shares to 380,000,000 authorized common shares;

3.	To fix the number of trustees of the Northeast Utilities board of trustees at fourteen; and

4.	To vote upon the proposal to adjourn the Northeast Utilities special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the foregoing proposals.

The Northeast Utilities merger proposal and the share authorization proposal are contingent upon one another.

Northeast Utilities will transact no other business at the special meeting except such business as may properly be brought before the special meeting or any adjournment or postponements thereof. Please refer to the joint proxy statement/prospectus of which this notice forms a part for further information with respect to the business to be transacted at the Northeast Utilities special meeting.

Only shareholders of record at the close of business on January 4, 2011 are entitled to receive notice of and to vote at the special meeting or any adjournment thereof. You are cordially invited to be present at the special meeting and to vote. Whether or not you plan to attend the special meeting, please ensure your shares are represented by voting either through the Internet, by telephone or, if you received a paper copy of the proxy card by mail, by completing, signing, dating and returning it in the enclosed pre-addressed envelope, which requires no postage if mailed in the United States. You may revoke your proxy at any time before the vote is taken by delivering to the Secretary a revocation, a proxy bearing a later date (including by means of the Internet or telephone vote) or by voting in person at the special meeting.

We cannot complete the merger unless (i) the merger proposal is approved by the affirmative vote of the holders of two-thirds of the outstanding Northeast Utilities common shares entitled to vote, (ii) the share authorization proposal is approved by the affirmative vote of the holders of a majority of the outstanding Northeast Utilities common shares entitled to vote and (iii) the proposal to fix the number of trustees of the

Northeast Utilities board of trustees at fourteen is approved by the affirmative vote of the holders of a majority of the Northeast Utilities common shares outstanding and entitled to vote on the record date for the Northeast Utilities special meeting.

The Northeast Utilities Board of Trustees has unanimously approved the merger agreement and the transactions contemplated thereby and recommends that you vote “FOR” the proposal to adopt the merger agreement and approve the merger, including the issuance of Northeast Utilities common shares to NSTAR shareholders pursuant to the merger, “FOR” the proposal to increase the number of common shares authorized for issuance, “FOR” the proposal to fix the number of trustees of the Northeast Utilities board of trustees at fourteen and “FOR” the proposal to adjourn the Northeast Utilities special meeting, if necessary or appropriate, to solicit additional proxies in favor of such proposals.

The enclosed joint proxy statement/prospectus provides a detailed description of the merger and the merger agreement. We urge you to read this joint proxy statement/prospectus, including any documents incorporated by reference, and the Annexes carefully and in their entirety. If you have any questions concerning the merger or this joint proxy statement/prospectus, would like additional copies or need help voting your Northeast Utilities common shares, please contact Northeast Utilities’ proxy solicitor:

Morrow & Co., LLC

470 West Ave.

Stamford, Connecticut 06902

Banks and brokers please call: (203) 658-9400

Shareholders please call: (800) 573-4397

By Order of the Board of Trustees,

Samuel K. Lee

Secretary and Deputy General Counsel

56 Prospect Street

Hartford, Connecticut 06103-2818

Mailing Address:

P.O. Box 270

Hartford, Connecticut 06141-0270

[—], 2011

IMPORTANT

Whether or not you plan to attend the meeting, we urge you to vote your shares over the Internet or via the toll-free telephone number, as we describe in the accompanying materials. As an alternative, if you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. No postage is necessary if mailed in the United States. Voting over the Internet, via the toll-free telephone number or mailing a proxy card will not limit your right to vote in person or to attend the special meeting.

NSTAR

800 Boylston Street

Boston, MA 02199

(617) 424-2000

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held On March 4, 2011

To the Shareholders of NSTAR:

We are pleased to invite you to attend the special meeting of shareholders of NSTAR which will be held at the offices of Ropes & Gray LLP, 800 Boylston Street, Boston, Massachusetts on March 4, 2011 at 11:00 a.m., local time, for the following purposes:

1.	To consider and vote on the proposal to approve the merger contemplated by the Agreement and Plan of Merger, dated as of October 16, 2010, as amended on November 1, 2010 and December 16, 2010, by and among Northeast Utilities, NU Holding Energy 1 LLC, NU Holding Energy 2 LLC and NSTAR, as it may be further amended from time to time, a conformed copy of which is attached as Annex A to the joint proxy statement/prospectus accompanying this notice, and adopt the Agreement and Plan of Merger; and

2.	To vote upon the proposal to adjourn the NSTAR special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the foregoing proposal.

NSTAR will transact no other business at the special meeting except such business as may properly be brought before the special meeting or any adjournment or postponements thereof. Please refer to the joint proxy statement/prospectus of which this notice forms a part for further information with respect to the business to be transacted at the NSTAR special meeting.

The NSTAR board of trustees has unanimously approved the merger agreement and determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of NSTAR and its shareholders. The NSTAR board of trustees unanimously recommends that NSTAR shareholders vote “FOR” the proposal to adopt the merger agreement and approve the merger and “FOR” the proposal to adjourn the NSTAR special meeting, if necessary or appropriate, to solicit additional proxies in favor of such approval.

The NSTAR board of trustees has fixed the close of business on January 4, 2011 as the record date for determination of NSTAR shareholders entitled to receive notice of, and to vote at, the NSTAR special meeting or any adjournments or postponements thereof. Only holders of record of NSTAR common shares at the close of business on the record date are entitled to receive notice of, and to vote at, the NSTAR special meeting. Adoption of the merger agreement requires the affirmative vote of holders of two-thirds of the outstanding NSTAR common shares entitled to vote on the proposal.

Your vote is very important. Whether or not you expect to attend the NSTAR special meeting in person, we urge you to submit a proxy to vote your shares as promptly as possible by: (1) visiting www.envisionreports.com/nst and following the instructions on your proxy card; (2) dialing 1-800-652-8683 and listening for further directions; or (3) signing and returning the enclosed proxy card in the postage-paid envelope provided, so that your shares may be represented and voted at the NSTAR special meeting. If your shares are held in a NSTAR plan or in the name of a broker, bank or other nominee, please follow the instructions on the voting instruction card furnished by the plan trustee or administrator, or record holder, as appropriate.

The enclosed joint proxy statement/prospectus provides a detailed description of the merger and the merger agreement. We urge you to read this joint proxy statement/prospectus, including any documents incorporated by reference, and the Annexes carefully and in their entirety. If you have any questions concerning the merger or this joint proxy statement/prospectus, would like additional copies or need help voting your NSTAR common shares, please contact NSTAR’s proxy solicitors using the contact information below.

If you are a shareholder please contact:

Phoenix Advisory Partners

100 Wall Street, 27th Floor

New York, NY 10005

800-576-4314 (toll-free)

212-493-3910 (international)

212-493-3910 (banks and brokers)

Institutions please contact:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, NY 10016

800-322-2885 (toll-free)

212-929-5500

By Order of the Board of Trustees of NSTAR,

Douglas S. Horan

Senior Vice President, Secretary and General Counsel

Boston, Massachusetts

[—], 2011

i

ii

Annex A — Agreement and Plan of Merger
Annex B — Opinion of Barclays Capital Inc.
Annex C — Opinion of Lazard Frères & Co. LLC
Annex D — Opinion of Goldman, Sachs & Co.
Annex E — Opinion of Lexicon Partners (US) LLC

iii

QUESTIONS AND ANSWERS ABOUT THE MERGER AND SPECIAL MEETINGS

Following are brief answers to certain questions that you may have regarding the proposals being considered at the special meeting of Northeast Utilities shareholders, which we refer to as the Northeast Utilities special meeting and the special meeting of NSTAR shareholders, which we refer to as the NSTAR special meeting. Northeast Utilities and NSTAR urge you to read carefully this entire joint proxy statement/prospectus, including the annexes, and the other documents to which this joint proxy statement/prospectus refers or incorporates by reference, because this section does not provide all the information that might be important to you. Unless stated otherwise, all references in this joint proxy statement/prospectus to Northeast Utilities are to Northeast Utilities, a voluntary association and Massachusetts business trust; all references to NSTAR are to NSTAR, a voluntary association and Massachusetts business trust; all references to the combined company are to Northeast Utilities after the completion of the merger; all references to Merger Sub are to NU Holding Energy 1 LLC, a Massachusetts limited liability company and a wholly owned subsidiary of Northeast Utilities; and all references to Acquisition Sub are to NU Holding Energy 2 LLC, a Massachusetts limited liability company and a wholly owned subsidiary of Northeast Utilities. All references to the merger agreement are to the Agreement and Plan of Merger, dated as of October 16, 2010, as amended on November 1, 2010 and December 16, 2010, and as may be amended further from time to time, by and among Northeast Utilities, NU Holding Energy 1 LLC, NU Holding Energy 2 LLC and NSTAR, a copy of which is attached as Annex A to this joint proxy statement/prospectus.

Q:	Why am I receiving this document?

A:	Northeast Utilities and NSTAR have entered into an agreement and plan of merger providing for a merger of equals as described in this joint proxy statement/prospectus.

In order to complete the merger, among other conditions, Northeast Utilities shareholders must vote to adopt the merger agreement and approve the merger, including the issuance of Northeast Utilities common shares to NSTAR shareholders pursuant to the merger, approve an increase in the number of Northeast Utilities common shares authorized for issuance, and fix the number of trustees of the Northeast Utilities board of trustees at fourteen.

NSTAR shareholders must vote to adopt the merger agreement and approve the merger. Northeast Utilities and NSTAR will hold separate special meetings to obtain these approvals.

This joint proxy statement/prospectus, which you should read carefully, contains important information about the merger, the merger agreement and the special meetings of shareholders of Northeast Utilities and NSTAR.

Q:	How important is my vote?

A:	Your vote “FOR” the proposals related to the merger is very important. You are encouraged to submit a proxy as soon as possible. Adoption of the merger agreement and approval of the merger requires the affirmative vote of the holders of two-thirds of the common shares outstanding and entitled to vote of each of Northeast Utilities and NSTAR as of the respective record dates. Therefore, if you abstain or fail to vote your Northeast Utilities common shares or NSTAR common shares this will have the same effect as voting your Northeast Utilities common shares or NSTAR common shares AGAINST the adoption of the merger agreement and the approval of the merger.

Q:	Why have Northeast Utilities and NSTAR decided to merge?

A:	Northeast Utilities and NSTAR believe that the merger will provide substantial strategic and financial benefits including:

•	higher earnings and dividend growth potential than either company can achieve on its own;

•	larger, more diverse and better positioned regulated utility business;

•	significant transmission investment opportunities combined with balance sheet strength provides for substantial growth potential, including capital intensive transmission projects;

•	increased financial flexibility and liquidity;

•	enhanced service quality capabilities to the largest customer base in New England based on complementary areas of expertise and deeper and more diverse workforce;

•	a highly experienced and complementary leadership team with a proven track record; and

•	an increased voice in the development of national energy policy and added strength and influence in New England on behalf of shareholders and customers.

To review the reasons for the merger in greater detail, see the sections entitled “The Merger — Northeast Utilities’ Reasons for the Merger; Recommendation of Northeast Utilities’ Board of Trustees” beginning on page 45 and “The Merger — NSTAR’s Reasons for the Merger; Recommendation of NSTAR’s Board of Trustees” beginning on page 65.

Q:	What will NSTAR shareholders receive for their shares?

A:	As a result of the merger, each NSTAR shareholder will be entitled to receive 1.312 Northeast Utilities common shares for each NSTAR common share held, which we refer to in this joint proxy statement/prospectus as the exchange ratio.

Based on the number of NSTAR common shares and Northeast Utilities common shares outstanding as of October 15, 2010, the last trading day prior to the public announcement of the merger, Northeast Utilities shareholders will own approximately 56.3% of the common shares of the combined company and former NSTAR shareholders will own approximately 43.7% of the common shares of the combined company at the time the merger is completed.

For additional information regarding the consideration to be received in the merger see the section entitled “The Merger Agreement — Consideration to be Received in the Merger” on page 103.

Q:	What will happen to my future dividends?

A:	As permitted under the merger agreement, each of Northeast Utilities and NSTAR may continue to pay quarterly dividends prior to the completion of the merger. Under the terms of the merger agreement, each company is permitted to increase its respective quarterly dividend up to a specified amount depending on the time period the dividend is made. See the section entitled “The Merger Agreement — Conduct of Business Pending the Merger” beginning on page 106. Each of these quarterly dividends are subject to approval by the applicable board of trustees and depends on, among other things, applicable legal considerations and the financial condition of the company paying the dividend.

NSTAR anticipates that it will continue to pay its regular quarterly cash dividend in amounts consistent with past practice and does not anticipate making any changes to its dividend policy prior to the consummation of the merger.

Northeast Utilities anticipates that it will continue to pay its regular quarterly cash dividend in amounts consistent with past practice and does not anticipate making any changes to its dividend policy prior to the consummation of the merger.

In addition, upon the terms and subject to the conditions in the merger agreement, Northeast Utilities’ first quarterly dividend per common share declared after the completion of the merger will be increased to an amount that is equivalent, after adjusting for the exchange ratio, to the last quarterly dividend per NSTAR common share paid by NSTAR prior to the closing.

As a result of such increase in the first quarterly Northeast Utilities dividend after the merger, the aggregate amount of quarterly dividends payable to an NSTAR shareholder as of the time immediately after the merger will be identical to the aggregate amount of quarterly dividends payable to such shareholder as of the time immediately before the merger. For information on the effect of such an increase on the dividend per Northeast Utilities common share on a pro forma historical basis, see the section entitled “Comparative Per Share Data (Unaudited)” on page 23.

The payment of dividends by either company is subject to applicable law and the discretion of each company’s respective board of trustees. For more information, see the section entitled “The Merger Agreement — Other Covenants and Agreements — Dividends” on page 112.

Q:	What will happen in the proposed merger?

A:	Northeast Utilities, NSTAR, Merger Sub and Acquisition Sub have entered into an Agreement and Plan of Merger, dated October 16, 2010, amended on November 1, 2010 and December 16, 2010, and as it may be further amended from time to time, which we refer to as the merger agreement in this joint proxy statement/prospectus. A copy of the merger agreement is attached as Annex A to this joint proxy statement/prospectus. First, Merger Sub will be merged with and into NSTAR, with NSTAR surviving. Immediately thereafter, NSTAR will be merged with and into Acquisition Sub, with Acquisition Sub surviving. When these mergers are consummated, Acquisition Sub will be renamed NSTAR LLC and survive as a wholly owned subsidiary of Northeast Utilities. These mergers are referred to in this joint proxy statement/prospectus as the merger.

After the merger, the current shareholders of Northeast Utilities and NSTAR will be the shareholders of the combined company. Additional information on the merger is located in the section entitled “The Merger” beginning on page 35.

Q:	Will the Northeast Utilities common shares received at the time of closing of the merger by NSTAR shareholders be traded on an exchange?

A:	Yes. It is a condition to the completion of the merger that the Northeast Utilities common shares issuable pursuant to the merger be approved for listing on the New York Stock Exchange, which we refer to as the NYSE in this joint proxy statement/prospectus. Northeast Utilities intends to file a subsequent listing application with the NYSE prior to the consummation of the merger to list the Northeast Utilities common shares that NSTAR shareholders will receive at closing. We intend that all Northeast Utilities common shares, including those received in exchange for NSTAR shares at the time of closing, will continue to trade under the symbol “NU.”

Q:	How was the exchange ratio of Northeast Utilities common shares for NSTAR shares determined?

A:	Northeast Utilities and NSTAR both agreed that the combination would be intended to be a “merger of equals,” and that no premium would be paid in the share exchange. However, both companies recognized that a ratio based on a single day’s closing share price, such as the day prior to the execution of the merger agreement, would not be indicative of Northeast Utilities’ and NSTAR’s relative values. Accordingly, the exchange ratio was determined in negotiations between the two companies and reflects the relative market prices of each company’s common shares, without a premium to either party, averaged during the twenty-trading day period preceding the companies’ execution of the merger agreement. For additional information regarding the exchange ratio see the sections entitled “The Merger — Northeast Utilities’ Reasons for the Merger; Recommendation of Northeast Utilities’ Board of Trustees” beginning on page 45 and “The Merger — NSTAR’s Reasons for the Merger; Recommendation of NSTAR’s Board of Trustees” beginning on page 65.

Q:	How will Northeast Utilities’ shareholders be affected by the merger?

A:	Upon completion of the merger, each Northeast Utilities shareholder will hold the same number of common shares of Northeast Utilities that such shareholder held immediately prior to the merger. As a result of the merger, Northeast Utilities shareholders will own shares in a larger company with more assets. However, because in connection with the merger, Northeast Utilities will be issuing additional common shares of Northeast Utilities to NSTAR shareholders in exchange for their NSTAR common shares, each outstanding common share of Northeast Utilities immediately prior to the merger will represent a smaller percentage of the aggregate number of common shares of Northeast Utilities outstanding after the merger. As a result of the merger, we estimate that current Northeast Utilities shareholders will own approximately 56.3% of the Northeast Utilities common shares outstanding following the completion of the merger.

Q:	What are the material United States federal income tax consequences of the merger?

A:	It is a condition to the merger that both Northeast Utilities and NSTAR receive legal opinions from their respective legal counsel to the effect that for United States federal income tax purposes the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which is referred to as the Code in this joint proxy statement/prospectus. Provided that the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, an NSTAR shareholder will not recognize gain or loss for United States federal income tax purposes as a result of such shareholder’s NSTAR common shares being exchanged in the merger for shares of Northeast Utilities, except with respect to the receipt of cash in lieu of a fractional share of Northeast Utilities. For a more complete description of the material United States federal income tax consequences of the merger, see the section entitled “Material United States Federal Income Tax Consequences” beginning on page 94.

Q:	When do Northeast Utilities and NSTAR expect to complete the merger?

A:	Northeast Utilities and NSTAR are working to complete the merger as quickly as practicable. If the shareholders of both Northeast Utilities and NSTAR approve their respective proposals related to the merger, we currently expect the merger to be completed during the second half of 2011. However, neither Northeast Utilities nor NSTAR can predict the actual date on which the merger will be completed because it is subject to conditions beyond each company’s control, including a number of federal and state regulatory approvals. See the section entitled “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 103.

Q:	When and where is the special meeting of the Northeast Utilities shareholders?

A:	The special meeting of Northeast Utilities shareholders will be held on March 4, 2011, 11:00 a.m., local time, at the offices of Public Service Company of New Hampshire, Energy Park, 780 North Commercial Street, Manchester, New Hampshire 03101.

For additional information relating to the Northeast Utilities special meeting, please see the section entitled “Northeast Utilities Special Meeting” beginning on page 120.

Q:	When and where is the special meeting of the NSTAR shareholders?

A:	The special meeting of NSTAR shareholders will be held on March 4, 2011, at 11:00 a.m., local time, at the offices of Ropes & Gray LLP, 800 Boylston Street, Boston, Massachusetts.

For additional information relating to the NSTAR special meeting, please see the section entitled “NSTAR Special Meeting” beginning on page 128.

Q:	Who can vote at the special meetings?

A:	All Northeast Utilities shareholders of record as of the close of business on January 4, 2011, the record date for the Northeast Utilities special meeting, are entitled to receive notice of and to vote at the Northeast Utilities special meeting.

All NSTAR shareholders of record as of the close of business on January 4, 2011, the record date for the NSTAR special meeting, are entitled to receive notice of and to vote at the NSTAR special meeting.

Q:	What votes are required to approve the merger?

A:	The following shareholder votes are required at the Northeast Utilities special meeting to consummate the merger:

1.	The affirmative vote of the holders of two-thirds of the Northeast Utilities common shares outstanding and entitled to vote on the record date for the Northeast Utilities special meeting is the only vote necessary to adopt the merger agreement and approve the merger, including the issuance of Northeast Utilities common shares to NSTAR shareholders pursuant to the merger.

2.	The affirmative vote of the holders of a majority of the Northeast Utilities common shares outstanding and entitled to vote on the record date for the Northeast Utilities special meeting is the only vote necessary to increase the number of Northeast Utilities common shares authorized for issuance by the board of trustees from 225,000,000 to 380,000,000.

3.	The affirmative vote of the holders of a majority of the Northeast Utilities common shares outstanding and entitled to vote on the record date for the Northeast Utilities special meeting is the only vote necessary to fix the number of trustees of the Northeast Utilities board of trustees at fourteen.

At the close of business on January 4, 2011, the record date for the Northeast Utilities special meeting, trustees and executive officers of Northeast Utilities had the right to vote less than [—]% of the then-outstanding Northeast Utilities common shares. Each Northeast Utilities trustee and executive officer has indicated his or her present intention to vote, or cause to be voted, the Northeast Utilities common shares owned by him or her for the approval of the above proposals.

The following shareholder votes are required at the NSTAR special meeting to consummate the merger:

The affirmative vote of the holders of two-thirds of the NSTAR common shares outstanding and entitled to vote as of the record date for the NSTAR special meeting is the only vote necessary to adopt the merger agreement and approve the merger.

At the close of business on January 4, 2011, the record date for the NSTAR special meeting, trustees and executive officers of NSTAR had the right to vote less than [—]% of the then-outstanding NSTAR shares. Each NSTAR trustee and executive officer has indicated his or her present intention to vote, or cause to be voted, the NSTAR shares owned by him or her for the adoption of the merger agreement and approval of the merger.

Additional information on the vote required to approve the transactions is located under the sections entitled “Northeast Utilities Special Meeting — Votes Required for Approval” on page 121 for Northeast Utilities and under the section entitled “NSTAR Special Meeting — Votes Required for Approval” beginning on page 128 for NSTAR.

Q:	What do I need to do now?

A:	After you have carefully read and considered the information contained or incorporated by reference in this joint proxy statement/prospectus, please submit your proxy via the Internet or by telephone in accordance with the instructions set forth on the enclosed proxy card, or complete, sign, date and return the proxy card in the postage-prepaid envelope provided as soon as possible so that your shares will be represented and voted at the Northeast Utilities special meeting or the NSTAR special meeting, as applicable.

Additional information on voting procedures is located under the section entitled “Northeast Utilities Special Meeting” beginning on page 120 for Northeast Utilities and under the section entitled “NSTAR Special Meeting” beginning on page 128 for NSTAR.

Q:	How will my proxy be voted?

A:	If you vote by Internet, by telephone or by completing, signing, dating and returning your signed proxy card, your proxy will be voted in accordance with your instructions.

Any Northeast Utilities shareholder proxies that are signed, dated, and properly submitted and do not indicate how to vote, will be voted “FOR” the adoption of the merger agreement and approval of the merger, including the issuance of Northeast Utilities common shares to NSTAR shareholders pursuant to the merger, “FOR” the proposal to increase the number of Northeast Utilities common shares authorized for issuance and “FOR” the proposal to fix the number of trustees of the Northeast Utilities board of trustees at fourteen.

Any NSTAR shareholder proxies that are signed, dated, and properly submitted and do not indicate how to vote, will be voted “FOR” the adoption of the merger agreement and approval of the merger.

Additional information on voting procedures is located under the section entitled “Northeast Utilities Special Meeting” beginning on page 120 for Northeast Utilities and under the section entitled “NSTAR Special Meeting” beginning on page 128 for NSTAR.

Q:	May I vote in person?

A:	Yes. If you are a shareholder of record of Northeast Utilities common shares at the close of business on January 4, 2011 or of NSTAR shares at the close of business on January 4, 2011, you may attend your special meeting and vote your shares in person, in lieu of submitting your proxy by Internet, telephone or returning your signed proxy card.

Q:	What must I bring to attend my special meeting?

A:	Admittance to the special meetings is limited to shareholders of Northeast Utilities or NSTAR, as the case may be, or their authorized representatives. If you wish to attend your special meeting, bring your proxy or your voting instruction card. You must also bring photo identification.

Q:	What should I do if I receive more than one set of voting materials for the Northeast Utilities special meeting or the NSTAR special meeting?

A:	You may receive more than one set of voting materials for the Northeast Utilities special meeting or the NSTAR special meeting, including multiple copies of this joint proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your Northeast Utilities common shares or NSTAR shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your Northeast Utilities common shares or NSTAR common shares are registered in more than one name, you will receive more than one proxy card. Please submit each separate proxy or voting instruction card that you receive by following the instructions set forth in each separate proxy or voting instruction card.

Q:	If my shares are held in “street name” by my broker or other nominee, will my broker or other nominee automatically vote my shares for me?

A:	No. If your shares are held in the name of a bank or broker or other nominee, you will receive separate instructions from your bank, broker or other nominee describing how to vote your shares. The availability of Internet or telephonic voting will depend on the bank’s or broker’s voting process. Please check with your bank or broker and follow the voting procedures your bank or broker provides.

You should instruct your bank, broker or other nominee how to vote your shares. Under the rules applicable to broker-dealers, your broker does not have discretionary authority to vote your shares on any of the proposals scheduled to be voted on at the Northeast Utilities or NSTAR special meetings. If your broker does not receive voting instructions from you regarding these proposals, your shares will NOT be voted on those proposals which will have the same effect as voting AGAINST those proposals.

Additional information on changing how to vote if your shares are held in street name is located under section “Northeast Utilities Special Meeting — Voting of Shares Held in Street Name” on page 122 for Northeast Utilities and under section “NSTAR Special Meeting — Treatment of Abstentions, Failure to Vote and Broker Non-Votes” on page 129 for NSTAR.

Q:	As a participant in the NSTAR Savings Plan, how do I vote my shares held in my plan account?

A:	If you are a participant in the NSTAR Savings Plan, you can cause shares held in your plan account to be voted by completing, signing and dating your voting instruction form and returning it in the enclosed postage-paid envelope or through the Internet as instructed on your voting instruction form. The plan trustee will vote the shares held in your plan account in accordance with your instructions. If you do not provide the plan trustee with instructions by 11:59 p.m. on March 3, 2011, the unvoted shares will be voted by the plan trustee in the same proportion as the voted shares.

Q:	As a participant in the Northeast Utilities Service Company 401K Plan, how do I vote my shares held in my plan account?

A:	If you are a participant in the Northeast Utilities Service Company 401K Plan, you can vote the Northeast Utilities common shares held in your plan account by completing, signing and dating your voting instruction form and returning it in the enclosed postage-paid envelope or through the Internet or by telephone as instructed on your voting instruction form. The plan trustee will vote the shares held in your plan account in accordance with your instructions. If you do not provide the plan trustee with instructions by 11:59 p.m. on March 3, 2011, your Northeast Utilities Service Company 401K Plan shares will be voted by the plan trustee in the same proportion as the voted shares.

Q:	What do I do if I am an NSTAR shareholder and I want to change my vote?

A:	You can revoke your proxy and change your vote at any time before the polls close by:

•	re-voting on the Internet or by telephone until 11:59 p.m. on March 3, 2011;

•	attending the meeting and voting in person; or

•	delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to:

Douglas S. Horan, Secretary

NSTAR

800 Boylston Street, 17th Floor

Boston, Massachusetts 02199

Additional information on changing your vote is located under the section entitled “NSTAR Special Meeting — Revocation of Proxies” on page 131.

Q:	What do I do if I am a Northeast Utilities shareholder and I want to change my vote?

A:	You can revoke your proxy and change your vote at any time before the polls close by:

•	re-voting on the Internet or by telephone until 11:59 p.m. on March 3, 2011;

•	attending the meeting and voting in person; or

•	delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to:

Samuel K. Lee, Secretary

Northeast Utilities

P.O. Box 270

Hartford, Connecticut 06141-0270

Additional information on changing your vote is located under the section entitled “Northeast Utilities Special Meeting — Revocability of Proxies and Changes to a Northeast Utilities Shareholder’s Vote” on page 123.

Q:	Should I send in my NSTAR share certificates now?

A:	NO. Please DO NOT send your NSTAR share certificates with your proxy card. If the merger is completed, you will be sent written instructions for exchanging your share certificates for Northeast Utilities common shares and cash in lieu of fractional shares, as applicable, shortly after the time the merger is completed.

Q:	Do Northeast Utilities shareholders or NSTAR shareholders have appraisal or dissenters’ rights?

A:	No. Massachusetts law does not provide appraisal or dissenters’ rights to Northeast Utilities shareholders.

Neither NSTAR’s declaration of trust nor Chapter 182 of the M.G.L., which governs voluntary associations such as NSTAR, authorizes appraisal or dissenters’ rights for shareholders. NSTAR believes that NSTAR shareholders are not entitled to appraisal rights in connection with the merger. However, the question of whether Massachusetts law would apply corporate appraisal rights to voluntary associations has not been the subject of specific judicial interpretation. If you believe you are entitled to appraisal rights, you should consult your legal advisor.

Q:	How can I find more information about Northeast Utilities and NSTAR?

A:	You can find more information about Northeast Utilities and NSTAR from various sources described in the section entitled “Where You Can Find More Information; Incorporation By Reference” beginning on page 156.

Q:	Who can answer any questions I may have about the special meeting or the merger?

A:	If you have any questions about the merger or how to submit your proxy, or if you need additional copies of this joint proxy statement/prospectus, the enclosed proxy card or voting instructions, you should contact:

Northeast Utilities’ Proxy Solicitor	NSTAR’s Proxy Solicitors
Morrow & Co., LLC 470 West Ave. Stamford, CT 06902 Banks and brokers please call: (203) 658-9400	Shareholders please contact: Phoenix Advisory Partners 100 Wall Street, 27th Floor New York, NY 10005 (800) 576-4314 (toll-free) (212) 493-3910 (international)

Shareholders please call:	Institutions please contact:
(800) 573-4397	MacKenzie Partners, Inc. 105 Madison Avenue New York, NY 10016 (800) 322-2885 (toll-free) (212) 929-5500

SUMMARY

This summary highlights selected information contained in this joint proxy statement/prospectus, referred to as the joint proxy statement/prospectus, and does not contain all the information that may be important to you. Northeast Utilities and NSTAR urge you to read carefully this joint proxy statement/prospectus in its entirety, as well as the annexes. Additional, important information is also contained in the documents incorporated by reference into this joint proxy statement/prospectus; see the section entitled “Where You Can Find More Information; Incorporation By Reference” beginning on page 156.

The Companies

Northeast Utilities

Northeast Utilities, a voluntary association and Massachusetts business trust, is headquartered in Hartford, Connecticut and is a public utility holding company subject to the jurisdiction of the Federal Energy Regulatory Commission. Northeast Utilities is engaged primarily in the energy delivery business, providing franchised retail electric service to approximately 1.9 million customers in 419 cities and towns in Connecticut, New Hampshire and western Massachusetts through three of its wholly owned subsidiaries, The Connecticut Light and Power Company, Public Service Company of New Hampshire and Western Massachusetts Electric Company, and franchised retail natural gas service to approximately 200,000 residential, commercial and industrial customers in 71 cities and towns in Connecticut, through its wholly owned indirect subsidiary, Yankee Gas Services Company.

Northeast Utilities’ executive offices are located at 56 Prospect Street, Hartford, Connecticut 06103 and its telephone number is (860) 665-5000. Northeast Utilities common shares are listed on the NYSE and trade under the symbol “NU.”

This joint proxy statement/prospectus incorporates important business and financial information about Northeast Utilities from other documents that are incorporated by reference; see the section entitled “Where You Can Find More Information; Incorporation by Reference” beginning on page 156.

NSTAR

NSTAR, a voluntary association and Massachusetts business trust, is headquartered in Boston, Massachusetts. NSTAR is an energy delivery holding company serving approximately 1.4 million customers in Massachusetts. NSTAR conducts its business through operating subsidiaries. Its principal subsidiaries are NSTAR Electric Company, incorporated in 1886 under Massachusetts law, which serves approximately 1.1 million electric customers in 81 communities and NSTAR Gas Company, incorporated in 1851 under Massachusetts law, which serves approximately 300,000 natural gas distribution customers in 51 communities.

NSTAR also engages in unregulated businesses including telecommunications and liquefied natural gas service. Telecommunications services are provided through NSTAR Communications, Inc., which installs, owns, operates, and maintains a wholesale transport network for other telecommunications service providers in the metropolitan Boston area to deliver voice, video, data, and internet services to customers.

NSTAR’s executive offices are located at 800 Boylston Street, Boston, Massachusetts 02199 and its telephone number is (617) 424-2000. NSTAR common shares are listed on the NYSE and trade under the symbol “NST.”

This joint proxy statement/prospectus incorporates important business and financial information about NSTAR from other documents that are incorporated by reference; see the section entitled “Where You Can Find More Information; Incorporation by Reference” beginning on page 156.

NU Holding Energy 1 LLC

NU Holding Energy 1 LLC, or Merger Sub, a direct wholly owned subsidiary of Northeast Utilities, is a Massachusetts limited liability corporation formed on October 14, 2010 for the purpose of effecting transactions related to the merger. NU Holding Energy 1 LLC has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement, including the preparation of applicable regulatory filings in connection with the merger.

NU Holding Energy 2 LLC

NU Holding Energy 2 LLC, or Acquisition Sub, a direct wholly owned subsidiary of Northeast Utilities, is a Massachusetts limited liability corporation formed on October 14, 2010 for the purpose of effecting transactions related to the merger. NU Holding Energy 2 LLC has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement, including the preparation of applicable regulatory filings in connection with the merger.

The Merger

On October 16, 2010, the boards of trustees of Northeast Utilities and NSTAR each unanimously approved the merger agreement and the merger. Under the terms and conditions of the merger agreement, and in accordance with Massachusetts law, Merger Sub will be merged with and into NSTAR, with NSTAR surviving. Immediately thereafter, NSTAR will be merged with and into Acquisition Sub, with Acquisition Sub surviving. When these mergers are consummated, Acquisition Sub will be renamed NSTAR LLC and survive as a wholly owned subsidiary of Northeast Utilities. For more information on the merger, see the section entitled “The Merger” beginning on page 35.

Consideration to be Received in the Merger by NSTAR Shareholders

As a result of the merger, each NSTAR shareholder will receive 1.312 common shares of Northeast Utilities for each NSTAR common share held. Shareholders of NSTAR will receive cash in lieu of fractional shares, as applicable. Northeast Utilities shareholders will continue to own their existing common shares, which will not be exchanged in the merger.

Treatment of Stock Options and Other Stock-based Awards

Northeast Utilities

Subject to adoption of the merger agreement and approval of the merger by the Northeast Utilities shareholders (i) restricted share units held by employees will be immediately vested in full (or on a pro-rated basis, if at least age 65 upon employment termination, for awards granted during the year of termination), and distributed in Northeast Utilities common shares six months following a qualifying termination of employment (a termination of employment for “good reason” or without “cause”), (ii) restricted share units held by non-employee members of the Northeast Utilities board of trustees will vest upon any termination of service other than for “cause” and (subject to any applicable deferral election) will be distributed in full to any trustee whose service terminates after attaining age 65 and on a pro-rated basis to any trustee who has not yet reached age 65, and (iii) upon completion of the merger, the extent of satisfaction of the performance goals applicable to performance units (performance shares and performance cash) held by employees for any performance periods not yet completed generally will be measured based on performance through completion of the merger and payment generally will be made on a pro-rata basis (based on the portion of the applicable performance period that had been completed upon completion of the merger) following the end of the original performance period conditioned upon continued employment through such date (provided that, if an executive officer experiences a qualifying termination of employment before completion of the original performance period, the awards will be vested at target performance levels and paid out without pro-ration upon such termination). All outstanding Northeast Utilities share options are vested and will remain outstanding in accordance with their terms.

NSTAR

Under the NSTAR equity incentive compensation plans, (i) upon completion of the merger, each stock option will convert into a fully vested option to acquire, on the same terms and conditions as otherwise were applicable to the NSTAR option prior to the merger (including accelerated vesting that occurs as a result of the merger), a number of Northeast Utilities common shares equal to the product of the number of NSTAR common shares subject to the NSTAR option and the exchange ratio, rounded down to the nearest whole share of Northeast Utilities common share, at an exercise price per Northeast Utilities common share equal to the quotient obtained by dividing the per share exercise price of the NSTAR option by the exchange ratio, rounded up to the nearest whole cent, (ii) outstanding performance share awards will be deemed earned at the target performance level and will be settled immediately prior to the completion of the merger, and (iii) the restrictions and conditions on all other outstanding awards will automatically lapse or be deemed waived. However, stock-based awards granted after the execution of the merger agreement will not vest upon the completion of the merger and will instead be substituted upon completion of the merger for equivalent equity awards denominated in Northeast Utilities shares. For additional information regarding the treatment of NSTAR equity incentive compensation awards, see the section entitled “The Merger — Treatment of NSTAR Options and Equity-based Awards” beginning on page 91.

Northeast Utilities Board of Trustees and Executive Officers After the Merger

Board of Trustees. The merger agreement provides that, following the merger, the board of trustees of the combined company will consist of fourteen members including: (a) seven designees of Northeast Utilities (which will include Charles W. Shivery, chairman, president and chief executive officer of Northeast Utilities); and (b) seven designees of NSTAR (which will include Thomas J. May, chairman, president and chief executive officer of NSTAR).

Chairman. Upon completion of the merger, Mr. Shivery will serve as non-executive chairman of the combined company for a period of 18 months at which time Mr. May will become chairman of the combined company.

Executive Officers. Upon completion of the merger, the corporate leadership team of the combined company will consist of Mr. May as president and chief executive officer; Gregory B. Butler as senior vice president and general counsel; Christine M. Carmody as senior vice president of human resources; James J. Judge as executive vice president and chief financial officer; David R. McHale as executive vice president and chief administrative officer; Joseph R. Nolan, Jr. as senior vice president of corporate relations; and Leon J. Olivier as executive vice president and chief operating officer.

For a more complete discussion of the trustees and executive officers of the combined company, see the section entitled “The Merger — Corporate Governance Following the Merger” on page 81.

Recommendation of Northeast Utilities’ Board of Trustees

After careful consideration, the Northeast Utilities board of trustees recommends that Northeast Utilities shareholders vote “FOR” the adoption of the merger agreement and approval of the merger, including the issuance of Northeast Utilities common shares to NSTAR shareholders pursuant to the merger, “FOR” the proposal to increase the number of Northeast Utilities common shares authorized for issuance, “FOR” the proposal to fix the number of trustees of the Northeast Utilities board of trustees at fourteen and “FOR” the proposal to adjourn the Northeast Utilities special meeting, if necessary or appropriate, to solicit additional proxies in favor of such proposals.

For a more complete description of Northeast Utilities’ reasons for the merger and the recommendations of the Northeast Utilities board of trustees, see the section entitled “The Merger — Northeast Utilities’ Reasons for the Merger; Recommendation of Northeast Utilities’ Board of Trustees” beginning on page 45.

Recommendation of NSTAR’s Board of Trustees

After careful consideration, the NSTAR board of trustees recommends that NSTAR shareholders vote “FOR” the adoption of the merger agreement and approval of the merger and “FOR” the proposal to adjourn the NSTAR special meeting, if necessary or appropriate, to solicit additional proxies in favor of such proposal.

For a more complete description of NSTAR’s reasons for the merger and the recommendations of the NSTAR’s board of trustees, see the section entitled “The Merger — NSTAR’s Reasons for the Merger; Recommendation of NSTAR’s Board of Trustees” beginning on page 65.

Opinions of the Financial Advisors

Northeast Utilities Financial Advisors

Barclays Capital Inc.

On October 16, 2010, at a meeting of the Northeast Utilities board of trustees held to evaluate the proposed merger, Barclays Capital Inc., which is referred to as Barclays Capital, delivered its opinion to the Northeast Utilities board of trustees that, as of October 16, 2010 and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the exchange ratio was fair, from a financial point of view, to Northeast Utilities.

The full text of Barclays Capital’s written opinion, dated as of October 16, 2010, is attached as Annex B to this joint proxy statement/prospectus. Barclays Capital’s written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays Capital in rendering its opinion. This summary of Barclays Capital’s written opinion is qualified in its entirety by reference to the full text of the opinion. Barclays Capital’s opinion is addressed to the Northeast Utilities board of trustees for its use in connection with its evaluation of the proposed merger. Barclays Capital’s opinion relates only to the fairness, from a financial point of view, to Northeast Utilities of the exchange ratio and does not constitute a recommendation to any shareholder of Northeast Utilities or NSTAR as to how such shareholder should vote or act with respect to the proposed merger or any other matter.

Lazard Frères & Co. LLC

Lazard Frères & Co. LLC, which is referred to as Lazard, delivered its opinion to the Northeast Utilities board of trustees that, as of October 16, 2010, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the exchange ratio of 1.312 was fair, from a financial point of view, to Northeast Utilities.

The full text of Lazard’s written opinion, dated October 16, 2010, which set forth the assumptions made, procedures followed, factors considered, and qualifications and limitations on the review undertaken by Lazard in connection with its opinion, is attached hereto as Annex C to this joint proxy statement/prospectus and is incorporated herein by reference. Lazard’s opinion was directed to the Northeast Utilities board of trustees for the information and assistance of the Northeast Utilities board of trustees in connection with its evaluation of the merger and addressed only the fairness as of the date of the opinion, from a financial point of view, of the exchange ratio to Northeast Utilities. Lazard’s opinion was not intended to, and does not constitute, a recommendation to any holder of Northeast Utilities common shares or NSTAR common shares as to how such holder should vote or act with respect to the merger or any matter relating thereto.

NSTAR Financial Advisors

Goldman, Sachs & Co.

At the meeting of the NSTAR board of trustees held on October 16, 2010, Goldman, Sachs & Co., which is referred to as Goldman Sachs, delivered its oral opinion to the NSTAR board of trustees, which it subsequently confirmed by delivery of its written opinion dated October 16, 2010, that, as of October 16, 2010 and based upon and subject to the factors and assumptions set forth therein, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to the holders (other than Northeast Utilities and its affiliates) of NSTAR common shares.

The full text of the written opinion of Goldman Sachs, dated October 16, 2010, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex D. Goldman Sachs provided its opinion for the information and assistance of NSTAR’s board of trustees in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of NSTAR common shares should vote with respect to the merger or any other matter.

Lexicon Partners (US) LLC

In connection with the merger, Lexicon Partners (US) LLC, which is referred to as Lexicon Partners, delivered a written opinion, dated October 16, 2010, to the NSTAR board of trustees as to the fairness, from a financial point of view and as of such date, to holders of NSTAR common shares of the exchange ratio provided for in the merger.

The full text of Lexicon Partners’ written opinion, which sets forth, among other things, the assumptions made, procedures followed, matters considered, and qualifications and limitations on the opinion and the review undertaken in connection with rendering its opinion, is included as Annex E to this joint proxy statement/prospectus. Lexicon Partners’ opinion was provided to the NSTAR board of trustees (in its capacity as such) in connection with and for the purposes of its evaluation of the merger and addressed only the fairness, from a financial point of view, of the exchange ratio and no other matters. The opinion does not constitute a recommendation to any shareholder as to how any shareholder should vote or act with respect to the merger or any related matter.

Additional Interests of Trustees and Executive Officers in the Merger

Northeast Utilities’ and NSTAR’s executive officers and trustees have interests in the merger that may be different from, or in addition to, the interests of Northeast Utilities and NSTAR shareholders generally. Northeast Utilities’ executive officers negotiated the terms of the merger agreement with NSTAR’s executive officers. The executive officers have arrangements with Northeast Utilities or NSTAR, as applicable, that provide for severance benefits if their employment is terminated under certain circumstances following the completion of the merger. In addition, certain of Northeast Utilities’ and NSTAR’s compensation and benefit plans and arrangements provide for payment or accelerated vesting or distribution of certain rights or benefits upon completion of the merger (and, in some cases, upon shareholder approval of the merger agreement). Executive officers and trustees of Northeast Utilities and NSTAR also have rights to indemnification and directors’ and officers’ liability insurance that will survive the completion of the merger.

Moreover, Charles W. Shivery, currently chairman, president and chief executive officer of Northeast Utilities, will serve as non-executive chairman of the board of the combined company for eighteen months after completion of the merger. Thomas J. May, currently chairman, president and chief executive officer of NSTAR, will serve as the chief executive officer of the combined company, and will succeed Mr. Shivery as chairman of the board eighteen months after completion of the merger. Immediately following the effective time of the merger, the board of trustees of the combined company will consist of fourteen members, including seven designees of Northeast Utilities, including Mr. Shivery, and seven designees of NSTAR, including Mr. May.

The Northeast Utilities and NSTAR boards of trustees were aware of these interests at the time each approved the merger and the transactions contemplated by the merger agreement. These interests may cause Northeast Utilities’ and NSTAR’s trustees and executive officers to view the NSTAR merger proposal differently than you may view it as a shareholder. See the sections entitled “The Merger — Additional Interests of Northeast Utilities Trustees and Executive Officers in the Merger” and “The Merger — Additional Interests of NSTAR Trustees and Executive Officers in the Merger,” beginning on pages 82 and 86, respectively, for more information.

Material United States Federal Income Tax Consequences of the Merger

It is a condition to the merger that both Northeast Utilities and NSTAR receive legal opinions from their respective legal counsel to the effect that for United States federal income tax purposes the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In addition, in connection with the registration statement of which this joint proxy statement/prospectus is a part being declared effective, each of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Northeast Utilities and which is referred to as Skadden, Arps in this joint proxy statement/prospectus, and Ropes & Gray LLP, counsel to NSTAR and which is referred to as Ropes & Gray in this joint proxy statement/prospectus, will deliver an opinion to Northeast Utilities and NSTAR, respectively, to the same effect as the opinions described above. Provided that the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, an NSTAR shareholder will not recognize gain or loss for United States federal income tax purposes as a result of such shareholder’s NSTAR common shares being exchanged in the merger for shares of Northeast Utilities, except with respect to the receipt of cash in lieu of a fractional share of Northeast Utilities.

The discussion of material United States federal income tax consequences of the merger contained in this joint proxy statement/prospectus is intended to provide only a general summary and is not a complete analysis or description of all potential United States federal income tax consequences of the merger. The discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. In addition, it does not address the effects of any state, local, non-United States or non-income tax laws.

NSTAR shareholders are strongly urged to consult with their tax advisors regarding the tax consequences of the merger to them, including the effects of United States federal, state, local, non-United States and other tax laws.

For a more complete description of the material United States federal income tax consequences of the merger, see the section entitled “Material United States Federal Income Tax Consequences” beginning on page 94.

Accounting Treatment of the Merger

Accounting standards require that one party to the merger be identified as the acquirer. Therefore, the merger of Northeast Utilities and NSTAR will be accounted for as an acquisition of NSTAR common shares by Northeast Utilities in accordance with generally accepted accounting principles of the United States, which we refer to as GAAP. This means that the assets and liabilities of NSTAR will be recorded, as of the completion of the merger, at their fair values and added to those of Northeast Utilities, including an amount for goodwill representing the amount that the purchase price exceeds the fair value of the identifiable net assets. Financial statements of Northeast Utilities issued after the merger will reflect only the operations of NSTAR’s businesses after the merger and will not be restated retroactively to reflect the historical financial position or results of NSTAR.

For more information regarding the accounting treatment of the transaction see the section entitled “The Merger — Accounting Treatment” beginning on page 90.

Appraisal Rights

Northeast Utilities shareholders will not have any appraisal or dissenters’ rights as a result of the merger.

Neither NSTAR’s declaration of trust nor Chapter 182 of the M.G.L., which governs voluntary associations such as NSTAR, authorizes appraisal or dissenters’ rights for shareholders. NSTAR believes that NSTAR shareholders are not entitled to appraisal rights in connection with the merger. However, the question of whether Massachusetts law would apply corporate appraisal rights to voluntary associations has not been the subject of specific judicial interpretation. If you believe you are entitled to appraisal rights, you should consult your legal advisor.

Regulatory Matters

To complete the merger, Northeast Utilities and NSTAR must make filings with and obtain authorizations, approvals or consents from federal and state public utility, antitrust and other regulatory authorities. For a more complete discussion of regulatory matters relating to the merger, see the section entitled “Regulatory Matters Relating to the Merger” on beginning on page 97.

Litigation Relating to the Merger

In connection with the merger, NSTAR, Northeast Utilities, the members of the NSTAR board of trustees, and two wholly owned subsidiaries of Northeast Utilities, NU Holding Energy 1 LLC and NU Holding Energy 2 LLC, were named defendants in eight lawsuits filed in the Superior Court for Suffolk County, Massachusetts, and one lawsuit filed in federal court in the district of Massachusetts. The lawsuits purport to be brought on behalf of classes of NSTAR shareholders opposed to the terms of the merger agreement. The plaintiffs allege, among other things, that NSTAR’s trustees breached their fiduciary duties by failing to maximize the value to be received by NSTAR’s shareholders, that the other defendants aided and abetted the NSTAR trustees’ breaches of fiduciary duties and that the disclosures in this joint proxy statement/prospectus are insufficiently detailed. The plaintiffs seek, among other things, to enjoin defendants from consummating the merger and either rescission of the merger, to the extent it is completed, or monetary damages. NSTAR and Northeast Utilities believe that the plaintiffs’ claims are without merit and are defending the lawsuits vigorously.

For more information regarding the litigation related to the merger see the sections entitled “Risk Factors” beginning on page 28 and “Litigation Relating to the Merger” on page 93.

Overview of the Merger Agreement

A copy of the merger agreement, as amended, is attached as Annex A to this joint proxy statement/prospectus. We encourage you to read the entire merger agreement carefully because it is the principal document governing the merger. For more information on the merger agreement, see the section entitled “The Merger Agreement” beginning on page 101.

Conditions to Completion of the Merger

A number of conditions must be satisfied or waived, before the merger can be completed. These include, among others:

•

approval by Northeast Utilities shareholders of the Northeast Utilities merger proposal, including the issuance of Northeast Utilities common shares to NSTAR shareholders pursuant to the merger, and the share authorization proposal;

•	approval by NSTAR shareholders of the NSTAR merger proposal;

•	absence of any law or injunction prohibiting the consummation of the merger;

•	effectiveness of the registration statement of which this joint proxy statement/prospectus is a part and the absence of a stop order or proceedings threatened or initiated by the SEC for that purpose;

•

authorization of the listing on the NYSE of the Northeast Utilities common shares to be issued in connection with the merger or reserved for issuance in connection with the merger, subject to official notice of issuance;

•

receipt of all required regulatory approvals from the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and the Massachusetts Department of Public Utilities, and any pre-approvals required by any other applicable state regulatory agencies or commissions provided that such approvals do not impose any terms or conditions that individually or in the aggregate would be reasonably expected to have a “material adverse effect” on either company (provided that either company shall be deemed to be a consolidated group of entities of the size and scale of NSTAR and Northeast Utilities and their subsidiaries, taken as a whole);

•	expiration of any waiting period (and any extension thereof) applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976;

•	the prior performance by the other party, in all material respects, of all of its obligations under the merger agreement;

•

except as would not individually or in the aggregate have a material adverse effect on either party, the representations and warranties of each party contained in the merger agreement with respect to capitalization must be true and correct in all respects except for those required to be true and correct in all material respects;

•

the accuracy, both when made and as of the closing, of the representations and warranties (other than those relating to capitalization), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect;

•

the absence of any change or event that, individually or in the aggregate, has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the other party;

•	the receipt by each party of a tax opinion of its legal counsel to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code; and

•	the receipt by each party of a copy of the tax opinion of the other party’s legal counsel.

For more information regarding conditions to the completion of the merger and a complete list of such conditions, see the section entitled “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 103.

No Solicitation

Neither Northeast Utilities nor NSTAR, nor any of their respective subsidiaries, officers, trustees, directors, employees, counsel, financial advisors or other representatives will, and each will use its reasonable efforts not to, directly or indirectly, take any of the following actions:

•

initiate, seek, or solicit, or knowingly encourage or facilitate any inquiries or the making or submission of any proposal that constitutes, or could reasonably be expected to lead to, an acquisition proposal;

•

participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to itself or any of its subsidiaries or afford access to its properties, books or records or of its subsidiaries to any person or entity that has made an acquisition proposal with respect to such party or to any person or entity in contemplation of an acquisition proposal with respect to such party; or

•

approve, enter into, accept, recommend or endorse, an acquisition proposal with respect to such party or enter into any agreement, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or any other agreement providing for an acquisition proposal or which could reasonably be expected to cause a party to abandon, terminate or fail to consummate the merger or any other transaction contemplated by the merger agreement.

However, Northeast Utilities or NSTAR may, as applicable, prior to receiving their respective shareholder approvals required to consummate the merger, and subject to certain notice and other requirements, participate or engage in discussions or negotiations with, or disclose nonpublic information with respect to itself and its subsidiaries, to a third party that makes an unsolicited, bona fide acquisition proposal that the board of trustees of Northeast Utilities or NSTAR, as applicable, determines in good faith after consultation with its legal and financial advisors is, or would be reasonably likely to lead to, a superior proposal, under certain circumstances.

In addition, Northeast Utilities or NSTAR may, as applicable, prior to receiving their respective shareholder approvals required to consummate the merger, and subject to certain notice and other requirements, make an adverse recommendation and terminate the merger agreement in response to a material development or change in circumstances occurring or arising after the date of the merger agreement that was neither known to the applicable party’s board of trustees nor reasonably foreseeable on the date of the merger agreement, independent of any acquisition proposal, if the applicable board of trustees determines in good faith after consultation with its legal counsel that the failure to make an adverse recommendation change would be inconsistent with its fiduciary obligations.

For more information regarding the limitations on the ability of Northeast Utilities and NSTAR and their respective boards to consider other proposals, see the section entitled “The Merger Agreement — No Solicitation” on page 109.

Termination of the Merger Agreement

The merger agreement may be terminated at any time by mutual written agreement of Northeast Utilities and NSTAR. It can also be terminated by either Northeast Utilities or NSTAR under several specific circumstances, including:

•	if the merger is not completed on or prior to October 16, 2011 (subject to extension);

•	if a final and nonappealable order or governmental action preventing the merger is in effect;

•	if the non-terminating party had materially breached the agreement, such breach is incapable of being cured and gives rise to a failure to satisfy a condition of the merger agreement;

•

if the NSTAR shareholders do not approve the NSTAR merger proposal or the Northeast Utilities shareholders do not approve the Northeast Utilities merger proposal and related proposals, provided that such right to terminate the merger agreement is not available to any party whose actions or failure to act was the cause of such lack of approval, or whose actions or failure to act were in breach of the merger agreement;

•

if the other party’s board of trustees (A) makes an adverse recommendation with regard to the contemplated transactions, (B) approves or adopts or recommends the approval or adoption of any acquisition proposal with respect to the other party, (C) does not include the affirmative board recommendation for the merger agreement in the joint proxy statement, or (D) resolves, agrees to, publicly proposes to or allows the other party to publicly propose to take any of the foregoing actions;

•	if the other party breaches the non-solicitation covenant of the merger agreement; or

•

if at any time prior to obtaining the required shareholder approval, in order to enter into a definitive agreement with respect to a superior proposal in each case, if the party has complied with its obligations under the non-solicitation provisions of the merger agreement and, in connection with the termination of the merger agreement, such party pays the other party the termination fee of $135 million in immediately available funds.

For more information regarding termination of the merger agreement, see the section entitled “The Merger Agreement — Termination” beginning on page 114.

Termination Fee and Expense Reimbursement

The merger agreement provides that, upon a termination of the merger agreement under specified circumstances, Northeast Utilities or NSTAR, as the case may be, may be required to pay a termination fee of approximately $135 million, plus up to $35 million for out of pocket fees and expenses incurred or paid by the party receiving payment of the termination fee.

For more information regarding termination fees and expense reimbursement obligations, see the section entitled “The Merger Agreement — Effect of Termination; Termination Fee” beginning on page 115.

The Shareholders’ Meetings

Northeast Utilities

The Northeast Utilities special meeting will be held on March 4, 2011, at 11:00 a.m., local time at the offices of Public Service Company of New Hampshire, Energy Park, 780 North Commercial Street, Manchester, New Hampshire 03101. For more information about the Northeast Utilities special meeting, see the section entitled “Northeast Utilities Special Meeting” beginning on page 120.

At the Northeast Utilities special meeting, the Northeast Utilities shareholders will be asked to consider and vote upon the following proposals:

•	to adopt the merger agreement and approve the merger, including the issuance of Northeast Utilities common shares to NSTAR shareholders pursuant to the merger;

•	to approve the increase of the number of Northeast Utilities common shares authorized for issuance by the trustees from 225,000,000 to 380,000,000;

•	to fix the number of trustees of the Northeast Utilities board of trustees at fourteen; and

•	any adjournment proposal.

Only holders of record of Northeast Utilities common shares at the close of business on January 4, 2011, the Northeast Utilities special meeting record date, are entitled to notice of, and to vote at, the Northeast Utilities special meeting and at any adjournments or postponements of the Northeast Utilities special meeting. At the close of business on the record date, there were [—] common shares of Northeast Utilities outstanding and entitled to vote at the Northeast Utilities special meeting.

The affirmative vote of the holders of two-thirds of the Northeast Utilities common shares outstanding and entitled to vote is required to approve the merger proposal.

The affirmative vote of the holders of a majority of the Northeast Utilities common shares outstanding and entitled to vote is required to approve the share authorization proposal.

The affirmative vote of the holders of a majority of the Northeast Utilities common shares outstanding and entitled to vote is required to fix the number of trustees of the Northeast Utilities board of trustees at fourteen.

NSTAR

The NSTAR special meeting will be held on March 4, 2011, at 11:00 a.m., local time, at the offices of Ropes & Gray LLP, 800 Boylston Street, Boston, Massachusetts. For more information about the NSTAR special meeting, see the section entitled “NSTAR Special Meeting” beginning on page 128.

At the NSTAR special meeting, the NSTAR shareholders will be asked to consider and vote upon:

•	adopt the merger agreement and approve the merger;

•	any adjournment proposal.

Only holders of record of NSTAR common shares at the close of business on January 4, 2011, the NSTAR special meeting record date, are entitled to notice of, and to vote at, the NSTAR special meeting and at any adjournments or postponements of the NSTAR special meeting. At the close of business on the record date, there were [—] common shares of NSTAR outstanding and entitled to vote at the NSTAR special meeting.

The affirmative vote of the holders of two-thirds of the NSTAR common shares outstanding and entitled to vote is required to approve the merger proposal.

Voting by Northeast Utilities and NSTAR Trustees and Executive Officers

At the close of business on January 4, 2011, the record date for the Northeast Utilities special meeting, trustees and executive officers of Northeast Utilities had the right to vote less than [—]% of the then outstanding Northeast Utilities common shares. Each Northeast Utilities trustee and executive officer has indicated his or her present intention to vote, or cause to be voted, the Northeast Utilities common shares owned by him or her for the approval of the above proposals.

At the close of business on January 4, 2011, the record date for the NSTAR special meeting, trustees and executive officers of NSTAR had the right to vote less than [—]% of the then outstanding NSTAR shares. Each NSTAR trustee and executive officer has indicated his or her present intention to vote, or cause to be voted, the NSTAR shares owned by him or her for the adoption of the merger agreement and approval of the merger.

SELECTED HISTORICAL FINANCIAL DATA OF NORTHEAST UTILITIES

The selected historical consolidated financial data of Northeast Utilities for each of the years ended December 31, 2009, 2008 and 2007 and as of December 31, 2009 and 2008 have been derived from Northeast Utilities’ audited consolidated financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference in this joint proxy statement/prospectus. The selected historical consolidated financial data as of September 30, 2010 and for the nine months ended September 30, 2010 and 2009 have been derived from Northeast Utilities’ unaudited condensed consolidated financial statements as of such dates and for those periods, which have been incorporated by reference in this joint proxy statement/prospectus. The selected historical consolidated financial data for the years ended December 31, 2006 and 2005 and as of September 30, 2009 and December 31, 2007, 2006 and 2005 have been derived from Northeast Utilities’ consolidated financial statements as of such dates and for those years, which have not been incorporated by reference in this joint proxy statement/prospectus. The information set forth below is only a summary and is not necessarily indicative of the results of future operations of Northeast Utilities or the combined company, and you should read the following information together with Northeast Utilities’ audited consolidated financial statements, the related notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Northeast Utilities’ Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference in this joint proxy statement/prospectus. For more information, see the section entitled “Where You Can Find More Information; Incorporation By Reference” beginning on page 156.

(in millions, except common share information)	Unaudited As of and for the Nine Months Ended September 30,		Audited As of and for the Years Ended December 31,
	2010	2009	2009	2008	2007	2006	2005
Balance Sheet Data:
Property, Plant and Equipment, Net	$9,318.0	$8,623.1	$8,840.0	$8,207.9	$7,229.9	$6,242.2	$6,417.2
Total Assets	14,297.6	14,006.3	14,057.7	13,988.5	11,581.8	11,303.2	12,567.9
Total Capitalization (1)	8,542.6	8,060.9	8,253.3	7,294.0	6,667.9	5,879.7	5,595.4
Obligations Under Capital Leases	12.4	13.0	12.9	13.4	14.7	14.4	14.0

Income Statement Data:
Operating Revenues	$3,694.2	$4,124.1	$5,439.4	$5,800.1	$5,822.2	$6,877.7	$7,346.2
Net Income/(Loss) from Continuing Operations	262.9	249.5	335.6	266.4	251.5	138.5	(251.3)
Net Income from Discontinued Operations	—	—	—	—	0.6	337.6	4.4
Net Income/(Loss) Attributable to Controlling Interests	258.7	245.3	330.0	260.8	246.5	470.6	(253.5)

Common Share Data:
Basic Earnings/(Loss) Per Common Share:
Net Income/(Loss) from Continuing Operations	$1.47	$1.43	$1.91	$1.68	$1.59	$0.86	$(1.95)
Net Income from Discontinued Operations	—	—	—	—	—	2.20	0.03
Net Income/(Loss) Attributable to Controlling Interests	1.47	1.43	1.91	1.68	1.59	3.06	(1.93)

Diluted Earnings/(Loss) Per Common Share:
Income/(Loss) from Continuing Operations	$1.46	$1.43	$1.91	$1.67	$1.59	$0.86	$(1.95)
Income from Discontinued Operations	—	—	—	—	—	2.19	0.03
Net Income/(Loss) Attributable to Controlling Interests	1.46	1.43	1.91	1.67	1.59	3.05	(1.93)

Dividends Declared Per Share	$0.77	$0.71	$0.95	$0.83	$0.78	$0.73	$0.68

Weighted Average Common Shares Outstanding:
Basic	176,557,889	170,958,396	172,567,928	155,531,846	154,759,727	153,767,527	131,638,953
Diluted	176,762,088	171,532,913	172,717,246	155,999,240	155,304,361	154,146,669	131,638,953

(1)	Includes long-term debt portions due within one year, but excludes Rate Reduction Bonds.

SELECTED HISTORICAL FINANCIAL DATA OF NSTAR

The selected historical consolidated financial data of NSTAR for each of the years ended December 31, 2009, 2008 and 2007 and as of December 31, 2009 and 2008 have been derived from NSTAR’s audited consolidated financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference in this joint proxy statement/prospectus. The selected historical consolidated financial data as of September 30, 2010 and for the nine months ended September 30, 2010 and 2009 have been derived from NSTAR’s unaudited condensed consolidated financial statements as of such dates and for those periods, which have been incorporated by reference in this joint proxy statement/prospectus. The selected historical consolidated financial data for the years ended December 31, 2006 and 2005 and as of September 30, 2009 and December 31, 2007, 2006 and 2005 have been derived from NSTAR’s consolidated financial statements as of such dates and for those years, which have not been incorporated by reference in this joint proxy statement/prospectus. The information set forth below is only a summary and is not necessarily indicative of the results of future operations of NSTAR or the combined company, and you should read the following information together with NSTAR’s audited consolidated financial statements, the related notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in NSTAR’s Annual Report on Form 10-K for the year ended December 31, 2009, which is incorporated by reference in this joint proxy statement/prospectus. For more information, see the section entitled “Where You Can Find More Information; Incorporation By Reference” beginning on page 156.

(in millions, except per share information)	Unaudited As of and for the Nine Months Ended September 30,		Audited As of and for the Years Ended December 31,
	2010	2009	2009	2008	2007	2006	2005
Balance Sheet Data:
Assets from Continuing Operations (1)	$7,854.3	$7,843.3	$7,976.9	$8,094.0	$7,588.6	$7,602.7	$7,480.3
Assets Held for Sale (1)	$—	$170.7	$167.9	$175.5	$171.0	$166.7	$158.0
Total Capitalization (2)	$4,144.5	$3,946.9	$4,295.5	$3,760.6	$3,671.7	$3,336.9	$3,121.3

Income Statement Data:
Operating Revenues (3)	$2,219.9	$2,338.5	$3,050.0	$3,208.3	$3,136.1	$3,441.5	$3,135.2
Net Income from Continuing Operations Attributable to Common Shareholders (4)	$190.6	$198.0	$244.0	$226.0	$213.1	$191.9	$192.2
Net Income from Discontinued Operations	$115.6	$7.6	$9.2	$11.5	$8.4	$14.9	$3.9

Net Income Attributable to Common Shareholders	$306.3	$205.6	$253.2	$237.5	$221.5	$206.8	$196.1

Common Share Data:
Basic Earnings Per Common Share:
Income from Continuing Operations	$1.81	$1.86	$2.28	$2.11	$1.99	$1.80	$1.80
Income from Discontinued Operations	$1.09	$0.07	$0.09	$0.11	$0.08	$0.14	$0.04

Net Income Attributable to Common Shareholders	$2.90	$1.93	$2.37	$2.22	$2.07	$1.94	$1.84
Diluted Earnings Per Common Share:
Income from Continuing Operations	$1.81	$1.85	$2.28	$2.11	$1.99	$1.79	$1.79
Income from Discontinued Operations	1.09	$0.07	$0.09	$0.11	$0.08	$0.14	$0.04

Net Income Attributable to Common Shareholders	$2.90	$1.92	$2.37	$2.22	$2.07	$1.93	$1.83
Dividends Declared Per Share	$1.18	$1.12	$1.52	$1.42	$1.32	$1.53	$0.87

Weighted Average Common Shares Outstanding:
Basic	105.5	106.8	106.8	106.8	106.8	106.8	106.8
Diluted	105.7	107.0	107.0	107.0	107.1	107.1	107.1

(1)	In June 2010, NSTAR completed the sale of its wholly owned subsidiary MATEP. The assets of MATEP were considered to be held for sale as of December 31, 2009, and the subsidiary operations were classified as discontinued operations.
(2)	Includes current portion of long-term debt, but excludes transition property securitization and MATEP long-term debt.
(3)	Operating revenues of MATEP have been excluded from the selected financial data presented.
(4)	Includes impact of preferred share dividends of NSTAR Electric Company, a wholly owned subsidiary of NSTAR.

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following selected unaudited pro forma condensed combined consolidated statement of income data of Northeast Utilities for the nine months ended September 30, 2010 and for the year ended December 31, 2009 have been prepared to give effect to the merger as if the merger had been completed on January 1, 2009. The unaudited pro forma condensed combined consolidated balance sheet data of Northeast Utilities as of September 30, 2010 has been prepared to give effect to the merger as if the merger had been completed on September 30, 2010.

The following selected unaudited pro forma condensed combined consolidated financial information is not necessarily indicative of the results that might have occurred had the merger taken place on January 1, 2009 for income statement purposes, or on September 30, 2010 for balance sheet purposes, and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors, including those discussed in the section entitled “Risk Factors” beginning on page 28. The following selected unaudited pro forma condensed combined consolidated financial information should be read in conjunction with the section entitled “Unaudited Pro Forma Condensed Combined Consolidated Financial Statements” and related notes included in this joint proxy statement/prospectus beginning on page 134.

	Nine Months Ended September 30, 2010	Year Ended December 31, 2009
	(in millions, except per share data)
Pro Forma Condensed Combined Consolidated Statement of Income Data:
Operating Revenues	$5,950.3	$8,538.3
Net Income from Continuing Operations	462.1	591.0
Net Income from Continuing Operations Attributable to Controlling Interests	456.3	583.2
Basic Earnings Per Common Share from Continuing Operations	1.45	1.88
Diluted Earnings Per Common Share from Continuing Operations	1.45	1.88

	As of September 30, 2010
Pro Forma Condensed Combined Consolidated Balance Sheet Data:
Cash and Cash Equivalents	$60.8
Total Assets	25,310.3
Long-Term Debt (1)	7,358.6
Total Liabilities	9,869.3
Common Shareholders’ Equity	7,988.7
Total Capitalization (1)	15,508.4
Total Liabilities and Capitalization	25,310.3

(1)	Includes long-term debt portions due within one year.

COMPARATIVE PER SHARE DATA (UNAUDITED)

The following table summarizes unaudited per share data for (a) Northeast Utilities and NSTAR on a historical basis, (b) Northeast Utilities on a pro forma combined basis giving effect to the merger and (c) NSTAR on a pro forma equivalent basis based on the exchange ratio of 1.312 common shares of Northeast Utilities per common share of NSTAR. It has been assumed for purposes of the pro forma combined financial information provided below that the merger was completed on January 1, 2009 for earnings per share purposes, and on September 30, 2010 for book value per share purposes. The following information should be read in conjunction with the section entitled “Unaudited Pro Forma Condensed Combined Consolidated Financial Statements” and related notes included in this joint proxy statement/prospectus beginning on page 134.

	Northeast Utilities		NSTAR
	Historical	Pro Forma Combined	Historical	Pro Forma Equivalent (1)
Nine Months Ended September 30, 2010
Basic Earnings Per Common Share from Continuing Operations (2)	$1.47	$1.45	$1.81	$1.91
Diluted Earnings Per Common Share from Continuing Operations (2)	$1.46	$1.45	$1.81	$1.91
Cash Dividends Declared Per Share (4)	$0.77	$0.91	$1.20	$1.20
Book Value Per Common Share (3)	$21.12	$25.48	$18.60	$33.43
Year Ended December 31, 2009
Basic Earnings Per Common Share from Continuing Operations (2)	$1.91	$1.88	$2.28	$2.47
Diluted Earnings Per Common Share from Continuing Operations (2)	$1.91	$1.88	$2.28	$2.47
Cash Dividends Declared Per Share (4)	$0.95	$1.16	$1.525	$1.525

(1)	The pro forma equivalent per share amounts were calculated by multiplying the pro forma combined per share amounts by the exchange ratio of 1.312 common shares of Northeast Utilities per common share of NSTAR.
(2)	The pro forma combined consolidated statements of income for the nine months ended September 30, 2010 and the year ended December 31, 2009 were prepared by combining Northeast Utilities historical consolidated statements of income and NSTAR’s historical consolidated statements of income adjusted to give effect to pro forma events that are directly attributable to the merger, factually supportable and expected to have a continuing impact on combined results.
(3)	Historical book value per share is computed by dividing common shareholders’ equity by the number of shares of Northeast Utilities or NSTAR common shares outstanding, as applicable. Pro forma combined book value per share is computed by dividing pro forma common shareholders’ equity by the pro forma number of common shares of Northeast Utilities that would have been outstanding as of September 30, 2010.
(4)	The pro forma combined dividends declared per share for Northeast Utilities was calculated by dividing the NSTAR historical cash dividends declared per share by the exchange ratio of 1.312. There is no change between NSTAR’s historical and pro forma equivalent cash dividends declared per share.

MARKET PRICES AND DIVIDENDS AND OTHER DISTRIBUTIONS

Northeast Utilities’ common shares are listed on the NYSE under the symbol “NU.” NSTAR’s common shares are listed on the NYSE under the symbol “NST.”

The following table presents closing prices for shares of Northeast Utilities and shares of NSTAR on October 15, 2010, the last trading day before the public announcement of the execution of the merger agreement and [—], the latest practicable trading day before the date of this joint proxy statement/prospectus. This table also presents the equivalent market value per share of NSTAR common shares on October 15, 2010 and [—], as determined by multiplying the closing price per share of Northeast Utilities’ common shares on those dates by the exchange ratio of 1.312.

Although the exchange ratio is fixed, the market prices of Northeast Utilities common shares and NSTAR common shares will fluctuate before the Northeast Utilities and NSTAR special meetings and before the merger is completed. The market value of the merger consideration ultimately received by NSTAR shareholders will depend on the closing price of Northeast Utilities common shares on the day such shareholders receive their shares of the combined company.

	Northeast Utilities Common Shares		NSTAR Common Shares		Equivalent Per Share of NSTAR Common Shares
October 15, 2010		$30.70		$39.53		$40.28
[—]	$	[—]	$	[—]	$	[—]

The tables below set forth, for the calendar quarters indicated, the high and low sale prices per Northeast Utilities common share and NSTAR common share on the NYSE. The tables also show the amount of cash dividends declared on Northeast Utilities common shares and NSTAR common shares for the calendar quarters indicated.

	Northeast Utilities Common Shares
	High	Low	Cash Dividends Declared
Fiscal Year Ending December 31, 2010
Fourth Quarter (through December 15, 2010)	$32.21	$29.51	$0.25625
Third Quarter	$30.25	$25.24	$0.25625
Second Quarter	$28.21	$24.83	$0.25625
First Quarter	$28.00	$24.68	$0.25625
Fiscal Year Ended December 31, 2009
Fourth Quarter	$26.48	$22.20	$0.2375
Third Quarter	$24.78	$21.11	$0.2375
Second Quarter	$22.58	$19.78	$0.2375
First Quarter	$25.31	$19.01	$0.2375
Fiscal Year Ended December 31, 2008
Fourth Quarter	$26.11	$17.16	$0.2125
Third Quarter	$28.20	$24.20	$0.2125
Second Quarter	$28.33	$25.45	$0.20
First Quarter	$31.62	$23.96	$0.20

	NSTAR Common Shares
	High	Low	Cash Dividends Declared
Fiscal Year Ending December 31, 2010
Fourth Quarter (through December 15, 2010)	$42.94	$38.90	$0.425
Third Quarter	$39.84	$34.46	$0.40
Second Quarter	$37.68	$33.60	$0.40
First Quarter	$37.04	$32.53	$0.40
Fiscal Year Ended December 31, 2009
Fourth Quarter	$37.75	$30.76	$0.40
Third Quarter	$32.91	$30.10	$0.375
Second Quarter	$34.68	$28.54	$0.375
First Quarter	$36.80	$27.49	$0.375
Fiscal Year Ended December 31, 2008
Fourth Quarter	$36.94	$25.67	$0.375
Third Quarter	$40.00	$31.17	$0.35
Second Quarter	$35.36	$30.41	$0.35
First Quarter	$36.70	$29.36	$0.35

The information in the preceding tables is historical only. Northeast Utilities and NSTAR urge you to obtain current market quotations of Northeast Utilities and NSTAR common shares before voting at your special meeting.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This joint proxy statement/prospectus, including information included or incorporated by reference in this joint proxy statement/prospectus, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can typically identify forward-looking statements by the use of forward-looking words such as “expect,” “anticipate,” “target,” “goal,” “project,” “intend,” “plan,” “believe,” “budget,” “should,” “continue,” “could,” “forecast,” “may,” “might,” “potential,” “strategy,” “will,” “would,” “seek,” “estimate,” variations of such words and similar expressions, although the absence of any such words or expressions does not mean that a particular statement is not a forward-looking statement. Any statements regarding the benefits of the merger, or Northeast Utilities’ or NSTAR’s future financial condition, results of operations and business are also forward-looking statements.

These forward-looking statements represent Northeast Utilities’ and NSTAR’s intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors. Many of these factors are outside the control of Northeast Utilities and NSTAR and could cause actual results to differ materially from the results expressed or implied by these forward-looking statements. In addition to the risk factors described in the section entitled “Risk Factors” beginning on page 28 of this joint proxy statement/prospectus, these factors include:

•	those identified and disclosed in public filings with the SEC made by Northeast Utilities and NSTAR;

•	the failure to obtain Northeast Utilities and NSTAR shareholder approval of the merger-related proposals;

•	the risk that required governmental and regulatory approvals for the merger may not be obtained, or, if obtained, may impose unfavorable terms, conditions or restrictions;

•	litigation relating to the merger;

•	satisfying the conditions to the closing of the merger;

•	the length of the time necessary to complete the merger;

•	successfully integrating the Northeast Utilities and NSTAR businesses, and avoiding problems which may result in the combined company not operating as effectively and efficiently as expected;

•	the possibility that the expected benefits of the merger will not be realized within the expected timeframe or at all;

•	industrial, commercial and residential growth in the service territory of Northeast Utilities and NSTAR;

•	prevailing economic, market and business conditions;

•	the cost and availability of capital and any restrictions imposed by lenders or creditors;

•	changes in the industry in which Northeast Utilities and NSTAR operate;

•

the weather and other natural phenomena, including the economic, operational and other effects of severe weather or climate, such as tornadoes, hurricanes, ice, sleet, snow storms or droughts as well as solar flares;

•	conditions beyond Northeast Utilities’ or NSTAR’s control, such as disaster, acts of war or terrorism;

•	the failure to renew, or the revocation of, any license or other required permits;

•	unexpected charges or unexpected liabilities arising from a change in accounting policies, or the effects of acquisition accounting varying from the companies’ expectations;

•

the risk that the credit ratings of the combined company or its subsidiaries may differ from the ratings that the companies expect, which may increase borrowing costs and/or make it more difficult for the combined company to pay or refinance the combined company’s debts and require it to borrow funds or divert cash flow from operations in order to service debt payments;

•

the effects on the businesses of the companies resulting from uncertainty surrounding the merger, including with respect to customers, employees or suppliers or the diversion of management’s time and attention;

•	adverse outcomes of pending or threatened litigation or governmental investigations unrelated to the merger;

•

the effects on the companies of future regulatory or legislative actions, including changes in environmental and other laws and regulations to which Northeast Utilities, NSTAR or their respective subsidiaries and facilities are subject;

•	conduct of and changing circumstances related to third-party relationships on which Northeast Utilities and NSTAR rely, including the level of creditworthiness of counterparties;

•	the volatility and unpredictability of stock market and credit market conditions;

•	fluctuations in interest rates;

•	variations between the stated assumptions on which forward-looking statements are based and Northeast Utilities’ and NSTAR’s actual experience; and

•	other economic, business, and/or competitive factors.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this joint proxy statement/prospectus and should be read in conjunction with the risk factors and other disclosures contained or incorporated by reference into this joint proxy statement/prospectus. The areas of risk and uncertainty described above are not exclusive and should be considered in connection with any written or oral forward-looking statements that may be made in this joint proxy statement/prospectus or on, before or after the date of this joint proxy statement/prospectus by Northeast Utilities or NSTAR or anyone acting for any or both of them. Except as required by applicable law or regulation, neither Northeast Utilities nor NSTAR undertake any obligation to release publicly or otherwise make any revisions to any forward-looking statements, to report events or circumstances after the date of this joint proxy statement/prospectus or to report the occurrence of unanticipated events.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in reports filed with the SEC by Northeast Utilities and NSTAR. See the section entitled “Where You Can Find More Information; Incorporation By Reference” beginning on page 156 for a list of the documents incorporated by reference.

RISK FACTORS

In addition to the other information included or incorporated by reference in this joint proxy statement/prospectus, including the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 26, you should carefully consider the following risks before deciding how to vote. In addition, you should read and consider the risks associated with each of the businesses of NSTAR and Northeast Utilities because the risks will also affect the combined company. These risks can be found in the Annual Reports on Form 10-K for the fiscal year ended December 31, 2009 and any amendments thereto, for each of Northeast Utilities and NSTAR, as such risks may be updated or supplemented in each company’s subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are incorporated by reference into this joint proxy statement/prospectus. You should also read and consider the other information in this joint proxy statement/prospectus and the other documents incorporated by reference in this joint proxy statement/prospectus. See the section entitled “Where You Can Find More Information; Incorporation By Reference” beginning on page 156.

Because the exchange ratio is fixed and the market price of common shares of Northeast Utilities will fluctuate, NSTAR shareholders cannot be sure of the value of the merger consideration they will receive.

Upon completion of the merger, each NSTAR shareholder will receive 1.312 Northeast Utilities common shares for each NSTAR common share held. The number of Northeast Utilities common shares to be issued pursuant to the merger agreement for each NSTAR common share is fixed and will not change to reflect changes in the market price of Northeast Utilities or NSTAR common shares. The market price of Northeast Utilities common shares at the time of completion of the merger may vary significantly from the market prices of Northeast Utilities common shares on the date the merger agreement was executed, the date of this joint proxy statement/prospectus and the date of the special meetings. Accordingly, at the time of the special meetings, you will not know or be able to calculate the market value of the merger consideration you will receive upon the completion of the merger.

In addition, the merger might not be completed until a significant period of time has passed after the special meetings. Because the exchange ratio will not be adjusted to reflect any changes in the market value of Northeast Utilities common shares or NSTAR common shares, the market value of Northeast Utilities common shares issued in the merger and the NSTAR common shares surrendered in the merger may be higher or lower than the values of those shares on earlier dates.

Share price changes may result from a variety of factors, many of which are beyond the control of Northeast Utilities and NSTAR, including:

•	market reaction to the announcement of the merger and market assessment of the likelihood that the merger will be completed;

•	changes in the respective businesses, operations or prospects of Northeast Utilities or NSTAR, including Northeast Utilities’ and NSTAR’s respective abilities to meet earnings guidance;

•	litigation or regulatory developments affecting Northeast Utilities or NSTAR or the utility industry;

•	general business, market, industry or economic conditions; and

•

other factors beyond the control of Northeast Utilities and NSTAR, including those described elsewhere in this “Risk Factors” section and in documents incorporated by reference in this joint proxy statement/prospectus.

Neither Northeast Utilities nor NSTAR is permitted to terminate the merger agreement solely because of changes in market price of either company’s common shares.

Northeast Utilities and NSTAR may be unable to obtain in the anticipated timeframe, or at all, the regulatory approvals required to complete the merger or, in order to do so, Northeast Utilities and NSTAR may be required to comply with material restrictions or conditions that may negatively affect the combined company after the merger is completed or cause them to abandon the merger.

The merger is subject to review by the United States Department of Justice Antitrust Division, which is referred to as the DOJ, and the Federal Trade Commission, which is referred to as the FTC, under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, referred to as the HSR Act, and the expiration or earlier termination of the waiting period (and any extension of the waiting period) applicable to the merger is a condition to closing the merger. The merger is also expected to be subject to the regulatory requirements of other federal and state agencies and authorities, including the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission, the Federal Communications Commission, the Massachusetts Department of Public Utilities and the Maine Public Utilities Commission. Northeast Utilities and NSTAR can provide no assurance that all required regulatory authorizations, approvals or consents will be obtained or that these authorizations, approvals or consents will not contain terms, conditions or restrictions that would be detrimental to Northeast Utilities after the completion of the merger. A substantial delay in obtaining the required authorizations, approvals or consents or the imposition of unfavorable terms, conditions or restrictions contained in such authorizations, approvals, or consents could have a material adverse effect on the anticipated benefits of the merger, thereby impacting the business, financial condition or results of operations of the combined company. In addition, delays or unfavorable terms could lead Northeast Utilities or NSTAR to become involved in litigation with one or more governmental entities or third parties, or may cause Northeast Utilities or NSTAR to significantly delay or abandon the merger.

Even after the statutory waiting period under the HSR Act has expired, governmental authorities could seek to block or challenge the merger as they deem necessary or desirable in the public interest.

Northeast Utilities and NSTAR will be subject to various uncertainties and contractual restrictions while the merger is pending that may cause disruption and may make it more difficult to maintain relationships with employees, suppliers, or customers.

Uncertainty about the effect of the merger on employees, suppliers and customers may have an adverse effect on Northeast Utilities and NSTAR. Although Northeast Utilities and NSTAR intend to take steps designed to reduce any adverse effects, these uncertainties may impair Northeast Utilities’ or NSTAR’s abilities to attract, retain and motivate key personnel until the merger is completed and for a period of time thereafter, and could cause customers, suppliers and others that deal with Northeast Utilities or NSTAR to seek to change existing business relationships with Northeast Utilities or NSTAR.

Employee retention and recruitment may be particularly challenging prior to the completion of the merger, as employees and prospective employees may experience uncertainty about their future roles with the combined company. If, despite Northeast Utilities’ and NSTAR’s retention and recruiting efforts, key employees depart or fail to accept employment with either company because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the combined company, Northeast Utilities’ and NSTAR’s financial results could be adversely affected. Furthermore, Northeast Utilities’ operational and financial performance following the merger could be adversely affected if it is unable to retain key employees and skilled workers of Northeast Utilities or NSTAR. The loss of the services of key employees and skilled workers and their experience and knowledge regarding Northeast Utilities’ or NSTAR’s businesses could adversely affect Northeast Utilities’ future operating results and its successful ongoing operation of the business.

The pursuit of the merger and the preparation for the integration may place a significant burden on management and internal resources. The diversion of management attention away from day-to-day business concerns and any difficulties encountered in the transition and integration process could adversely affect Northeast Utilities’ and NSTAR’s financial results.

In addition, the merger agreement restricts each company, without the other’s consent, from making certain acquisitions and taking other specified actions until the merger occurs or the merger agreement terminates. These restrictions may prevent Northeast Utilities or NSTAR from pursuing otherwise attractive business opportunities and making other changes to their respective businesses prior to completion of the merger or termination of the merger agreement. See the section entitled “The Merger Agreement — Conduct of Business Pending the Merger” beginning on page 106.

Current Northeast Utilities and NSTAR shareholders will have a reduced ownership and voting interest after the merger and will exercise less influence over management.

Northeast Utilities will issue or will reserve for issuance up to 145,917,951 Northeast Utilities common shares (including shares to be issued in respect of NSTAR equity awards). As a result, current Northeast Utilities shareholders and current NSTAR shareholders are expected to hold approximately 56.3% and 43.7%, respectively, of Northeast Utilities’ common shares outstanding immediately following the completion of the merger.

Northeast Utilities shareholders and NSTAR shareholders currently have the right to vote for their respective trustees and on other matters affecting the applicable company. When the merger occurs, each NSTAR shareholder that receives Northeast Utilities common shares will become a shareholder of Northeast Utilities with a percentage ownership of the combined company that is much smaller than the shareholder’s percentage ownership in NSTAR. Correspondingly, each Northeast Utilities shareholder will remain a shareholder of Northeast Utilities with a percentage ownership of the combined company that is much smaller than the shareholder’s percentage ownership of Northeast Utilities prior to the merger. As a result of these reduced ownership percentages, Northeast Utilities shareholders will have less influence on the management and policies of the combined company than they now have with respect to Northeast Utilities, and former NSTAR shareholders will have less influence on the management and policies of the combined company than they now have with respect to NSTAR.

The merger may not be accretive to earnings and may cause dilution to Northeast Utilities’ earnings per share, which may negatively affect the market price of Northeast Utilities common shares.

Northeast Utilities currently anticipates that the merger will be accretive to earnings per share in the first full year following the completion of the merger. This expectation is based on preliminary estimates which may materially change. Northeast Utilities could also encounter additional transaction and integration-related costs, may fail to realize all of the benefits anticipated in the merger or be subject to other factors that affect preliminary estimates. Any of these factors could cause a decrease in Northeast Utilities’ earnings per share or decrease or delay the expected accretive effect of the merger and contribute to a decrease in the price of Northeast Utilities’ common shares.

The merger will combine two companies that are currently affected by developments in the electric utility industry, including changes in regulation. A failure to adapt to the changing regulatory environment after the merger could adversely affect the stability of earnings and could result in erosion of the combined company’s revenues and profits.

Northeast Utilities, NSTAR and their respective subsidiaries are regulated in the United States at the federal level. In addition, NSTAR is regulated in Massachusetts and Northeast Utilities and certain of its operating subsidiaries are regulated in Massachusetts, Connecticut, New Hampshire, Vermont and Maine. As a result, the two companies have been and will continue to be impacted by legislative and regulatory developments in those jurisdictions, as will the combined company following the merger. After the merger, Northeast Utilities or its subsidiaries will be subject to extensive federal regulation, including environmental regulation, as well as to state and local regulation in Massachusetts, Connecticut, New Hampshire, Vermont and Maine.

The combined company may be unable to integrate successfully and many of the anticipated benefits of combining Northeast Utilities and NSTAR may not be realized.

Northeast Utilities and NSTAR entered into the merger agreement with the expectation that the merger will result in various benefits, including, among other things, operating efficiencies. Achieving the anticipated benefits of the merger is subject to a number of uncertainties, including whether the businesses of Northeast Utilities and NSTAR can be integrated in an efficient and effective manner.

It is possible that the integration process could take longer than anticipated and could result in the loss of valuable employees, the disruption of each company’s ongoing businesses, processes and systems, or inconsistencies in standards, controls, procedures, practices, policies and compensation arrangements, any of which could adversely affect the combined company’s ability to achieve the anticipated benefits of the merger. The combined company’s results of operations could also be adversely affected by any issues attributable to either company’s operations that arise or are based on events or actions that occur prior to the closing of the merger. The companies may have difficulty addressing possible differences in corporate cultures and management philosophies. The integration process is subject to a number of uncertainties, and no assurance can be given that the anticipated benefits will be realized or, if realized, the timing of their realization. Failure to achieve these anticipated benefits could result in increased costs or decreases in the amount of expected net income and could adversely affect the combined company’s future business, financial condition, operating results and prospects.

Members of the management and boards of trustees of Northeast Utilities and NSTAR may have interests in the merger that are different from, or in addition to, those of other Northeast Utilities and NSTAR shareholders and that could have influenced their decisions to support or approve the merger.

Northeast Utilities’ and NSTAR’s executive officers and trustees have interests in the merger that may be different from, or in addition to, the interests of Northeast Utilities and NSTAR shareholders generally. Northeast Utilities’ executive officers negotiated the terms of the merger agreement with NSTAR’s executive officers. The executive officers have arrangements with Northeast Utilities or NSTAR, as applicable, that provide for severance benefits if their employment is terminated under certain circumstances following the completion of the merger. In addition, certain of Northeast Utilities’ and NSTAR’s compensation and benefit plans and arrangements provide for payment or accelerated vesting or distribution of certain rights or benefits upon completion of the merger (and, in some cases shareholder approval of the merger agreement). Executive officers and trustees of Northeast Utilities and NSTAR also have rights to indemnification and directors’ and officers’ liability insurance that will survive the completion of the merger.

Upon completion of the merger, Mr. Shivery will serve as non-executive chairman of the board of the combined company for eighteen months after the closing date. Mr. May will serve as the chief executive officer of the combined company, and will succeed Mr. Shivery as chairman of the board eighteen months after completion of the merger. Immediately following the effective time of the merger, the board of trustees of the combined company will consist of fourteen members, including seven designees of Northeast Utilities, including Mr. Shivery, and seven designees of NSTAR, including Mr. May.

The Northeast Utilities and NSTAR boards of trustees were aware of these interests at the time each approved the merger and the transactions contemplated by the merger agreement. These interests may cause Northeast Utilities’ and NSTAR’s trustees and executive officers to view the merger proposal differently than you may view it as a shareholder. See the sections entitled “The Merger — Additional Interests of Northeast Utilities Trustees and Executive Officers in the Merger” and “The Merger — Additional Interests of NSTAR Trustees and Executive Officers in the Merger” beginning on pages 82 and 86, respectively, for more information.

The merger agreement contains provisions that limit NSTAR’s and Northeast Utilities’ ability to pursue alternatives to the merger, which could discourage a potential acquirer of either company from making an alternative transaction proposal and, in certain circumstances, could require NSTAR or Northeast Utilities to pay the other a termination fee of $135 million, as well as up to $35 million of transaction expenses.

Under the merger agreement, NSTAR and Northeast Utilities are restricted, subject to limited exceptions, from entering into alternative transactions. Unless and until the merger agreement is terminated, subject to specified exceptions (which are discussed in more detail in the section entitled “The Merger Agreement — Effect of Termination; Termination Fee” beginning on page 115), Northeast Utilities and NSTAR and their subsidiaries are restricted from initiating, seeking, soliciting or knowingly encouraging or facilitating any inquiry, proposal or offer for a competing acquisition proposal with any person. Furthermore, Northeast Utilities and NSTAR and their subsidiaries are restricted from participating or engaging in discussions or negotiations, or disclosing any non-public information to any person that has made a proposal with respect to either company. Additionally, under the merger agreement, in the event of a potential change of recommendation by the board of trustees of either Northeast Utilities or NSTAR with respect to the merger-related proposals, the company changing its recommendation must provide the other with five business days prior notice and, if requested, negotiate in good faith an adjustment to the terms and conditions of the merger agreement prior to changing its recommendation. Northeast Utilities and NSTAR may terminate the merger agreement and enter into an agreement with respect to a superior proposal only if specified conditions have been satisfied, including compliance with the non-solicitation provisions of the merger agreement. These provisions could discourage a third party that may have an interest in acquiring all or a significant part of Northeast Utilities or NSTAR from considering or proposing that acquisition, even if such third party were prepared to pay consideration with a higher per share cash or market value than that market value proposed to be received or realized in the merger, or might result in a potential competing acquirer proposing to pay a lower price than it would otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances. As a result of these restrictions, neither Northeast Utilities nor NSTAR may be able to enter into an agreement with respect to a more favorable alternative transaction without incurring potentially significant liability to the other.

Under the merger agreement, NSTAR or Northeast Utilities may be required to pay to the other a termination fee of $135 million if the merger agreement is terminated under certain circumstances, plus reasonably documented transaction expenses of up to $35 million. Should the merger agreement be terminated in circumstances in which such termination fee or expense reimbursement is payable, the payment of this fee or expense reimbursement by Northeast Utilities or NSTAR could have material and adverse consequences to the financial results of the company making such payment.

The unaudited pro forma combined financial information and prospective financial information included in this joint proxy statement/prospectus are presented for illustrative purposes only and may not represent the actual financial positions or results of operations of the combined company following the merger.

The unaudited pro forma combined financial information and prospective financial information contained in this joint proxy statement/prospectus are presented for illustrative purposes only, contain a variety of adjustments, assumptions and preliminary estimates and may not represent the actual financial position or results of operations of Northeast Utilities and NSTAR prior to the merger or that of the combined company following the merger for several reasons. See the sections entitled “Unaudited Pro Forma Condensed Combined Consolidated Financial Statements” beginning on page 134, “Comparative Per Share Data (Unaudited)” on page 23 and “The Merger — Certain Unaudited Prospective Financial Information Utilized By Northeast Utilities and NSTAR” beginning on page 79. The actual financial positions and results of operations of Northeast Utilities and NSTAR prior to the merger and that of the combined company following the merger may not be consistent with, or evident from, the unaudited pro forma combined financial information and prospective financial information included in this joint proxy statement/prospectus. In addition, the assumptions used in preparing the unaudited pro forma combined financial information and prospective financial information included in this joint proxy statement/prospectus may not prove to be accurate and may be affected by other factors. Any significant changes in the share price of Northeast Utilities may cause a significant change in the purchase price and the pro forma financial information.

The opinions rendered to the boards of trustees of Northeast Utilities and NSTAR by the parties’ respective financial advisors were based on the respective financial analyses they performed, which considered factors such as market and other conditions then in effect, and financial forecasts and other information made available to them, as of the date of their respective opinions. As a result, these opinions do not reflect changes in events or circumstances after the date of these opinions.

The opinions rendered to the boards of trustees of Northeast Utilities and NSTAR by the parties’ respective financial advisors were provided in connection with, and at the time of, the boards of trustees’ respective evaluation of the merger. The opinions were necessarily based on the respective financial analyses performed, which considered market and other conditions then in effect, and financial forecasts and other information made available to them, as of the date of their respective opinions, which may have changed after the date of the opinions. The opinions did not speak as of the time that the merger would be completed or as of any date other than the date of such opinions, and neither the board of trustees of Northeast Utilities nor the board of trustees of NSTAR anticipates asking their respective financial advisors to update their opinions. For more information, see the section entitled “The Merger — Opinions of Northeast Utilities’ Financial Advisors” beginning on page 49 and the section entitled “The Merger — Opinions of NSTAR’s Financial Advisors” beginning on page 68.

Northeast Utilities will record goodwill that could become impaired and adversely affect its operating results.

Accounting standards in the United States require that one party to the merger be identified as the acquirer. In accordance with these standards, the merger of Northeast Utilities and NSTAR will be accounted for as an acquisition of NSTAR common shares by Northeast Utilities and will follow the acquisition method of accounting for business combinations. The NSTAR assets and liabilities will be consolidated with those of Northeast Utilities. The excess of the purchase price over the fair values of NSTAR’s assets and liabilities will be recorded as goodwill.

The amount of goodwill, which is expected to be material, will be allocated to the appropriate reporting units of the combined company. Northeast Utilities is required to assess goodwill for impairment at least annually by comparing the fair value of reporting units to the carrying value of those reporting units. To the extent the carrying value of any of those reporting units is greater than the fair value, a second step comparing the implied fair value of goodwill to the carrying amount would be required to determine if the goodwill is impaired. Such a potential impairment could result in a material charge that would have a material impact on Northeast Utilities’ future operating results, statements of position and cash flows.

Failure to complete the merger could negatively affect the share prices and the future businesses and financial results of Northeast Utilities and NSTAR.

Completion of the merger is not assured and is subject to risks, including the risks that approval of the transaction by shareholders of Northeast Utilities and NSTAR or by governmental agencies will not be obtained or that certain other closing conditions will not be satisfied. If the merger is not completed, the ongoing businesses of Northeast Utilities or NSTAR may be adversely affected and Northeast Utilities and NSTAR will be subject to several risks, including:

•

having to pay certain significant costs relating to the merger without receiving the benefits of the merger, including, in certain circumstances, a termination fee of $135 million for either Northeast Utilities or NSTAR and transaction expenses of the other party of up to $35 million;

•

the attention of management of Northeast Utilities and NSTAR will have been diverted to the merger rather than to each company’s own operations and the pursuit of other opportunities that could have been beneficial to that company;

•	the potential loss of key personnel during the pendency of the merger as employees may experience uncertainty about their future roles with the combined company;

•

Northeast Utilities and NSTAR will have been subject to certain restrictions on the conduct of their businesses, which may prevent them from making certain acquisitions or dispositions or pursuing certain business opportunities while the merger is pending; and

•	the share price of Northeast Utilities or NSTAR may decline to the extent that the current market prices reflect an assumption by the market that the merger will be completed.

Northeast Utilities and NSTAR may incur substantial unexpected transaction fees and merger-related costs in connection with the merger.

Northeast Utilities and NSTAR expect to incur a number of non-recurring expenses, totaling approximately $80 million, associated with completing the merger, as well as expenses related to combining the operations of the two companies. Additional unanticipated costs may be incurred in the integration of the businesses of Northeast Utilities and NSTAR. Although it is expected that the elimination of certain duplicative costs, as well as the realization of other efficiencies related to the integration of the two businesses, will offset the incremental transaction and merger-related costs over time, this net benefit will not be achieved in the near term, or at all.

Pending litigation against Northeast Utilities and NSTAR could result in an injunction preventing the completion of the merger or a judgment resulting in the payment of damages in the event the merger is completed and may adversely affect the combined company’s business, financial condition or results of operations and cash flows following the merger.

In connection with the merger, purported shareholders of NSTAR have filed putative shareholder class actions lawsuits against NSTAR, Northeast Utilities, Merger Sub, Acquisition Sub and certain trustees and officers of NSTAR. Among other remedies, the plaintiffs seek to enjoin the merger. The outcome of any such litigation is uncertain. If a dismissal is not granted or a settlement is not reached, these lawsuits could prevent or delay completion of the merger and result in substantial costs to Northeast Utilities and NSTAR, including any costs associated with the indemnification of trustees and officers. Additional lawsuits may be filed against Northeast Utilities, NSTAR and/or the trustees and officers of either company in connection with the merger. The defense or settlement of any lawsuit or claim that remains unresolved at the time of the merger is completed may adversely affect the combined company’s business, financial condition, results of operations and cash flows. See the section entitled “Litigation Relating to the Merger” beginning on page 93.

Risks relating to Northeast Utilities and NSTAR

Northeast Utilities and NSTAR are, and will continue to be, subject to the risks described in Part II, Item 1A. “Risk Factors” of Northeast Utilities’ Form 10-Q for the quarterly period ended September 30, 2010, which was filed by Northeast Utilities on November 8, 2010, Part I, Item 1A. “Risk Factors” of Northeast Utilities’ Annual Report on Form 10-K for the year ended December 31, 2009, which was filed with the SEC by Northeast Utilities on February 26, 2010, Part II, Item 1A. “Risk Factors” of NSTAR’s Form 10-Q for the quarterly period ended September 30, 2010, which was filed by NSTAR on November 8, 2010, and Part I, Item 1A. “Risk Factors” of NSTAR’s Annual Report on Form 10-K for the year ended December 31, 2009, which was filed by NSTAR on February 5, 2010 with the SEC, and in each case incorporated by reference in this joint proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information; Incorporation By Reference” beginning on page 156 for how you can obtain information incorporated by reference in this joint proxy statement/prospectus.

THE MERGER

The following is a discussion of the merger and the material terms of the merger agreement between Northeast Utilities and NSTAR. You are urged to read carefully the merger agreement in its entirety, a copy of which is attached as Annex A to this joint proxy statement/prospectus and incorporated by reference herein.

General Description of the Merger

At the effective time of the merger, NU Holding Energy 1 LLC, a wholly owned subsidiary of Northeast Utilities, will merge with and into NSTAR, which will survive as a wholly owned subsidiary of Northeast Utilities. Immediately after this first merger, NSTAR will merge with and into NU Holding Energy 2 LLC which will be the surviving wholly owned subsidiary of Northeast Utilities. Upon completion of this second merger, NU Holding Energy 2 LLC will be renamed NSTAR LLC.

In the merger, each outstanding NSTAR common share (other than shares owned by Northeast Utilities, NU Holding Energy 1 LLC or NSTAR, if any, which shares will be cancelled and retired) will be converted into the right to receive 1.312 Northeast Utilities common shares, with cash paid in lieu of fractional shares as applicable. This exchange ratio is fixed and will not be adjusted to reflect share price changes prior to the closing of the merger. Northeast Utilities shareholders will continue to hold their existing Northeast Utilities common shares.

Background of the Merger

The management of Northeast Utilities and NSTAR are each generally familiar with the business and operations of the other company as participants in the electric utility industry. In addition, Northeast Utilities and NSTAR both operate in the New England region and frequently provide mutual aid to one another, participate in regional planning efforts and are joint signatories to the regional “Transmission Owners Agreement.” Executives from Northeast Utilities and NSTAR likewise periodically interact with each other at industry meetings and at other events.

Since the restructuring of the electric generation industry in the late 1990s, the regulated distribution and transmission business has undergone significant development, including the need to operate more efficiently in order to provide efficient high quality services to customers and provide a fair return to shareholders. In addition, the adoption of the Green Communities Act in Massachusetts in 2008 created requirements to facilitate the development of renewable energy resources in Massachusetts. In response to these developments, the management of each of Northeast Utilities and NSTAR have considered and implemented various operational and strategic initiatives anticipating and responding to these changes.

Over the last two years, Northeast Utilities and NSTAR have collaborated on a joint venture, now known as the Northern Pass transmission project, to build a transmission line from New Hampshire to Canada which will interconnect with a transmission line being built by Hydro-Québec, a large Canadian utility, and will provide low carbon hydro power into the region. In connection with the Northern Pass transmission project, Northeast Utilities and NSTAR are working together to obtain required government approvals and have negotiated a Transmission Service Agreement with Hydro-Québec. Accordingly, Charles W. Shivery, chairman, president and chief executive officer of Northeast Utilities and Thomas J. May, chairman, president and chief executive officer of NSTAR had numerous conversations surrounding the proposed Northern Pass transmission project, including a trip to James Bay, Québec to meet with officials from Hydro-Québec and observe the construction of hydro electric facilities. During those conversations they also talked at length about the future of the energy industry and the economic and environmental factors impacting the two companies and their customers.

Over several years, NSTAR’s management has periodically reviewed public information concerning other utilities operating in the New England area to identify possible strategic transactions, such as mergers and other transactions.

Each year for the last several years, Northeast Utilities has reviewed its five year strategic plan with its board of trustees. As part of that exercise, Northeast Utilities evaluated options for achieving its long-term strategic goals of providing energy solutions to its customers and increasing shareholder value. As part of this process, Northeast Utilities management has from time to time made presentations to the Northeast Utilities board of trustees regarding the profiles of potential business combination partners in light of the evolving industry and Northeast Utilities management’s particular view of the economic, business and political variables.

On June 8, 2010, in connection with preparing for the 2010 strategic review, Mr. Shivery reviewed with the Northeast Utilities board of trustees the excellent working relationship that had developed between Northeast Utilities and NSTAR in conjunction with the Northern Pass transmission project and Mr. Shivery presented the very preliminary views of management that a possible combination with NSTAR should be explored. The Northeast Utilities board of trustees authorized Mr. Shivery to hold a preliminary conversation with Mr. May. Later that day, Mr. Shivery contacted Mr. May and they agreed to meet in Boston, Massachusetts to discuss the progress to date on the Northern Pass transmission project and “other matters.”

On June 11, 2010, Mr. Shivery and Mr. May had an in person meeting in Boston, Massachusetts during which Mr. Shivery raised the possibility of a merger between Northeast Utilities and NSTAR. Both executives viewed a strategic merger between the companies as having potential to achieve many of the goals outlined above, including combining the resources of the companies to pursue transmission opportunities, creating a larger more diverse company that would be better positioned to support economic growth and the development of renewable energy in Massachusetts and the New England region generally, enhancing the service quality capability of both companies to the largest customer base in New England, and enhancing returns to shareholders. They discussed their plans regarding their continuing roles at their respective companies. Mr. Shivery and Mr. May agreed that they should engage their respective management teams to determine what preliminary next steps should be undertaken in order to explore a potential transaction. Mr. Shivery told Mr. May he would be having a conversation with the Northeast Utilities board of trustees later that morning and he would call the following week with some suggestions on how to proceed. No terms of the potential transaction were discussed.

Mr. Shivery later that morning updated the Northeast Utilities board of trustees on his discussions with Mr. May in a special Northeast Utilities board of trustees telephonic meeting.

On June 16, 2010, over the phone, Mr. Shivery and Mr. May discussed how best to proceed with their discussions. They agreed that it would be necessary to enter into a confidentiality agreement in order to allow the parties to share confidential information. They agreed to meet the following week to work out a more formal process for proceeding with discussions. Mr. Shivery and Mr. May agreed that Northeast Utilities and NSTAR would each establish a small team consisting of each company’s respective chief executive officer, chief financial officer, general counsel and a very small group of additional advisors.

On June 22, 2010, Mr. Shivery and Mr. May spoke again by telephone. They continued to discuss the benefits of a possible transaction between the two companies. Mr. Shivery also discussed the upcoming Northeast Utilities board of trustees strategic planning meeting. Mr. Shivery suggested that if the Northeast Utilities board of trustees was still willing to consider a possible transaction that he and Mr. May should have a regular face-to-face meeting about once a week.

On June 24, 2010, during a regularly scheduled meeting of the NSTAR board of trustees, Mr. May informed the trustees of his discussions with Mr. Shivery. He advised the board of trustees that the discussions were a positive development, but that no specific terms had been discussed, the talks were highly preliminary, and that it was difficult to predict whether they would lead to any meaningful conclusion. The NSTAR board of trustees agreed that a transaction with Northeast Utilities could potentially provide strategic advantages and agreed that Mr. May should continue to pursue the discussions with Mr. Shivery and keep the NSTAR board of trustees apprised of all developments.

On June 29, 2010, Mr. Shivery and Mr. May met in person in Sturbridge, Massachusetts. They sought to identify and discuss the key issues that they and their respective boards would need to address in order to arrive at an agreement. The two chief executive officers discussed a strategic business combination transaction structured as a “merger of equals.” They agreed that if a merger of equals were to be achieved, a balance would need to be struck among the various elements of the transaction, including which company would survive the merger, whether either company would receive a premium, the name of the surviving entity, the location of the headquarters of the combined company, issues of board governance and structure, the appointment of a chief executive officer, the composition of the management team post-merger, the location and staffing of key functions, and the strategy for obtaining required regulatory approvals. Mr. Shivery and Mr. May agreed on a preliminary basis, subject to acceptable resolution of the other key terms and approval of their respective boards, that the strategic goals of both parties would be best achieved if the transaction was structured as a “merger of equals” without a premium paid to either company, and that there were advantages to having Northeast Utilities be the surviving company in the merger of equals. Mr. Shivery and Mr. May discussed the prospect of Mr. May being the chief executive officer of the combined company. Mr. Shivery explained that he would explore this possibility with the Northeast Utilities board of trustees. Both executives agreed to continue discussions regarding the merger at a subsequent meeting. A phone call was arranged for July 1, 2010 to discuss next steps.

On July 1, 2010, a special Northeast Utilities board of trustees telephonic meeting was held. Mr. Shivery reviewed with the Northeast Utilities board of trustees his conversations to date with Mr. May. Mr. Shivery characterized the conversations as productive and positive. Gregory B. Butler, senior vice president and general counsel of Northeast Utilities, and David R. McHale, executive vice president and chief financial officer of Northeast Utilities, discussed with the Northeast Utilities board of trustees that they intended to retain Skadden, Arps as outside legal counsel and select Barclays Capital and Lazard as outside financial advisors. Mr. Shivery also previewed with the board of trustees the agenda for the upcoming Northeast Utilities board of trustees strategic planning meeting.

That same day, Mr. Shivery called Mr. May. Both Mr. Shivery and Mr. May agreed that they continued to view a possible strategic merger of equals as mutually beneficial for their respective companies, customers, shareholders and communities, and that such advantages may not be achievable through a change of control acquisition in which a premium is paid. Mr. Shivery expressed the view that it would be reasonable to work towards agreement on the key terms of a transaction by the end of August. They agreed to continue holding weekly meetings between themselves, and creating internal working teams and starting the due diligence process.

On July 7, 2010, Mr. May called Mr. Shivery. Mr. May indicated that the NSTAR board of trustees was generally supportive of a merger of equals transaction between the parties. He told Mr. Shivery that while the discussions to date between the two of them had been productive and should continue, it was important to know that the Northeast Utilities board of trustees supported such a transaction, and felt that it would not be useful to engage working teams until there was more clarity on the position of the Northeast Utilities board of trustees. He asked Mr. Shivery to provide feedback to him after the Northeast Utilities board of trustees’ scheduled meeting.

On July 8, 2010, a confidentiality agreement was executed by both companies. The execution of the confidentiality agreement was negotiated through the exchange of proposed drafts from the general counsel of each of Northeast Utilities and NSTAR. Among other things, the confidentiality agreement contained mutual standstill restrictions that, in accordance with and subject to the terms of the confidentiality agreement, prohibited each company from making an unsolicited offer to acquire shares of the other company for two years.

On July 9, 2010, Mr. Shivery and Mr. May met in Sturbridge, Massachusetts and continued their prior conversation about trends in the electric and gas utility industry, as well as legislative, economic, financial and environmental developments. They spoke about the two companies’ long history of working well together, in particular their coordination on the Northern Pass transmission project.

In that meeting, Mr. May expressed the view that the best way to achieve the strategic goals of the parties, and to best benefit customers, shareholders, their respective jurisdictions and the New England region as a whole, was to structure the transaction as a merger of equals without a premium paid to either party, and that it was important to him to know whether the Northeast Utilities board of trustees had a similar view. Both agreed to talk again after the next meeting of the Northeast Utilities board of trustees. Mr. Shivery described the upcoming Northeast Utilities board of trustees strategic review that would occur starting that weekend. He informed Mr. May that he and the Northeast Utilities management team would, utilizing publicly available information, review the business and culture of NSTAR with the Northeast Utilities board of trustees and the potential benefits of a possible combination to Northeast Utilities and its shareholders. Mr. Shivery told Mr. May that he would call Mr. May after the meeting to update him on the outcome of the meeting. No other specific terms or proposals for a possible transaction were discussed at this meeting.

At Northeast Utilities’ annual board of trustees strategic review session held on July 12 and 13, 2010, the Northeast Utilities board of trustees reviewed key industry, legislative, regulatory, business, economic and financial trends. The Northeast Utilities board of trustees also reviewed the current five-year plan of the company. As part of that review, on July 13, 2010, Northeast Utilities management and representatives of Barclays Capital presented material to the Northeast Utilities board of trustees describing NSTAR, NSTAR’s current management, NSTAR’s organizational structure and NSTAR’s recent operational and financial performance, all developed from publicly available information. The Northeast Utilities board of trustees also reviewed a presentation by Northeast Utilities management and representatives of Barclays Capital which explored the possible combination of the two companies and the impact such a combination would have on the scope, scale and potential for growth of Northeast Utilities. Specifically the board of trustees and management discussed the relative balance sheet strength of NSTAR and the investment opportunities available to Northeast Utilities. Mr. Shivery met in executive session with the board of trustees and discussed a possible combination which would be structured as a no premium transaction with Northeast Utilities and NSTAR receiving an equal number of board of trustees seats in the combined company. Mr. Shivery also informed the Northeast Utilities board of trustees that the NSTAR board of trustees would want Mr. May to continue as the chief executive officer of the combined company. The Northeast Utilities board of trustees agreed that it would be willing to consider a transaction with Mr. May as the chief executive officer of the combined company, depending on the other terms of the agreement, including the balance of other governance and social issues. Further, the board of trustees indicated that it wished to reserve judgment on these matters until they could review the potential transaction in its entirety, after an exchange of information and due diligence had occurred. The Northeast Utilities board of trustees authorized Mr. Shivery to continue discussions with Mr. May.

Mr. Shivery called Mr. May on July 14, 2010, to report on the meeting of the Northeast Utilities board of trustees. Mr. Shivery informed him that the Northeast Utilities board of trustees had authorized him to continue the conversation regarding a possible combination of the two companies and that they had requested to meet with Mr. May. He indicated that the Northeast Utilities board of trustees found the merger of equals to be an attractive possibility and had directed the executives to negotiate further. The executives agreed to meet during the next few days.

On July 16, 2010, Mr. Shivery and Mr. May met in Sturbridge, Massachusetts. In this meeting, Mr. Shivery reviewed the events and discussion from the Northeast Utilities strategic board of trustees meeting held earlier in the week. He informed Mr. May that his management team and outside advisors had reviewed and modeled a no premium transaction that would be a strategic combination and this model had been reviewed with the Northeast Utilities board of trustees. He noted that he had discussed with the Northeast Utilities board of trustees the potential governance issues that such a transaction would present. He informed Mr. May that he had indicated to the Northeast Utilities board of trustees that he expected that the NSTAR board of trustees would expect Mr. May to continue as the chief executive officer of the combined company. They further discussed the potential leadership and organizational options for the future combined company. However, Mr. Shivery told Mr. May that the Northeast Utilities board was not yet prepared to make any commitments until the Northeast

Utilities board of trustees could review the potential transaction in its entirety. Mr. Shivery and Mr. May also discussed the process for proceeding with due diligence and valuation discussions as requested by the Northeast Utilities board of trustees. Mr. Shivery and Mr. May also discussed possible candidates to continue as direct reports to the continuing chief executive officer, including the chief financial officer and chief administrative officer. They agreed to meet the following week with their respective chief financial officers, general counsel and financial advisors. No other specific terms for a possible transaction were discussed in this meeting.

On July 21, 2010, Mr. Shivery and Mr. May had a brief telephone call to discuss the agenda for their meeting scheduled for the following day.

On July 22, 2010, Mr. Shivery and Mr. May met in Sturbridge, Massachusetts to continue their discussions from the previous week. Mr. Shivery and Mr. May discussed a tentative schedule for the transaction, a schedule for meetings of the Northeast Utilities and NSTAR board of trustees, formation of due diligence teams, and other non-financial terms. They discussed a post-merger governance structure for the company, consistent with a merger of equals including (i) the size of the board of trustees with each company having the right to designate an equal number of trustees, (ii) the board committees, and the allocation of chair positions between Northeast Utilities and NSTAR, (iii) the location of the headquarters for the combined company and (iv) the designation of the lead trustee.

On July 23, 2010, a special Northeast Utilities board meeting was held by telephone. Mr. Shivery updated the Northeast Utilities board of trustees on his previous conversations with Mr. May and the progress surrounding these discussions. In executive session he also discussed with the board of trustees the various leadership and organizational issues under discussion with Mr. May.

At a special telephonic meeting of the NSTAR executive committee held on July 23, 2010, Mr. May reviewed the discussions Mr. Shivery had initiated in June and described the subsequent discussions that had been held consistent with the instructions of the full NSTAR board of trustees. He described the potential benefits that the proposed transaction could have to NSTAR, its shareholders, its customers, Massachusetts and the New England region and summarized the various elements of the potential combination that he and Mr. Shivery had discussed. He advised the committee that the discussions, although promising, remained in a preliminary stage.

During late July 2010, NSTAR retained Goldman Sachs and Lexicon Partners as its financial advisors in connection with the proposed merger. On July 28, 2010, senior management members of NSTAR had a meeting with Goldman Sachs to discuss a presentation NSTAR had received from Northeast Utilities’ management, review NSTAR management’s draft presentation for Northeast Utilities, plan for the first phase of due diligence, the process for analyzing Northeast Utilities’ financial forecasts and review a proposed agenda for the next meeting with Northeast Utilities. During this meeting, the participants discussed the process during the coming weeks to provide the NSTAR board of trustees with the information it would need to appropriately consider whether or not to approve the merger, including having legal counsel prepare an overview of the NSTAR board of trustees’ fiduciary duties and determine which regulatory approvals would be required in connection with the merger, conducting due diligence, summarizing due diligence findings, analyzing and considering potential and or agreed upon merger terms, and comparing the advantages and disadvantages of the proposed transaction to other possible strategic alternatives.

On July 30, 2010, Mr. Shivery, Mr. McHale and Mr. Butler joined Mr. May, James J. Judge, senior vice president and chief financial officer of NSTAR and Douglas S. Horan, senior vice president and general counsel of NSTAR, in Sturbridge, Massachusetts. Representatives of Barclays Capital, Lazard, Goldman Sachs and Lexicon Partners were also present. At the meeting, executives from each company made presentations regarding its business and strategy and answered questions related to the same. The presentations covered legal and organizational structure, financial forecasts, regulatory and operational matters. Each management team discussed current and upcoming rate cases for each company in Connecticut, Massachusetts and New Hampshire.

At the conclusion of this discussion, the companies discussed the process for undertaking due diligence. It was agreed that as a preliminary effort, both companies would exchange financial materials and non-financial due diligence questions. After the presentations, the companies discussed a possible schedule leading to completing negotiations of the potential merger, proceeding with due diligence, conducting an analysis of regulatory approvals required in connection with the proposed merger, finalizing the key terms and conditions of the merger proposal, preparing and negotiating a merger agreement and having meetings with the board of trustees of Northeast Utilities and NSTAR in connection with the merger.

On August 2, 2010, Mr. Shivery and Mr. May met in Sturbridge, Massachusetts. They reviewed the earlier management presentation made the previous week. They discussed the future stand-alone growth projections that each management team had discussed at the previous meeting and the value that a combined company could produce for each company’s shareholders and customers. They also continued to discuss the proposed management organizational structure of the combined companies, and the responsibilities and roles of the chief executive officer, lead trustee and chair of the board of trustees.

On August 6, 2010, certain members of NSTAR’s management, including Mr. Judge, and representatives of Goldman Sachs and Lexicon Partners met in New York, New York with certain members of Northeast Utilities’ management, including Mr. McHale, and representatives of Barclays Capital and Lazard to review financial due diligence materials exchanged between the companies during the days prior to the meeting and discussed the due diligence materials comprehensively.

On August 10 and 11, 2010, the companies exchanged non-financial preliminary due diligence questions beginning an in depth due diligence process for both companies. In early September, both companies exchanged detailed diligence questions on various areas and each set up a data room to facilitate the exchange of due diligence documents and information. The parties also had various calls to address specific areas including legal, regulatory, human resources, environmental and operational matters. The due diligence process by Northeast Utilities and NSTAR teams continued until shortly before the merger agreement was shared.

On August 11, 2010, Mr. Shivery and Mr. May met in Sturbridge, Massachusetts where they continued their discussions about the potential transaction. Both Mr. Shivery and Mr. May continued to believe that a no-premium merger of equals presented great value to both Northeast Utilities’ and NSTAR’s shareholders and customers. They continued to discuss the potential leadership and organizational issues associated with a possible combination. They also discussed the appropriate methodology for determining an exchange ratio. They agreed that the exchange ratio should represent a fair and accurate valuation of both companies without premiums. Mr. Shivery and Mr. May agreed that each company’s chief financial officer and financial advisors should begin negotiation of an appropriate methodology for determining the exchange ratio.

On August 12, 2010, management of Northeast Utilities and NSTAR, including Mr. Butler and Mr. Horan, along with representatives from Skadden, Arps and Carmody and Torrance, regulatory counsel to Northeast Utilities, and Ropes & Gray, met in the offices of Ropes & Gray in Boston and discussed the required regulatory approvals that would be necessary to consummate a potential transaction. In addition to these issues, Mr. Butler and Mr. Horan separately discussed the drafting of the merger agreement and the process for conducting due diligence. It was determined that Skadden, Arps would prepare a preliminary draft merger agreement premised on a no-premium “merger of equals.” Mr. Butler and Mr. Horan also discussed the progress of due diligence.

During a telephonic conversation on August 23, 2010, Mr. Shivery and Mr. May continued to discuss the proposed management structure post-merger and managing the corporate integration process of the two companies. They also discussed a summary of various regulatory requirements prepared jointly by Mr. Horan and Mr. Butler.

On August 25, 2010, the NSTAR board of trustees convened for a special meeting also attended by Mr. Horan and Mr. Judge, and representatives of Ropes & Gray, Goldman Sachs and Lexicon Partners, to review and consider NSTAR’s potential strategic alternatives, an overview of Northeast Utilities, the possible impact of a merger between Northeast Utilities and NSTAR, potential next steps and a timeline for the merger. Mr. May described the substance of the ongoing discussions held with Mr. Shivery, noting that both parties had been discussing a transaction that would be a merger of equals between the companies. Mr. May also reported that both companies had exchanged preliminary forecasts prepared for the purpose of the discussions, and that preliminary financial and non-financial due diligence had begun. Mr. May indicated that the conversations continued to be preliminary, although progressing well and remained consistent with the views expressed earlier by the trustees, and that the transaction presented potential substantial benefits for shareholders, customers and the community. A representative of Ropes & Gray made a presentation on the legal aspects of the proposed transaction and representatives of Goldman Sachs discussed the financial analysis and strategic aspects of the proposed transaction. Mr. May and Mr. Judge discussed with the board of trustees the potential benefits of the transaction to NSTAR, its shareholders, its customers, Massachusetts and the New England region. Mr. Judge described the risks relating to the transaction. He reported that diligence to date had not uncovered any material issues that were not common to utility companies generally. The trustees discussed the proposed transaction at length. The trustees instructed Mr. May that he should proceed with discussions of a merger of equals on the terms and conditions outlined and that the trustees were of the view that it was important that Mr. May continue as the chief executive officer of the combined company.

On August 26, 2010, Mr. Shivery and Mr. Butler met with Mr. May and Mr. Horan in Sturbridge, Massachusetts. During this meeting they continued to discuss the organizational and leadership issues and structure of the combined company as well as various issues including communications regarding the merger and regulatory matters. They also continued to discuss valuation matters and methodologies for determining the exchange ratio.

On August 27, 2010, the executive committee of the Northeast Utilities board of trustees held a specially called telephonic meeting. At this meeting Mr. Shivery reviewed with the committee his discussions to date with Mr. May and the status of the possible transaction at that point. He likewise reviewed with the executive committee the agenda and the materials to be covered at the upcoming board meeting. In executive session he also reviewed the organizational and leadership issues he had been discussing with Mr. May.

On August 31, 2010, the Northeast Utilities board of trustees held a special meeting at the New York offices of Skadden, Arps. At this meeting, Mr. Shivery reviewed with the Northeast Utilities board of trustees the status of the discussions with NSTAR and provided an updated analysis of the merits of a strategic combination of the two companies. Representatives of Skadden, Arps made a presentation to the Northeast Utilities board of trustees on legal aspects of the proposed transaction. In addition, representatives of Barclays Capital and Lazard made presentations to the Northeast Utilities board of trustees on the financial analysis and strategic aspects of the proposed transaction based on the confidential information provided by NSTAR.

On August 31, 2010, Skadden, Arps delivered an initial draft of the merger agreement to Ropes & Gray.

During early September 2010, senior management members of Northeast Utilities and NSTAR held various calls and in person meetings to discuss continued diligence efforts between the companies, strategy for obtaining regulatory approvals, schedules, board meetings, the possibility of Mr. Shivery meeting with the NSTAR board of trustees, and the appropriate time to bring in communication professionals. Mr. Shivery and Mr. May continued their discussions regarding open issues and Mr. May’s meeting with the Northeast Utilities board of trustees. In early September, both companies exchanged detailed due diligence questions on various areas and each set up a data room to facilitate the exchange of due diligence documents and information. The parties also had various calls to address due diligence matters in specific areas including financial, legal, regulatory, human resources, environmental, and operational matters. The due diligence process by the Northeast Utilities and NSTAR teams continued until shortly before the merger agreement was signed.

On September 10, 2010, Mr. Shivery and Mr. Butler met with Mr. May and Mr. Horan in Boston, Massachusetts. The discussion centered principally on the process for decision making and steps needed to put both management teams in a position to make a recommendation to their respective boards of trustees. In addition, in the event that the recommendation was favorable and the respective boards approved the proposed transaction, the two teams discussed the regulatory, employee and broader communications strategy which would be required.

On September 13, 2010, Mr. May attended a meeting with the Northeast Utilities board of trustees in Hartford, Connecticut. During the meeting Mr. May broadly reviewed his background, his perspective on the proposed merger, and his outlook on the utility industry. He discussed the direction of federal and state energy policy and its implications for the future roles of utilities. He also discussed his views on the relationships between regulation, customer service, employee engagement, shareholder return, risk and overall management philosophy. After the meeting, Mr. May joined the members of the Northeast Utilities board of trustees for dinner.

On September 14, 2010, Mr. May called Mr. Shivery to review the prior day’s Northeast Utilities board of trustees meeting and to discuss next steps. Mr. Shivery informed Mr. May that the Northeast Utilities board of trustees remained committed to moving forward with merger discussions and expressed its desire to meet with Mr. May again to discuss in more detail his strategic vision of the combined company and his approach to managing the combined company.

On September 14, 2010, the Northeast Utilities board of trustees held a regularly scheduled meeting at the Hartford Downtown Marriot in Hartford, Connecticut. Representatives of Northeast Utilities management, as well as representatives of Skadden, Arps, Barclays Capital and Lazard were present. At the meeting, Mr. Shivery updated the members of the Northeast Utilities board of trustees regarding the discussions with Mr. May and the overall progress of the transaction. In addition, Mr. Shivery, Mr. McHale and Mr. Butler provided additional information regarding the potential benefits of the transaction, including, among other things, how the transaction could benefit Northeast Utilities’ customers, employees, communities and shareholders. Mr. McHale provided the board of trustees with an overview of the Massachusetts economic environment and an overview of the accounting and tax considerations involved with the potential transaction. Representatives of Barclays Capital and Lazard made further presentations to the Northeast Utilities board of trustees on financial analysis and strategic aspects of the proposed transaction and representatives of Skadden, Arps made a further presentation to the Northeast Utilities board of trustees on the legal aspects of the proposed transaction. Without the representatives of management or the external advisors present, Mr. Shivery also provided an update to the Northeast Utilities board of trustees on the status of negotiations on the organizational structure and leadership appointments for the combined company.

On September 15, 2010, the NSTAR executive committee had a special telephonic meeting to discuss the progress of the discussions relating to the potential combination with Northeast Utilities. Mr. May reviewed the key issues associated with the transaction and it was agreed that these would be discussed fully with the entire board at a meeting on September 23. The executive committee expressed support for continued merger discussions by Mr. May.

On September 16, 2010, Mr. Shivery and Mr. May met in Sturbridge, Massachusetts. They discussed proposed governance terms and exchange ratio formulas that might be used to convert NSTAR common shares to Northeast Utilities common shares upon consummation of the merger, consistent with the intent that neither company would pay the other a premium. They agreed that the exchange ratio should be insulated from short-term trading anomalies and represent the relative value of the two companies. They also discussed the scheduled meetings between the executive committees of the boards of trustees of NSTAR and of Northeast Utilities.

On September 21, 2010, Ropes & Gray delivered a revised draft of the merger agreement, reflecting NSTAR’s comments thereon, to Skadden, Arps. Over the course of the following three weeks, Skadden, Arps and Ropes & Gray, as well as representatives of Northeast Utilities and NSTAR, continued to negotiate the terms of the merger agreement, including, among other things, the circumstances under which a “material adverse effect” would be deemed to have occurred at either company, the terms and scope of the interim operating covenants and other pre-closing covenants, employee retention and the conditions in which either board could exercise their “fiduciary out” to terminate the merger agreement.

From September 22, 2010 to October 1, 2010, representatives of Northeast Utilities management and NSTAR management held a series of telephone calls regarding legal and organizational structure, financial forecasts, regulatory and operational matters with members of each company’s due diligence team to discuss follow-up questions as part of the due diligence process.

On September 22, 2010, at a meeting of the NSTAR board governance and nominating committee, Mr. May described the progress of his discussions with Mr. Shivery with respect to the combined company board and committee assignments. He described the joint recommendation of the two chief executive officers regarding board size, composition, chairman and lead trustee positions and succession, and the number of committees and committee chairs. The committee discussed these recommendations. After the meeting, Mr. Shivery joined the NSTAR board of trustees for dinner.

On September 23, 2010, the NSTAR board of trustees held a meeting also attended by Mr. Judge, Mr. Horan, representatives of Ropes & Gray, Goldman Sachs and Lexicon Partners for a comprehensive review of the proposed merger. Mr. May first presented a projected schedule for continued negotiations regarding the proposed transaction, and then representatives of Goldman Sachs discussed materials previously provided to the NSTAR board of trustees on the financial analysis and strategic aspects of the proposed transaction. In addition, a representative of Ropes & Gray provided an overview of the fiduciary duties of the trustees generally and in the context of the merger. Mr. Judge then discussed the ongoing due diligence performed by management teams in each of the financial, legal, environmental, information technology, human resources and operations areas. Mr. May concluded the presentation by summarizing the business and governance terms that required additional discussion. After discussion of these presentations, the board expressed its continued concurrence with the terms of the transaction as reported.

After the NSTAR board meeting, Mr. Shivery and Mr. May met to review the positions of their respective boards of trustees and to review the list of outstanding issues that needed to be resolved including the exchange ratio formula, communication plans and announcement, governance terms, and other open terms under the merger agreement. Mr. Shivery and Mr. May also discussed their concern regarding the effect that potential uncertainty on the part of executives from both companies may have on retention of key personnel both before the closing and thereafter.

On October 5, 2010, Mr. Shivery, Mr. May and the human resources senior executives from Northeast Utilities and NSTAR, met in person in Sturbridge, Massachusetts to plan and discuss retention concerns related to key employees and potential arrangements to address those concerns. No agreement was reached regarding executive retention issues. In addition, Mr. Shivery and Mr. May met separately to discuss outstanding governance issues to be proposed to their respective boards of trustees, including representation on the executive committee, committee charter descriptions, the role of lead trustee and the term during which Mr. Shivery would serve as chairman after closing of the merger. Mr. Shivery and Mr. May agreed on additional senior management members that would continue with the combined company and the right for the respective NSTAR and Northeast Utilities trustees to fill three seats each on the executive committee of the combined board of the company.

On October 6, 2010, Mr. May met with Mr. Shivery in person in Sturbridge, Massachusetts to further discuss unresolved issues related to retention of executives and to prepare for a meeting with the NSTAR executive personnel committee the following day.

On October 7, 2010, Mr. May called Mr. Shivery to discuss open issues including agreeing on their respective executive retention plans and the responsibilities of the governance, compensation, audit and finance committees. The same day, the NSTAR executive personnel committee met to discuss issues and plans related to retaining executives post-merger. The NSTAR board of trustees also met on October 7, 2010 in Boston,

Massachusetts to receive an update on the continuing discussions between executives and representatives of NSTAR and of Northeast Utilities. In order for members of each executive committee to get to know one another, the Northeast Utilities and NSTAR executive committees of the board of trustees met socially for dinner that evening at the Boston offices of Skadden, Arps.

On October 8, 2010, Mr. May met with the board of trustees of Northeast Utilities during a special meeting in the Boston offices of Skadden, Arps. Mr. May discussed with the board of trustees of Northeast Utilities his strategic vision of the combined company and his approach in managing the combined company. After the meeting with Mr. May, the board of trustees of Northeast Utilities held a separate session of the special meeting. Also present were representatives of Northeast Utilities management, as well as representatives of Skadden, Arps, Barclays Capital and Lazard. Mr. Shivery updated the board of trustees on the status of the transaction. In addition, members of management presented their final findings with respect to the due diligence process. Representatives from Barclays Capital and Lazard updated the Northeast Utilities board of trustees on financial and other information relating to a possible exchange ratio. Skadden, Arps reviewed with the Northeast Utilities board of trustees the principal terms of the proposed merger agreement.

Later that day, Mr. Shivery and Mr. May met and discussed outstanding issues including retention, governance and merger agreement issues. The parties agreed to engage a public relations firm to start planning for public communications related to the merger.

On October 11, 2010, Mr. Shivery and Mr. May discussed by telephone the final outline of the duties of the non-executive chairman of the board, the lead trustee, and the roles of the respective committee responsibilities. Mr. Shivery and Mr. May also discussed the creation of retention pools for the two respective companies to retain key members of management during the pendency of the merger and beyond. They also agreed that the merger agreement should provide each board with the appropriate flexibility to ensure each were empowered to make necessary compensation decisions.

Also on October 11, 2010, the corporate governance committee of the Northeast Utilities board of trustees met at Northeast Utilities’ corporate headquarters in Hartford, Connecticut. Mr. Shivery and Mr. Butler discussed with the committee the final proposed outline of the duties of the non-executive chairman of the board, the lead trustee, and the roles of the respective committee responsibilities.

On October 12, 2010, the Northeast Utilities board of trustees held a regular meeting in Hartford, Connecticut. Also present were representatives of Northeast Utilities management, as well as representatives of Skadden, Arps, Barclays Capital and Lazard. Mr. Shivery updated the board of trustees on the status of the transaction, including the finalization of the remaining governance issues. In addition, representatives of Barclays Capital and Lazard updated the board of trustees on financial and other information relating to a possible exchange ratio and provided the board of trustees with an overview of the nature of a fairness opinion and the process that each advisor would undertake in connection with the rendering of such an opinion. Representatives of Skadden, Arps updated the Northeast Utilities board of trustees on the status of the merger agreement negotiations.

On October 12, 2010, Mr. McHale, Mr. Butler, Mr. Judge, and Mr. Horan, as well as representatives from Skadden, Arps and Ropes & Gray, held a teleconference to discuss the remaining open items in the merger agreement.

On October 13, 2010, the NSTAR board of trustees held a telephonic meeting to discuss the progress of the continuing discussions between executives and representatives of NSTAR and Northeast Utilities. The board reviewed the proposed management terms, exchange ratio formula, the merger agreement and proposed timing for announcements and communications.

Throughout October leading up to October 15, 2010, Mr. Judge and Mr. McHale preliminarily discussed the possible share exchange ratio methodologies that would be appropriate in a merger of equals. Throughout their discussions, Mr. Judge and Mr. McHale discussed the desire of the boards of both parties to achieve a no premium, strategic merger of equals and the fact that an at-the-market exchange ratio based on the closing prices of the respective companies on the day prior to signing the merger agreement may not reflect the relative values of the companies consistent with historical trading ratios. They also discussed that recent average trading ratios were generally consistent with average trading ratios over an extended period of time. On October 15, 2010, Mr. Judge and Mr. McHale agreed to recommend to their respective boards of trustees an exchange ratio based on the average of the companies’ closing prices for the twenty trading day period preceding the signing of the merger agreement in order to properly protect against the vagaries of the market on a particular trading day, while at the same time achieving a no premium transaction.

On October 16, 2010 each of the Northeast Utilities and NSTAR board of trustees met to review the final terms of the proposed merger.

NSTAR held a special meeting in Boston, Massachusetts to consider the proposed merger between Northeast Utilities and NSTAR. Ropes & Gray updated the NSTAR board of trustees on the remaining changes to the proposed merger agreement, a final, substantially complete copy of which had previously been provided to the NSTAR board of trustees. Goldman Sachs and Lexicon Partners reviewed with the NSTAR board of trustees their joint financial analysis of the exchange ratio provided for in the proposed merger agreement and each rendered to the NSTAR board of trustees an oral opinion (each confirmed by delivery of a written opinion dated October 16, 2010) to the effect that, as of that date and based upon and subject to the factors, assumptions, qualifications and limitations set forth therein, the exchange ratio was fair, from a financial point of view, to holders of NSTAR common shares. After considering the foregoing and the proposed merger agreement, and taking into consideration the factors described under “— NSTAR Board of Trustees Reasons and Recommendation for the Merger,” the NSTAR board of trustees unanimously determined that the merger and the other transactions contemplated by the merger agreement were advisable and in the best interests of NSTAR shareholders, and adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and recommended the NSTAR shareholders adopt the merger agreement and approve the merger.

The Northeast Utilities board of trustees held a special meeting in Hartford, Connecticut to consider the proposed merger between Northeast Utilities and NSTAR. Skadden, Arps updated the Northeast Utilities board of trustees on the remaining changes to the proposed merger agreement, a final, substantially complete copy of which had previously been provided to the Northeast Utilities board of trustees. Barclays Capital and Lazard reviewed with the Northeast Utilities board of trustees the respective financial analysis performed in connection with the proposed merger and each delivered to the Northeast Utilities board of trustees an oral opinion (each confirmed by delivery of a written opinion dated October 16, 2010) to the effect that, as of that date and based upon and subject to the factors, procedures, limitations, qualifications and assumptions set forth therein, the exchange ratio was fair, from a financial point of view, to Northeast Utilities. After considering the foregoing and the proposed merger agreement, and taking into consideration the factors described under “—Northeast Utilities Board of Trustees Reasons and Recommendation for the Merger,” the Northeast Utilities board of trustees unanimously determined that the merger and the other transactions contemplated by the merger agreement were advisable and in the best interests of Northeast Utilities shareholders, and adopted and approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and recommended the Northeast Utilities shareholders adopt the merger agreement and approve the merger.

Following the approval of the NSTAR board of trustees and the Northeast Utilities board of trustees, NSTAR and Northeast Utilities executed the merger agreement. On October 18, 2010, NSTAR and Northeast Utilities issued a joint press release announcing the execution of the merger agreement.

Northeast Utilities’ Reasons for the Merger; Recommendation of Northeast Utilities’ Board of Trustees

By unanimous vote at a meeting held on October 16, 2010, the Northeast Utilities board of trustees determined that the merger agreement and the transactions contemplated by it, including the merger proposal, the share authorization proposal and the trustee proposal are advisable and in the best interests of Northeast Utilities and its shareholders. The Northeast Utilities board of trustees recommends that Northeast Utilities shareholders vote (i) “FOR” the proposal to adopt the merger agreement and approve the merger, including the issuance of Northeast Utilities common shares to NSTAR Shareholders pursuant to the merger, (ii) “FOR” the proposal to increase the number of authorized Northeast Utilities common shares and (iii) “FOR” the proposal to fix the number of trustees at fourteen.

In reaching its decision to adopt and approve the merger agreement and to recommend that Northeast Utilities shareholders vote to adopt the merger agreement and approve the merger and the other transactions contemplated by the merger agreement, approve the increase in the number of authorized Northeast Utilities common shares, and fix the number of trustees at fourteen, the Northeast Utilities board of trustees consulted with Northeast Utilities’ management, legal and financial advisors, and considered a variety of factors with respect to the merger. The following discussion of the factors considered by the Northeast Utilities board of trustees is not exhaustive. In view of the wide variety of factors considered by the Northeast Utilities board of trustees in connection with its evaluation of the merger, the Northeast Utilities board of trustees did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. Rather, it reviewed the collection of factors in the aggregate. In considering the factors described below, individual members of the Northeast Utilities board of trustees may have given different weight to different factors. The Northeast Utilities board of trustees did not reach any specific conclusion with respect to any of the factors considered and instead conducted an overall analysis of such factors and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving and adopting the merger agreement and the other transactions contemplated by the merger agreement, the increase in the number of authorized Northeast Utilities common shares, and the increased size of the board of trustees. The Northeast Utilities board of trustees considered this information as a whole, and overall considered the information and factors to be favorable to, and in support of, its determinations and recommendations.

Among the material information and factors considered by the Northeast Utilities board of trustees, in consultation with Northeast Utilities’ management, as well as Northeast Utilities’ legal and financial advisors, were the following:

Strategic Rationale

•

Increased Scale and Scope; Regulatory Diversification. The merger will create a combined company with increased scale and scope in electricity delivery and transmission. The merger will create a larger company with total assets of approximately $25 billion calculated on a pro forma historical basis as of September 30, 2010. The combined company will have more than 3,000,000 electric distribution customers and 500,000 gas distribution customers and will include 4,500 miles of electric transmission, 72,000 miles of electric distribution and 6,300 miles of gas distribution. In addition, the operating revenues of the combined company, calculated on a pro forma basis as of December 31, 2009, will total approximately $8.538 billion, and the total rate base of the combined company, calculated on a pro forma basis as of September 30, 2010, will equal approximately $10.8 billion. The combined company is expected to have an increased voice in the development of national energy policy and added strength and influence in New England on behalf of our shareholders and customers. In addition, the combined company will have greater diversification of markets with the corresponding diversification of regulatory risk.

The increased scale and scope and regulatory diversification is expected to enhance the financial strength and flexibility of the combined company, which should have access to capital on better terms than Northeast Utilities. In addition, the combined company should be able to take advantage of investment opportunities that are accretive to earnings through internally generated cash flows.

•

Combined Expertise in the Electricity Transmission and Distribution Sector. The Northeast Utilities board of trustees believes the merger will combine companies with complementary areas of expertise. The combined company is expected to be able to draw upon NSTAR’s best-in-class distribution expertise and upon Northeast Utilities’ best-in-class transmission expertise. The combined company is expected to be able to benefit from the intellectual capital, technical expertise and experience of a deeper and more diverse workforce. The combined company will be larger, more diverse and better able to invest and deploy new technologies and renewable energy in New England.

•

Comparative Corporate Culture and Strategies. The Northeast Utilities board of trustees considered and believes it to be beneficial that the comparable corporate cultures and competitive strategies of the two companies, including the relative strengths of such cultures and strategies and the potential for both companies to benefit from each other company’s strengths. The Northeast Utilities board of trustees considered that both companies operate in New England and therefore share a familiarity with electricity transmission and distribution business in the region.

•

Transmission Projects. The Northeast Utilities board of trustees considered the joint-venture between Northeast Utilities and NSTAR with respect to the Northern Pass Project with Hydro-Québec as indicative of how well the two companies can work together.

Additional Factors

In addition to the strategic considerations described above, the Northeast Utilities board of trustees also considered the following factors in reaching its conclusions.

•

The expected favorable effect the merger would have on Northeast Utilities’ customers and employees, specifically that the merger would allow the combined company to leverage their combined resources to create opportunities to strengthen service quality and adapt best procedures which, over time, will yield savings to customers and create additional opportunities for employees.

•

The fact that the companies expect to maintain their substantial presence in the cities and communities they serve, including maintaining dual-headquarters in Hartford and Boston and that, for the two-year period after closing, the combined company intends to provide community development and charitable contributions in each of Northeast Utilities’ and NSTAR’s areas consistent with each company’s current levels.

•	Its knowledge of the business, operations, financial condition, earnings and prospects of each company, taking into account the results of Northeast Utilities’ due diligence review of NSTAR.

•

The expectation that the merger is not expected to reduce Northeast Utilities’ current earnings growth rate and that the merger is expected to be accretive to earnings in the first full year following consummation of the merger.

•

The expected effect of the merger on selected credit metrics of the combined company on a pro forma basis as compared to those of Northeast Utilities on a stand-alone basis, including the fact that the combined company would have a qualitative increase in such credit metrics as compared to Northeast Utilities.

•

The historic share prices of Northeast Utilities and NSTAR, including that the exchange ratio represented a zero premium over the twenty-trading day average of closing prices of Northeast Utilities and NSTAR common shares.

•

The expectation that the combined company would increase its first quarterly dividend payout amount per share after the closing of the merger to the quarterly payout amount per share paid by NSTAR in the quarter immediately preceding the consummation of the merger as adjusted by the exchange ratio.

•

The financial analyses and presentations of Barclays Capital and Lazard, and their related written opinions, each dated as of October 16, 2010, to the effect that, as of those dates and based upon and subject to the factors, procedures, qualifications, limitations and assumptions set forth therein, the exchange ratio pursuant to the merger agreement was fair, from a financial point of view, to Northeast Utilities. See “— Opinions of Northeast Utilities’ Financial Advisors” beginning on page 49 and Annexes B and C to this joint proxy statement/prospectus.

•

The prevailing macroeconomic conditions and the economic environment of the geographical areas and industries in which Northeast Utilities and NSTAR operate, which the Northeast Utilities board of trustees viewed as supporting the rationale for seeking a strategic transaction that should create a stronger, more diversified combined company that will be better positioned to support economic growth and renewables in New England and that the combined company will have access to the significant population and load center of the Boston metropolitan area which could lead to future transmission growth.

•	The range of strategic alternatives available to Northeast Utilities, including continuing to operate as a stand-alone entity.

•	Northeast Utilities management’s recommendation in favor of the merger.

•

The terms of the merger agreement, including that the exchange ratio is fixed, the restrictions on each party’s interim operations, the conditions to each party’s obligation to complete the merger, the instances in which each party is permitted to terminate the merger agreement and the related termination fees payable by each party in the event of termination of the merger agreement under specified circumstances.

•

The strong commitment on the part of both parties to complete the merger pursuant to their respective obligations under the terms of the merger agreement, because the Northeast Utilities board of trustees thought this made it more likely that the merger, once announced, would be completed.

•

The likelihood that the merger will be completed on a timely basis, receipt of all necessary regulatory approvals timely and without unacceptable conditions, as well as the recent history of proposed mergers in the electric distribution industry. See the section entitled “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 103 for a description of these matters.

•

The structure of the merger and the financial and other terms and conditions of the merger agreement, including the merger consideration, and the expectation that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

•

The scope of the due diligence investigation conducted by management and Northeast Utilities’ advisors and the evaluation of the results thereof, as well as the coverage of identified risk areas in the representations and warranties in the merger agreement.

•

The governance arrangements contained in the merger agreement providing that, after completion of the merger, (i) the board of trustees of the combined company will initially consist of fourteen trustees, including: (a) Charles W. Shivery, the current chairman, president and chief executive officer of Northeast Utilities; (b) Thomas J. May, the current chairman, president and chief executive officer of NSTAR; (c) six independent trustees designated from each of Northeast Utilities and NSTAR and (d) the lead trustee is to be designated by Northeast Utilities; (ii) each of the committees of the board of trustees of the combined company would consist of an equal number of members designated by Northeast Utilities and NSTAR; (iii) Mr. Shivery, the current chairman, president and chief executive officer of Northeast Utilities, will serve as non-executive chairman of the combined company; (iv) that certain Northeast Utilities officers will serve in senior executive positions at the combined company; and (v) approximately even allocation of committee memberships and chair positions among Northeast Utilities and NSTAR trustees.

Potential Risks

The Northeast Utilities board of trustees also considered the potential risks of the merger, including the following:

•

That the fixed exchange ratio would not adjust downwards to compensate for declines in the price of NSTAR common shares prior to the closing of the merger, and that the terms of the merger agreement did not include termination rights triggered expressly by a decrease in value of NSTAR due to a decline in the market price of NSTAR’s common shares. The Northeast Utilities board of trustees determined that this structure was appropriate and the risk acceptable in view of the Northeast Utilities board of trustees’ focus on the relative intrinsic values and financial performance of NSTAR and Northeast Utilities, the percentage of the combined company to be owned by Northeast Utilities shareholders and the inclusion in the merger agreement of other structural protections such as the ability to terminate the merger agreement in the event of a material adverse change in NSTAR’s business.

•

The fact that the merger agreement includes customary restrictions on the ability of Northeast Utilities to solicit offers for alternative proposals or to engage in discussions regarding such proposals, subject to exceptions, which could have the effect of discouraging such proposals from being made or pursued. The Northeast Utilities board of trustees understood that these provisions may have the effect of discouraging alternative proposals and may make it less likely that the transactions related to such proposals would be negotiated or pursued, even if potentially more favorable to Northeast Utilities shareholders than the merger.

•	The potential risk of the provisions of the merger agreement relating to the potential payment to NSTAR of a termination fee of $135 million and expenses up to $35 million under certain circumstances.

•

The regulatory approvals required to complete the merger and the risk that governmental authorities and third parties may seek to impose unfavorable terms or conditions on the required approvals or that such approvals would not be obtained at all. The Northeast Utilities board of trustees also considered the potential length of the regulatory approval process and that the merger agreement provides that it may not be terminated until 12 months from the date of the merger agreement, which may be extended to 18 months under specified circumstances.

•

The potential for diversion of management and employee attention and for increased employee attrition during the period prior to completion of the merger, and the potential effect of the merger on Northeast Utilities’ business and relations with customers, suppliers and regulators.

•	The risk that certain members of Northeast Utilities’ or NSTAR’s senior management might choose not to remain employed with the combined company.

•

The substantial costs to be incurred in connection with the merger, including the costs of integrating the businesses of Northeast Utilities and NSTAR and the transaction expenses arising from the merger.

•	The risk of not realizing all of the anticipated strategic benefits between Northeast Utilities and NSTAR and the risk that other anticipated benefits might not be realized.

•

The interests of Northeast Utilities’ executive officers and trustees in the merger apart from their interests as Northeast Utilities shareholders, and the risk that these interests might influence their decision with respect to the merger. See the section entitled “The Merger — Additional Interests of Northeast Utilities Trustees and Executive Officers in the Merger” beginning on page 82.

•

The types and nature of other risks described under the section entitled “Risk Factors” beginning on page 28, and the matters described under the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 26.

Opinions of Northeast Utilities’ Financial Advisors

Opinion of Barclays Capital Inc.

Pursuant to an engagement letter dated October 5, 2010 Northeast Utilities engaged Barclays Capital to act as a financial advisor to Northeast Utilities in connection with the merger.

On October 16, 2010, at a meeting of the Northeast Utilities board of trustees held to evaluate the merger, Barclays Capital delivered its opinion to the Northeast Utilities board of trustees that, as of October 16, 2010 and based upon and subject to the qualifications, limitations and assumptions stated in its opinion, the exchange ratio was fair, from a financial point of view, to Northeast Utilities.

The full text of Barclays Capital’s written opinion, dated as of October 16, 2010, is attached as Annex B to this joint proxy statement/prospectus. Barclays Capital’s written opinion sets forth, among other things, the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by Barclays Capital in rendering its opinion. You are encouraged to read the opinion and this section carefully and in their entirety. The following is a summary of Barclays Capital’s opinion and the methodology that Barclays Capital used to render its opinion. This summary of Barclays Capital’s written opinion is qualified in its entirety by reference to the full text of the opinion.

Barclays Capital’s opinion, the issuance of which was approved by Barclays Capital’s Fairness Opinion Committee, is addressed to the board of trustees of Northeast Utilities, addresses only the fairness, from a financial point of view, to Northeast Utilities of the exchange ratio and does not constitute a recommendation to any shareholder of Northeast Utilities as to how such shareholder should vote with respect to the merger or any other matter. The terms of the merger were determined through arm’s-length negotiations between Northeast Utilities and NSTAR and were unanimously approved by Northeast Utilities’ board of trustees. Barclays Capital was not requested to address, and its opinion does not in any manner address, Northeast Utilities’ underlying business decision to proceed with or complete the merger. In addition, Barclays Capital expressed no opinion on, and it does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, trustees or employees of any parties to the merger, or any class of such persons, relative to the consideration paid in the merger or otherwise. No limitations were imposed by Northeast Utilities’ board of trustees upon Barclays Capital with respect to the investigations made or procedures followed by it in rendering its opinion.

In arriving at its opinion, Barclays Capital, among other things, reviewed and analyzed:

•	a draft of the merger agreement, dated as of October 15, 2010 and the specific terms of the merger;

•

publicly available information concerning Northeast Utilities and NSTAR that Barclays Capital believed to be relevant to its analysis, including each of their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2009 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2010 and June 30, 2010 and other relevant filings with the SEC;

•

financial and operating information with respect to the business, operations and prospects of Northeast Utilities furnished to Barclays Capital by Northeast Utilities, including financial projections of Northeast Utilities prepared by management of Northeast Utilities together with certain adjustments thereto provided or approved by the management of Northeast Utilities (the “Northeast Utilities Projections”);

•

financial and operating information with respect to the business, operations and prospects of NSTAR furnished to Barclays Capital by Northeast Utilities, including financial projections of NSTAR prepared by management of NSTAR, (the “NSTAR Projections”) together with certain adjustments thereto provided or approved by the management of Northeast Utilities;

•	the future capital requirements of Northeast Utilities and NSTAR and their respective ability to fund such requirements in the future;

•

the trading history of Northeast Utilities common shares from October 15, 2008 through October 15, 2010 and the trading history of NSTAR common shares from October 15, 2008 through October 15, 2010 and a comparison of each of their trading histories with each other and with those of other companies that Barclays Capital deemed relevant;

•

a comparison of the historical financial results and present financial condition of Northeast Utilities and NSTAR with each other and with those of other companies that Barclays Capital deemed relevant;

•	the terms of certain other transactions that Barclays Capital deemed relevant;

•

the pro forma impact of the merger on the future financial performance of the combined company, including the benefits anticipated by the managements of Northeast Utilities and NSTAR to be realized in the merger; and

•	the relative contributions of Northeast Utilities and NSTAR to the historical and future financial performance of the combined company on a pro forma basis.

In addition, Barclays Capital had discussions with the managements of Northeast Utilities and NSTAR concerning their respective businesses, operations, assets, liabilities, financial condition and prospects and undertook such other studies, analyses and investigations as Barclays Capital deemed appropriate.

In arriving at its opinion, Barclays Capital assumed and relied upon the accuracy and completeness of the financial and other information used by Barclays Capital without any independent verification of such information and further relied upon the assurances of the managements of Northeast Utilities and NSTAR that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Northeast Utilities Projections, upon the advice of Northeast Utilities, Barclays Capital assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Northeast Utilities as to the future financial performance of Northeast Utilities and that Northeast Utilities would perform substantially in accordance with such projections and Barclays Capital relied on such projections in arriving at its opinion. With respect to the NSTAR Projections, upon the advice of NSTAR, Barclays Capital assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of NSTAR as to the future financial performance of NSTAR. However, for purposes of Barclays Capital’s analysis, upon the advice of Northeast Utilities, Barclays Capital also considered certain adjustments to the NSTAR Projections provided or approved by the management of Northeast Utilities and Barclays Capital relied on such adjustments in arriving at its opinion. Barclays Capital assumes no responsibility for and expressed no view as to any such projections or estimates or the assumptions on which they were based. In arriving at its opinion, Barclays Capital did not conduct a physical inspection of the properties and facilities of Northeast Utilities or NSTAR and did not make or obtain any evaluations or appraisals of the assets or liabilities of Northeast Utilities or NSTAR. Furthermore, upon the advice of Northeast Utilities and its legal and accounting advisors, Barclays Capital assumed that (i) the merger would qualify as a reorganization within the meaning of Section 368(a) of the Code, and therefore as a tax-free transaction to the shareholders of Northeast Utilities; and (ii) the merger would be treated as a purchase of interests for accounting purposes and that certain purchase accounting adjustments provided to Barclays Capital by Northeast Utilities’ management represented Northeast Utilities management’s best estimates of the likely accounting treatment for the merger. Barclays Capital’s opinion was necessarily based upon market, economic and other conditions as they existed on, and could be evaluated as of, October 16, 2010. Barclays Capital assumed no responsibility for updating or revising its opinion based on events or circumstances that may occur after October 16, 2010. Barclays Capital expressed no opinion as to the prices at which Northeast Utilities common shares would trade following the announcement or consummation of the merger. Barclays Capital’s opinion should not be viewed as providing any assurance that the market value of Northeast Utilities common shares to be held by the shareholders of Northeast Utilities after the consummation of the merger will be in excess of the market value of Northeast Utilities common shares owned by such shareholders at any time prior to the announcement or consummation of the merger.

Barclays Capital assumed that the executed merger agreement would conform in all material respects to the last draft reviewed by Barclays Capital. In addition, Barclays Capital assumed the accuracy of the representations and warranties contained in the merger agreement and all agreements related thereto. Barclays Capital also assumed, upon the advice of Northeast Utilities, that all material governmental, regulatory and third party approvals, consents and releases for the merger would be obtained within the constraints contemplated by the merger agreement and that the merger will be consummated in accordance with the terms of the merger agreement without waiver, modification or amendment of any material term, condition or agreement thereof. Barclays Capital did not express any opinion as to any tax or other consequences that might result from the merger, nor does its opinion address any legal, tax, regulatory or accounting matters, as to which Barclays Capital understood that Northeast Utilities obtained such advice as it deemed necessary from qualified professionals.

In connection with rendering its opinion, Barclays Capital performed certain financial, comparative and other analyses as summarized below. In arriving at its opinion, Barclays Capital did not ascribe a specific range of values to Northeast Utilities common shares but rather made its determination as to fairness, from a financial point of view, to Northeast Utilities of the exchange ratio on the basis of various financial and comparative analyses. The preparation of a fairness opinion is a complex process and involves various determinations as to the most appropriate and relevant methods of financial and comparative analyses and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to summary description.

In arriving at its opinion, Barclays Capital did not attribute any particular weight to any single analysis or factor considered by it but rather made qualitative judgments as to the significance and relevance of each analysis and factor relative to all other analyses and factors performed and considered by it and in the context of the circumstances of the merger. Accordingly, Barclays Capital believes that its analyses must be considered as a whole, as considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its opinion.

The following is a summary of the material financial analyses used by Barclays Capital in preparing its opinion to Northeast Utilities’ board of trustees. Certain financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses used by Barclays Capital, the tables must be read together with the text of each summary, as the tables alone do not constitute a complete description of the financial analyses. In performing its analyses, Barclays Capital made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Northeast Utilities or any other parties to the merger. None of Northeast Utilities, NSTAR, Merger Sub, Acquisition Sub, Barclays Capital or any other person assumes responsibility if future results are materially different from those discussed. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. In addition, analyses relating to the value of the businesses do not purport to be appraisals or reflect the prices at which the businesses may actually be sold.

Barclays Capital is an internationally recognized investment banking firm and, as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Northeast Utilities’ board of trustees selected Barclays Capital because of its familiarity with Northeast Utilities and its qualifications, reputation and experience in the valuation of businesses and securities in connection with mergers and acquisitions generally, as well as substantial experience in transactions comparable to the merger.

Barclays Capital is acting as financial advisor to Northeast Utilities in connection with the merger. As compensation for its services in connection with the merger, Northeast Utilities has agreed to pay compensation to Barclays Capital totaling up to $21.5 million, $5.375 million of which is payable upon the public announcement of the merger agreement, an additional $5.375 million payable upon receipt of the requisite Northeast Utilities’ shareholder approval of the merger and the remaining $10.75 million will be payable upon the closing of the transaction. If the merger agreement is terminated for any reason and Northeast Utilities is paid a termination fee by NSTAR pursuant to the merger agreement, then Northeast Utilities will pay, in lieu of the transaction fee, $20.25 million termination fee. In addition, Northeast Utilities has agreed to reimburse Barclays Capital for expenses incurred in connection with the merger and to indemnify Barclays Capital for certain liabilities that may arise out of its engagement by Northeast Utilities and the rendering of Barclays Capital’s opinion. Barclays Capital has performed various investment banking and financial services for Northeast Utilities in the past, and expects to perform such services in the future, and has received, and expects to receive, customary fees for such services. Specifically, in the past two years, Barclays Capital and its affiliates have: (i) provided strategic advisory services to Northeast Utilities under a prior defense/strategic advisory retainer engagement letter, (ii) acted as joint bookrunner on Northeast Utilities’ $383 million common equity follow-on offering in March 2009, (iii) acted as joint lead arranger on the refinancing of Northeast Utilities’ (a) parent company $500 million revolving credit facility and (b) operating company $400 million revolving credit facility, each in September 2010, (iv) acted as joint bookrunner on a 5.5% $250 million first mortgage bond offering for a wholly owned subsidiary of Northeast Utilities in February 2009, and (v) executed and/or acted as a counterparty on various hedging, derivative and other securities transactions. In the past two years, Barclays Capital has not performed any investment banking or financial services for NSTAR.

Barclays Capital and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of its business, Barclays Capital and its affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of Northeast Utilities and NSTAR and their respective affiliates for its own account and for the accounts of its customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

Historical Trading Analysis

Barclays Capital reviewed, for informational purposes, the daily closing share prices of NSTAR common shares and Northeast Utilities common shares for the two-year, one-year, 180-calendar-day, 40-trading-day, 30-trading-day, 20-trading-day, 10-trading-day and 5-trading-day periods ended October 15, 2010, and derived the historical exchange ratio reference range over such periods. The following table presents the implied exchange ratios during the periods covered and as of October 15, 2010, as compared to the exchange ratio in the merger of 1.312x:

Historical Period	Daily Average Trading Ratios
October 15, 2010	1.288x
5-Trading Days	1.288x
10-Trading Days	1.299x
20-Trading Days	1.312x
30-Trading Days	1.310x
40-Trading Days	1.311x
180-Calendar Days	1.334x
Last Twelve Months	1.339x
2 Years	1.382x

Selected Comparable Company Analysis

In order to assess how the public market values the stock of similar publicly traded companies and to provide a range of relative implied equity values per Northeast Utilities common share and NSTAR common share by reference to these companies, which could then be used to calculate implied exchange ratio ranges, Barclays Capital reviewed and compared specific financial data relating to Northeast Utilities and NSTAR with the following selected companies that Barclays Capital deemed comparable to Northeast Utilities and NSTAR:

•	Alliant Energy Corp.

•	CMS Energy Corp.

•	Consolidated Edison, Inc.

•	ITC Holdings Corp.

•	NV Energy Inc.

•	Pinnacle West Capital Corp.

•	Pepco Holdings, Inc.

•	SCANA Corp.

•	Westar Energy Inc.

•	Wisconsin Energy Corp.

Barclays Capital calculated and compared various financial multiples and ratios of Northeast Utilities and NSTAR and the selected comparable companies. As part of its selected comparable company analysis, Barclays Capital calculated and analyzed each company’s ratio of its current share price to its projected earnings per share, or EPS (commonly referred to as a price earnings ratio, or P/E). Barclays Capital calculated and analyzed each company’s enterprise value to, in the case of the selected comparable companies, projected earnings before interest, taxes, depreciation and amortization, or EBITDA; in the case of Northeast Utilities, to projected earnings before interest, taxes, depreciation and allowance for funds used during construction (excluding the revenues associated with servicing the interest and amortization related to the securitized debt), or Northeast Utilities EBITDA, which was based on the Northeast Utilities Projections; and in the case of NSTAR, to projected earnings before interest, taxes, depreciation and amortization (excluding the revenues associated with servicing the interest and amortization related to the securitized debt), or NSTAR EBITDA, which was based on the NSTAR Projections. The enterprise value of each company was obtained by adding its short and long-term debt (excluding securitized debt) to the sum of the market value of its common equity, the value of any preferred stock, the book value of any minority interest and the present value of any off-balance sheet liabilities, and subtracting its cash and cash equivalents. Enterprise value calculations were performed, and based on publicly available financial data and closing prices, as of October 15, 2010, the last trading date prior to the delivery of Barclays Capital’s opinion.

Barclays Capital selected the comparable companies listed above because their businesses and operating profiles are reasonably similar to that of Northeast Utilities. However, because of the inherent differences between the business, operations and prospects of Northeast Utilities and those of the selected comparable companies, Barclays Capital believed that it was inappropriate to, and therefore did not rely solely on the quantitative results of the selected comparable company analysis. Accordingly, Barclays Capital also made qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of Northeast Utilities and the selected comparable companies that could affect the public trading values of each in order to provide a context in which to consider the results of the quantitative analysis. These qualitative judgments related primarily to the differing sizes, growth prospects and degree of operational risk between Northeast Utilities and the companies included in the selected company analysis.

Based upon these judgments, Barclays Capital applied the ratios derived from the comparable public companies to corresponding financial data as provided in the Northeast Utilities Projections and NSTAR Projections. Barclays Capital calculated a range of implied equity values per Northeast Utilities common share and NSTAR common share which were then used to calculate a range of implied exchange ratios. The following table reflects the results of this analysis as compared to the exchange ratio in the merger of 1.312x:

	Firm Value to EBITDA		Share Price EPS
	2011E	2012E	2011E	2012E
Comparable Companies: Selected Range	7.7x – 8.7x	7.0x – 8.0x	13.2x – 15.2x	11.7x – 13.7x
Northeast Utilities	8.0x	7.8x	13.9x	13.1x
NSTAR	8.5x	8.1x	14.9x	14.0x

	Firm Value to EBITDA		Share Price EPS
Implied Exchange Ratio	0.941x – 1.505x		1.034x – 1.394x

Discounted Cash Flow Analysis

In order to estimate the present value of Northeast Utilities common shares and NSTAR common shares, Barclays Capital performed a discounted cash flow analysis of Northeast Utilities and NSTAR. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.

To calculate the estimated enterprise value of Northeast Utilities using the discounted cash flow method, Barclays Capital added (i) the present value of Northeast Utilities’ projected unlevered free cash flows for the period between June 30, 2010 and December 31, 2015 based on the Northeast Utilities Projections to (ii) the present value of the “terminal value” of Northeast Utilities as of December 31, 2015, which present values were discounted using a range of selected discount rates. The unlevered free cash flows were calculated by taking the tax-affected earnings before interest and taxes (excluding the revenues associated with servicing the interest related to the securitized debt), adding back the aggregate of depreciation and amortization (excluding the amortization related to the securitized debt), subtracting capital expenditures, adjusting for changes in working capital, deferred taxes and other operating cash flows not reflected on the income statement. The residual value of Northeast Utilities at the end of the forecast period, or “terminal value,” was estimated by applying a range of terminal value multiples based on 2010E EBITDA multiples of the companies in the selected comparable company analysis of 8.6x to 9.1x to a terminal EBITDA, which consisted of 2015E Northeast Utilities EBITDA adjusted to include a pro forma full year of revenue and earnings related to 2015 capital expenditures by assuming that returns on capital expenditures by Northeast Utilities in fiscal year 2015 were realized as if such capital expenditures were made on January 1, 2015, instead of June 30, 2015. The range of after-tax discount rates of 5.84% to 6.84% was selected based on an analysis of the weighted average cost of capital of Northeast Utilities and the comparable companies. Barclays Capital then calculated a range of implied equity values per Northeast Utilities common share by subtracting net debt (excluding securitized debt) as of June 30, 2010 from the estimated enterprise value using the discounted cash flow method and dividing such amount by the fully diluted number of Northeast Utilities common shares.

To calculate the estimated enterprise value of NSTAR using the discounted cash flow method, Barclays Capital added (i) the present value of NSTAR’s projected unlevered free cash flows for the period between June 30, 2010 and December 31, 2015 based on the NSTAR Projections to (ii) the present value of the “terminal value” of NSTAR as of December 31, 2015, which present values were discounted using a range of selected discount rates. The unlevered free cash flows were calculated by taking the tax-affected earnings before interest and taxes (excluding the revenues associated with servicing the interest related to the securitized debt), adding back the aggregate of depreciation and amortization (excluding the amortization related to the securitized debt), subtracting capital expenditures, adjusting for changes in working capital, deferred taxes and other operating cash flows not reflected on the income statement. The residual value of NSTAR at the end of the forecast period, or “terminal value,” was estimated by applying a range of terminal value multiples based on 2010E EBITDA multiples of the companies in the selected comparable company analysis of 8.6x to 9.1x to a terminal EBITDA, which consisted of 2015E NSTAR EBITDA adjusted to include a pro forma full year of revenue and earnings related 2015 capital expenditures by assuming that returns on capital expenditures by NSTAR on the Northern Pass Line Project in fiscal year 2015 were realized as if such capital expenditures were made on January 1, 2015, instead of June 30, 2015. The range of after-tax discount rates of 5.65% to 6.65% was selected based on an analysis of the weighted average cost of capital of NSTAR and the comparable companies. Barclays Capital then calculated a range of implied equity values per NSTAR common share by subtracting net debt (excluding securitized debt) as of June 30, 2010 from the estimated enterprise value using the discounted cash flow method and dividing such amount by the fully diluted number of NSTAR common shares.

Based on the range of implied equity values per share calculated in the Northeast Utilities discounted cash flow analysis and NSTAR discounted cash flow analysis Barclays Capital calculated a range of implied exchange ratios for NSTAR common shares to Northeast Utilities common shares. The following table reflects the results of this analysis, as compared to the exchange ratio in the merger of 1.312x:

Discounted Cash Flow Analysis
Implied Exchange Ratio	1.148x – 1.630x

Contribution Analysis

Barclays Capital reviewed selected estimated future financial information for Northeast Utilities and NSTAR to determine Northeast Utilities’ and NSTAR’s relative contribution to the combined company after the merger. Barclays Capital analyzed Northeast Utilities’ and NSTAR’s relative contribution to estimated leverage adjusted EBITDA (which in the case of Northeast Utilities and NSTAR was calculated as Northeast Utilities EBITDA and NSTAR EBITDA, respectively), net income and cash flow from operations for each of the years 2011 through 2015 based on the Northeast Utilities Projections and the NSTAR Projections. Leverage adjusted EBITDA (which in the case of Northeast Utilities and NSTAR was calculated as Northeast Utilities EBITDA and NSTAR EBITDA, respectively) for each year reviewed was calculated by applying the EBITDA contribution percentage of one company to the sum of each company’s total enterprise value and then subtracting out that company’s projected net debt (excluding securitized debt) amount for that year.

Based on the relative contributions of Northeast Utilities and NSTAR to the combined company calculated in the contribution analysis, Barclays Capital determined a range of implied exchange ratios for NSTAR common shares to Northeast Utilities common shares. The following table reflects the results of the analysis, as compared to the exchange ratio in the merger of 1.312x:

Implied Exchange Ratio Based on Contributions to the Combined Company
2011E Leverage Adjusted EBITDA (1)	1.318x
2012E Leverage Adjusted EBITDA (1)	1.495x
2013E Leverage Adjusted EBITDA (1)	1.353x
2014E Leverage Adjusted EBITDA (1)	1.567x
2015E Leverage Adjusted EBITDA (1)	1.481x
2011E Net Income	1.161x
2012E Net Income	1.136x
2013E Net Income	1.075x
2014E Net Income	1.082x
2015E Net Income	1.087x
2011E Cash Flow From Operations	1.312x
2012E Cash Flow From Operations	1.341x
2013E Cash Flow From Operations	1.308x
2014E Cash Flow From Operations	1.069x
2015E Cash Flow From Operations	0.952x

Low — High Range	0.952x – 1.567x

(1)	In the case of Northeast Utilities and NSTAR, was calculated as Northeast Utilities EBITDA and NSTAR EBITDA, respectively.

Pro Forma Merger Analysis

Barclays Capital analyzed and considered the impact of the merger on (x) the estimated EPS of Northeast Utilities for each of the years 2012 through 2015, using the Northeast Utilities Projections and the NSTAR Projections and (y) the estimated EPS of Northeast Utilities for the years 2012 and 2013, using estimated EPS for Northeast Utilities and NSTAR for 2012 and 2013 based on consensus EPS estimates of the Institutional Brokers Estimate System, referred to in this joint proxy statement prospectus as “I/B/E/S.” Barclays Capital assumed that, among other things, (i) that the transaction would close on December 31, 2011, (ii) that the combined company would realize the benefits anticipated by the managements of Northeast Utilities and NSTAR to be realized in the merger, (iii) that an increase in Northeast Utilities’ dividend following closing would occur, (iv) that the combined company would forego certain share repurchases and equity issuances, and (v) certain purchase accounting adjustments related to regulatory asset goodwill, holding company debt, and unregulated businesses.

Based on this analysis, the merger is expected to result in an increase in EPS when compared to Northeast Utilities’ estimated EPS in the Northeast Utilities Projections on a stand-alone basis in the years 2012 through 2015, and when compared to Northeast Utilities’ I/B/E/S EPS estimates on a stand-alone basis in the years 2012 and 2013.

Research Price Targets Analysis

Barclays Capital considered publicly available research per share price targets for Northeast Utilities common shares and NSTAR common shares provided by equity research firms and calculated the implied exchange ratio range by dividing the lowest price target for NSTAR common shares by the highest price target for Northeast Utilities common shares for the low end of the range and dividing the highest price target for NSTAR common shares by the lowest price target for Northeast Utilities common shares for the high end of the range. The price targets published by the equity research firms do not necessarily reflect current market trading prices for NSTAR common shares and Northeast Utilities common shares and these estimates are subject to uncertainties, including the future financial performance of NSTAR and Northeast Utilities and future financial market conditions. The following table reflects the results of the analysis, as compared to the exchange ratio in the merger of 1.312x:

Research Estimates
Implied Exchange Ratio	0.943x – 1.464x

52 Week Low/ High Analysis

Barclays Capital reviewed for informational purposes the 52-week low and 52-week high prices of Northeast Utilities common shares and NSTAR common shares as of October 15, 2010 and calculated the implied exchange ratio range by dividing the 52-week low price for NSTAR common shares by the 52-week high price for Northeast Utilities common shares for the low end of the range and dividing the 52-week high price for NSTAR common shares by the 52-week low price for Northeast Utilities common shares for the high end of the range. The following table reflects the results of the analysis, as compared to the exchange ratio in the merger of 1.312x:

52 Week Low/High
Implied Exchange Ratio	1.001x – 1.812x

Opinion of Lazard Frères & Co. LLC

In connection with the merger, on October 16, 2010, Lazard rendered its written opinion to the Northeast Utilities board of trustees that, as of such date, and based upon and subject to the assumptions, procedures, factors, qualifications and limitations set forth therein, the exchange ratio was fair, from a financial point of view, to Northeast Utilities.

The full text of Lazard’s written opinion, dated October 16, 2010, which sets forth the assumptions made, procedures followed, factors considered and qualifications and limitations on the review undertaken by Lazard in connection with its opinion, is attached to this joint proxy statement/prospectus as Annex C and is incorporated into this joint proxy statement/prospectus by reference. You are encouraged to read Lazard’s opinion and this section carefully and in their entirety.

Lazard’s opinion was directed to the Northeast Utilities board of trustees for the information and assistance of the Northeast Utilities board of trustees in connection with its evaluation of the merger and addressed only the fairness as of the date of the opinion, from a financial point of view, of the exchange ratio to Northeast Utilities. Lazard’s opinion was not intended to, and does not constitute, a recommendation to any shareholder as to how such shareholder should vote or act with respect to the merger or any matter relating thereto. Lazard’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Lazard as of, the date of the opinion. Lazard assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date of the opinion. Lazard did not express any opinion as to the prices at which Northeast Utilities common shares or NSTAR common shares may trade at any time subsequent to the announcement of the merger.

In connection with its opinion, Lazard:

•	Reviewed the financial terms and conditions of a draft, dated October 15, 2010, of the merger agreement;

•	Analyzed certain publicly available historical business and financial information relating to NSTAR and Northeast Utilities;

•

Reviewed various financial forecasts and other data provided to Lazard by NSTAR, as adjusted by Northeast Utilities, relating to the business of NSTAR and financial forecasts and other data provided to Lazard by Northeast Utilities relating to the business of Northeast Utilities, certain publicly available financial forecasts and other data relating to the businesses of NSTAR and Northeast Utilities;

•

Held discussions with members of the senior management of NSTAR and Northeast Utilities with respect to the businesses and prospects of NSTAR and Northeast Utilities, respectively, and with respect to the benefits anticipated by the managements of Northeast Utilities and NSTAR to be realized from the merger;

•

Reviewed public information with respect to certain other companies in lines of business Lazard believed to be generally relevant in evaluating the businesses of NSTAR and Northeast Utilities, respectively;

•

Reviewed certain terms of certain business combinations involving companies in lines of business Lazard believed to be generally relevant in evaluating the businesses of NSTAR and Northeast Utilities, respectively;

•	Reviewed historical share prices and trading volumes of NSTAR common shares and Northeast Utilities common shares;

•	Reviewed the potential pro forma financial impact of the transaction on Northeast Utilities based on the financial forecasts referred to above related to Northeast Utilities and NSTAR; and

•	Conducted such other financial studies, analyses and investigations as Lazard deemed appropriate.

Lazard assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. Lazard did not conduct any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of NSTAR or Northeast Utilities or concerning the solvency or fair value of NSTAR or Northeast Utilities, and Lazard was not furnished with such valuation or appraisal. With respect to the financial forecasts of NSTAR and Northeast Utilities that Lazard reviewed, Lazard assumed, with the consent of Northeast Utilities, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the managements of NSTAR or Northeast Utilities as to the future financial performance of NSTAR and Northeast Utilities, respectively. Lazard further assumed, with the consent of Northeast Utilities, that the financial forecasts will be realized in the amounts and at the times contemplated thereby. Lazard assumed no responsibility for, and expressed no view as to, such forecasts or the assumptions on which they were based.

In rendering its opinion, Lazard assumed, with the consent of Northeast Utilities, that the merger would be consummated on the terms described in the merger agreement, without any waiver or modification of any material terms or conditions. Representatives of Northeast Utilities advised Lazard, and Lazard assumed, that the merger agreement, when executed, would conform to the draft reviewed by Lazard in all material respects. Lazard also assumed, with Northeast Utilities’ consent, that obtaining the necessary regulatory or third party approvals and consents for the transaction would not have an adverse effect on Northeast Utilities, NSTAR or the combined company. Lazard further assumed that the transaction would qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. Lazard did not express any opinion as to any tax or other consequences that might result from the transaction, nor did Lazard’s opinion address any legal, tax, regulatory or accounting matters, as to which Lazard understood that Northeast Utilities had obtained such advice as it deemed necessary from qualified professionals. Lazard expressed no view or opinion as to any terms or other aspects or implications of the transaction (other than the exchange ratio to the extent expressly specified in the opinion). In addition, Lazard expressed no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, trustees or employees of any parties to the transaction, or class of such persons, relative to the exchange ratio or otherwise.

Lazard is an internationally recognized investment banking firm providing a full range of financial advisory and other services. Lazard was selected to act as investment banker to Northeast Utilities because of its qualifications, expertise and reputation in investment banking and mergers and acquisitions, as well as its familiarity with the business of Northeast Utilities.

In connection with Lazard’s services as financial advisor to Northeast Utilities with respect to the transaction, Northeast Utilities agreed to pay Lazard a fee in an amount equal to a percentage of the fair market value of the consideration paid to NSTAR shareholders as of the closing date of the merger plus assumed debt, of which one-quarter was payable upon public announcement of the transaction, one-quarter of which is payable upon receipt of the requisite approvals of the holders of NSTAR common shares and Northeast Utilities common shares with respect to the transaction and the remainder of which is payable upon the consummation of the transaction. Based on the fair market value of the consideration to be paid to NSTAR shareholders as of October 15, 2010, we estimate this aggregate amount to be $10.2 million, but the exact amount of the fee will not be known until the merger is completed. Northeast Utilities has also agreed to reimburse Lazard for certain expenses incurred in connection with Lazard’s engagement and to indemnify Lazard and certain related persons under certain circumstances against certain liabilities that may arise from or be related to Lazard’s engagement, including certain liabilities under United States federal securities laws.

Lazard, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, leveraged buyouts, and valuations for estate, corporate and other purposes. Lazard has been continuously retained by Northeast Utilities since January 2003 to provide financial advisory services. Lazard is currently providing and in the past has provided investment banking services to Northeast Utilities and certain of its affiliates for which Lazard has received and may receive compensation. In addition, in the ordinary course of their respective businesses, Lazard and LFCM Holdings LLC (an entity indirectly owned in large part by managing directors of Lazard) and their respective affiliates may actively trade securities of Northeast Utilities and/or the securities of NSTAR and certain of their respective affiliates for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of Northeast Utilities and NSTAR. The issuance of Lazard’s opinion was approved by the opinion committee of Lazard.

In rendering its opinion, Lazard was not requested to consider, and its opinion does not address, the relative merits of the transaction as compared to any other transaction or business strategy in which Northeast Utilities might engage or the merits of the underlying decision by Northeast Utilities to engage in the transaction.

In connection with rendering its opinion, Lazard performed certain financial, comparative and other analyses that Lazard deemed appropriate in connection with rendering its opinion as summarized below under “— Summary of Lazard Financial Analyses.” The summary of the analyses and reviews described below under “— Summary of Lazard Financial Analyses” is not a complete description of the analyses and reviews underlying Lazard’s opinion. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and review and the application of those methods to particular circumstances, and, therefore, is not readily susceptible to partial analysis or summary description. Considering selected portions of these analyses and reviews or the summary contained in “— Summary of Lazard Financial Analyses,” without considering the analyses and reviews as a whole, could create an incomplete or misleading view of the analyses and reviews underlying Lazard’s opinion. In arriving at its opinion, Lazard considered the results of all of its analyses and reviews and did not attribute any particular weight to any factor, analysis or review considered by it; rather, Lazard made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses and reviews.

For purposes of its analyses and reviews, Lazard considered industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Northeast Utilities and NSTAR. No company, business or transaction used in Lazard’s analyses and reviews as a comparison is identical to Northeast Utilities, NSTAR, or the transaction, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses and reviews involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, businesses or transactions used in Lazard’s analyses and reviews. The estimates contained in Lazard’s analyses and reviews and the ranges of valuations resulting from any particular analysis or review are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Lazard’s analyses and reviews. In addition, analyses relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Lazard’s analyses are inherently subject to substantial uncertainty.

Summary of Lazard Financial Analyses

The following is a summary of the material financial analyses reviewed with the Northeast Utilities board of trustees in connection with Lazard’s opinion, dated October 16, 2010. The summary of the analyses and reviews provided below includes information presented in tabular format. In order to fully understand Lazard’s analyses and reviews, the tables must be read together with the full text of each summary. The tables alone do not constitute a complete description of Lazard’s analyses and reviews. Considering the data in the tables below without considering the full description of the analyses and reviews, including the methodologies and assumptions underlying the analyses and reviews, could create a misleading or incomplete view of Lazard’s analyses and reviews.

Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 15, 2010 and is not necessarily indicative of current market conditions.

52 Week High Low Trading Prices

Lazard reviewed, for informational purposes, the range of trading prices of NSTAR common shares and Northeast Utilities common shares for the 52 weeks ended on October 15, 2010. Based on such historical share price range, Lazard calculated the following implied exchange ratio reference range by dividing the low and high trading prices of NSTAR’s common shares by the high and low trading prices of Northeast Utilities’ common shares during such period, as compared to the exchange ratio provided for in the merger:

Implied Exchange Ratio Reference Range 52 Weeks Ended 10/15/10	Exchange Ratio
1.001x — 1.812x	1.312x

Equity Research Analyst Price Targets

Lazard also reviewed the low and high price targets for NSTAR common shares prepared and published by equity research analysts covering NSTAR. Lazard reviewed the most recent price target published by each analyst prior to October 15, 2010. These targets reflect each analyst’s estimate of the future public market trading price of NSTAR’s common shares at the time the price target was published. Lazard adjusted each price target to give effect to interim NSTAR dividends of $0.425 per quarter and discounted the adjusted price target (net of expected dividends) to present value at a cost of equity of 8.0%.

Lazard also reviewed the low and high price targets for Northeast Utilities common shares prepared and published by equity research analysts covering Northeast Utilities. Lazard reviewed the most recent price target published by each analyst prior to October 15, 2010. These targets reflect each analyst’s estimate of the future public market trading price of Northeast Utilities’ common shares at the time the price target was published. Lazard adjusted each price target to give effect to interim Northeast Utilities dividends of $0.275 per quarter, discounted to present value at a cost of equity of 8.0%.

Lazard calculated the exchange ratio implied by each analyst’s price targets for NSTAR and Northeast Utilities by dividing the NSTAR price target by the Northeast Utilities price target. This analysis implied a range of exchange ratios of 0.963x to 1.463x based on price targets available as of October 15, 2010. Lazard noted that the merger agreement provided for an exchange ratio of 1.312x.

The price targets published by securities research analysts do not necessarily reflect current market trading prices for NSTAR common shares and Northeast Utilities common shares and these estimates are subject to uncertainties, including the future financial performance of NSTAR and Northeast Utilities, as well as future financial market conditions.

Exchange Ratio Analysis

In order to provide background information and perspective on the relationship between NSTAR and Northeast Utilities common shares, Lazard reviewed:

•	the ratio of the closing price of NSTAR common shares divided by the closing price of Northeast Utilities common shares on October 15, 2010, and

•	the ratio of average closing prices of NSTAR common shares divided by average closing prices of Northeast Utilities common shares computed over various periods ended October 15, 2010.

The results of Lazard’s review are summarized in the following table:

	Low Implied Exchange Ratio	Average Implied Exchange Ratio	High Implied Exchange Ratio
As of October 15, 2010	1.288x	1.288x	1.288x
Five-trading-day average	1.283x	1.288x	1.293x
Ten-trading-day average	1.283x	1.299x	1.331x
Twenty-trading-day average	1.283x	1.312x	1.335x
Thirty-trading-day average	1.283x	1.310x	1.335x
Forty-trading-day average	1.283x	1.311x	1.335x
180-calendar-day average	1.283x	1.334x	1.379x
Last-twelve-months average	1.276x	1.339x	1.435x
Two-year average	1.276x	1.382x	1.597x

The review indicated a range of exchange ratios from 1.276x to 1.597x over the various periods, compared to an exchange ratio of 1.312x in the merger agreement.

Selected Comparable Company Trading Analysis

Lazard reviewed and analyzed certain financial information, valuation multiples and market trading data relating to selected comparable publicly-traded regulated electric and gas utility companies whose operations Lazard believed, based on its experience with companies in the regulated electric and gas utility industry to be similar to both NSTAR’s and Northeast Utilities’ operations for purposes of this analysis. Lazard then compared such information to the corresponding information for NSTAR and Northeast Utilities. While the selected group of companies represents a mix of comparable public companies that encompasses NSTAR’s and Northeast Utilities’ primary attributes, no company, independently or as part of a set, is identical to NSTAR or Northeast Utilities. The selected group of companies was as follows:

•	CH Energy Group, Inc.

•	Consolidated Edison, Inc.

•	NorthWestern Corporation

•	Pepco Holdings, Inc.

•	PG&E Corporation

•	UIL Holdings Corporation

Lazard calculated and compared various financial multiples and ratios of the selected companies, including, among other things, (i) the ratio of each company’s enterprise value, calculated as the market capitalization of each company (based on each company’s closing share price as of October 15, 2010), plus debt (excluding securitized debt), less cash, cash equivalents and marketable securities as of June 30, 2010, to its calendar year 2010, 2011 and 2012 estimated earnings before interest, taxes, depreciation and amortization (excluding, in the case of each of Northeast Utilities and NSTAR, the impact of any interest and amortization relating to securitized debt and, in the case of Northeast Utilities, allowance for funds used during construction), commonly referred to as EBITDA, and (ii) the ratio of each company’s October 15, 2010 share price to its calendar year 2010, 2011 and 2012 estimated earnings per share EPS. The calendar year 2010, 2011 and 2012 estimated EBITDA for each of the selected companies listed above and used by Lazard in its analysis was based on I/B/E/S, which represents publicly available consensus estimates, adjusted to exclude securitized debt and related impacts. The calendar year 2010, 2011 and 2012 estimated EPS for the companies listed above and used by Lazard in its analysis was based on I/B/E/S, which represent publicly available consensus estimates. Lazard observed a range of enterprise value to 2010 estimated EBITDA multiples for these companies of 6.7x to 9.1x; enterprise value to 2011 estimated EBITDA multiples of 5.4x to 8.7x; and enterprise value to 2012 adjusted EBITDA multiples of 5.6x to 7.4x. Lazard observed a range of share price to 2010 estimated EPS multiples for these companies of 13.8x to 20.1x; share price to 2011 estimated EPS multiples of 12.7x to 16.0x; and share price to 2012 estimated EPS multiples of 12.0x to 14.7x.

Based on an analysis of the relevant metrics for each of the comparable companies, Lazard selected a reference range of (i) 8.00x to 8.50x for enterprise value to estimated 2010 EBITDA of the comparable companies; 7.75x to 8.25x for enterprise value to estimated 2011 EBITDA of the comparable companies; and 7.25x to 8.00x for enterprise value to estimated 2012 EBITDA of the comparable companies, and (ii) 13.5x to 15.5x for share price to 2010 estimated EPS of the comparable companies; 12.5x to 14.5x for share price to 2011 estimated EPS of the comparable companies; and 11.5x to 13.5x for share price to 2012 estimated EPS of the comparable companies. Lazard applied each such range of multiples to estimated calendar year 2010, 2011 and 2012 EBITDA for NSTAR and Northeast Utilities, respectively, included in the financial forecasts of NSTAR prepared by the management of NSTAR, which are referred to in this discussion as the “NSTAR management case” and the financial forecasts of Northeast Utilities prepared by management of Northeast Utilities, which are referred to in this discussion as the “Northeast Utilities management case,” as well as to publicly available equity research estimates for NSTAR and Northeast Utilities, which are referred to in this discussion as the “street case.” Based on the application of the enterprise value to EBITDA reference range to the NSTAR and Northeast Utilities management cases, Lazard estimated an implied value range for NSTAR common shares and an implied value range for Northeast Utilities common shares. In addition, based on the application of the enterprise value to EBITDA reference range to the street case, Lazard estimated an implied value range for NSTAR common shares and an implied value range for Northeast Utilities common shares. Lazard also noted that such value ranges indicated a range of implied exchange ratios, as compared to the exchange ratio provided in the merger agreement, of:

Implied Exchange Ratio Reference Range		Exchange Ratio
Based on NSTAR and Northeast Utilities Management Cases	1.073x — 1.398x	1.312x
Based on Street Case	1.056x — 1.385x

Based on the application of the share price to estimated EPS reference range to the NSTAR and Northeast Utilities management cases, Lazard estimated an implied value range for NSTAR common shares and an implied value range for Northeast Utilities common shares. In addition, based on the application of the share price to estimated EPS reference range to the street case, Lazard estimated an implied value range for NSTAR common shares and an implied value range for Northeast Utilities common shares. Lazard noted that such value ranges indicated a range of implied exchange ratios, as compared to the exchange ratio provided in the merger agreement, as follows:

Implied Exchange Ratio Reference Range		Exchange Ratio
Based on NSTAR and Northeast Utilities Management Cases	1.056x — 1.413x	1.312x
Based on Street Case	1.048x — 1.404x

Lazard selected the companies reviewed in this analysis because, among other things, such companies operate similar businesses to those of NSTAR and Northeast Utilities. However, no selected company is identical to NSTAR or Northeast Utilities. Accordingly, Lazard believes that purely quantitative analyses are not, in isolation, determinative in the context of the merger and that qualitative judgments concerning differences between the business, financial and operating characteristics and prospects of NSTAR, Northeast Utilities and the selected companies that could affect the public trading values of each also are relevant.

Discounted Cash Flow Analysis

Lazard performed a discounted cash flow analysis of each of NSTAR and Northeast Utilities, which is a valuation methodology used to derive a valuation of a company or asset by calculating the “present value” of estimated future cash flows of the company or asset. “Future cash flows” refers to projected unlevered free cash flows of the business, commonly referred to as ULFCF. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, capital structure, income taxes, expected returns and other appropriate factors. Lazard calculated the discounted cash flow value for NSTAR and Northeast Utilities as the sum of the net present value of:

•	the estimated future cash flow that the company will generate for the years 2011 through 2015; and

•	the estimated value of the company at the end of such period, or the terminal value.

The estimated future cash flow for each of the scenarios was based on the NSTAR management case and the Northeast Utilities management case. For its calculations, Lazard used discount rates ranging from 5.75% to 6.25% and 6.00% to 6.50% for NSTAR and Northeast Utilities, respectively. The discount rates applicable to NSTAR and Northeast Utilities were based on Lazard’s judgment of the estimated range of weighted average cost of capital, based in part on each company’s weighted cost to maturity of its long-term debt and each company’s leverage. The terminal value of NSTAR and Northeast Utilities was calculated using various exit EBITDA multiples ranging from 8.0x to 8.5x for each of NSTAR and Northeast Utilities. The exit EBITDA multiples for NSTAR and Northeast Utilities were selected by Lazard by reference to enterprise value to EBITDA trading multiples calculated for NSTAR and Northeast Utilities as well as the enterprise value to EBITDA trading multiples of other regulated electric and gas utility companies that Lazard, based on its professional judgment, deemed comparable to NSTAR and Northeast Utilities for purposes of this analysis. The exit EBITDA multiple for NSTAR was then applied to NSTAR’s estimated 2015 EBITDA, which Lazard adjusted, at the instruction of Northeast Utilities, to include a pro forma full year of revenue and earnings related to estimated 2015 capital expenditures by assuming that returns on capital expenditures by NSTAR on the Northern Pass Line Project in fiscal year 2015 were realized as if such capital expenditures were made on January 1, 2015, instead of June 30, 2015. The exit multiple for Northeast Utilities was then applied to Northeast Utilities’ estimated 2015 EBITDA, which Lazard adjusted, at the instruction of Northeast Utilities, to include a pro forma full year of revenue and earnings related to estimated 2015 capital expenditures by assuming that returns on capital expenditures by Northeast Utilities in fiscal year 2015 would be realized as if such capital expenditures were made on January 1, 2015, instead of June 30, 2015. As part of the total implied equity value calculated for NSTAR, Lazard calculated and deducted from enterprise value the book value of the outstanding financial debt (excluding securitized debt) minus cash, cash equivalents and marketable securities. As part of the total implied equity value calculated for Northeast Utilities, Lazard calculated and deducted from enterprise value the book value of the outstanding financial debt minus cash, cash equivalents and marketable securities. Based on the foregoing, this analysis indicated the following implied exchange ratio reference ranges, as compared to the exchange ratio provided for in the merger agreement:

Implied Exchange Ratio Reference Range	Exchange Ratio
1.205x — 1.589x	1.312x

Contribution Analysis

Lazard reviewed the relative contributions of NSTAR and Northeast Utilities to the following estimated financial and operating metrics of the combined company for 2010, 2011 and 2012, based on the NSTAR management case and the Northeast Utilities management case:

•	funds from operations;

•	EBITDA less interest; and

•	net income.

The implied exchange ratios resulting from the relative contribution analysis were as follows:

Implied Exchange Ratio
Funds from operations for 2010E	1.315x
Funds from operations for 2011E	1.279x
Funds from operations for 2012E	1.327x
EBITDA less interest for 2010E	1.195x
EBITDA less interest for 2011E	1.127x
EBITDA less interest for 2012E	1.209x
Net income for 2010E	1.266x
Net income for 2011E	1.161x
Net income for 2012E	1.136x

Based on the foregoing, Lazard calculated the following implied exchange ratio reference range by taking the low (2011 estimated EBITDA less interest) and high (2012 estimated funds from operations) contribution ratio, as compared to the exchange ratio provided for in the merger agreement:

Implied Exchange Ratio Reference Range	Exchange Ratio
1.127x — 1.327x	1.312x

Pro Forma Merger Analysis

Lazard analyzed the potential pro forma effect of the merger on Northeast Utilities’ projected earnings per share and dividends per share for calendar years 2012, 2013, 2014 and 2015 using the NSTAR management case and the Northeast Utilities management case. Lazard assumed, among other things, (i) that the transaction would close on December 31, 2011, (ii) that the combined company would realize the benefits anticipated by the management of Northeast Utilities and NSTAR, (iii) an increase in Northeast Utilities’ dividend following closing, (iv) that the combined company would forgo certain share repurchases and equity issuances, and (v) certain purchase accounting adjustments related to regulatory asset goodwill, holding company debt, and unregulated businesses. Lazard noted that the merger is expected to be accretive to Northeast Utilities’ earnings per share and dividends per share in each year.

NSTAR’s Reasons for the Merger; Recommendation of NSTAR’s Board of Trustees

By unanimous vote at a meeting held on October 16, 2010, the NSTAR board of trustees determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable and in the best interest of NSTAR and its shareholders and approved the merger agreement and the transactions contemplated thereby, including the merger. The NSTAR board of trustees recommends that NSTAR shareholders vote “FOR” the proposal to adopt the merger agreement and approve the merger.

In reaching the decisions to approve the merger agreement and the transactions contemplated thereby and to recommend that the NSTAR shareholders vote to adopt the merger agreement and approve the merger, the NSTAR board of trustees consulted with NSTAR’s management and NSTAR’s legal and financial advisors to assist the board of trustees with evaluation of the merger, and considered various factors with respect to the merger which are discussed below. The following discussion of the information and factors considered by the NSTAR board of trustees is not exhaustive. In view of the wide variety of factors considered by the NSTAR board of trustees in connection with its evaluation of the merger, the NSTAR board of trustees did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its decisions, rather, it reviewed the collection of factors in the aggregate. Individual members of the NSTAR board of trustees may have given different weight or priority to different factors. In considering the information and factors relating to the merger as a whole, the NSTAR board of trustees considered that overall such information and factors are favorable to, and in support of, its decisions and recommendations.

Among the principal information and factors considered by the NSTAR board of trustees, in consultation with NSTAR’s management, as well as NSTAR’s legal and financial advisors, were the following:

•	The NSTAR board of trustees considered the expectation that:

•

the merger will create a company with more resources and opportunities to better manage the energy needs of its customers and improve returns to shareholders, with the scope, expertise and financial resources to support the development of sustainable energy solutions that will support regional growth and benefit shareholders and the combined company’s local communities and the New England region as a whole;

•

the combined company will have the financial strength to invest in growth, especially in capital intensive transmission, while maintaining the flexibility and liquidity necessary to weather cyclical economic conditions in the utility industry;

•

the merger will create many opportunities for NSTAR and Northeast Utilities to combine their resources and complementary strengths to improve service quality in their various service territories and make investment more cost effective, spread over a larger customer base, allowing investments that might not be economically feasible for NSTAR on a stand-alone basis;

•	the combined company will have an increased voice in the development of national energy policy and added strength in New England on behalf of its shareholders and customers.

•

The expectation that the combined company will be able to benefit from the technical expertise and experience of a broader and more diverse workforce and be better able to invest and deploy new technologies and support the development of renewable energy in New England. The NSTAR board of trustees believes the companies have complementary areas of expertise and the merger creates a company with best-in-class expertise in distribution and transmission.

•

The expected favorable effect the merger would have on NSTAR’s customers and employees, specifically that the merger would allow the combined company to deploy combined resources of NSTAR and Northeast Utilities to create opportunities to strengthen service quality and adapt best procedures which, over time, will yield savings to customers and create additional opportunities for employees.

In addition to the strategic considerations described above, the NSTAR board of trustees also considered the following factors in making its decisions and recommendations:

•	The projected long-term financial results of NSTAR as a standalone company and the ability of NSTAR to achieve strategic goals previously established by the NSTAR board of trustees.

•	The structure of the transaction as a merger of equals, including the governance terms in the merger agreement providing that:

•	Mr. May would be the chief executive officer and, eighteen months after the completion of the merger, the chairman of the board of trustees of the combined company;

•

Mr. Shivery, Northeast Utilities’ chairman, president and chief executive officer, would initially be the non-executive chairman of the board of trustees of the combined company, a position he is expected to hold for a period of 18 months;

•	The combined company’s board of trustees would have six independent trustees designated by NSTAR, which is the same number of independent trustees to be designated by Northeast Utilities;

•	The combined company’s board committee assignments would be split evenly between designees from the NSTAR board of trustees and designees from the Northeast Utilities board of trustees; and

•	The remaining members of senior management reporting to Mr. May consist of an equal number of people from the two companies.

•

Terms of the merger agreement that provide for restrictions on each party’s interim operations, the conditions to each party’s obligation to complete the merger, the instances in which each party is permitted to terminate the merger agreement and the related termination fees payable by each party in the event of termination of the merger agreement under specified circumstances.

•

The fact that the exchange ratio of 1.312 Northeast Utilities common shares for each NSTAR common share is fixed, which the NSTAR board of trustees believed was consistent with market practice for mergers of this type and with the strategic purpose of the merger.

•

The fact that, based on the shares and convertible securities then outstanding, NSTAR shareholders would own approximately 43.7% of the combined company, and Northeast Utilities shareholders would own approximately 56.3% of the combined company immediately following the effective time of the merger.

•	Its knowledge of NSTAR’s business, operations, financial condition, earnings and prospects and of Northeast Utilities’ business, operations, financial condition, earnings and prospects.

•

The separate opinions of Goldman Sachs and Lexicon Partners attached as Annexes D and E, respectively, each dated October 16, 2010, rendered to NSTAR’s board of trustees as to the fairness, from a financial point of view and as of such date, to holders of NSTAR common shares (other than, in the case of Goldman Sachs’ opinion, Northeast Utilities and its affiliates) of the exchange ratio pursuant to the merger agreement, and the joint financial presentation of Goldman Sachs and Lexicon Partners to the board of trustees of NSTAR in connection with the rendering of their respective opinions, as more fully described in the section entitled “The Merger — Opinions of NSTAR’s Financial Advisors” beginning on page 68.

•

The prevailing macroeconomic conditions and the economic environment of the geographical areas and industries in which Northeast Utilities and NSTAR operate, which the NSTAR board of trustees viewed as supporting the rationale for seeking a strategic transaction that should create a stronger, more diversified combined company that will be better positioned to support economic growth and renewable energy in New England.

•

The strong commitment on the part of both parties to complete the merger pursuant to their respective obligations under the terms of the merger agreement, which was viewed as a factor in favor of the merger because the NSTAR board of trustees thought this made it more likely, once announced, that the merger would be completed.

•

Consideration of the terms of the merger agreement in consultation with NSTAR’s legal advisors of the structure of the merger, the expectation that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and other terms and conditions of the merger, including certain reciprocal provisions that could have the effect of discouraging acquisition proposals involving NSTAR or Northeast Utilities on a stand-alone basis.

•

The likelihood that the merger will be completed on a timely basis, including the likelihood that the merger will receive all necessary regulatory approvals without unacceptable conditions as well as the recent history of proposed mergers in the electric distribution industry. See the section entitled “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 103 for a description of these matters.

•

The scope of the due diligence investigation conducted by NSTAR and evaluation of the results thereof including the potential that the merger could be accretive relative to NSTAR management’s estimated stand-alone EPS for NSTAR for each of the years 2012, 2013, 2014 and 2015.

•	The coverage of identified risk areas in the representations and warranties in the merger agreement.

•	NSTAR management’s recommendation in favor of the merger.

•	The fact that the combined company will have dual headquarters, one of which will be in Boston, Massachusetts.

Potential Risks

The NSTAR board of trustees also considered potential risks and potentially negative factors concerning the merger in connection with its deliberations of the proposed transaction, including:

•

The possibility that the merger may not be completed or that completion may be unduly delayed for reasons beyond the control of NSTAR and/or Northeast Utilities including the risk that governmental entities may impose conditions on NSTAR and/or Northeast Utilities in order to gain approval for the merger and the potential length of the regulatory approval process.

•

The potential for diversion of management and employee attention and for increased employee attrition during the period prior to completion of the merger, and the potential effect of the merger on NSTAR’s business and relations with customers, suppliers and regulators.

•	The risk that certain members of Northeast Utilities’ or NSTAR’s senior management might choose not to remain employed with the combined company.

•

The fact that the merger agreement includes customary restrictions on the ability of NSTAR to solicit offers for alternative proposals or to engage in discussions regarding such proposals, subject to exceptions and termination provisions, which could have the effect of discouraging such proposals from being made or pursued. The NSTAR board of trustees understood that these provisions may have the effect of discouraging alternative proposals and may make it less likely that the transactions related to such proposals would be negotiated or pursued.

•	The substantial transaction costs to be incurred in connection with the merger.

•	The risk of not realizing all of the anticipated strategic and other benefits between Northeast Utilities and NSTAR.

•	The risks of the type and nature described under “Risk Factors” beginning on page 28, and “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 26.

The NSTAR board of trustees was also apprised of certain interests of NSTAR’s executive officers in the merger that may differ from their interests as NSTAR shareholders, and the risk that these interests might influence their decision with respect to the merger. See the section entitled “The Merger — Additional Interests of NSTAR Trustees and Executive Officers in the Merger” beginning on page 86.

Opinions of NSTAR’s Financial Advisors

Opinion of Goldman, Sachs & Co.

Goldman Sachs rendered its opinion to NSTAR’s board of trustees that, as of October 16, 2010 and based upon and subject to the factors and assumptions set forth therein, the exchange ratio pursuant to the merger agreement was fair from a financial point of view to the holders (other than Northeast Utilities and its affiliates) of NSTAR common shares.

The full text of the written opinion of Goldman Sachs, dated October 16, 2010, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex D. Goldman Sachs provided its opinion for the information and assistance of NSTAR’s board of trustees in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of NSTAR common shares should vote with respect to the merger or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the merger agreement;

•	annual reports to shareholders and Annual Reports on Form 10-K of NSTAR and Northeast Utilities for the five fiscal years ended December 31, 2009;

•	certain interim reports to shareholders and Quarterly Reports on Form 10-Q of NSTAR and Northeast Utilities;

•	certain other communications from NSTAR and Northeast Utilities to their respective shareholders;

•	certain publicly available research analyst reports for NSTAR and Northeast Utilities; and

•

certain internal financial analyses and forecasts for NSTAR prepared by its management and for Northeast Utilities prepared by its management, in each case, as approved for Goldman Sachs’ use by NSTAR, and certain cost savings and operating synergies projected by the management of NSTAR to result from the merger, as approved for Goldman Sachs’ use by NSTAR.

Goldman Sachs also held discussions with members of the senior management of NSTAR and Northeast Utilities regarding their assessment of the strategic rationale for, and the potential benefits of, the merger and the past and current business operations, financial condition and future prospects of their respective companies; reviewed the reported price and trading activity for the NSTAR common shares and the Northeast Utilities common shares; compared certain financial and stock market information for NSTAR and Northeast Utilities with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the utility industry and in other industries; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

For purposes of rendering the opinion described above, Goldman Sachs relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, accounting, tax and other information provided to, discussed with or reviewed by it and it does not assume any responsibility for any such information. In that regard, Goldman Sachs assumed with the consent of the board of trustees of NSTAR that the financial analyses and forecasts for NSTAR and Northeast Utilities prepared by their respective managements and NSTAR management’s estimates of the cost savings and operating synergies expected to result from the merger were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of NSTAR or Northeast Utilities or any of their respective subsidiaries, nor was any evaluation or appraisal of the assets or liabilities of NSTAR or Northeast Utilities or any of their respective subsidiaries furnished to Goldman Sachs. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on NSTAR or Northeast Utilities or on the expected benefits of the merger in any way meaningful to its analysis. Goldman Sachs has also assumed that the merger will be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’ opinion does not address the underlying business decision of NSTAR to engage in the merger or the relative merits of the merger as compared to any strategic alternatives that may be available to NSTAR; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs was not authorized to, and did not, solicit any expressions of interest from any other parties with respect to an acquisition of, or other business combination with, NSTAR or any other alternative transaction. Goldman Sachs’ opinion addresses only the fairness from a financial point of view, as of the date of the opinion, to the holders (other than Northeast Utilities and its affiliates) of NSTAR common shares of the exchange ratio pursuant to the merger agreement. Goldman Sachs’ opinion does not express any view on, and does not address, any other term or aspect of the merger agreement or the merger or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the merger, including, without limitation, the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of NSTAR; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of NSTAR, or class of such persons, in connection with the merger, whether relative to the exchange ratio pursuant to the merger agreement or otherwise. Goldman Sachs’ opinion was necessarily based on economic, monetary market and other conditions, as in effect on, and the information made available to it as of the date of the opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. In addition, Goldman Sachs did not express any opinion as to the prices at which the Northeast Utilities common shares will trade at any time or as to the impact of the merger on the solvency or viability of NSTAR or Northeast Utilities or the ability of NSTAR or Northeast Utilities to pay their respective obligations when they come due.

Goldman Sachs and its affiliates are engaged in investment banking and financial advisory services, securities trading, investment management, principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, Goldman Sachs and its affiliates may at any time make or hold long or short positions and investments, as well as actively trade or effect transactions, in the equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of NSTAR, Northeast Utilities and any of their respective affiliates or any currency or commodity that may be involved in the merger for their own account and for the accounts of their customers. Goldman Sachs acted as financial advisor to NSTAR in connection with, and participated in certain of the negotiations leading to, the merger. Goldman Sachs has provided certain investment banking services to NSTAR and its affiliates from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as joint bookrunner in connection with the public offering by NSTAR Electric Company, a wholly owned subsidiary of NSTAR, of

5.625% Debentures due 2014 ($100 million aggregate principal amount) in February 2009, as joint bookrunner in connection with the public offering by NSTAR of 4.50% Debentures due 2019 ($350 million aggregate principal amount) in November 2009, as co-manager in connection with the public offering by NSTAR Electric Company of 5.50% Debentures due 2040 ($300 million aggregate principal amount) in March 2010, as financial advisor to NSTAR in connection with the sale of all the outstanding shares of Medical Area Total Energy Plant, Inc., a former subsidiary of NSTAR in June 2010. In addition, as publicly disclosed by NSTAR, on June 3, 2010, NSTAR entered into an accelerated share repurchase agreement with Goldman Sachs for the repurchase of $125 million of NSTAR’s common shares. Goldman Sachs may also in the future provide investment banking services to NSTAR, Northeast Utilities and their respective affiliates for which the Investment Banking Division of Goldman Sachs may receive compensation.

The board of trustees of NSTAR selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement dated July 27, 2010, NSTAR engaged Goldman Sachs to act as its financial advisor in connection with a potential transaction. Pursuant to the terms of this engagement letter, NSTAR has agreed to pay Goldman Sachs a transaction fee of $10 million, of which $2.5 million was contingent upon the execution of the merger agreement, $2.5 million is contingent upon approval of the merger by the holders of NSTAR common shares and $5 million is contingent upon the consummation of the merger. If the merger is consummated, NSTAR may also pay Goldman Sachs a discretionary fee of $2 million at NSTAR’s sole discretion. In addition, NSTAR has agreed to reimburse Goldman Sachs for its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Opinion of Lexicon Partners (US) LLC

In connection with the merger, NSTAR retained Lexicon Partners to act as one of NSTAR’s financial advisors. At a meeting of the NSTAR board of trustees held on October 16, 2010, Lexicon Partners rendered to the NSTAR board of trustees an oral opinion, confirmed by delivery of a written opinion dated October 16, 2010, to the effect that, as of such date and based upon and subject to the factors, procedures, assumptions, qualifications and limitations set forth in its opinion, the exchange ratio provided in the merger was fair, from a financial point of view, to holders of NSTAR common shares. The issuance of Lexicon Partners’ opinion was approved by an authorized committee of Lexicon Partners. The full text of Lexicon Partners’ written opinion dated October 16, 2010, which sets forth the assumptions made, procedures followed, matters considered, and qualifications and limitations on the opinion and the review undertaken in connection with rendering its opinion, is attached as Annex E to this joint proxy statement/prospectus and is incorporated herein by reference. Lexicon Partners’ opinion was provided to the NSTAR board of trustees (in its capacity as such) in connection with and for the purposes of its evaluation of the merger and addressed only the fairness, from a financial point of view, of the exchange ratio and no other matters. The opinion does not constitute a recommendation to any shareholder as to how any shareholder should vote or act with respect to the merger or any related matter. The summary of Lexicon Partners’ opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion.

For the purposes of arriving at its opinion, Lexicon Partners:

•	reviewed the merger agreement;

•	reviewed certain publicly available financial statements and other financial information and business and industry information relating to NSTAR and Northeast Utilities;

•	reviewed certain internal financial forecasts and other information and data relating to NSTAR and Northeast Utilities prepared by the managements of NSTAR and Northeast Utilities;

•	considered certain information relating to potential strategic, financial and operational benefits anticipated to result from the merger provided by, or discussed with, NSTAR’s management;

•

discussed with senior executives and members of the managements of NSTAR and Northeast Utilities the past and current business operations and the financial condition and prospects of NSTAR and Northeast Utilities, respectively;

•	reviewed certain publicly available financial and stock market data with respect to other companies that Lexicon Partners deemed generally relevant;

•

reviewed certain potential pro forma financial effects of the merger on the financial condition and prospects of Northeast Utilities, including relative to certain financial data of NSTAR and Northeast Utilities that Lexicon Partners deemed generally relevant;

•	reviewed the reported trading activity and prices of NSTAR common shares and Northeast Utilities common shares; and

•

performed such other financial analyses and reviewed such other information and considered such other factors Lexicon Partners deemed necessary or appropriate for the purpose of arriving at its opinion.

In arriving at its opinion, Lexicon Partners assumed and relied upon the completeness and accuracy of all information that was publicly available or was furnished or made available to, or discussed with, Lexicon Partners by NSTAR and Northeast Utilities or was otherwise reviewed or relied upon by Lexicon Partners. Lexicon Partners did not independently verify, and did not assume any responsibility for independent verification of, the completeness and accuracy of such information, which, if different than as provided to Lexicon Partners, could have a material impact on its analyses or opinion. With respect to the financial forecasts and other information and data utilized in Lexicon Partners’ analyses relating to NSTAR, Northeast Utilities and potential strategic, financial and operational benefits anticipated to result from the merger, Lexicon Partners was advised by the managements of NSTAR and Northeast Utilities and assumed, at NSTAR’s direction, that such forecasts and other information and data were prepared to reflect the best currently available estimates and judgments of the managements of NSTAR and Northeast Utilities, as the case may be, as to the future financial performance of NSTAR and Northeast Utilities and such strategic, financial and operational benefits. Lexicon Partners assumed no responsibility for and expressed no view as to such financial forecasts and other information and data or the assumptions on which they are based. Lexicon Partners relied upon, with NSTAR’s consent and without independent verification, the assessments of the managements of NSTAR and Northeast Utilities as to (i) the ability of NSTAR and Northeast Utilities to integrate their businesses and operations, (ii) regulatory matters relating to NSTAR and Northeast Utilities (including, without limitation, developments with respect to environmental laws and regulations and the timing and likely outcome of pending and future rate cases and other legal and regulatory proceedings), and (iii) market trends and prospects for the utility and electric transmission industry and the potential impact thereof on NSTAR and Northeast Utilities, and Lexicon Partners assumed, at NSTAR’s direction, that there would be no developments with respect to any of the foregoing that would be material to its analyses or opinion.

Lexicon Partners assumed, with NSTAR’s consent, that the merger would be consummated in accordance with the terms of the merger agreement without any waiver, modification or amendment of any material term, condition or agreement and in compliance with all applicable laws and other requirements. Lexicon Partners also assumed that the merger would qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. Lexicon Partners further assumed that all necessary governmental, regulatory and other consents or approvals required for the merger would be obtained without any material adverse effect on NSTAR, Northeast Utilities or the contemplated benefits of the merger. Lexicon Partners did not conduct, nor was Lexicon Partners furnished with, any independent valuation or appraisal of the assets or liabilities, including contingent liabilities and off-balance-sheet items, of NSTAR or Northeast Utilities, nor did Lexicon Partners evaluate the solvency or fair value of NSTAR or Northeast Utilities. Lexicon Partners is not a legal, regulatory, accounting or tax expert and Lexicon Partners relied upon, without independent verification, the assessments of NSTAR and Northeast Utilities as to such matters.

Lexicon Partners’ opinion was based on financial, economic, market and other conditions as in effect on, and the information made available to Lexicon Partners as of, the date of its opinion. Events or developments subsequent to the date of Lexicon Partners’ opinion may affect Lexicon Partners’ opinion, and Lexicon Partners does not assume any obligation to update, revise, or reaffirm its opinion.

Lexicon Partners expressed no opinion as to any terms or other aspects or implications of the merger (except for the exchange ratio to the extent expressly specified in its opinion), including, without limitation, the form or structure of the merger or any related agreements or arrangements. Lexicon Partners expressed no opinion with respect to the fairness (financial or otherwise) of the amount or nature of any compensation to any officers, directors or employees of any party to the merger, or any class of such persons, to be paid in the merger, relative to the exchange ratio or otherwise. Lexicon Partners’ opinion is limited to the fairness, from a financial point of view, to the holders of NSTAR common shares of the exchange ratio in the merger, and Lexicon Partners expressed no opinion as to the fairness of the merger to, or any consideration to be received by, the holders of any other class of securities, creditors or other constituencies of NSTAR. Lexicon Partners did not express any opinion as to the prices at which NSTAR common shares or Northeast Utilities common shares will trade at any time in the future. Lexicon Partners also did not express any opinion regarding NSTAR’s underlying decision to engage in the merger, the potential strategic alternatives that might be available to NSTAR or the relative merits of the merger as compared to any alternatives. Lexicon Partners’ opinion did not constitute a recommendation to any holder of NSTAR common shares as to how such shareholder should vote or act with respect to the merger or any matter relating to the merger. Lexicon Partners was not authorized to and did not solicit indications of interest from any other third parties regarding a potential transaction involving all or any part of NSTAR. Except as described above, NSTAR imposed no other instructions or limitations on Lexicon Partners with respect to the investigations made or the procedures followed by it in rendering its opinion.

As part of its corporate financial advisory business, Lexicon Partners is regularly engaged to provide advisory services in connection with mergers and acquisitions, capital raising and financial restructuring. Lexicon Partners was selected by NSTAR as its financial advisor with respect to the merger on the basis of such experience and its reputation.

Lexicon Partners has acted as a financial advisor to NSTAR with respect to the merger and will receive a fee of $5 million from NSTAR for its services, $1.25 million of which was paid upon execution of the merger agreement, $1.25 million of which is contingent upon approval of the merger by holders of NSTAR common shares and $2.5 million of which is contingent upon completion of the proposed merger. In addition, under the terms of Lexicon Partners’ engagement, NSTAR has agreed to reimburse Lexicon Partners for its reasonable expenses and indemnify Lexicon Partners for certain liabilities arising out of its engagement in connection with the merger. In the future, Lexicon Partners may seek to provide financial advisory services to NSTAR, Northeast Utilities and their subsidiaries and affiliates and Lexicon Partners may receive compensation relating to such future services.

Joint Financial Analyses by NSTAR’s Financial Advisors

The following is a summary of the material financial analyses jointly presented by Goldman Sachs and Lexicon Partners, referred to collectively as NSTAR’s financial advisors, to the board of trustees of NSTAR in connection with rendering their respective opinions described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by NSTAR’s financial advisors, nor does the order of analyses described represent relative importance or weight given to those analyses by NSTAR’s financial advisors. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of NSTAR’s financial advisors’ financial analyses. The following quantitative information, to the extent that it is based on market data as it existed on or before October 15, 2010, which was the last business day prior to the date on which NSTAR’s financial advisors delivered their respective opinions, is not necessarily indicative of current market conditions. For purposes of their analyses, NSTAR’s financial advisors utilized stand-alone financial estimates for each of NSTAR and Northeast Utilities prepared by their respective managements and NSTAR management’s estimates of the potential strategic, financial and operational benefits expected to result from the merger and information regarding the net debt and the number of fully-diluted common shares outstanding for NSTAR and Northeast Utilities contained in their respective most recent SEC filings.

Selected Companies Analysis

NSTAR’s financial advisors calculated and compared multiples of share price to earnings per share, or P/E Multiples, for NSTAR and Northeast Utilities and other selected publicly traded electric transmission and distribution companies and for publicly traded local gas distribution companies.

The following were the publicly traded electric transmission and distribution companies other than NSTAR and Northeast Utilities selected for purposes of this analysis:

•	Consolidated Edison, Inc.

•	ITC Holdings Corp.

•	Pepco Holdings, Inc.

•	UIL Holdings Corporation

The following were the publicly traded local gas distribution companies selected for purposes of this analysis:

•	AGL Resources Inc.

•	Atmos Energy Corporation

•	New Jersey Resources Corporation

•	Northwest Natural Gas Company

•	Piedmont Natural Gas Company, Inc.

•	South Jersey Industries, Inc.

•	Southwest Gas Corporation

•	WGL Holdings, Inc.

Although none of the selected companies is directly comparable or identical to NSTAR or Northeast Utilities, the companies included were selected because they are publicly traded electric transmission and distribution companies or publicly traded local gas distribution companies, as applicable, with operations that for the purposes of this analysis may be considered to be generally relevant in evaluating those of NSTAR and Northeast Utilities.

For purposes of this analysis, NSTAR’s financial advisors calculated, among other things, P/E Multiples for NSTAR, Northeast Utilities, the selected electric transmission and distribution companies and the selected local gas distribution companies using each company’s closing share price on October 15, 2010 and publicly available consensus estimates published by the I/B/E/S, for that company’s estimated earnings per share, or EPS, for calendar years 2011 and 2012. The results of these calculations are summarized below:

Share Price as a Multiple of:	NSTAR	Northeast Utilities	Selected Electric Transmission and Distribution Companies (and NSTAR and Northeast Utilities)		Selected Local Gas Distribution Companies
			Range	Median	Range	Median
2011 EPS	14.9x	14.0x	13.8x-18.4x	14.4x	12.3x-17.7x	15.6x
2012 EPS	14.4x	13.0x	12.9x-14.9x	13.9x	11.6x-18.3x	14.9x

Based on the P/E Multiples summarized above and utilizing their professional judgment and experience, NSTAR’s financial advisors derived and applied selected ranges of reference 2011 and 2012 P/E Multiples of 13.5x to 16.0x in the case of 2011 P/E Multiples and 12.5x to 14.5x in case of 2012 P/E Multiples to estimates of 2011 and 2012 EPS for NSTAR and Northeast Utilities prepared by their respective managements. The following table indicates the resulting illustrative range of implied exchange ratios derived from this analysis and the exchange ratio pursuant to the merger agreement:

Illustrative Implied Exchange Ratio Range	Merger Agreement Exchange Ratio
0.995x – 1.448x	1.312x

Illustrative Sum-of-the-Parts Analysis

NSTAR’s financial advisors performed an illustrative sum-of-the-parts analysis of each of NSTAR and Northeast Utilities utilizing the portion of each company’s management’s estimated 2012 EPS attributed by its management to the business segments of that company.

The following were the business segments of NSTAR utilized for purposes of this analysis:

•	electric transmission and distribution,

•	local gas distribution, and

•	corporate/other.

The following were the business segments of Northeast Utilities utilized for purposes of this analysis:

•	electric transmission,

•	electric distribution and generation,

•	local gas distribution, and

•	corporate/other.

Based on the P/E Multiples summarized above under “Selected Company Analysis” and utilizing their professional judgment and experience, NSTAR’s financial advisors derived and applied selected ranges of reference 2012 P/E Multiples of (i) 13.5x to 15.5x to the portion of estimated 2012 EPS of Northeast Utilities attributable to its electric transmission business segment, (ii) 12.5x to 14.5x to the portion of estimated 2012 EPS of NSTAR attributable to its electric transmission and distribution business segment, (iii) 12.5x to 14.5x to the portion of estimated 2012 EPS of Northeast Utilities attributable to its electric distribution and generation business segment, (iv) 13.5x to 16.0x to the portion of estimated 2012 EPS of NSTAR and Northeast Utilities attributable to their respective local gas distribution business segments, and (v) 12.5x to 14.5x to the portion of estimated 2012 EPS of NSTAR and Northeast Utilities attributable to their respective corporate/other business segments. The following table indicates the resulting illustrative range of implied exchange ratios derived from this analysis and the exchange ratio pursuant to the merger agreement:

Illustrative Implied Exchange Ratio Range	Merger Agreement Exchange Ratio
0.951x – 1.298x	1.312x

Relative Contribution Analysis

NSTAR’s financial advisors compared the implied relative contributions of NSTAR and Northeast Utilities to the combined company’s common equity market capitalization based on the fully-diluted common equity market capitalization of each of NSTAR and Northeast Utilities calculated using the respective closing prices for the common shares of each of NSTAR and Northeast Utilities on October 15, 2010. NSTAR’s financial advisors also compared the implied relative contributions of each of NSTAR and Northeast Utilities to the combined company’s net income and funds from operations, defined as cash flow from operations less working capital expense, using estimates of net income and funds from operations for each of NSTAR and Northeast Utilities on a stand-alone basis for the years 2011 through 2015 prepared by their respective managements. The following table indicates the resulting illustrative implied exchange ratios derived from this analysis and the exchange ratio pursuant to the merger agreement:

	Implied Relative Contributions		Illustrative Implied Exchange Ratio
	Northeast Utilities	NSTAR
Equity Market Capitalization	56.8%	43.2%	1.288x

Net Income
2011E	59.3%	40.7%	1.162x
2012E	59.8%	40.2%	1.136x
2013E	61.1%	38.9%	1.075x
2014E	61.0%	39.0%	1.082x
2015E	60.9%	39.1%	1.087x

Funds From Operations
2011E	56.9%	43.1%	1.280x
2012E	56.0%	44.0%	1.327x
2013E	56.2%	43.8%	1.320x
2014E	61.0%	39.0%	1.082x
2015E	63.4%	36.6%	0.976x

Range of Illustrative Implied Exchange Ratios:	Merger Agreement Exchange Ratio
0.976x – 1.327x	1.312x

Illustrative Stand-Alone Discounted Cash Flow Analysis

NSTAR’s financial advisors performed an illustrative discounted cash flow analysis of each of NSTAR and Northeast Utilities. In performing this analysis, NSTAR’s financial advisors used estimates of stand-alone unlevered free cash flows and estimates of stand-alone terminal earnings before interest, taxes, depreciation and amortization, or EBITDA, for each of NSTAR and Northeast Utilities prepared by their respective managements. The estimates of stand-alone terminal EBITDA reflected the estimates of stand-alone 2015 EBITDA for each of NSTAR and Northeast Utilities prepared by its respective management as adjusted per NSTAR management to include, in the case of NSTAR, a pro forma full year of earnings related to estimated 2015 capital expenditures by assuming that returns on capital expenditures by NSTAR on the Northern Pass Line Project in 2015 were realized as if such capital expenditures were made on January 1, 2015, instead of June 30, 2015, and in the case of Northeast Utilities, a pro forma full year of earnings related to estimated 2015 capital expenditures by assuming that returns on capital expenditures by Northeast Utilities in 2015 would be realized as if such capital expenditures were made on January 1, 2015, instead of June 30, 2015.

For purposes of this analysis, NSTAR’s financial advisors discounted to present value as of December 31, 2010 (i) estimates of stand-alone unlevered free cash flows for each of NSTAR and Northeast Utilities for the years 2011 through 2015 and (ii) illustrative terminal values of NSTAR and Northeast Utilities on a stand-alone basis as of December 31, 2015 derived by multiplying estimates of NSTAR’s and Northeast Utilities’ respective terminal EBITDA by multiples ranging from 8.0x to 9.5x. These estimates of unlevered free cash flows and illustrative terminal values were discounted to present value using illustrative discount rates ranging from 4.25% to 5.50%, reflecting estimates of the weighted average cost of capital of each of NSTAR and Northeast Utilities.

The following table indicates the resulting illustrative range of implied exchange ratios derived from this analysis and the exchange ratio pursuant to the merger agreement:

Illustrative Implied Exchange Ratio Range	Merger Agreement Exchange Ratio
1.195x – 1.346x	1.312x

Illustrative Pro Forma Discounted Cash Flow Analysis

NSTAR’s financial advisors performed an illustrative discounted cash flow analysis of the pro forma combined company, giving effect to the potential strategic, financial and operational benefits estimated by NSTAR management to result from the merger. In performing this analysis, NSTAR’s financial advisors used estimates of unlevered free cash flows and estimates of terminal EBITDA for the combined company derived based on the stand-alone estimates for NSTAR and Northeast Utilities prepared by their respective managements, as adjusted, in the case of estimated terminal EBITDA, as described above under “Illustrative Stand-Alone Discounted Cash Flow Analysis,” and NSTAR management’s estimates of the potential strategic, financial and operational benefits expected to result from the merger. For purposes of this analysis, NSTAR’s financial advisors discounted to present value as of December 31, 2010 (i) estimates of unlevered free cash flows for the years 2011 through 2015 for the pro forma combined company, and (ii) illustrative terminal values of the pro forma combined company as of December 31, 2015 derived by multiplying the pro forma combined company’s estimated terminal EBITDA by multiples ranging from 8.0x to 9.5x. These estimated unlevered free cash flows and illustrative terminal values were discounted to present value using illustrative discount rates ranging from 4.25% to 5.50%, reflecting estimates of the weighted average cost of capital of each of NSTAR and Northeast Utilities. The indications of the implied present values per share of the pro forma combined company derived from this analysis were multiplied by 1.312 in order to calculate indications of the implied present values attributable to an outstanding NSTAR share based on the exchange ratio pursuant to the merger agreement. The following table indicates the illustrative range of percentages by which the indications of implied present values derived from this analysis attributable to an outstanding NSTAR share based on the exchange ratio pursuant to the merger agreement could be potentially greater than the corresponding indications of the implied present values per NSTAR share derived from the illustrative stand-alone discounted cash flow analysis of NSTAR described above under “Illustrative Stand-Alone Discounted Cash Flow Analysis”:

Illustrative Range of Indicative NSTAR Per Share Value Increase Percentage
1.26% – 7.95%

Pro Forma EPS Accretion Analysis

NSTAR’s financial advisors compared (i) NSTAR management’s estimated stand-alone EPS for NSTAR for each of the years 2012, 2013, 2014 and 2015 to (ii) estimated EPS of the pro forma combined company for each of those years (derived based on the stand-alone estimates for NSTAR and Northeast Utilities prepared by their respective managements and NSTAR management’s estimates of the potential strategic, financial and operational benefits expected to result from the merger) multiplied by the merger exchange ratio of 1.312, to determine the implied accretion resulting from the proposed merger relative to stand-alone EPS for NSTAR in the observed years. This analysis indicated that the merger could be accretive relative to NSTAR management’s estimated stand-alone EPS for NSTAR for each of the years 2012, 2013, 2014 and 2015. The actual results achieved by the combined company may vary from projected results and the variations may be material.

Illustrative Pro Forma Share Value Indications Analysis

NSTAR’s financial advisors calculated indications of implied per share values of the pro forma combined company by applying each of the following illustrative 2012 P/E Multiples to an estimate of 2012 EPS for the pro forma combined company (derived based on the stand-alone estimates for NSTAR and Northeast Utilities prepared by their respective managements and NSTAR management’s estimates of the potential strategic, financial and operational benefits expected to result from the merger):

•	14.4x, reflecting NSTAR’s closing share price on October 15, 2010 as a multiple of the most recent consensus EPS estimate for NSTAR for 2012 published by I/B/E/S;

•	13.0x, reflecting Northeast Utilities’ closing share price on October 15, 2010 as a multiple of the most recent consensus EPS estimate for Northeast Utilities for 2012 published by I/B/E/S; and

•

13.6x, derived based on the respective multiples referenced above and the expected pro forma share ownership of NSTAR and Northeast Utilities’ respective shareholders in the combined company based on the merger exchange ratio of 1.312.

The indications of implied per share values derived from this analysis were multiplied by 1.312 in order to calculate indications of implied values attributable to an outstanding NSTAR share based on the exchange ratio pursuant to the merger agreement. The following table indicates the illustrative percentages by which the indication of the implied values derived from this analysis attributable to an outstanding NSTAR share based on the exchange ratio provided for in the merger could be greater than NSTAR’s closing share price on October 15, 2010:

Illustrative 2012E P/E Multiple	Illustrative Indications of NSTAR Per Share Value Increase Percentage
14.4x (NSTAR)	13.6%
13.0x (Northeast Utilities)	2.4%
13.6x (Blended)	7.3%

Illustrative Pro Forma Future Share Price Analysis

NSTAR’s financial advisors compared illustrative future share prices of the pro forma combined company as of the end of calendar years 2012, 2013 and 2014 multiplied by the merger exchange ratio of 1.312 with illustrative future share prices of NSTAR on a stand-alone basis as of the end of each such calendar years, in each case assuming that all dividends are re-invested at the prevailing illustrative year end future share price. The following illustrative P/E Multiples were applied to estimates of EPS of the pro forma combined company for the next 12 months immediately after the end of each of calendar years 2012, 2013 and 2014 (derived based on the stand-alone estimates for NSTAR and Northeast Utilities prepared by their respective managements and NSTAR management’s estimates of the potential strategic, financial and operational benefits expected to result from the merger):

•

15.0x, reflecting NSTAR’s closing share price on October 15, 2010 as a multiple of the most recent consensus EPS estimate published by I/B/E/S for NSTAR for the 12 month period ending September 30, 2011;

•

14.2x, reflecting Northeast Utilities’ closing share price on October 15, 2010 as a multiple of the most recent consensus EPS estimate for Northeast Utilities published by I/B/E/S for the 12 month period ending September 30, 2011; and

•

14.6x, derived based on the P/E Multiples for NSTAR and Northeast Utilities referenced above and the expected pro forma share ownership of NSTAR and Northeast Utilities’ respective shareholders in the combined company based on the merger exchange ratio of 1.312.

To calculate illustrative future share prices of NSTAR on a stand-alone basis as of the end of calendar years 2012, 2013 and 2014, a P/E Multiple of 15.0x was applied to NSTAR management’s estimated stand-alone EPS for NSTAR for the next 12 months immediately after the end of such calendar years.

The following table indicates the illustrative percentages by which illustrative future share prices of the pro forma combined company derived from this analysis multiplied by the merger exchange ratio of 1.312 could be greater than illustrative future share prices of NSTAR on a stand-alone basis:

	Illustrative Future Price Percentage Increase Per Share of NSTAR
Illustrative P/E Multiple	2012	2013	2014
15.0x (NSTAR)	11.4%	8.6%	7.3%
14.2x (Northeast Utilities)	5.5%	3.1%	2.1%
14.6x (Blended)	8.1%	5.5%	4.4%

General

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying the respective opinions of Goldman Sachs and Lexicon Partners. In arriving at their respective fairness determinations, Goldman Sachs and Lexicon Partners each considered the results of all of its analyses, and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs and Lexicon Partners each made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses assessed as a whole. No company used in the above analyses as a comparison is directly comparable or identical to NSTAR or Northeast Utilities, and an evaluation of the results of the analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading or other values of the companies analyzed.

These analyses were jointly prepared by Goldman Sachs and Lexicon Partners for purposes of providing their respective opinions to NSTAR’s board of trustees. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of NSTAR, Northeast Utilities, Goldman Sachs, Lexicon Partners or any other person assumes responsibility if future results are materially different from those forecast.

Goldman Sachs’ and Lexicon Partners’ respective opinions to NSTAR’s board of trustees were among many factors taken into consideration by NSTAR’s board of trustees in making its determination to approve the merger agreement and should not be viewed as determinative of the views of NSTAR’s board of trustees or management with respect to the merger or the merger consideration, NSTAR’s value or whether the NSTAR board of trustees would have been willing to agree to different or other forms of consideration. The exchange ratio was determined through arm’s-length negotiations between NSTAR and Northeast Utilities and was approved by NSTAR’s board of trustees. Goldman Sachs and Lexicon Partners did not recommend any specific exchange ratio to NSTAR or its board of trustees or that any specific exchange ratio constituted the only appropriate exchange ratio for the merger.

The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs or Lexicon Partners in connection with their respective fairness opinions and is qualified in its entirety by reference to the written opinions of Goldman Sachs and Lexicon Partners attached as Annex D and Annex E, respectively.

Certain Unaudited Prospective Financial Information Utilized by Northeast Utilities and NSTAR

Northeast Utilities and NSTAR are including in this joint proxy statement/prospectus certain financial forecasts that Northeast Utilities and NSTAR prepared for their respective boards of trustees in connection with the proposed merger. These financial forecasts also were provided to Northeast Utilities’ and NSTAR’s respective financial advisors and utilized in the financial analyses performed in connection with rendering their respective opinions. See “— Opinions of Northeast Utilities’ Financial Advisors” beginning on page 49 and “— Opinions of NSTAR’s Financial Advisors” beginning on page 68. NU and NSTAR do not as a matter of course make public projections as to prospective financial information. These financial forecasts were not prepared with a view toward public disclosure and are not in compliance with the guidelines established by the SEC. The inclusion of this information in this joint proxy statement/prospectus should not be regarded or considered as an indication by Northeast Utilities, NSTAR or any other recipient of this information, that such information is necessarily predictive of future results. The inclusion of the financial forecasts in this joint proxy statement/prospectus shall not be deemed an admission or representation by Northeast Utilities or NSTAR that such information is material.

The financial forecasts of Northeast Utilities and NSTAR included in this joint proxy statement/prospectus were prepared by, and are the responsibility of, Northeast Utilities management and NSTAR management, respectively, and are unaudited. Neither Northeast Utilities’ nor NSTAR’s independent auditors, nor any other independent registered public accounting firm, have compiled, examined or performed any procedures with respect to the prospective financial information contained in the financial forecasts, nor have they expressed any opinion or given any form of assurance on the financial forecasts or their achievability and assume no responsibility for, and disclaim any association with, the prospective financial information. Furthermore, the financial forecasts:

•	were prepared in July 2010;

•	make numerous assumptions, as further described below, many of which reflect factors that are beyond the control of Northeast Utilities and NSTAR and may not prove to be accurate;

•

do not necessarily reflect revised prospects for Northeast Utilities’ and NSTAR’s businesses, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur and that was not anticipated at the time the forecasts were prepared;

•	are not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below;

•	do not give effect to the merger; and

•	should not be regarded as a representation that the financial forecasts will be achieved.

These financial forecasts were prepared by the respective managements of Northeast Utilities and NSTAR based on information they had at the time of preparation and are not a guarantee of future performance. These financial forecasts were prepared solely for use by Northeast Utilities’ and NSTAR’s respective boards and financial advisors and are subjective in many respects and thus subject to interpretation. In connection with their respective consideration of the financial forecasts, each of the Northeast Utilities board of trustees and the NSTAR board of trustees, in accordance with its customary practice, believed that it was reasonable to rely on the financial forecasts prepared by each company’s management but did not make any formal determination that such financial forecasts were accurate or complete. Neither Northeast Utilities nor NSTAR can assure you that their respective financial forecasts will be realized or that their respective future financial results will not materially vary from the financial forecasts. The financial forecasts cover multiple years and such information by its nature becomes less predictive with each succeeding year.

The financial forecasts were prepared on reasonable assumptions at the time and do not take into account any circumstances or events occurring after the date they were prepared. Northeast Utilities and NSTAR do not intend to update or revise the financial forecasts. The financial forecasts are forward-looking statements. For more information on factors which may cause Northeast Utilities’ and NSTAR’s future financial results to materially vary from those projected in the financial forecasts, see “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 26 and “Risk Factors” beginning on page 28, as well as Northeast Utilities’ and NSTAR’s respective Annual Report on Form 10-K for the year ended December 31, 2009, Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 and respective future SEC filings for a description of risk factors with their respective businesses, results of operations and financial condition.

Northeast Utilities Unaudited Prospective Financial Information

In the course of their mutual due diligence, Northeast Utilities provided NSTAR with non-public financial forecasts for the years ending December 31, 2010, 2011, 2012, 2013, 2014 and 2015, which forecasts are collectively referred to as the Northeast Utilities forecast. The key factor in Northeast Utilities performance is the general economic condition of the electric and gas transmission and distribution markets Northeast Utilities serves and the ability to execute on and achieve its strategic plan. The Northeast Utilities forecast makes certain assumptions, including the assumed return on equity rates and equity capital structure authorized by the utility commissions that regulate Northeast Utilities’ transmission and distribution businesses for periods after the applicable current rate settlements expire in the various regulated markets Northeast Utilities serves, as well as future capital expenditures being incorporated into customer rates.

Northeast Utilities Forecasts

	Year Ended December 31,
	2010E	2011E	2012E	2013E	2014E	2015E
	($ in millions)
Net Income	$353	392	428	476	517	565
Capital Expenditures (1)	$981	1,163	1,322	1,440	1,494	1,188

(1)	Includes allowance for funds used during construction debt.

NORTHEAST UTILITIES DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE NORTHEAST UTILITIES FORECAST TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH NORTHEAST UTILITIES FORECAST ARE NO LONGER APPROPRIATE.

NSTAR Unaudited Prospective Financial Information

In the course of their mutual due diligence, NSTAR provided Northeast Utilities with non-public financial forecasts for the years ending December 31, 2010, 2011, 2012, 2013, 2014 and 2015, which forecasts are collectively referred to as the NSTAR forecast. The key factors in NSTAR’s performance are the general economic condition of the electric and gas transmission and distribution markets NSTAR serves, the outcome of future regulatory proceedings before the Massachusetts Department of Public Utilities and management of NSTAR’s costs including the capital investments necessary to maintain and improve high quality customer service. The NSTAR forecast makes certain assumptions regarding these factors and regarding NSTAR’s ability to achieve the return on equity authorized by the utility agencies that regulate its transmission and distribution businesses.

NSTAR Forecast

	Year Ended December 31,
	2010E	2011E	2012E	2013E	2014E	2015E
	($ in millions)
Net Income (1)	$264	269	287	302	331	363
Capital Expenditures	$377	455	436	396	413	396

(1)	Excludes gain on sale of MATEP in 2010.

NSTAR DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE UNAUDITED PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE WHEN MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH UNAUDITED PROSPECTIVE FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE.

Corporate Governance Following the Merger

Board of Trustees. The merger agreement provides that, upon completion of the merger, the board of trustees of the combined company will consist of fourteen members including (a) seven designees of Northeast Utilities (which will include Charles W. Shivery, chairman, president and chief executive officer of Northeast Utilities) and (b) seven designees of NSTAR (which will include Thomas J. May, chairman, president and chief executive officer of NSTAR). At the time of this filing, the other six designees of each of Northeast Utilities and NSTAR have not been determined. In addition, upon completion of the merger, each of the audit, compensation, executive, finance and governance committees of the board of trustees will consist of an equal number of trustees designated by Northeast Utilities. and NSTAR, respectively. The chair of the audit and governance committees of the board of trustees shall be designated by Northeast Utilities and the chair of the compensation and finance committees of the board of trustees shall be designated by NSTAR. Mr. Shivery will be the chair and Mr. May will be a member of the executive committee of the board of trustees. In addition, Northeast Utilities will designate the lead trustee.

Chairman. Upon completion of the merger, Mr. Shivery will serve as non-executive chairman of the combined company for a period of 18 months at which time Mr. May will become chairman of the combined company.

Executive Officers. Upon completion of the merger, the corporate leadership team of the combined company will consist of Thomas J. May as president and chief executive officer; Gregory B. Butler as senior vice president and general counsel; Christine M. Carmody as senior vice president of human resources; James J. Judge as executive vice president and chief financial officer; David R. McHale as executive vice president and chief administrative officer; Joseph R. Nolan, Jr. as senior vice president of corporate relations; and Leon J. Olivier as executive vice president and chief operating officer. For further discussion of the material interests of executive officers of Northeast Utilities and NSTAR in the merger that may be in addition to, or different from, their interests as shareholders, see the sections entitled “The Merger — Additional Interests of Northeast Utilities Trustees and Executive Officers in the Merger” and “The Merger — Additional Interests of NSTAR Trustees and Executive Officers in the Merger” beginning on pages 82 and 86.

Headquarters. Following completion of the merger, the combined company will have dual corporate headquarters located in Hartford, Connecticut and Boston, Massachusetts.

Additional Interests of Northeast Utilities Trustees and Executive Officers in the Merger

In considering the recommendation of the Northeast Utilities board of trustees with respect to the merger, Northeast Utilities shareholders should be aware that the executive officers and trustees of Northeast Utilities have certain interests in the merger that may be different from, in addition to, or conflict with the interests of Northeast Utilities shareholders generally. The Northeast Utilities board of trustees was aware of these interests and considered them, among other matters, in approving the merger agreement and the merger and making its recommendation that the Northeast Utilities shareholders approve the merger agreement, the merger and the related proposals. These interests are described below.

Continued Service on Board of Trustees

In addition to Mr. Shivery, who will serve as the non-executive chairman of the board of trustees of the combined company for 18 months following the completion of the merger, the other current members of the Northeast Utilities board of trustees who continue to serve as such after completion of the merger will be eligible for the compensation payable by Northeast Utilities from time to time to its trustees.

Treatment of Equity and Performance Cash Awards

Under the Northeast Utilities incentive plans and programs, upon approval by the Northeast Utilities shareholders of the merger agreement and the merger, Northeast Utilities equity and performance cash awards then held by its executive officers and that were granted before the execution of the merger agreement will be subject to the following treatment.

Restricted Share Units

In the event of a termination of employment before age 65 by Northeast Utilities without “cause” or by the executive officer for “good reason” during the period beginning with the approval by Northeast Utilities shareholders of the merger and merger agreement and ending on the second anniversary of the completion of the merger, the Northeast Utilities restricted share units then held by the executive officer will be immediately fully vested and distributed in Northeast Utilities common shares six months following such termination date. Mr. Shivery has attained age 65; accordingly upon his termination of employment for any reason, awards granted during a year preceding the termination will vest in full and awards granted during the year of termination will vest on a pro-rata basis.

Non-employee members of the Northeast Utilities board of trustees receive an annual grant of restricted share units in January of each year that generally vest, subject to continued service, one year later. However, if trustees whose service on the board terminates for any reason other than “cause,” any unvested restricted share units vest and (subject to any applicable deferral election) will be distributed in full to any trustee whose service terminates after attaining age 65 and on a pro-rated basis to any trustee who has not yet reached age 65. All of the Northeast Utilities non-employee trustees other than Messrs. Booth and Leibler and Ms. Cleveland have attained the age of 65.

Performance Units

Upon completion of the merger, the extent of satisfaction of the performance goals applicable to performance shares and performance cash (collectively, “performance units”) for any performance periods not yet completed generally will be measured based on performance through completion of the merger and payment generally will be made on a pro-rata basis (based on the portion of the applicable performance period that had been completed upon completion of the merger) following the end of the original performance period conditioned upon continued employment through such date. However, if an executive officer experiences a qualifying termination of employment (a termination of employment before age 65 by Northeast Utilities without “cause” or by the executive officer for “good reason”) before completion of the original performance period, the awards will be vested at target performance levels and paid out without pro-ration upon such termination.

Subject to completion of the merger, Northeast Utilities intends to grant to each executive officer whose awards are paid on a pro-rated basis as described in the preceding paragraph an award of additional restricted share units with a value equal to the value of the executive officer’s performance units outstanding at target immediately before the completion of the merger that are attributable to the portion of the applicable performance periods extending beyond the completion of the merger.

Summary Table

The following table shows, for each executive officer and each non-employee trustee, as applicable, as of October 29, 2010, (i) the number of restricted share units held by him or her (exclusive of the restricted share units granted as retention awards as described in the section entitled “— Northeast Utilities Retention Plan” on page 85), (ii) the value of such restricted share units assuming a value of $31.28 per share of Northeast Utilities common shares (its closing price on the NYSE on October 29, 2010), (iii) the target value of the Northeast Utilities performance cash units held by him or her, (iv) the target number of Northeast Utilities performance share units held by him or her, and (v) the value of such performance share units assuming a value of $31.28 per share of Northeast Utilities common shares (its closing price on the NYSE on October 29, 2010):

Name	Number of Unvested Restricted Share Units (1)	Value of Restricted Share Units at Assumed Share Value ($)	Value of Performance Cash Units at Target ($)	Number of Performance Share Units at Target	Value of Performance Share Units at Assumed Share Value ($)	Total ($)
Executive Officers
Charles W. Shivery	79,567	2,488,856	4,269,384	81,535	2,550,415	9,308,655
David R. McHale	19,876	621,721	1,064,050	20,679	646,839	2,332,610
Leon J. Olivier	19,872	621,596	1,056,251	21,664	677,650	2,355,497
Gregory B. Butler	15,049	470,733	839,420	16,031	501,450	1,811,603
James B. Robb	9,991	312,518	549,987	10,504	328,565	1,191,070
Jay S. Buth	3,543	110,825	60,357	2,412	75,447	246,629
Jean M. LaVecchia	6,662	208,387	363,462	7,290	228,031	799,880

Non-employee Trustees
Richard H. Booth	3,085	96,499	—	—	—	96,499
John S. Clarkeson	3,085	96,499	—	—	—	96,499
Cotton M. Cleveland	3,085	96,499	—	—	—	96,499
Sanford Cloud, Jr.	3,085	96,499	—	—	—	96,499
John G. Graham	3,085	96,499	—	—	—	96,499
Elizabeth T. Kennan	3,085	96,499	—	—	—	96,499
Kenneth R. Leibler	3,085	96,499	—	—	—	96,499
Robert E. Patricelli	3,085	96,499	—	—	—	96,499
John F. Swope	3,085	96,499	—	—	—	96,499
Dennis R. Wraase	3,056	95,592	—	—	—	95,592

(1)	Exclusive of retention grants as described in the section entitled “— Northeast Utilities Retention Plan” on page 85.

Severance Arrangements

The executive officers of Northeast Utilities, other than Messrs. Shivery, McHale and Butler, are entitled to severance benefits upon a qualifying termination of employment (as described below) within two years following the approval by Northeast Utilities shareholders of the merger. Mr. Shivery is not entitled to severance benefits because he ceased being entitled to such benefits upon attaining age 65. Messrs. McHale and Butler are entitled to severance benefits upon a qualifying termination of employment without regard to whether Northeast Utilities shareholders approve the merger or the merger is completed because the merger does not constitute a change in control within the meaning of the agreements. These benefits are described more fully below and are those that are in addition to the compensation and benefits to which the executives are otherwise entitled upon a voluntary termination of employment without regard to the merger or approval of the merger agreement.

Special Severance Program

Mr. Olivier and Mrs. LaVecchia participate in the Special Severance Program for Officers of Northeast Utilities System Companies, which provides that, in the event of a qualifying termination of employment (termination by Northeast Utilities other than for “cause” or by the executive officer for “good reason”) within two years following the approval by Northeast Utilities shareholders of the merger, the executive officer will be entitled to the following benefits:

•

a lump sum severance payment equal to the sum of the executive officer’s base salary and target annual incentive in each case for the most recent full calendar year preceding termination (or the calendar year preceding the year of the merger, if greater);

•

as consideration for a one-year post-termination non-competition and non-solicitation covenant, a lump sum payment equal to the sum of the executive officer’s base salary and target annual incentive, in each case for the most recent full calendar year preceding (or the calendar year preceding the year of the merger, if greater); and

•	health benefits continuation for two years at active employee rates and payments to offset taxes incurred on all such benefits provided in excess of those provided to employees in general.

Pursuant to a supplemental agreement between Northeast Utilities and Mr. Olivier, Mr. Olivier is also entitled to a special retirement payment upon a qualifying termination of employment within two years following the approval by Northeast Utilities shareholders of the merger.

Employment Agreements with Messrs. Robb and Buth

Messrs. Robb and Buth are each party to an employment agreement with Northeast Utilities providing that, in the event of a qualifying termination of employment (termination by the executive officer for “good reason” within two years following the approval by Northeast Utilities shareholders of the merger, or by Northeast Utilities other than for “cause”), the executive officer will be entitled to the following:

•

a lump sum severance payment equal to one-half the sum of the executive officer’s base salary and target annual incentive, in each case for the most recent full calendar year preceding termination; and

•

as consideration for a one-year post-termination non-competition and non-solicitation covenant, a lump sum payment equal to one-half the sum of the executive officer’s base salary and target annual incentive, in each case for the most recent full calendar year preceding termination.

Employment Agreements with Messrs. Butler and McHale

Messrs. Butler and McHale are each party to an employment agreement with Northeast Utilities providing that, in the event of a qualifying termination of employment (termination by Northeast Utilities other than for “cause”) or upon nonrenewal of the agreement by Northeast Utilities, the executive officer will be entitled to the following:

•

a lump sum severance payment equal to the sum of the executive officer’s annualized base salary and target annual incentive, in each case for the year termination occurs (or the preceding year if greater);

•

as consideration for a two-year post-termination non-competition and non-solicitation covenant, a lump sum payment equal to the sum of the executive officer’s annualized base salary and target annual incentive, in each case for the year termination occurs (or the preceding year if greater);

•	health benefits continuation for two years at active employee rates and payments to offset taxes incurred on all such benefits provided in excess of those provided to employees in general;

•	cash value of the cost to Northeast Utilities of providing active long-term disability and life insurance benefits for two years;

•	reimbursement of certain fees for financial planning and tax preparation services for two years;

•

benefits as if provided under Northeast Utilities’ supplemental executive retirement plan determined without regard to eligibility requirements for the target benefit, including subsidized early retirement and the addition of two years to the executive officer’s age and years of service; and

•	subsidized early retirement pension benefits.

Moreover, because they would be retirement eligible if they are terminated involuntarily by Northeast Utilities without “cause,” each of Messrs. Butler and (after 2010) McHale are entitled pursuant to the terms of Northeast Utilities’ annual incentive plan to a prorated annual incentive (based upon actual performance results), and under, Northeast Utilities’ retiree health plan, to retiree health benefits.

Summary Table

The following table sets forth the approximate amount of the foregoing benefits determined as if the merger had been approved by the Northeast Utilities shareholders (for executive officers other than Messrs. McHale and Butler) and each executive officer experienced a qualifying termination of employment as of October 29, 2010. The actual amounts payable will vary depending on the timing of any qualifying termination and the applicable amount of salary and annual incentives earned by the executive officers. As a result, the actual amounts, if any, to be received by an executive officer may differ in material respects from the amounts set forth below.

Name	Cash Severance ($)	Separation Payment for Non-Compete/ Non-Solicit ($)	Pro-Rated Annual Incentive Benefit ($)	Health & Welfare and Fringe Benefits ($)*	Supplemental Retirement Benefits (*) ($)	Total ($)
Charles W. Shivery	—	—	—	—	—	—
David R. McHale	866,250	866,250	301,875	69,273	4,216,138	6,319,786
Leon J. Olivier	907,500	907,500	—	20,940	532,128	2,368,068
Gregory B. Butler	671,530	671,530	234,018	151,675	2,983,712	4,712,465
James B. Robb	300,000	300,000	—	—	—	600,000
Jay S. Buth	151,875	151,875	—	—	—	303,750
Jean M. LaVecchia	430,234	430,234	—	11,090	—	871,558

(*)	Represents the actuarial present value of the additional amounts payable to the executive officers by reason of a qualifying termination of employment.

Northeast Utilities Retention Plan

On November 16, 2010, Northeast Utilities established a retention pool in an aggregate amount of $10 million to be allocated to key employees, including some or all of the executive officers, to help ensure their continued dedication to Northeast Utilities both before and after completion of the merger. Awards to executive officers are established by the compensation committee of the board of trustees, are in the form of restricted share units and generally vest subject to three years of continuous service following completion of the merger. Full payment will also be made if an eligible executive dies, becomes disabled, or is terminated by Northeast Utilities without “cause” before the end of the retention period, in which case the retention payment will be reduced by the amount of any cash severance payable to the executive upon or during the year following termination. On November 16, 2010, the compensation committee granted retention awards to the following executive officers: Mr. Butler, 48,077 restricted share units; Mr. McHale, 64,103 restricted share units; Mr. Olivier, 48,077 restricted share units; and Mr. Robb, 32,052 restricted share units.

Potential Additional Long-Term Incentive Awards

The compensation committee of the Northeast Utilities board of trustees (and, in the case of Mr. Shivery, the compensation committee and the board of trustees as a whole) generally grant long-term incentive compensation opportunities to the Northeast Utilities executive officers during the first quarter of each year. The trustees anticipate that the value of the grants to be made to some or all of the executive officers during 2011 may exceed the typical value historically granted to them to reflect, among other things, the contributions of the executives in regard to the merger. The value of such grants, if any, has not yet been determined, nor have any assurances been offered to any executive officer that such grants will in fact be made.

Nonqualified Deferred Compensation Plan

Northeast Utilities maintains the Northeast Utilities Deferred Compensation Plan for Executives, in which its executive officers are eligible to participate. Pursuant to the terms of the plan, upon completion of the merger the executive officers’ account balances attributed to matching contributions will vest in full and, in the event that an executive officer terminates employment for any reason within two years following completion of the merger, the executive officer’s account will be distributed in a single cash lump sum. The following table shows the executive officers’ unvested and vested balances attributed to elective deferrals and matching contributions under the plan as of October 29, 2010.

Name	Value of Unvested Account Balance ($)	Value of Vested Account Balance ($)
Charles W. Shivery	67,835	425,969
David R. McHale	—	7,494
Leon J. Olivier	25,971	1,396,452
Gregory B. Butler	—	23,773
James B. Robb	13,954	33,739
Jay S. Buth	4,280	3,887
Jean M. LaVecchia	5,440	40,564

Additional Interests of NSTAR Trustees and Executive Officers in the Merger

In considering the recommendation of the NSTAR board of trustees to NSTAR shareholders to vote in favor of adopting the merger agreement and the approval of the merger, you should be aware that NSTAR’s trustees and executive officers have financial interests in the merger that may be different from, in addition to, or may conflict with the interests of NSTAR shareholders generally. The board of trustees was aware of and considered these potential interests, among other matters, in evaluating and negotiating the merger agreement and in making its recommendation that the NSTAR shareholders approve the merger agreement, the merger and the related transactions.

As described in more detail below, these potential interests include certain payments and benefits that may be provided to the executive officers upon termination of their employment under certain circumstances following the merger as provided in their respective change in control agreements, including accelerated vesting of annual and long-term incentive awards, enhanced cash severance, enhanced supplemental executive retirement plan (“SERP”) benefits and certain other termination benefits that the completion of the merger would not affect.

Thomas J. May, the president and chief executive officer of NSTAR will, pursuant to the merger agreement, become the president and chief executive officer of the combined company and will remain on the board of trustees of the combined company. In addition, six non-employee NSTAR directors will serve on the board of trustees of the combined company and will be eligible for the compensation payable by Northeast Utilities from time to time to its trustees.

Potential Payments in Connection with the Merger

The completion of the merger will constitute a change in control for purposes of NSTAR’s incentive plans, non-qualified deferred compensation plans and change in control agreements.

Treatment of Equity Awards for Executive Officers and Trustees

Under the terms of these NSTAR plans and agreements, and the merger agreement, the NSTAR options and other equity-based awards held by executives at the time of the merger will be subject to the following treatment. Under the terms of the NSTAR incentive plans, in the event of a change in control, all awards granted prior to the execution of the merger agreement that are outstanding but not then exercisable will immediately vest and become exercisable, and restrictions and conditions on all awards outstanding will automatically lapse or be deemed waived. Upon completion of the merger, each award of NSTAR performance shares that was granted under the NSTAR equity incentive compensation plans prior to the execution of the merger and that is outstanding immediately prior to the completion of the merger will vest at the target level of performance.

NSTAR Options

Each NSTAR option held by executive officers that is outstanding immediately before completion of the merger will be converted into an option to acquire, on the same terms and conditions as were applicable to the NSTAR option prior to the merger (after giving effect to any acceleration of vesting as a result of the merger), a number of Northeast Utilities common shares equal to the product of the number of NSTAR common shares subject to the NSTAR option and the exchange ratio, at an exercise price per share obtained by dividing the per share exercise price of the NSTAR option by the exchange ratio, rounded up to the nearest cent.

NSTAR Performance Share and Deferred Stock Awards

Upon completion of the merger, each performance share and deferred stock award that is outstanding immediately prior to the completion of the merger, together with shares equivalent to dividends that have accrued since the date of grant, will be converted into a number of Northeast Utilities common shares equal to the product of the number of NSTAR common shares underlying the performance share or deferred stock award and the exchange ratio. Upon completion of the merger, the shares underlying each performance share award (that have vested as a result of the merger), together with shares equivalent to dividends that have accrued on such shares since the date of grant, will be deemed delivered and will be converted into a number of Northeast Utilities common shares equal to the product of the number of NSTAR common shares subject to the award and the exchange ratio. For additional discussion of NSTAR equity awards, please see the section entitled “The Merger — Treatment of NSTAR Options and Equity-based Awards” beginning on page 91.

The following table sets forth, as of October 29, 2010, (1) the number of stock options held by each NSTAR executive officer and trustee whose vesting will accelerate upon the consummation of the merger and the weighted average exercise price of such options, (2) the total “in the money” value of those options assuming a value of $41.71 per share of NSTAR common shares (its closing price on the NYSE as of October 29, 2010), (3) the number of deferred stock awards whose restrictions will lapse upon the completion of the merger (exclusive of deferred NSTAR shares awarded as retention grants as described in the section entitled “— NSTAR Retention Plan” on page 90) and (4) the number of performance shares (at the target performance level) whose restrictions will lapse upon the completion of the merger. The value of such awards could change depending on the price per share of NSTAR common shares immediately prior to the completion of the merger.

Name	Number of Shares Subject to Unvested Options	Weighted Average Exercise Price Per Option Share ($)	Value of Options at Assumed Share Value ($)	Number of Deferred Stock Awards(2)	Value of Deferred Stock Awards at Assumed Share Value ($)(1)	Number of Performance Shares at Target	Value of Performance Shares at Assumed Share Value at Target ($)(1)	Total ($)
Executive Officers
Thomas J. May	289,000	34.3282	2,133,330	70,400	2,936,384	102,400	4,271,104	9,340,818
James J. Judge	64,667	34.3618	475,189	15,767	657,642	23,350	973,929	2,106,759
Douglas S. Horan	62,667	34.3324	462,329	14,583	608,257	21,350	890,509	1,961,095
Werner J. Schweiger	62,667	34.3324	462,329	14,583	608,257	21,350	890,509	1,961,095
Joseph R. Nolan, Jr.	29,667	34.3500	218,349	7,633	318,372	11,300	471,323	1,008,045
Christine M. Carmody	23,000	34.5636	164,367	5,550	231,491	7,350	306,569	702,426
Robert J. Weafer, Jr.	16,000	34.3883	117,147	3,917	163,378	5,750	239,833	520,358

Non-employee Trustees
Gary L. Countryman	—	—	—	—	—	—	—	—
Thomas G. Dignan, Jr.	—	—	—	—	—	—	—	—
James S. DiStasio	—	—	—	—	—	—	—	—
Charles K. Gifford	—	—	—	—	—	—	—	—
Matina S. Horner	—	—	—	—	—	—	—	—
Paul A. La Camera	—	—	—	—	—	—	—	—
William C. Van Faasen	—	—	—	—	—	—	—	—
Gerald L. Wilson	—	—	—	—	—	—	—	—

(1)	Excludes value of dividends accrued since the date of grant.
(2)	Exclusive of retention grants as described in the section entitled “— NSTAR Retention Plan” on page 90.

Severance Arrangements for NSTAR Executive Officers

NSTAR executive officers do not have employment agreements and do not participate in a formal severance program. Each NSTAR executive officer is party to a Change in Control Agreement, which provides severance benefits in the event of a qualifying termination of employment (an involuntary termination other than for “cause” or a resignation by the executive officer for “good reason”) within 24 months following a change in control. Each of Mr. Judge, Mr. Schweiger, Ms. Carmody and Mr. Nolan have acknowledged that the contemplated terms of his or her employment with the combined company, and similar terms and conditions, do not constitute “good reason” for a voluntary termination under the terms of their respective Change in Control Agreements. In the event of a qualifying termination of employment, the Change in Control Agreements provide that the executive officers of NSTAR are entitled to the following:

•

a lump sum severance payment equal to three times (two times in the case of Mr. Weafer) the executive officer’s base salary at the higher of the rate in effect immediately prior to the date of termination or in effect immediately prior to the change in control plus an amount equal to three times (two times in the case of Mr. Weafer) the higher of the actual bonus paid to the executive officer under the NSTAR annual incentive bonus plan for the most recently completed fiscal year or the executive officer’s target bonus award under the annual incentive bonus plan for the fiscal year in which the termination occurs;

•	a bonus payment in an amount equal to the target annual bonus payment for the year of termination, prorated for the number of days the executive officer was employed during such year;

•	any unexercised options then outstanding will remain exercisable until the earlier of five years following such termination and the latest date on which such option could have been exercised;

•	immediate vesting and payment of SERP and deferred compensation benefits;

•	an additional payment equal to the incremental increase assuming two or three additional years of service under the SERP and NSTAR pension plan;

•	continued subsidized participation in welfare benefit plans for three years (two years in the case of Mr. Weafer); and

•

for certain executive officers, a gross-up payment for any “golden parachute” excise taxes for which the executive officer may be liable in respect of the benefits received by the executive officer that are contingent upon the completion of the merger.

Pursuant to Ms. Carmody’s agreement, the lump sum severance payment and payment of the value of three additional years of service under the SERP as provided under the agreement are limited to 2.99 times the sum of her most recent annual base salary and annual bonus during the period prior to the date of termination.

Based on compensation and benefit levels as of November 15, 2010 and assuming that the merger is consummated on October 31, 2011, and that each executive officer’s employment is terminated by the combined company without “cause” or by the executive officer for “good reason” at that time, the executive officers would be entitled to receive the following cash severance payments and other benefits under their Change in Control Agreements. The actual amounts payable will vary depending on the timing of the completion of the merger and any qualifying termination and the applicable amount of salary and bonus earned by the executive officers.

Name	Severance Payment ($)	Pro-Rata Bonus Payment ($)	Value of Continued Welfare Benefits ($)	Present Value of Additional Non- Qualified Retirement Benefits ($)	280G Gross-Up Payment(1) ($)	Total ($)
Thomas J. May	8,610,000	891,178	243,303	420,039	—	10,164,520
James J. Judge	3,078,000	237,870	98,823	1,499,023	2,225,600	7,139,315
Douglas S. Horan	2,865,000	222,378	72,090	167,765	—	3,327,233
Werner J. Schweiger	2,865,000	222,378	97,755	1,179,054	2,419,130	6,783,317
Joseph R. Nolan, Jr.	1,872,000	125,181	93,918	769,831	1,204,587	4,065,517
Christine M. Carmody	1,518,920	106,067	39,294	—	853,671	2,517,951
Robert J. Weafer, Jr.	930,000	91,616	44,142	149,329	—	1,215,087

(1)	Portion reflecting accelerated equity vesting assumes an October 29, 2010 valuation.

Potential Additional Long-Term Incentive Awards

The executive personnel committee of the NSTAR board of trustees generally make incentive plan payments and establish incentive compensation opportunities to NSTAR’s executive officers during the first quarter of each year. The value of awards made in respect of performance in 2010 and incentive grants made to some or all of the executive officers during 2011 may exceed the typical value historically granted to them to reflect, among other things, the efforts of the executives in regard to the merger. The value of such payments and grants, if any, has not yet been determined, nor have any assurances been offered to any executive officer that such grants will in fact be made. Long-term incentive awards, including performance units and deferred stock awards, granted after the execution of the merger agreement that remain outstanding at the effective time of the merger will be exchanged for equivalent share-based awards denominated in Northeast Utilities shares.

NSTAR Retention Plan

The executive personnel committee has approved and allocated a retention pool in an aggregate amount not to exceed $10 million to be awarded to key employees, including some of the executive officers (but not the chief executive officer), to help ensure their continued dedication to the company both before and after completion of the merger. NSTAR has entered into executive retention award agreements with each of Christine M. Carmody, James J. Judge, Joseph R. Nolan, Jr., and Werner J. Schweiger, providing for retention awards of deferred NSTAR common shares in the following amounts: Ms. Carmody, 18,300 shares; Mr. Judge, 53,600 shares; Mr. Nolan, 29,400 shares; and Mr. Schweiger, 47,800 shares. The terms of the retention agreements generally provide that (i) the deferred NSTAR common shares awarded will, in connection with the merger, automatically convert into deferred Northeast Utilities common shares by applying the exchange ratio agreed upon in the merger agreement, (ii) executive officers who remain continuously employed by Northeast Utilities until the third anniversary of the closing of the merger are entitled to full payment of their retention award and (iii) executive officers whose employment is terminated by the company (other than for cause) or by reason of the executive officer’s death or disability prior to the third anniversary of the closing of the merger are entitled to all of their retention award calculated under the terms of the retention agreement.

Continuing Employment with Northeast Utilities

In addition to the individuals identified in the section entitled “The Merger — Corporate Governance Following the Merger” on page 81, certain of NSTAR’s current executive officers may serve as employees of Northeast Utilities after the completion of the merger; however the merger agreement does not require Northeast Utilities to continue or resume the employment of any specific person and as of the date of this proxy no such employment arrangements have been made. Northeast Utilities has agreed to provide compensation and benefit programs after the completion of the merger that are competitive within the industry in each of the markets in which it operates.

Northeast Utilities Board of Trustees

Upon completion of the merger, seven individuals, including Mr. May, who are current members of NSTAR’s board of trustees, will be appointed to the Northeast Utilities board of trustees.

As members of Northeast Utilities’ board of trustees, these individuals will be compensated in accordance with Northeast Utilities’ trustee compensation policy. Northeast Utilities’ non-employee trustees are presently compensated through (1) an annual retainer paid in cash, (2) retainers for serving as the chair of a committee, one-half the value of which is paid in Northeast Utilities common shares to the chairs of the audit and compensation committees, (3) fees for board and committee meetings attended and (4) share-based grants under the Northeast Utilities Incentive Plan. The compensation amounts for non-employee trustees of Northeast Utilities and NSTAR have historically been different, and the aggregate annual compensation of these individuals for serving as trustees of Northeast Utilities may be higher or lower than their historical NSTAR trustee compensation depending on future compensation practices for Northeast Utilities trustees.

Accounting Treatment

Accounting standards require that one party to the merger be identified as the acquirer. Therefore, the merger of Northeast Utilities and NSTAR will be accounted for as an acquisition of NSTAR common shares by Northeast Utilities in accordance with GAAP. This means that the assets and liabilities of NSTAR will be recorded, as of the completion of the merger, at their fair values and consolidated with those of Northeast

Utilities. This will result in recording an amount for goodwill, which represents the excess of the purchase price over the fair value of the identifiable net assets of NSTAR. Financial statements of Northeast Utilities issued after the merger will reflect only the operations of NSTAR’s business after the merger and will not be restated retroactively to reflect the historical financial position or results of operations of NSTAR.

All unaudited pro forma combined financial information contained in this joint proxy statement/prospectus was prepared using the acquisition method of accounting for business combinations. The final allocation of the purchase price will be determined after the merger is completed and after completion of an analysis to determine the fair value of the assets and liabilities of NSTAR’s business. Accordingly, the final purchase accounting adjustments may be materially different from the unaudited pro forma adjustments. Any decrease in the fair value of the assets or increase in the fair value of the liabilities of NSTAR’s business as compared to the unaudited pro forma combined financial information included in this joint proxy statement/prospectus will have the effect of increasing the amount of recorded goodwill. An increase (decrease) in the Northeast Utilities share price of Northeast Utilities would have the effect of increasing (decreasing) goodwill. The goodwill amount will not be affected by a change in the NSTAR share price.

Treatment of NSTAR Options and Equity-based Awards

NSTAR Stock Options

NSTAR and Northeast Utilities will take all action required so that, upon completion of the merger, each option to purchase NSTAR common shares that was granted under the NSTAR equity incentive compensation plans and that is outstanding immediately before completion of the merger will be converted into an option to acquire, on the same terms and conditions as were applicable to the NSTAR option prior to the merger (after giving effect to any acceleration of vesting as a result of the merger), a number of Northeast Utilities common shares equal to the product of the number of NSTAR common shares subject to the NSTAR option and the exchange ratio, rounded down to the nearest whole share of Northeast Utilities common share, at an exercise price per share of Northeast Utilities common shares equal to the quotient obtained by dividing the per share exercise price of the NSTAR option by the exchange ratio, rounded up to the nearest whole cent. To the extent that Section 409A or Section 421(a) of the Code applies to any NSTAR options, the foregoing adjustment will be subject to such modifications, if any, as are required to cause the conversion to be made in a manner consistent with Section 409A or Section 421(a) of the Code, as applicable.

NSTAR Performance Share and Deferred Stock Awards

NSTAR and Northeast Utilities will take all action required so that, upon completion of the merger, each deferred stock award that was granted under the NSTAR equity incentive compensation plans prior to the execution of the merger agreement and that is outstanding immediately prior to the completion of the merger will vest in full, together with shares equivalent to dividends accrued since the date of grant, and will be converted into a number of Northeast Utilities common shares equal to the product of the number of NSTAR common shares subject to the award and the exchange ratio. In addition, NSTAR will take all action required so that, upon completion of the merger, each performance share award that was granted under the NSTAR equity incentive compensation plans prior to the execution of the merger agreement, together with shares equivalent to dividends accrued since the date of grant, and that are outstanding immediately prior to the completion of the merger will vest at the target level of performance, and the shares underlying each such performance award (as so vested) will be deemed delivered and will be converted into a number of Northeast Utilities common shares equal to the product of the number of NSTAR common shares subject to the award and the exchange ratio. Each award of NSTAR performance share units and deferred stock that is granted under the NSTAR equity incentive compensation plans after the execution of the merger agreement and that is outstanding immediately prior to the completion of the merger will be converted into a right to receive a number of Northeast Utilities performance share units or deferred shares, as the case may be, equal to the product of the number of NSTAR common shares subject to the award and the exchange ratio, which Northeast Utilities performance share units or deferred stock will have the same terms or substantially similar and conditions as were applicable to the NSTAR performance share units prior to the completion of the merger. Please see the section entitled “The Merger — Additional Interests of NSTAR Trustees and Executive Officers in the Merger — Treatment of Equity Awards for Executive Officers and Trustees” beginning on page 87.

Restrictions on Sales of Northeast Utilities Common Shares Received in the Merger

All Northeast Utilities common shares received by NSTAR shareholders in the merger will be freely tradable for purposes of the Securities Act of 1933, as amended, except for Northeast Utilities common shares received by any NSTAR shareholder who becomes an “affiliate” of Northeast Utilities after completion of the merger (such as NSTAR trustees or executive officers who become trustees of Northeast Utilities after the merger). This joint proxy statement/prospectus does not cover resales of Northeast Utilities common shares received by any person upon completion of the merger, and no person is authorized to make any use of this joint proxy statement/prospectus in connection with any resale.

Appraisal Rights

Northeast Utilities shareholders will not have any appraisal or dissenters’ rights as a result of the merger.

Neither NSTAR’s declaration of trust nor Chapter 182 of the M.G.L., which governs voluntary associations such as NSTAR, authorizes appraisal rights for shareholders. NSTAR believes that NSTAR shareholders are not entitled to appraisal rights in connection with the merger. However, the question of whether Massachusetts law would apply corporate appraisal rights to voluntary associations has not been the subject of specific judicial interpretation. If you believe you are entitled to appraisal rights, you should consult your legal advisor.

NYSE Listing of Northeast Utilities’ Common Shares; Delisting and Deregistration of NSTAR Common Shares

Northeast Utilities has agreed to use reasonable best efforts to file a subsequent listing application with the NYSE covering the common shares to be issued in the merger. The listing of the common shares of Northeast Utilities is also a condition to completion of the merger. Upon completion of the merger, the NSTAR common shares currently listed on the NYSE will cease to be listed on the NYSE and will subsequently be deregistered under the Exchange Act.

LITIGATION RELATING TO THE MERGER

Shortly after the merger’s announcement, NSTAR, the members of the NSTAR board of trustees, Northeast Utilities, and two wholly owned subsidiaries of Northeast Utilities, NU Holding Energy 1 LLC and NU Holding Energy 2 LLC, were named defendants in eight lawsuits filed in the Superior Court for Suffolk County, Massachusetts, and one lawsuit filed in federal court in the district of Massachusetts. The lawsuits, each of which was brought by a single shareholder, purport to be brought on behalf of classes of NSTAR shareholders opposed to the terms of the merger agreement. The original complaints made virtually identical allegations that, among other things, NSTAR’s trustees breached their fiduciary duties by failing to maximize the value to be received by NSTAR’s shareholders, and that the other defendants aided and abetted the NSTAR trustees’ breaches of fiduciary duties. Both the state and federal complaints sought and continue to seek, among other things, to enjoin defendants from consummating the merger and either rescission of the merger, to the extent it is completed, or monetary damages. The Massachusetts Superior Court consolidated the eight state-court cases, relieved NSTAR and Northeast Utilities from having to respond to the eight individual complaints, and ordered the plaintiffs to file a single, consolidated complaint. Following filing of the Northeast Utilities Registration Statement on Form S-4 dated November 22, 2010, on December 10, 2010, the state-court plaintiffs filed their consolidated amended complaint, which, in addition to the already-pending claims, alleges that the disclosures in the preliminary joint proxy statement/prospectus were insufficiently detailed, pointing to various aspects of the section entitled “The Merger.” The defendants must respond to this consolidated amended complaint within thirty days of its filing. There have been no developments in the federal case, in which the plaintiff has never served NSTAR, Northeast Utilities, or any other defendant with his complaint. NSTAR and Northeast Utilities believe both the federal and state lawsuits are without merit and are defending the lawsuits vigorously.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material United States federal income tax consequences of the merger to NSTAR shareholders who exchange their NSTAR common shares for Northeast Utilities common shares pursuant to the merger and are for United States federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation or other entity taxable as a corporation for United States federal income tax purposes created in or organized under the laws of the United States or any political subdivision thereof;

•	an estate the income of which is subject to United States federal income tax without regard to its source; or

•

a trust if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of the substantial decisions of such trust.

The discussion which follows is based on the Code, Treasury regulations issued under the Code, administrative interpretations and court decisions, each as in effect as of the date of this joint proxy statement/prospectus and all of which are subject to change at any time, possibly with retroactive effect. The discussion applies only to shareholders who hold NSTAR common shares as capital assets within the meaning of Section 1221 of the Code. This discussion is not binding on the Internal Revenue Service, which is referred to as the IRS, and there can be no assurance that the IRS or a court will agree with the conclusions stated herein. In addition, this discussion does not address any state, local, non-United States or non-income tax consequences of the merger.

The discussion assumes that the merger will be completed in accordance with the merger agreement and as further described in this joint proxy statement/prospectus. This discussion is not a complete description of all of the consequences of the merger, and, in particular, may not address United States federal income tax considerations applicable to NSTAR shareholders subject to special treatment under United States federal income tax law, including, without limitation:

•	financial institutions or insurance companies;

•	mutual funds;

•	tax-exempt organizations;

•	pass-through entities, such as partnerships, or investors in such entities;

•	dealers or brokers in securities or foreign currencies;

•	shareholders who hold individual retirement or other tax-deferred accounts;

•	traders in securities who elect to apply a mark-to-market method of accounting;

•	shareholders who actually or constructively own 5% or more of the outstanding shares of NSTAR;

•	shareholders who hold NSTAR common shares as part of a hedge, appreciated financial position, straddle, constructive sale or conversion transaction; or

•	shareholders who acquired their shares of NSTAR pursuant to the exercise of employee options or otherwise as compensation.

If a partnership, or other entity or arrangement treated as a partnership for United States federal income tax purposes, is an NSTAR shareholder, the tax treatment of a partner in the partnership will depend upon the status of that partner and the activities of the partnership. A partner in a partnership that is an NSTAR shareholder is strongly urged to consult with its own tax advisor regarding the tax consequences of the merger to it.

In addition, tax consequences arising under state, local and non-United States laws or under United States federal laws other than United States federal income tax laws, are not addressed in this joint proxy statement/prospectus.

NSTAR shareholders are strongly urged to consult with their own tax advisors regarding the tax consequences of the merger to them, including the effects of United States federal, state, local, non-United States and other tax laws.

Material United States Federal Income Tax Consequences of the Merger

It is a condition to the obligation of NSTAR to complete the merger that NSTAR receive a written opinion from Ropes & Gray, counsel to NSTAR, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to the obligation of Northeast Utilities to complete the merger that Northeast Utilities receive a written opinion from Skadden, Arps, counsel to Northeast Utilities, to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Neither Northeast Utilities nor NSTAR currently intends to waive the opinion condition to its obligation to complete the merger. If either Northeast Utilities or NSTAR does waive the opinion condition after the registration statement, of which this joint proxy statement/prospectus is a part, is declared effective by the Securities and Exchange Commission, and if the United States federal income tax consequences of the merger to NSTAR shareholders would be materially different than those described below, Northeast Utilities and NSTAR will recirculate the joint proxy statement/prospectus and resolicit the shareholder votes of Northeast Utilities and NSTAR. The opinions described above will rely on certain assumptions, as well as representations and covenants made by Northeast Utilities, Merger Sub, Acquisition Sub and NSTAR. These may include assumptions regarding the absence of changes in existing facts and law, the completion of the merger in the manner contemplated by the merger agreement, and the accuracy and completeness of representations contained in representation letters of officers of Northeast Utilities, Merger Sub, Acquisition Sub and NSTAR. If any of those assumptions, representations or covenants is inaccurate, counsel may be unable to render the required opinion and the merger may not be completed or the tax consequences of the merger could differ from those discussed below. In addition, in connection with the registration statement of which this joint proxy statement/prospectus is a part being declared effective, each of Ropes & Gray and Skadden, Arps will deliver an opinion to NSTAR and Northeast Utilities, respectively, to the same effect as the opinions described above. An opinion of counsel represents counsel’s best legal judgment and is not binding on the IRS or any court, nor does it preclude the IRS from adopting a contrary position. No ruling has been or will be sought from the IRS regarding any United States federal income tax consequences of the merger.

Accordingly, and on the basis of the above-described opinions, as a result of the merger qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, for United States federal income tax purposes, in general:

•

an NSTAR shareholder will not recognize gain or loss as a result of such shareholder’s NSTAR common shares being exchanged in the merger for shares of Northeast Utilities, except as described below with respect to the receipt of cash in lieu of a fractional share of Northeast Utilities;

•

an NSTAR shareholder’s aggregate tax basis in shares of Northeast Utilities received in the merger, including any fractional share deemed received and exchanged as described below, will equal the aggregate tax basis of the shareholder’s NSTAR common shares surrendered in the merger;

•	an NSTAR shareholder’s holding period for shares of Northeast Utilities received in the merger will include the shareholder’s holding period for the shares of NSTAR surrendered in the merger;

•

an NSTAR shareholder who receives cash in lieu of a fractional share of Northeast Utilities in the merger will be treated as having received a fractional share in the merger and then as having sold such fractional share for cash. As a result, such an NSTAR shareholder generally will recognize capital gain or loss equal to the difference between the amount of the cash received in lieu of the fractional share and the shareholder’s tax basis allocable to such fractional share. Any such capital gain or loss will be long-term capital gain or loss if the holding period of the NSTAR common shares exchanged for the fractional share of Northeast Utilities is more than one year at the time of the merger; and

•	neither NSTAR nor Northeast Utilities will recognize gain or loss as a result of the merger.

NSTAR shareholders who hold their NSTAR common shares with differing bases or holding periods should consult their tax advisors with regard to identifying the bases or holding periods of the particular shares of Northeast Utilities received in the merger.

NSTAR shareholders will be required to retain their permanent records pertaining to the merger.

Information Reporting and Backup Withholding

NSTAR shareholders may be subject to information reporting and backup withholding on any cash payments they receive in the merger. NSTAR shareholders generally will not be subject to backup withholding, however, if they:

•

timely furnish a correct taxpayer identification number, certify that they are not subject to backup withholding on an IRS Form W-9 or other form described in the election form/letter of transmittal that they will receive and otherwise comply with all the applicable requirements of the backup withholding rules; or

•	provide proof that they are otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules are not additional taxes and will generally be allowed as a refund or credit against an NSTAR shareholder’s United States federal income tax liability, provided such shareholder timely furnishes certain required information to the IRS.

The discussion of material United States federal income tax consequences set forth above is not intended to be a complete analysis or description of all potential United States federal income tax consequences of the merger. Moreover, the discussion set forth above does not address tax consequences that may vary with, or are contingent upon, individual circumstances. In addition, the discussion set forth above does not address any non-income tax or any state, local or non-United States tax consequences of the merger and does not address the tax consequences of any transaction other than the merger.

REGULATORY MATTERS RELATING TO THE MERGER

General

To complete the merger, there are certain filings, notices and waiting periods required in order for Northeast Utilities and NSTAR to obtain required authorizations, approvals or consents from a number of federal and state public utility, antitrust and other regulatory authorities. Northeast Utilities and NSTAR are not currently aware of any material governmental filings, authorizations, approvals or consents that are required prior to the parties’ consummation of the merger other than those described below.

Northeast Utilities and NSTAR have agreed to file the notification and report forms relating to the merger that are required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which is referred to as the HSR Act, and use reasonable best efforts to obtain or file all other regulatory applications, notices, approvals and consents required to complete the merger. However, in the process of making such efforts, neither Northeast Utilities nor NSTAR (i) can, without the written consent of the other, take certain actions (such as divestitures, agreeing to hold separate, or agreeing to action that limits its freedom as to either company’s businesses, subsidiaries or assets prior to or after the merger) or (ii) will be required to take certain actions (such as divestitures, agreeing to hold separate, or agreeing to action that limits its freedom as to either company’s businesses, subsidiaries or assets prior to or after the merger), in each case if such actions would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Northeast Utilities or NSTAR and their respective subsidiaries, taken as a whole (provided that for the purpose of determining whether a potential adverse effect would constitute a material adverse effect for these purposes, each of Northeast Utilities and NSTAR and their respective subsidiaries, taken as a whole, shall be deemed to be a consolidated group of entities of the size and scale of NSTAR and Northeast Utilities, together with each of their subsidiaries, taken as a whole). In addition, neither Northeast Utilities nor any of its respective affiliates is required to use such reasonable best efforts, if the FTC, the DOJ, or other government entity outside of the United States authorizes its staff to seek a preliminary injunction, restraining order or other comparable relief to enjoin the consummation of the transactions contemplated by the merger agreement.

Northeast Utilities and NSTAR currently anticipate completing the merger in the second half of 2011. Although Northeast Utilities and NSTAR believe that they will receive the required authorizations, approvals and consents described below to complete the merger, there can be no assurance as to the timing of or the ultimate ability of Northeast Utilities and NSTAR to obtain such authorizations, approvals or consents (or any additional authorizations, approvals or consents which may otherwise become necessary) nor that they will be obtained on terms and subject to conditions satisfactory to NSTAR and Northeast Utilities.

Hart-Scott-Rodino Act

The merger is subject to the requirements of the HSR Act, and the rules and regulations promulgated thereunder, which provide that certain acquisition transactions may not be completed until required information has been furnished to the DOJ and the FTC, and until certain waiting periods have been terminated or have expired. The expiration or earlier termination of any HSR Act waiting period would not preclude the DOJ or the FTC from challenging the merger on antitrust grounds or from seeking to preliminarily or permanently enjoin the proposed merger. Neither Northeast Utilities nor NSTAR believes that the merger will violate federal antitrust laws, but there can be no guarantee that the DOJ or the FTC will not take a different position. If the merger is not completed within 12 months after the expiration or earlier termination of the applicable HSR Act waiting period, Northeast Utilities and NSTAR will be required to submit new information to the DOJ and the FTC, and a new HSR Act waiting period will have to expire or be earlier terminated before the merger could be completed.

Federal Power Act

Northeast Utilities and NSTAR each have public utility subsidiaries subject to the jurisdiction of the Federal Energy Regulatory Commission, which is referred to as the FERC, under the Federal Power Act, which is referred to as the FPA. Section 203 of the FPA provides that no holding company in a holding company system that includes a transmitting utility or an electric utility may purchase, acquire, merge or consolidate with a transmitting utility, an electric utility company or a holding company in a holding company system that includes a transmitting utility or electric utility company without first having obtained authorization from the FERC. Further, Section 203 requires prior authorization from FERC for certain transactions resulting in the direct or indirect change of control over a FERC jurisdictional public utility. The FERC must authorize the merger or transaction if it finds that the merger or transaction is consistent with the public interest. The FERC has stated in its 1996 utility merger policy statement that, in analyzing a merger or transaction under Section 203 of the FPA, it will evaluate the following criteria:

•	the effect of the merger or transaction on competition in wholesale electric power markets;

•	the effect of the merger or transaction on the applicants’ FERC jurisdictional ratepayers; and

•	the effect of the merger or transaction on state and federal regulation of the applicants.

In addition, in accordance with the Energy Policy Act of 2005, the FERC also must find that the merger or transaction will not result in the cross-subsidization by public utility subsidiaries of other subsidiaries or improper encumbrances or pledges of utility assets and, if such cross-subsidization or encumbrances were to occur, whether they are consistent with the public interest.

The FERC will review these factors to determine whether the merger or transaction is consistent with the public interest. If the FERC finds that the merger or transaction would adversely affect competition in wholesale electric power markets, rates for transmission or the wholesale sale of electric energy, or regulation, or that the merger or transaction would result in cross-subsidies or improper encumbrances that are not consistent with the public interest, it may, pursuant to the FPA, impose upon the proposed merger remedial conditions intended to mitigate such effects or it may decline to authorize the merger or transaction. In the event the FERC chooses to impose remedial conditions, Northeast Utilities and NSTAR would then review such conditions in light of the requirements imposed under the merger agreement. Based on FERC precedent, Northeast Utilities and NSTAR believe that the merger should satisfy the FERC’s merger guidelines as well as its standards regarding cross-subsidization and encumbrances and that any mitigation conditions imposed by the FERC would not have a material adverse effect of the type described by the merger agreement that would permit either company to refuse to accept such conditions. However, there can be no guarantee that the FERC will agree with the parties’ characterization of FERC precedent or that the FERC will not change its analytic framework in a manner adverse to the parties. The FERC is required to rule on a completed merger application not later than 180 days from the date on which the completed application is filed. The FERC may, however, for good cause, issue an order extending the time for consideration of the merger application by an additional 180 days. If no order is issued within the statutory deadline, then the transaction is deemed to be approved.

Massachusetts Department of Public Utilities

Certain affiliates of each of NSTAR and Northeast Utilities are subject to the jurisdiction of the Massachusetts Department of Public Utilities, which is referred to as the DPU. Under Massachusetts law, the DPU will have jurisdiction to review and approve the merger. For the DPU to approve the merger, the merger must be approved by two-thirds of each class of shares outstanding and entitled to vote of Northeast Utilities and NSTAR, respectively, and the DPU must determine that the merger is in the public interest. This public-interest standard, in accordance with DPU precedent, is understood as a “no net harm,” rather than a “net benefit” test. In making this determination the DPU considers various factors including but not limited to the impact on rates, impact on long-term strategies to assure a reliable cost-effective delivery system, and service quality, net savings resulting from the merger, effect on competition, financial integrity of the post-merger entity, fairness of the distribution of resulting benefits between shareholders and ratepayers, societal costs, effect on economic development and alternatives to the merger. The DPU will decide whether to approve the merger after providing notice of and holding a hearing during which other parties may intervene. Massachusetts law does not establish any time limits on the DPU’s review of a proposed transaction.

Nuclear Regulatory Commission

Under the Atomic Energy Act of 1954, as amended, and the regulations of the Nuclear Regulatory Commission, referred to as the NRC in this joint proxy/prospectus, prior NRC consent is required for the indirect transfer of control of NRC licenses resulting from the planned merger. Each of NSTAR and Northeast Utilities holds interests in the Connecticut Yankee Atomic Power Company, Yankee Atomic Electric Company, and Maine Yankee Atomic Power Company, collectively referred to in this joint proxy/prospectus as the Yankee Companies. Although the nuclear power electric generating facilities owned by each of the Yankee Companies have been decommissioned in accordance with NRC requirements, amended licenses (held in the names of the Yankee Companies) continue to apply to the independent spent fuel storage installations at each of the former plant sites where spent nuclear fuel is safely stored. As a result of the merger, NSTAR will become a wholly owned subsidiary of Northeast Utilities. Upon consummation of the merger, affiliates of Northeast Utilities will hold controlling interests (greater than 50% of the stock) in Connecticut Yankee Atomic Power Company and Yankee Atomic Electric Company. Accordingly, prior to consummation of the merger, NSTAR and Northeast Utilities must first obtain NRC written consent for the indirect transfer of control of the licenses for these two facilities.

In reviewing a license transfer application, the NRC assesses, among other things, the transferee’s technical and financial qualifications to own and operate the facilities, whether there is reasonable assurance that adequate decommissioning funds will be available to safely decommission the facilities at the end of their useful lives, whether the transferee is free from foreign ownership, control or domination, and whether the transfer is otherwise consistent with the applicable provisions of laws, regulations and orders of the NRC.

Federal Communications Commission

Under Federal Communications Commission, referred to as the FCC, regulations implementing provisions of the Communications Act of 1934, as amended, an entity holding private radio licenses for internal communications purposes generally must obtain the approval of the FCC before the direct or indirect transfer of control or assignment of those licenses. NSTAR Electric Company and NSTAR Gas Company hold certain FCC licenses for private internal communications and, thus, must obtain prior FCC approval to assign or transfer indirect control of those licenses.

Maine Public Utilities Commission

Northeast Utilities’ subsidiary, Public Service Company of New Hampshire, which is referred to as PSNH, is subject to the jurisdiction of the Maine Public Utilities Commission, which is referred to as the MPUC. Under Maine law, the MPUC will have jurisdiction to review and approve the merger. To approve the merger, the MPUC must determine that the transaction is consistent with the interests of the utility’s ratepayers and investors. The MPUC has construed the broad “consistent with the interests” language of the statute as articulating a “no harm” standard. Thus, the MPUC has approved reorganizations where the merging parties have established that the transaction will not adversely affect ratepayers and investors. As PSNH does not provide retail service to any customers in Maine nor does it receive any compensation in Maine as a result of the properties it owns in Maine, the MPUC’s primary interest in its review of the transaction is in assuring that PSNH maintains its transmission and distribution plant in Maine in a safe and reasonable manner. The MPUC is required to rule upon a petition to approve the merger within 60 days, and may extend its review period for up to an additional 120 days.

Connecticut Department of Public Utility Control

On October 18, 2010, the Connecticut Attorney General filed with the Connecticut Department of Public Utility Control, which is referred to as the DPUC, a petition for review of the proposed merger. The Attorney General asserted that the DPUC has the authority and obligation to review the merger and to ensure that it benefits the public interest.

In a letter dated November 3, 2010, the DPUC noted that it did not appear that any specific approvals of the DPUC were required under Connecticut law. The DPUC closed the docket and established a procedure for Northeast Utilities to make presentations to the DPUC commissioners and staff, to file with the DPUC all filings made in other jurisdictions where approval of the merger is required, and to respond to information requests that may be developed by the DPUC.

On December 3, 2010, the Connecticut Office of Consumer Counsel, which is referred to as the OCC, filed a petition for declaratory ruling asking the DPUC to determine that current Connecticut statutes require the DPUC to approve the merger. Also on December 3, 2010, the Attorney General filed a petition to intervene and in support of the OCC’s petition. On December 15, 2010, Northeast Utilities filed a response to the OCC’s petition asserting, among other things, that the merger is not subject to approval by the DPUC under Connecticut law.

THE MERGER AGREEMENT

The following discussion summarizes material provisions of the merger agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not by this summary. This summary is not complete and is qualified in its entirety by reference to the complete text of the merger agreement. We urge you to read the merger agreement carefully in its entirety, as well as this joint proxy statement/prospectus, before making any decisions regarding the merger.

The representations and warranties described below and included in the merger agreement were made by Northeast Utilities and NSTAR to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the merger agreement and in many cases are subject to important qualifications and limitations agreed to by Northeast Utilities and NSTAR in connection with negotiating its terms. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, or may have been used for the purpose of allocating risk between Northeast Utilities and NSTAR rather than establishing matters as facts. The merger agreement is described in this joint proxy statement/prospectus and included as Annex A only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Northeast Utilities, NSTAR or their respective businesses. Accordingly, you should not rely on the representations and warranties in the merger agreement as characterizations of the actual state of facts about Northeast Utilities or NSTAR, and you should read the information provided elsewhere in this joint proxy statement/prospectus and in the documents incorporated by reference into this joint proxy statement/prospectus for information regarding Northeast Utilities and NSTAR and their respective businesses. See the section entitled “Where You Can Find More Information; Incorporation By Reference” beginning on page 156 of this joint proxy statement/prospectus.

The Merger

The merger agreement provides that, upon the terms and subject to the conditions of the merger agreement, and in accordance with the Massachusetts General Laws, referred to as the M.G.L., at the effective time of the merger, Merger Sub will merge with and into NSTAR and NSTAR will continue as the surviving entity and as a direct, wholly owned subsidiary of Northeast Utilities. Immediately after the effective time, and also in accordance with the M.G.L., NSTAR will be merged with and into Acquisition Sub, and Acquisition Sub will continue as the surviving entity as a direct wholly owned subsidiary of Northeast Utilities. Acquisition Sub will be renamed NSTAR LLC.

Closing and Effective Time of the Merger

The closing of the merger will occur no later than the second business day after satisfaction or waiver of all the conditions described under “— Conditions to Completion of the Merger” below or otherwise as agreed between Northeast Utilities and NSTAR. The merger will be effective at the time the certificate of merger is filed with the Secretary of the Commonwealth of Massachusetts.

Corporate Governance Following the Merger

Board of Trustees. Upon completion of the merger, the board of trustees of the combined company will consist of fourteen members including (a) seven designees of Northeast Utilities (which will include Charles W. Shivery, chairman, president and chief executive officer of Northeast Utilities) and (b) seven designees of NSTAR (which will include Thomas J. May, chairman, president and chief executive officer of NSTAR). At the time of this filing, the other six designees of each of Northeast Utilities and NSTAR have not been determined. In addition, upon completion of the merger, each of the audit, compensation, executive, finance and governance committees of the board of trustees will consist of an equal number of trustees designated by Northeast Utilities and NSTAR, respectively. The chairman of the audit, executive and governance committees of the board of trustees shall be designated by Northeast Utilities and the chairman of the compensation and finance committees of the board of trustees shall be designated by NSTAR. Mr. Shivery will be the chairman and Mr. May will be a member of the executive committee of the board of trustees. In addition, Northeast Utilities will designate the lead trustee.

Chairman. Upon completion of the merger, Mr. Shivery will serve as non-executive chairman of the combined company for a period of 18 months at which time Mr. May will become chairman of the combined company.

Committee Charter. At the closing of the merger, the charters of each committee will be amended to reflect the powers and responsibilities as set forth on Exhibit 1.5(a)(2) to the merger agreement.

Executive Officers. Mr. May will serve as president and chief executive officer of Northeast Utilities and assume the additional role of chairman after 18 months. The direct reports to the chief executive officer will consist of Gregory B. Butler as general counsel; Christine M. Carmody as head of human resources, James J. Judge as chief financial officer; David R. McHale as chief administrative officer; Joseph R. Nolan, Jr. as head of corporate relations; and Leon J. Olivier as chief operating officer.

Headquarters. Upon completion of the merger, the combined company will have dual headquarters in Hartford, Connecticut and Boston, Massachusetts.

Charitable Contributions. During the two-year period after completion of the merger, the combined company intends to provide charitable contributions and community support in each of Northeast Utilities’ and NSTAR’s service areas substantially comparable with the level of support provided by each company during the two years prior to the merger.

Procedures for Exchange of Share Certificates

As soon as practicable following the completion of the merger, if you are an NSTAR shareholder, Northeast Utilities’ exchange agent will mail you a letter of transmittal and instructions for use in surrendering your NSTAR common shares (including any share certificate if you hold shares in certificated form) in exchange for Northeast Utilities common shares, cash in lieu of any fractional Northeast Utilities common shares, as applicable, and any dividends or other distributions payable pursuant to the merger agreement. When you deliver your NSTAR share certificates to the exchange agent along with a properly executed letter of transmittal and any other required documents, your NSTAR share certificates will be cancelled. Holders of NSTAR share certificates will be entitled to receive in exchange a certificate or evidence of shares in book-entry form representing the number of whole Northeast Utilities common shares that such holder has the right to receive pursuant to the merger agreement.

PLEASE DO NOT SUBMIT YOUR NSTAR SHARE CERTIFICATES FOR EXCHANGE UNTIL YOU RECEIVE THE TRANSMITTAL INSTRUCTIONS AND LETTER OF TRANSMITTAL FROM THE EXCHANGE AGENT.

If you own NSTAR common shares in book-entry form or through a broker, bank or other holder of record, you will not need to obtain share certificates to submit for exchange to the exchange agent. However, you or your broker, bank or other nominee will need to follow the instructions provided by the exchange agent in order to properly surrender your NSTAR common shares.

If you hold NSTAR share certificates, you will not be entitled to receive any dividend or other distributions on Northeast Utilities common shares until the merger is completed and you have surrendered your NSTAR share certificates in exchange for Northeast Utilities common shares. If Northeast Utilities effects any dividend or other distribution on the Northeast Utilities common shares with a record date occurring after the time the merger is completed and a payment date before the date you surrender your NSTAR share certificates, you will receive the dividend or distribution, without interest, with respect to the whole common shares of Northeast Utilities issued to you after you surrender your NSTAR share certificates and the Northeast Utilities common shares are issued in exchange. If Northeast Utilities effects any dividend or other distribution on the Northeast Utilities common shares with a record date after the date on which the merger is completed and a payment date after the date you surrender your NSTAR share certificates, you will receive the dividend or distribution, without interest, on that payment date with respect to the whole common shares of Northeast Utilities issued to you. The exchange agent may deduct and withhold amounts required under federal, state or local tax law.

Consideration to be Received in the Merger

At the effective time, each share of NSTAR common shares issued and outstanding immediately prior to the effective time will be converted into 1.312 Northeast Utilities common shares, which is referred to as the exchange ratio, as it may be adjusted as described in the following sentence. The exchange ratio will be adjusted appropriately to fully reflect the effect of any stock split, stock dividend, reverse stock split, reclassification, recapitalization or similar transaction with respect to either the Northeast Utilities common shares or the NSTAR common shares with a record date occurring after the signing of the merger agreement and before the completion of the merger.

With the exception of fractional shares delivered in connection with the conversion of shares held in NSTAR’s dividend reinvestment plan, referred to in this joint proxy statement/prospectus as DRIP fractional shares, Northeast Utilities will not issue fractional Northeast Utilities common shares in the merger. After the effective time of the merger, without taking into account DRIP fractional shares, Northeast Utilities’ exchange agent will sell on the NYSE the excess of (a) the number of whole Northeast Utilities common shares delivered to Northeast Utilities’ exchange agent by Northeast Utilities pursuant to the merger agreement over (b) the aggregate number of whole Northeast Utilities common shares which would be distributed to former holders of NSTAR common shares. Northeast Utilities’ exchange agent will pay to each former holder of NSTAR common shares a portion of the sale proceeds based upon the ratio of each shareholder’s fractional share interest, excluding DRIP fractional shares, to the aggregate amount of fractional share interests, excluding DRIP fractional shares, to which all former holders of NSTAR common shares are entitled.

Conditions to Completion of the Merger

The obligations of each of Northeast Utilities and NSTAR to complete the merger are subject to the satisfaction of the following conditions:

•

approval by Northeast Utilities shareholders of the Northeast Utilities merger proposal, including the issuance of Northeast Utilities common shares to NSTAR shareholders pursuant to the merger, and the share authorization proposal;

•	approval by NSTAR shareholders of the NSTAR merger proposal;

•	absence of any law or injunction prohibiting the consummation of the merger;

•	effectiveness of this joint proxy statement/prospectus and the absence of a stop order or proceedings threatened or initiated by the SEC or any state securities administrator for that purpose;

•

authorization of the listing of the Northeast Utilities common shares to be issued in connection with the merger or reserved for issuance in connection with the merger on the NYSE, subject to official notice of issuance;

•

receipt of all required regulatory approvals from the FERC, the NRC and the Massachusetts Department of Public Utilities, and any pre-approvals required by any other applicable federal or state regulatory agencies or commissions and such approvals do not impose any terms or conditions that individually or in the aggregate would be reasonably expected to have a “material adverse effect” on either company (provided that either company shall be deemed to be a consolidated group of entities of the size and scale of NSTAR and Northeast Utilities and their subsidiaries, taken as a whole); and

•	expiration of any waiting period (and any extension thereof) applicable to the merger under the HSR Act.

In addition, the obligations of each of Northeast Utilities and NSTAR to complete the merger are subject to the satisfaction of the following conditions:

•	the prior performance by the other party, in all material respects, of all of its obligations under the merger agreement;

•

the accuracy, both when made and as of the closing, of the representations and warranties (other than those relating to capitalization), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect;

•

the representations and warranties of each party contained in the merger agreement with respect to capitalization shall be true and correct with respect to the those items that are qualified by “materiality” and shall be true and correct in all respects with respect to those matters that are not so qualified, except, in each case, for any inaccuracies that are, individually or in the aggregate, de minimis;

•	receipt of a certificate executed by the duly authorized officer of the other party as to the satisfaction of the conditions described in the preceding three bullets;

•

the absence of any change or event that, individually or in the aggregate, has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the other party;

•	the receipt of a tax opinion of its legal counsel to the effect that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code; and

•	the receipt of a copy of the tax opinion of the other party’s legal counsel.

Representations and Warranties

Each of Northeast Utilities and NSTAR has made representations and warranties with respect to itself and its subsidiaries regarding, among other things:

•	organization, standing and corporate power, organizational documents, subsidiaries and permits and other approvals necessary to operate the business as presently constituted;

•

corporate authority to enter into and perform the merger agreement, enforceability of the merger agreement, approval of the merger agreement by each party’s board of trustees and voting requirements to complete the merger and the other transactions contemplated by the merger agreement;

•	absence of conflicts with or defaults under organizational documents, other contracts and applicable laws;

•	required regulatory filings and consents and approvals of governmental entities;

•	SEC filings since December 31, 2009, including financial statements contained in the filings, internal controls and compliance with the Sarbanes-Oxley Act of 2002;

•	regulatory filings since December 31, 2009 for public utility subsidiaries;

•

conduct of the business and absence of certain changes since December 31, 2009, except as contemplated by the merger agreement, including that there has been no event, change, effect, development, condition or occurrence that has had or would reasonably be expected to have a material adverse effect on the party making the representation;

•	the absence of undisclosed liabilities;

•	compliance with applicable laws and validity of permits;

•	matters with respect to material contracts;

•	tax matters;

•	employment and labor matters, including benefit plans;

•	environmental matters;

•	the absence of pending or threatened investigations or litigation;

•	real property matters;

•	intellectual property matters;

•	effectiveness of insurance policies;

•	matters with respect to trading policies;

•	matters with respect to regulation as a utility;

•	accuracy of the information supplied for inclusion in, and compliance with applicable securities laws by, this joint proxy statement/prospectus;

•	inapplicability of state takeover statutes;

•	the absence of undisclosed brokers’ fees and expenses;

•	receipt of opinion(s) of financial advisors; and

•	no other representations and warranties.

Many of the representations and warranties in the merger agreement are qualified by a “materiality” or “material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, would, as the case may be, be material or reasonably be expected to have a material adverse effect). For purposes of the merger agreement, a “material adverse effect” means any material adverse event, change, effect, state of facts, development, condition or occurrence on or with respect to the business, financial condition or continuing results of operations of Northeast Utilities or NSTAR, as the case may be, and its respective subsidiaries, taken as a whole.

Except as discussed below, in no event may any of the following be taken into account, individually or in the aggregate, when determining whether there has been or would reasonably be expected to be a “material adverse effect”:

•

any event or change generally affecting the economy or the financial or securities markets in the United States or elsewhere in the world, the industry or industries in which NSTAR, Northeast Utilities, or their respective subsidiaries operate generally or in any specific jurisdiction or geographical area;

•

any event or change resulting from or arising out of any changes or developments in national, regional, state or local wholesale or retail markets for electric power, capacity or fuel or related products, including those due to actions by competitors or due to changes in commodities prices or hedging markets therefor;

•	any event or change resulting from or arising out of any changes or developments in national, regional, state or local electric transmission or distribution systems;

•	any event or change resulting from or arising out of any changes or developments in national, regional, state or local wholesale or retail electric power and capacity prices;

•	any event or change resulting from or arising out of the announcement or the existence of, or compliance with, the merger agreement or the merger;

•	any event or change resulting from or arising out of any taking of any action at the written request of the other party;

•

any event or change resulting from or arising out of any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other law of or by any national, regional, state or local governmental entity, independent system operator, regional transmission organization or market administrator;

•

any event or change resulting from or arising out of any changes in GAAP or accounting standards or interpretations thereof (except to the extent materially disproportionately affecting the other party and its subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the other party and its subsidiaries operate);

•

any event or change resulting from or arising out of any weather-related or other force majeure event or outbreak or escalation of hostilities or acts of war or terrorism (except to the extent materially disproportionately affecting the other party and its subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the other party and its subsidiaries operate);

•

any event or change resulting from or arising out of any changes in the share price or trading volume of Northeast Utilities common shares or NSTAR common shares or the credit rating of Northeast Utilities or NSTAR, or the failure of Northeast Utilities or NSTAR, as the case may be, to meet projections or forecasts (unless due to any event, change, effect, development, condition or occurrence which has resulted in a material adverse effect); or

•

any event or change resulting from or arising out of any changes or developments in connection with the transmission services agreement and related transactions between H.Q. Hydro Renewable Energy, Inc., a subsidiary of Hydro-Québec, and Northern Pass Transmission LLC, a joint venture between NSTAR and Northeast Utilities.

Conduct of Business Pending the Merger

Each of Northeast Utilities and NSTAR has undertaken customary covenants in the merger agreement restricting the conduct of its respective business between the date of the merger agreement and completion of the merger. In general, each of Northeast Utilities and NSTAR has agreed to (i) conduct its and its subsidiaries’ business in the ordinary course consistent with past practice and (ii) use commercially reasonable efforts to preserve intact itself, its current business organizations and its subsidiaries, maintain in effect all existing permits, maintain its assets and properties in good working order and condition (reasonable wear and tear excepted), maintain insurance on its tangible assets and businesses in such amounts and against such risks and losses as are currently in effect, and maintain its existing relationships and goodwill with certain other persons or entities having business relationships with it.

In addition, between the date of the merger agreement and completion of the merger, each of Northeast Utilities and NSTAR agreed, with respect to itself and its subsidiaries, not to, among other things, undertake any of the following (subject in each case to exceptions specified in the merger agreement or set forth in the confidential disclosure schedules to the merger agreement):

•

authorize or pay dividends on or make any distribution (whether in cash, assets, stock or other securities) with respect to outstanding shares of capital stock or shares with certain exceptions, including (i) that NSTAR may continue to pay its regular quarterly cash dividends on NSTAR common shares, not to exceed (a) $0.4375 per share for each quarterly cash dividend to be paid in 2011 and (b) $0.475 per share for all quarterly periods subsequent; (ii) that Northeast Utilities may continue to pay its regular quarterly cash dividends on Northeast Utilities common shares, not to exceed (a) $0.25625 per share for the remaining quarterly cash dividend to be paid in 2010, (b) $0.2875 per share for each of the quarterly cash dividends to be paid in 2011 and (c) $0.31875 per share for the first quarterly cash dividend to be paid in 2012 and for all periods subsequent; and (iii) the payment of regular cash dividends with respect to preferred shares of each company’s subsidiaries outstanding as of the date of the merger agreement;

•

directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any option or restricted share unit except (i) in connection with intercompany purchases of capital stock, (ii) for the purpose of funding employee benefit or dividend reinvestment and stock purchase plans, to the extent consistent with past practice, or (iii) mandatory repurchases or redemptions of preferred stock of its subsidiaries in accordance with the terms thereof;

•

issue, sell, pledge, dispose of or encumber (or authorize any of the foregoing) (i) any shares of capital stock or other ownership interest in itself or any of its subsidiaries (or any securities convertible into or exchangeable for such shares or ownership interests), (ii) any securities convertible into or exchangeable or exercisable for any such shares of ownership interest, (iii) any rights, warrants or options, to acquire or with respect to any such shares of beneficial interest, capital stock, ownership interest or convertible or exchangeable securities, or (iv) take any action to cause to be exercisable any otherwise unexercisable option under any existing share option plan, subject to certain exceptions including (A) any share options outstanding as of October 16, 2010 or granted thereafter as permitted by the merger agreement, (B) the issuance or sale of common shares pursuant to the exercise of options to purchase common shares or vesting of or delivery of shares under restricted share units if necessary to effectuate the holders’ direction upon exercise or for tax withholding, (C) the grant of equity compensation awards in the ordinary course of business; (D) transactions solely between the company and its wholly owned subsidiaries, (E) as otherwise provided under the terms of the existing equity compensation awards or (F) pursuant to dividend reinvestment and stock purchase plans;

•

except as required by existing written agreements or employee plans, or as otherwise required by applicable law, (i) increase the compensation or other benefits payable or provided to any of its or its subsidiaries’ independent contractors, leased personnel, or except in the ordinary course of business consistent with past practice employees or trustees, (ii) enter into, materially amend or terminate any employment, change of control, severance or retention agreement with any current or former employee, independent contractor, or leased personnel of itself or its subsidiary, except: (A) agreements entered into with any newly-hired employees, replacements or promotions, in each case consistent with past practice or (B) employment agreements terminable on less than thirty (30) days’ notice without payment or penalty, (iii) establish, adopt, enter into or amend any plan, policy, program or arrangement for the benefit of any current or former trustees, officers, employees, independent contractors, leased personnel or any of their beneficiaries except: (A) agreements entered into with any newly-hired employees or (B) employment agreements terminable on less than thirty (30) days’ notice without payment or penalty, or (iv) enter into or amend any collective bargaining agreements or similar agreement, except in the ordinary course of business or as would not result in a material increase in costs to itself;

•

materially amend or permit the adoption of any amendments to its declaration of trust, bylaws or similar applicable charter documents, or any material amendments to any of its subsidiaries’ certificate of incorporation, bylaws or similar applicable charter documents;

•	effect a recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

•

adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring or recapitalization of itself or any of its “significant subsidiaries,” as defined in Rule 1-02 of Regulation S-X of the Securities Act of 1933;

•

make any capital expenditure except for expenditures required under existing contractual obligations or expenditures made in response to any emergency, whether caused by war, terrorism, weather events, public health events, outages or otherwise;

•

acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the material assets of any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any material assets of any other person or entity, except for the purchase of assets from suppliers or vendors in the ordinary course of business;

•

sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any encumbrance or dispose of any of its material assets, except for (A) sales of power and related services in the ordinary course of business, (B) dispositions or transfers of obsolete equipment or assets or equipment or assets being replaced, in each case in the ordinary course of business or (C) grants of encumbrances in the ordinary course of business consistent with past practice whether in connection with the issuance of indebtedness permitted by the provisions of the merger agreement or otherwise;

•

except in the ordinary course of business, (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person or entity, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities of another person, renew or extend any existing credit or loan arrangements, enter into any “keep well” or other agreement to maintain any financial condition of another person or enter into any agreement or arrangement having the economic effect of any of the foregoing, except for (x) intercompany transactions or arrangements and (y) agreements or arrangements or borrowings incurred under its existing credit facilities, (B) make any loans or advances to any other person or entity other than intercompany transactions or arrangements, or (C) make any capital contributions to, or investments in, any other person except for intercompany transactions or arrangements;

•

pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown) in excess of $5 million individually or $20 million in the aggregate other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice;

•

enter into any contract that would materially restrict, after the merger is effectuated, the other party (and its subsidiaries) with respect to engaging or competing in any line of business or in any geographic area;

•	materially change any of its financial or tax accounting methods or practices in any respect, except as required by GAAP or applicable law;

•

(A) change or revoke any material tax election with respect to itself or any of its subsidiaries, (B) file any material amended tax return or claim for refund of material taxes with respect to itself or any of its subsidiaries, (C) enter into any closing agreement affecting any material tax liability or refund of material taxes with respect to itself or any of its subsidiaries, (D) extend or waive the application of any statute of limitations regarding the assessment or collection of any material tax with respect to itself or any of its subsidiaries, (E) settle or compromise any material tax liability or refund of material taxes with respect to itself or any of its subsidiaries, or (F) grant any power of attorney with respect to any material taxes of itself or any of its subsidiaries, except in each case as would be consistent with past practice;

•	take, agree to take, or omit to take any action which would cause any of the conditions to the merger set forth in the merger agreement not to be able to be satisfied prior to October 16, 2011;

•

other than in the ordinary course of business, waive, release, or assign any material rights or claims under, or renew, materially modify or terminate any of its material contracts (other than intercompany transactions, agreements or arrangements), in any material respect in a manner which taken as a whole is adverse to the other parties to the merger agreement or which could prevent or materially delay the consummation of the merger or the other transactions contemplated by the merger agreement past October 16, 2011, or a later agreed upon date;

•

agree or consent to any material agreements or material modifications of existing agreements or course of dealings with any governmental entity in respect of the operations of the businesses of itself or its subsidiaries, except as required by applicable law to renew permits or for agreements, or modifications of existing agreements, in the ordinary course of business;

•

cease to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for the nature of the property so insured and for companies engaged in the respective businesses of itself and its subsidiaries, to the extent available on commercially reasonable terms; or

•	agree to take any of the foregoing actions.

No Solicitation

Each of Northeast Utilities and NSTAR has agreed that neither it nor its respective subsidiaries nor any of its or its subsidiaries’ respective officers, directors, employees, counsel, financial advisors or other representatives will, directly or indirectly:

•

initiate, seek, or solicit, or knowingly encourage or facilitate any inquiries or the making or submission of any proposal that constitutes, or could reasonably be expected to lead to, an acquisition proposal (defined below);

•

participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to itself or any of its subsidiaries or afford access to its properties, books or records or of its subsidiaries to any person or entity that has made an acquisition proposal with respect to such party or to any person or entity in contemplation of an acquisition proposal with respect to such party; or

•

approve, enter into, accept, recommend or endorse, an acquisition proposal with respect to such party or enter into any agreement, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement or any other agreement providing for an acquisition proposal or which could reasonably be expected to cause a party to abandon, terminate or fail to consummate the merger or any other transaction contemplated by the merger agreement.

An “acquisition proposal” with respect to Northeast Utilities or NSTAR (as the case may be with respect to the subject company) means any bona fide proposal, offer or inquiry, whether or not in writing, for any transaction or series of transactions involving the (i) direct or indirect acquisition or purchase of a business or assets that constitutes twenty percent (20%) or more of the consolidated net revenues, net income or the assets (based on the fair market value thereof) of such party and its subsidiaries, taken as a whole, (ii) direct or indirect acquisition or purchase of twenty percent (20%) or more of any class of equity securities or capital stock of such party or any of its subsidiaries whose business constitutes twenty percent (20%) or more of the consolidated net revenues, net income or assets of such party and its subsidiaries, taken as a whole, or (iii) merger, consolidation, restructuring, transfer of assets or other business combination, sale of shares of capital stock, tender offer, share exchange, exchange offer, recapitalization, stock repurchase program or other similar transaction that if consummated would result in any person or entity’s beneficially owning twenty percent (20%) or more of any class of equity securities of such party or any of its subsidiaries whose business constitutes twenty percent (20%) or more of the consolidated net revenues, net income or assets of such party and its subsidiaries, taken as a whole, other than the transactions contemplated by the merger agreement.

Notwithstanding the foregoing, prior to either party obtaining the shareholder approval required to consummate the merger, such party may participate or engage in discussions or negotiations with, or disclose nonpublic information with respect to itself and its subsidiaries to a third party who makes an acquisition proposal, if (i) such party receives a written acquisition proposal with respect to such party from a third party (and such acquisition proposal was not initiated, sought, solicited, knowingly encouraged or facilitated by such party or any of its subsidiaries or any of their respective representatives) and (ii) such proposal constitutes, or the board of trustees of such party determines in good faith (after consultation with such party’s financial advisors and outside legal counsel) that such proposal could reasonably be expected to lead to, a superior proposal (defined below) with respect to such party, provided that such party shall not deliver any information to such third party without entering into a confidentiality agreement on terms no less favorable to such party than the terms of the confidentiality agreement between Northeast Utilities and NSTAR.

Board Recommendations

Under the merger agreement, (i) the Northeast Utilities board of trustees has agreed to recommend that Northeast Utilities shareholders vote in favor of the Northeast Utilities merger and related proposals, which is referred to as the Northeast Utilities board recommendation and (ii) the NSTAR board of trustees has agreed to recommend that NSTAR shareholders vote in favor of the NSTAR merger proposal, which is referred to as the NSTAR board recommendation. Subject to the provisions described below, the merger agreement provides that neither the Northeast Utilities board of trustees nor the NSTAR board of trustees will:

•

withhold, withdraw (or amend, qualify or modify in a manner adverse to the other parties to the merger agreement) the Northeast Utilities board recommendation or the NSTAR board recommendation as applicable (or publicly propose to do any of the foregoing);

•	recommend, adopt or approve (or propose publicly to do any of the foregoing) any acquisition proposal; or

•	fail to reaffirm or re-publish the affirmative recommendation of the subject party’s board within five business days of being requested by the other party to do so.

Each of the foregoing actions is referred to as an adverse recommendation change.

Nor will either party or any of its subsidiaries execute or enter into an acquisition agreement.

Notwithstanding the restrictions described above, prior to the subject company obtaining its shareholder approval, the Northeast Utilities board of trustees or the NSTAR board of trustees, as the case may be, may make an adverse recommendation change and terminate the merger agreement if:

•	following the receipt of a superior proposal that did not result from a breach of the non-solicitation provisions of the merger agreement and has not been withdrawn:

•

the subject company provides the other party written notice advising it that the subject company’s board of trustees has received a superior proposal (as defined below), at least five business dates prior to taking such action,

•

if during such five business day period, the subject company’s board of trustees makes a determination in good faith, after good faith negotiations between Northeast Utilities and NSTAR, and after consultations with its outside legal counsel and financial advisors (taking into account any adjustment or modification of the terms of the merger agreement proposed by the other party) that the superior proposal continues to constitute a superior proposal and,

•

the subject company’s board of trustees determines in good faith, after consultation with outside legal counsel and any other advisor it chooses to consult, that the failure to make an adverse recommendation with regards to an acquisition proposal is inconsistent with its fiduciary duties to the shareholders of the subject company; or

•

in response to a material development or change in circumstances occurring or arising after the date of the merger agreement that was neither known to the subject company’s board of trustees nor reasonably foreseeable on the date of the merger agreement, independent of any acquisition proposal:

•

the subject company’s board of trustees determines, after consultation with outside legal counsel, that the failure to make an adverse recommendation change would be inconsistent with its fiduciary obligations;

•

the subject company’s board of trustees determines in good faith that the reasons for making such adverse recommendation change is independent of any pending acquisition proposal with respect to such company; and

•

the subject company’s board of trustees provides written notice to the other party advising the other party that the subject company is contemplating making such adverse recommendation and specifying the material facts and information constituting the adverse recommendation.

The merger agreement provides for a five business day grace period following issuance of a notice of intent to make an adverse recommendation, during which the parties agree to negotiate in good faith with respect to any changes or modifications to the merger agreement that would allow the subject company’s board of trustees not to make such adverse recommendation.

The term “superior proposal” means, with respect to the subject company, any bona fide written acquisition proposal with respect to such party made by a third party to acquire (which term shall include a parent to parent merger or other business combination with a similar result), directly or indirectly, pursuant to a tender offer, exchange offer, merger, share exchange, consolidation or other business combination, (A) fifty percent (50%) or more of the assets of such party and its subsidiaries, taken as a whole, or (B) fifty percent (50%) or more of the equity securities of such party, in each case on terms which a majority of the board of such party determines in good faith (after consultation with such party’s financial advisors and outside legal counsel, and taking into account all financial, legal and regulatory terms and conditions of the acquisition proposal and the merger agreement, including any alternative transaction (including any modifications to the terms of the merger agreement) proposed by any other party in response to such superior proposal, including any conditions to and expected timing of consummation, and any risks of non-consummation, of such acquisition proposal) to be more favorable to such party and its shareholders (in their capacity as shareholders) as compared to the transactions contemplated by the merger agreement and to any alternative transaction (including any modifications to the terms of merger agreement) proposed by any other party of the merger agreement pursuant to its terms.

Reasonable Best Efforts to Obtain Required Shareholder Approval

Each of Northeast Utilities and NSTAR has agreed to, as promptly as practicable after the Form S-4 registration statement of which this joint proxy statement/prospectus is a part is declared effective under the Securities Act, take all action necessary in accordance with applicable laws and their respective organizational documents, to duly give notice of, convene and hold a meeting of its shareholders to consider, in the case of Northeast Utilities, the Northeast Utilities merger proposal and the share authorization proposal, and, in the case of NSTAR, the NSTAR merger proposal. Unless a recommendation change occurs in compliance with the terms of the merger agreement, each of Northeast Utilities and NSTAR will use reasonable best efforts to solicit from its shareholders proxies in favor of the approval of the merger and the merger and to take all actions necessary or advisable to obtain the required shareholder approval required by the rules of the NYSE or applicable laws.

Regulatory Approvals; Additional Agreements

The merger agreement provides that Northeast Utilities and NSTAR will promptly make their respective filings under the HSR Act, and will use their respective reasonable best efforts to file, as soon as practicable, all other applications, notices, registration filings, reports and other documents required to be filed with any governmental entity with respect to the merger including with the FERC, the NRC and the DPU.

Northeast Utilities and NSTAR are required under the terms of the merger agreement to use their reasonable best efforts (subject to, and in accordance with, applicable law) to promptly take all necessary or advisable actions under applicable laws to complete the merger and the other transactions contemplated by the merger agreement, including obtaining necessary consents and approvals from governmental entities and third parties, defending against lawsuits challenging the merger agreement or the transactions contemplated by the merger agreement and executing and delivering any additional instruments necessary to complete the merger, subject to certain exceptions and as long as such actions would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Northeast Utilities or NSTAR and their respective subsidiaries, taken as a whole (provided that for the purpose of determining whether a potential adverse effect would constitute a material adverse effect for these purposes, each of Northeast Utilities and NSTAR and their respective subsidiaries, taken as a whole, will be deemed to be a consolidated group of entities of the size and scale of NSTAR and Northeast Utilities, together with each of their subsidiaries, taken as a whole).

Other Covenants and Agreements

The merger agreement contains additional agreements relating to, among other matters:

Treatment of NSTAR Stock Options

NSTAR and Northeast Utilities shall take all action required so that, upon completion of the merger, each option to purchase NSTAR common shares that was granted under the NSTAR equity incentive compensation plans and that is outstanding immediately before completion of the merger will be converted into an option to acquire, on the same terms and conditions as were applicable to the NSTAR option prior to the merger (after giving effect to any acceleration of vesting as a result of the merger), a number of Northeast Utilities common shares equal to the product of the number of NSTAR common shares subject to the NSTAR option and the exchange ratio, rounded down to the nearest whole share of Northeast Utilities common share, at an exercise price per share of Northeast Utilities common shares equal to the quotient obtained by dividing the per share exercise price of the NSTAR option by the exchange ratio, rounded up to the nearest whole cent. To the extent that Section 409A or Section 421(a) of the Code applies to any NSTAR options, the foregoing adjustment will be subject to such modifications, if any, as are required to cause the conversion to be made in a manner consistent with Section 409A or Section 421(a) of the Code, as applicable.

NSTAR Performance Share and Deferred Stock Awards

NSTAR and Northeast Utilities will take all action required so that, upon completion of the merger, each deferred stock award that was granted under the NSTAR equity incentive compensation plans prior to the execution of the merger agreement and that is outstanding immediately prior to the completion of the merger will vest in full, together with shares equivalent to dividends accrued since the date of grant, and will be converted into a number of Northeast Utilities common shares equal to the product of the number of NSTAR common shares subject to the award and the exchange ratio. In addition, NSTAR will take all action required so that, upon completion of the merger, each performance share award that was granted under the NSTAR equity incentive compensation plans prior to the execution of the merger agreement, together with shares equivalent to dividends accrued since the date of grant, and that are outstanding immediately prior to the completion of the merger will vest at the target level of performance, and the shares underlying each such performance award (as so vested) will be deemed delivered and will be converted into a number of Northeast Utilities common shares equal to the product of the number of NSTAR common shares subject to the award and the exchange ratio. Each award of NSTAR performance share units and deferred stock that is granted under the NSTAR equity incentive compensation plans after the execution of the merger agreement and that is outstanding immediately prior to the completion of the merger will be converted into a right to receive a number of Northeast Utilities performance share units or deferred shares, as the case may be, equal to the product of the number of NSTAR common shares subject to the award and the exchange ratio, which Northeast Utilities performance share units or deferred stock will have the same terms or substantially similar and conditions as were applicable to the NSTAR performance share units prior to the completion of the merger.

Section 16 Matters

Prior to the effective time of the merger, Northeast Utilities and NSTAR shall take all such steps as may be required to cause any dispositions of NSTAR equity securities in connection with the merger by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to NSTAR or will become subject to such reporting requirements with respect to Northeast Utilities, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Public Disclosure

Subject to certain exceptions, Northeast Utilities and NSTAR will consult with each other before issuing, and provide each other the reasonable opportunity to review and comment upon, any press release or other public statements with respect to the merger or the other transactions contemplated by the merger agreement.

Dividends

After the date of the merger agreement, NSTAR and Northeast Utilities, respectively, each have the right to take any action deemed necessary by such party to ensure that holders of NSTAR common shares and Northeast Utilities common shares, will not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to each NSTAR common share or Northeast Utilities common share, and each of NSTAR and Northeast Utilities will cooperate with the other in respect of the payment of dividends with respect to each NSTAR common share and the Northeast Utilities common share and the record dates and payment dates relating thereto in order to achieve the foregoing.

Further, to the extent permitted by applicable law and consistent with the fiduciary duties of the trustees of Northeast Utilities, Northeast Utilities shall take all actions necessary so that the first quarterly dividend paid per Northeast Utilities common share after the closing multiplied by the exchange ratio and rounded to the nearest cent is at least equal to the amount of the most recent quarterly dividend per NSTAR common share paid by NSTAR prior to the closing.

Employee Matters

With respect to the compensation and benefits to be provided after the completion of the merger in respect of employees of NSTAR, Northeast Utilities or their respective subsidiaries who are not represented by a labor union, NSTAR and Northeast Utilities have agreed that, consistent with the current practice of NSTAR and Northeast Utilities, after the completion of the merger the combined company will seek to attract and retain superior quality executive, managerial, technical and administrative personnel in every market in which they conduct activities and will generally implement compensation and benefit plans and policies necessary or appropriate to achieve this object. It is the specific intention that, in each of the markets in which they operate, the compensation and benefit programs of NSTAR LLC, referred to as the surviving company, and Northeast Utilities will be competitive with those provided generally in their industry, both with respect to the type and variety of programs as well as the level of benefits afforded.

Following the merger, for all purposes under the benefit plans of Northeast Utilities and its subsidiaries, each employee of NSTAR and Northeast Utilities will be credited with his or her years of service under the respective employee plans of NSTAR or Northeast Utilities, as applicable, before the completion of the merger, provided that such service crediting will not be required to the extent it would result in a duplication of benefits or to the extent NSTAR and Northeast Utilities employees are equally affected without regard to whether employment before the completion of the merger was with NSTAR, Northeast Utilities or their respective subsidiaries. In addition, each employee will be immediately eligible to participate, without any waiting period, in any and all new plans to the extent coverage under such new plans replaces comparable coverage under the old plans, and for purposes of each new plan providing medical, dental, pharmaceutical and/or vision benefits to an employee, Northeast Utilities will cause all pre-existing condition exclusions and actively-at-work requirements of such new plan to be waived for such employee and his or her covered dependents and cause any eligible expenses incurred by such employee and his or her covered dependents during the portion of the plan year of the old plan ending on the date such employee’s participation in the corresponding new plan begins to be taken into account under such new plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such new plan.

Northeast Utilities and the surviving company will honor and cause their subsidiaries to honor each employment, severance and termination agreement, any labor agreement between, on the one hand, NSTAR or Northeast Utilities, or any of their respective subsidiaries, and on the other hand any current or former officer, trustee, member of the board of trustees or directors or employee of any such company, to the extent such terms are in effect immediately before the completion of the merger.

At the completion of the merger, it will be the intent of NSTAR and Northeast Utilities that all decisions relating to employment, including job opportunities, reductions in the workforce, if any, and participation in other employment programs will be made on a fair and equitable basis, in light of the circumstances and the objectives to be achieved, giving consideration to previous work history, job experience and qualifications, without regard to whether employment before the completion of the merger was with NSTAR, Northeast Utilities or their respective subsidiaries.

Expenses

Except as described in the section entitled “The Merger Agreement — Effect of Termination; Termination Fee” below, each of Northeast Utilities and NSTAR has agreed to pay its own fees and expenses incurred in connection with the merger and the merger agreement whether or not the merger is consummated.

Termination

The merger agreement may be terminated prior to completion of the merger, whether before or after the adoption of the merger agreement by the respective shareholders of Northeast Utilities and NSTAR in the following circumstances:

•	by mutual written consent of Northeast Utilities and NSTAR;

•	by either Northeast Utilities or NSTAR if:

•

the merger is not completed on or prior to October 16, 2011, such date being referred to as the termination date; provided however that if all of the conditions to closing have been satisfied or are capable of being satisfied (except for the conditions related to regulatory approvals or law or injunction preventing the merger), then the termination date may be extended by Northeast Utilities or NSTAR from time to time by written notice to the other party up to a date not beyond April 16, 2012; and provided further that the right to terminate the merger agreement will not be available to any party whose action or failure to act has been the primary cause of the failure of the merger to occur on or before such date and such action or failure to act constitutes a breach of the merger agreement.

•

if a court of competent jurisdiction or other governmental entity issues a final and nonappealable order, or has taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the merger; provided that the right to terminate the merger agreement is not available to any party whose failure to perform any of its obligations resulted in the entry of the order or the taking of such other action by a court of competent jurisdiction or other governmental entity;

•

if the NSTAR shareholders do not approve the NSTAR merger proposal or the Northeast Utilities shareholders do not approve the Northeast Utilities merger proposal, the share authorization proposal and the trustee proposal at a shareholder meeting at which the Northeast Utilities or NSTAR shareholders vote on such proposals; provided that such right to terminate the merger agreement is not available to any party whose actions or failure to act was the cause of such lack of approval and such actions or failure to act were in material breach of the merger agreement;

•

upon a breach by the other party of any covenants, representations or warranties contained in the merger agreement or, any if any representations and warranties have become untrue, such that the corresponding conditions of the merger agreement would not be satisfied, and such breach (A) is incapable of being cured or (B) will not have been cured within sixty (60) days of receipt by the other party of written notice of such breach;

•

in the event that the other party’s board of trustees (A) makes an adverse recommendation with regard to the contemplated transactions, (B) approves or adopts or recommends the approval or adoption of any acquisition proposal with respect to the other party, (C) will not include the affirmative board recommendation for the merger agreement in the joint proxy statement, or (D) will resolve, agree to, publicly propose to or allow the other party to publicly propose to take any of the foregoing actions;

•	if the other party materially breaches the non-solicitation covenant of the merger agreement; or

•

at any time prior to obtaining the requisite shareholder approval, in order to enter into a definitive agreement with respect to a superior proposal in each case, if the party has complied with its obligations under the non-solicitation provisions of the merger agreement and, in connection with the termination of the merger agreement, such party pays the other party the termination fee of $135 million in immediately available funds.

Effect of Termination; Termination Fee

In the event of the termination of the merger agreement, the merger agreement will be of no further force or effect; provided, however, that (a) certain termination and miscellaneous provisions of the merger agreement will survive and remain in full force and effect and (b) the termination of the merger agreement will not relieve any party from any liability or damages for any intentional breach of any provision contained in the merger agreement or fraud. Upon termination of the merger agreement, a party may become obligated to pay to the other party a termination fee and expenses.

The merger agreement contains a reciprocal termination fee of approximately $135 million, and up to $35 million for out of pocket fees and expenses incurred or paid by the party receiving payment of the termination fee, which are payable under the circumstances described below:

•

by the terminating party to the other party if the merger agreement is terminated by the terminating party in order to enter into a definitive agreement with respect to a superior proposal, which termination fee shall be paid upon termination of the merger agreement;

•

to the terminating party by the other party if the merger agreement is terminated by the terminating party following (A) an adverse recommendation change with respect to the contemplated transactions, (B) the approval or adoption or the recommendation for approval or adoption of any acquisition proposal with respect to the other party, (C) failure to include the affirmative board recommendation for merger, as applicable, in the joint proxy statement, or (D) resolving, agreeing to, publicly proposing or allowing the other party to publicly propose to take any of the foregoing actions, which termination fee shall be paid within three business days of the termination of the merger agreement;

•

by the breaching party to the other party upon termination for a breach of the non-solicitation covenant of the merger agreement, which termination fee shall be paid within three business days of the termination of the merger agreement;

•

by Northeast Utilities to NSTAR, or NSTAR to Northeast Utilities, as applicable in a situation that satisfies each of the following conditions (with such termination fee payable by the party that entered into or completed the acquisition proposal described below upon the consummation of a transaction resulting from such acquisition proposal):

•	Northeast Utilities or NSTAR, receives an acquisition proposal prior to such party’s shareholder meeting for the purpose of obtaining the required shareholder approval;

•	thereafter, the merger agreement is terminated as a result of the party failing to receive the requisite shareholder approval at a duly convened meeting of the shareholders; and

•

concurrently with or within nine months after termination, enters into a definitive agreement with respect to, or otherwise consummates, any acquisition proposal (substituting 50% for the 20% threshold in such definition), which termination fee shall be paid within three business days of entry into such definitive agreement or consummation of such acquisition proposal.

•

by Northeast Utilities to NSTAR, or NSTAR to Northeast Utilities, as applicable in a situation that satisfies each of the following conditions (with such termination fee payable by the party that entered into or completed the acquisition proposal described below):

•

an acquisition proposal is publicly proposed or publicly disclosed with respect to Northeast Utilities or NSTAR either before the date of the shareholder approval is obtained or after the date of the shareholder approval;

•	thereafter, the merger agreement is terminated because the merger has not been completed by the termination date; and

•

concurrently with or within nine months after termination, the party enters into a definitive agreement with respect to, or otherwise consummates, any acquisition proposal (substituting 50% for the 20% threshold in such definition), which termination fee shall be paid within three business days of entry into such definitive agreement or consummation of such acquisition proposal.

Expenses shall be payable in each case no later than three business days after receipt of documentation supporting such expenses.

Indemnification and Insurance

From and after the completion of the merger, each of Northeast Utilities and the surviving company will indemnify and hold harmless each present and former trustee, officer and employee of NSTAR or Northeast Utilities and each present and former trustee, director, member of the board of directors, officer and employees of any of NSTAR and Northeast Utilities’ respective subsidiaries, as the case may be, and any fiduciary under any NSTAR or Northeast Utilities employee plan, against all costs, expenses (including attorneys’ fees), judgments, losses, damages, claims and other liabilities arising out of or pertaining to such persons’ service in such capacity whether asserted, at or after the completion of the merger to the fullest extent permitted by law and the declaration of trust (and, in the case of NSTAR, bylaws) as in effect on October 16, 2010. Such persons shall also be entitled to advancement of expenses from Northeast Utilities or the surviving company. For a period of six years from completion of the merger, the surviving company will maintain NSTAR’s existing directors’ and officers’ liability insurance and fiduciary liability insurance with terms, conditions, retentions and levels of coverage at least as favorable as NSTAR’s existing directors’ and officers’ liability insurance with respect to matters existing or occurring at or prior to the completion of the merger.

Trustee and Shareholder Liability

In accordance with the declarations of trust of each of Northeast Utilities and NSTAR, no trustee or shareholder of either company shall be held to any liability whatsoever for the payment of any sum of money or for damages or otherwise under the merger agreement.

Amendment and Waiver

The merger agreement may be amended by the parties at any time before or after Northeast Utilities or NSTAR obtains its shareholder approval and prior to the completion of the merger. However, after the receipt of NSTAR or Northeast Utilities shareholder approval, no amendment may be made which by applicable laws or the rules of the NYSE requires further approval of the NSTAR or Northeast Utilities shareholders without the further approval of such shareholders. Any waiver of a provision of the merger agreement must be in writing and signed by the party against whom the waiver is to be effective. Any waiver shall be applicable only in the specific instance in which it is given.

Alternative Structures

Each of Northeast Utilities and NSTAR agree to reasonably cooperate in the consideration and implementation of alternative structures to effect the business combination contemplated by the merger agreement, as long as any such alternative structure does not (a) impose any material delay on, or condition to, the consummation of the merger, (b) cause any closing condition to not be capable of being satisfied (unless duly waived by the party entitled to the benefits thereof), or (c) adversely affect Northeast Utilities or NSTAR or the shareholders of Northeast Utilities and NSTAR.

Specific Performance

In addition to any other remedy that may be available to it, including monetary damages, each of Northeast Utilities and NSTAR is entitled to an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement.

Governing Law

The merger agreement is governed by and will be construed in accordance with the laws of the Commonwealth of Massachusetts.

INFORMATION ABOUT THE COMPANIES

Northeast Utilities

Northeast Utilities, a voluntary association and Massachusetts business trust, is headquartered in Hartford, Connecticut and is a public utility holding company subject to the jurisdiction of the FERC under the Public Utility Holding Company Act of 2005. Northeast Utilities is engaged primarily in the energy delivery business, providing franchised retail electric service to approximately 1.9 million customers in 419 cities and towns in Connecticut, New Hampshire and western Massachusetts through three of its wholly owned subsidiaries, The Connecticut Light and Power Company, Public Service Company of New Hampshire and Western Massachusetts Electric Company, and franchised retail natural gas service to approximately 200,000 residential, commercial and industrial customers in 71 cities and towns in Connecticut, through its wholly owned indirect subsidiary, Yankee Gas Services Company. Northeast Utilities also owns certain competitive energy businesses through its wholly owned subsidiary, NU Enterprises, Inc. Since 2005, Northeast Utilities has been in the process of exiting these businesses and is now focusing exclusively on its regulated businesses. As of December 31, 2009, NU Enterprises, Inc.’s remaining business consisted of (i) the few remaining wholesale marketing contracts of its subsidiary, Select Energy, Inc. and (ii) the remaining energy services business.

Northeast Utilities’ subsidiaries are regulated in virtually all aspects of their business by various federal and state agencies, including the FERC and various state and/or local regulatory authorities with jurisdiction over the industry and the service areas in which each company operates.

Northeast Utilities’ executive offices are located at 56 Prospect Street, Hartford, Connecticut 06103 and its telephone number is (860) 665-5000.

NSTAR

NSTAR, a voluntary association and Massachusetts business trust, is headquartered in Boston, Massachusetts. NSTAR is an energy delivery holding company serving approximately 1.4 million customers in Massachusetts. NSTAR conducts its business through operating subsidiaries. Its principal subsidiaries are NSTAR Electric Company, incorporated in 1886 under Massachusetts law, which serves approximately 1.1 million electric customers in 81 communities and NSTAR Gas Company, incorporated in 1851 under Massachusetts law, which serves approximately 300,000 natural gas distribution customers in 51 communities.

NSTAR also engages in unregulated businesses including telecommunications and liquefied natural gas service. Telecommunications services are provided through NSTAR Communications, Inc., which installs, owns, operates, and maintains a wholesale transport network for other telecommunications service providers in the metropolitan Boston area to deliver voice, video, data, and internet services to customers.

NSTAR has a services company, NSTAR Electric & Gas Corporation, that provides management and support services to substantially all NSTAR subsidiaries, including NSTAR.

NSTAR’s executive offices are located at 800 Boylston Street, Boston, Massachusetts 02199 and its telephone number is (617) 424-2000.

NU Holding Energy 1 LLC

NU Holding Energy 1 LLC, or Merger Sub, a direct wholly owned subsidiary of Northeast Utilities, is a Massachusetts limited liability company formed on October 14, 2010 for the purposes of effecting the merger. In the merger, NU Holding Energy 1 LLC will merge with and into NSTAR, with NSTAR continuing as the surviving entity. NU Holding Energy 1 LLC has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement, including the preparation of applicable regulatory filings in connection with the merger. Its principal executive offices are located at One Federal Street, Building 111-4, Springfield, Massachusetts 01105.

NU Holding Energy 2 LLC

NU Holding Energy 2 LLC, or Acquisition Sub, a direct wholly owned subsidiary of Northeast Utilities, is a Massachusetts limited liability company formed on October 14, 2010 for the purpose of effecting the merger. NU Holding Energy 2 LLC has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement, including the preparation of applicable regulatory filings in connection with the merger. Its principal executive offices are located at One Federal Street, Building 111-4, Springfield, Massachusetts 01105.

NORTHEAST UTILITIES SPECIAL MEETING

Date, Time and Place

The special meeting of the shareholders of Northeast Utilities held at the offices of Public Service Company of New Hampshire, Energy Park, 780 North Commercial Street, Manchester, New Hampshire 03101 on March 4, 2011 at 11:00 a.m., local time.

Purpose of the Northeast Utilities Special Meeting

The purpose of the Northeast Utilities meeting is:

1.	To adopt the Agreement and Plan of Merger, dated as of October 16, 2010, as amended on November 1, 2010, by and among Northeast Utilities, NU Holding Energy 1 LLC, NU Holding Energy 2 LLC and NSTAR, as it may be further amended from time to time, a copy of which is attached as Annex A to the joint proxy statement/prospectus, and approve the merger including the issuance of Northeast Utilities common shares to NSTAR shareholders pursuant to the merger;

2.	To increase the number of Northeast Utilities common shares authorized for issuance by the board of trustee in accordance with Section 19 of the Northeast Utilities declaration of trust by 155,000,000 common shares, from 225,000,000 authorized common shares to 380,000,000 authorized common shares;

3.	To fix the number of trustees of the Northeast Utilities board of trustees at fourteen; and

4.	To approve any motion to adjourn the Northeast Utilities special meeting, if necessary, to solicit additional proxies.

Recommendation of the Northeast Utilities Board of Trustees

The Northeast Utilities Board of Trustees has unanimously approved the merger agreement and the transactions contemplated thereby and recommends that you vote “FOR” the proposal to adopt the merger agreement and approve the merger, including the issuance of Northeast Utilities common shares to NSTAR shareholders pursuant to the merger, “FOR” the proposal to increase the number of common shares authorized for issuance, “FOR” the proposal to fix the number of trustees at fourteen and “FOR” the proposal to adjourn the Northeast Utilities special meeting, if necessary or appropriate, to solicit additional proxies. For the reasons for this recommendation, see the section entitled “The Merger — Northeast Utilities’ Reasons for the Merger; Recommendation of Northeast Utilities’ Board of Trustees” beginning on page 45.

Northeast Utilities Record Date; Shares Entitled to Vote

The close of business on January 4, 2011, which is referred to as the Northeast Utilities record date, has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the Northeast Utilities special meeting or any adjournments or postponements of the Northeast Utilities special meeting.

As of Northeast Utilities record date, there were [—] Northeast Utilities common shares outstanding and entitled to vote at the Northeast Utilities special meeting, held by approximately [—] shareholders of record.

Each Northeast Utilities common share is entitled to one vote on each proposal.

Quorum

The holders of a majority of the total number of Northeast Utilities common shares issued and outstanding and entitled to vote as of the record date for the special meeting, present in person or represented by proxy, will constitute a quorum at the special meeting. A quorum is required in order to conduct business at the special meeting.

Votes Required for Approval

Required Vote to Approve the Northeast Utilities Merger Proposal

The affirmative vote of the holders of two-thirds of the Northeast Utilities common shares outstanding and entitled to vote is required to approve the Northeast Utilities merger proposal.

Required Vote to Approve the Share Authorization Proposal

The affirmative vote of the holders of a majority of the Northeast Utilities common shares outstanding and entitled to vote is required to approve the share authorization proposal.

Required Vote to Approve the Proposal to Fix the Number of Trustees

The affirmative vote of the holders of a majority of the Northeast Utilities common shares outstanding and entitled to vote on the record date for the Northeast Utilities special meeting is required to fix the number of trustees of the Northeast Utilities board of trustees at fourteen.

Required Vote to Approve the Adjournment Proposal

The affirmative vote of the holders of a majority of the outstanding Northeast Utilities common shares present and entitled to vote is required to approve the adjournment proposal.

Treatment of Abstentions, Failure to Vote

For purposes of the Northeast Utilities special meeting, (i) an abstention occurs when a Northeast Utilities shareholder attends the Northeast Utilities special meeting, either in person or by proxy, but abstains from voting on a particular matter and (ii) broker non-votes occur when brokers holding shares on behalf of beneficial owners, do not receive voting instructions from the beneficial holders. If a broker does not have instructions and is barred by law or applicable rules from exercising its discretionary voting authority in the particular matter, then the shares will not be voted on the matter, resulting in a “broker non-vote.”

For the Northeast Utilities merger proposal, abstentions and broker non-votes are not considered votes cast and will not be counted for or against such proposal. However, because the approval of the merger agreement requires the affirmative vote of at least two-thirds of the common shares outstanding and entitled to vote at the special meeting, abstentions and broker non-votes will have the same effect as a vote “AGAINST” such proposal.

For the share authorization proposal, abstentions and broker non-votes are not considered votes cast and will not be counted for or against such proposal. However, because the approval of the share authorization requires the affirmative vote of at least a majority of the common shares outstanding and entitled to vote at the special meeting, abstentions and broker non-votes will have the same effect as a vote “AGAINST” such proposal.

For the proposal to fix the number of trustees, abstentions and broker non-votes are not considered votes cast and will not be counted for or against such proposal. However, because the approval of the share authorization requires the affirmative vote of at least a majority of the common shares outstanding and entitled to vote at the special meeting, abstentions and broker non-votes will have the same effect as a vote “AGAINST” such proposal.

For the proposal to adjourn the Northeast Utilities special meeting, if necessary or appropriate, to solicit additional proxies, abstentions and broker non-votes are not considered votes cast and will not be counted for or against such proposal. A failure to submit a proxy (or to vote in person at the Northeast Utilities special meeting, if not submitting a proxy card) will have no effect on the outcome of any vote to adjourn the Northeast Utilities special meeting.

Voting of Proxies; Incomplete Proxies

Giving a proxy means that a Northeast Utilities shareholder authorizes the persons named in the enclosed proxy card to vote its shares at the Northeast Utilities special meeting in the manner that shareholder directs. A Northeast Utilities shareholder may vote by proxy or in person at the meeting. To vote by proxy, a Northeast Utilities shareholder may use one of the following methods if it is a registered holder (that is, it holds its shares in its own name):

•

Internet. Northeast Utilities shareholders may submit a proxy over the Internet by going to the website listed on their proxy card. Once at the website, they should follow the instructions to submit a proxy.

•

Telephone. Northeast Utilities shareholders may submit a proxy using the toll-free number listed on their proxy card. Easy-to-follow voice prompts will help Northeast Utilities shareholders and confirm that their submission instructions have been followed.

•	Mail. Northeast Utilities shareholders may submit a proxy by signing, dating and returning their proxy card in the preaddressed postage-paid envelope provided.

Northeast Utilities requests that Northeast Utilities shareholders vote over the Internet, by telephone or by completing and signing the accompanying proxy and returning it to Northeast Utilities as soon as possible in the enclosed postage-paid envelope. When the accompanying proxy is returned properly executed, the Northeast Utilities common shares represented by it will be voted at the Northeast Utilities special meeting in accordance with the instructions contained on the proxy card.

If any proxy is returned without indication as to how to vote, the Northeast Utilities common shares represented by the proxy will be voted as recommended by the Northeast Utilities board of trustees. Unless a Northeast Utilities shareholder checks the box on its proxy card to withhold discretionary authority, the proxyholders may use their discretion to vote on other matters relating to the Northeast Utilities special meeting.

The method by which Northeast Utilities shareholders submit a proxy will in no way limit their right to vote at the Northeast Utilities special meeting if they later decide to attend the meeting and vote in person.

Every Northeast Utilities shareholder’s vote is important. Accordingly, each Northeast Utilities shareholder should sign, date and return the enclosed proxy card, or vote via the Internet or by telephone, whether or not the Northeast Utilities shareholder plans to attend the Northeast Utilities special meeting in person.

Voting of Shares Held in Street Name

If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the Northeast Utilities special meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares and, in addition to proof of identification, present that legal proxy identifying you as the beneficial owner of your Northeast Utilities common shares and authorizing you to vote those shares at the Northeast Utilities special meeting.

Voting of Shares Held in the Northeast Utilities Service Company 401K Plan

If you are a participant in the Northeast Utilities Service Company 401K Plan, you can vote shares held in your plan account by completing, signing and dating your voting instruction form and returning it in the enclosed postage-paid envelope or through the Internet or by telephone as instructed on your voting instruction form. The plan trustee will vote the shares held in your plan account in accordance with your instructions. If you do not provide the plan trustee with instructions by 11:59 p.m. on March 3, 2011, your Northeast Utilities Service Company 401K Plan shares will be voted by the plan trustee in the same proportion as the voted shares.

Voting by Northeast Utilities Trustees and Executive Officers

On the Northeast Utilities record date, trustees of Northeast Utilities and their affiliates owned and were entitled to vote less than 1% of the total voting power of the Northeast Utilities common shares outstanding on that date. It is currently expected that Northeast Utilities’ trustees will vote their shares of Northeast Utilities in favor of each of the proposals to be considered at the Northeast Utilities special meeting, although none of them has entered into any agreements obligating them to do so.

Revocability of Proxies and Changes to a Northeast Utilities Shareholder’s Vote

A Northeast Utilities shareholder has the power to change its vote at any time before its shares are voted at the Northeast Utilities special meeting by:

•

Delivering either a written notice of revocation of the proxy or a duly executed proxy bearing a later date to Samuel K. Lee, Secretary, Northeast Utilities, P.O. Box 270, Hartford, Connecticut 06141-0270;

•	Re-voting on the Internet or by telephone until 11:59 p.m. on March 3, 2011; or

•	Attending the special meeting and voting in person.

If you are a Northeast Utilities shareholder of record, revocation of your proxy or voting instructions through the Internet, by telephone or by mail must be received prior to the start of the Northeast Utilities special meeting, although you may also revoke your proxy by attending the Northeast Utilities special meeting and voting in person. However, if a Northeast Utilities shareholder has shares held through a brokerage firm, bank or other custodian, you may revoke your instructions only by informing the custodian in accordance with any procedures it has established.

If your shares are held in the name of a bank, broker or other nominee, you must follow the directions you receive from your bank, broker or other nominee in order to revoke or change your vote.

If you are a participant in the Northeast Utilities Service Company 401K Plan, you will have the power to revoke your proxy and/or change your vote at any time before 11:00 a.m. on March 4, 2011. You can do this by delivering a written notice of revocation to the secretary of Northeast Utilities or submitting a later-dated proxy via the Internet, by telephone or by mail.

Tabulation of the Votes

Northeast Utilities will appoint an inspector of election for the Northeast Utilities special meeting to tabulate affirmative and negative votes and abstentions.

Solicitation of Proxies

The solicitation of proxies from Northeast Utilities shareholders is made on behalf of the Northeast Utilities board of trustees. Northeast Utilities and NSTAR will each bear their incurred costs and expenses of printing and mailing this joint proxy/prospectus and all fees paid to the SEC. Northeast Utilities will pay the costs of soliciting and obtaining proxies from Northeast Utilities shareholders, including the cost of reimbursing brokers, banks and other financial institutions for forwarding proxy materials to their customers. Proxies may be solicited, without extra compensation, by Northeast Utilities officers and employees by mail, telephone, fax, personal interviews or other methods of communication. Northeast Utilities has engaged the firm of Morrow & Co., LLC to assist it in the distribution and solicitation of proxies from Northeast Utilities shareholders and has agreed to pay them up to $25,000, as well as out-of-pocket expenses for its services. NSTAR will pay the costs of soliciting and obtaining proxies from NSTAR shareholders and all other expenses related to the NSTAR special meeting.

Delivery of Proxy Materials to Households Where Two or More Shareholders Reside

As permitted by the Exchange Act, only one copy of this joint proxy statement/prospectus is being delivered to Northeast Utilities shareholders residing at the same address, unless Northeast Utilities shareholders have notified Northeast Utilities of their desire to receive multiple copies of this joint proxy statement/prospectus. This is known as householding.

Northeast Utilities will promptly deliver, upon oral or written request, a separate copy of this joint proxy statement/prospectus to any Northeast Utilities shareholders residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Samuel K. Lee, Secretary, Northeast Utilities, P.O. Box 270, Hartford, Connecticut 06141-0270 or by phone at (860) 665-5000.

NORTHEAST UTILITIES PROPOSALS

Item 1.

(Item 1 on Proxy Card)

As discussed throughout this joint proxy statement/prospectus, Northeast Utilities is asking its shareholders to approve the proposal to adopt the merger agreement and approve the merger, including the issuance of Northeast Utilities common shares to NSTAR shareholders pursuant to the merger. Holders of Northeast Utilities common shares should read carefully this joint proxy statement/prospectus in its entirety, including the annexes, for more detailed information concerning the merger agreement and the merger. In particular, holders of Northeast Utilities common shares are directed to the merger agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus.

Under Chapter 164, Sec. 96 of the M.G.L., the affirmative vote of the holders of two-thirds of the outstanding Northeast Utilities common shares entitled to vote is required for Northeast Utilities to complete the merger.

Under the NYSE Listed Company Manual, a company listed on the NYSE is required to obtain shareholder approval prior to the issuance of common shares, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions if the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of common shares outstanding before the issuance of the common shares or of securities convertible into or exercisable for common shares. If the merger is completed, Northeast Utilities will issue or reserve for issuance up to 145,917,951 Northeast Utilities common shares in connection with the merger, including Northeast Utilities common shares issuable pursuant to outstanding NSTAR share options. On an as-converted basis, the aggregate number of Northeast Utilities common shares to be issued in the merger will exceed 20% of the common shares of Northeast Utilities outstanding before such issuance and for this reason Northeast Utilities must obtain the approval of the Northeast Utilities shareholders for the issuance of Northeast Utilities common shares to NSTAR shareholders in connection with the merger. The vote required to adopt the merger agreement and approve the merger will also satisfy the NYSE shareholder approval requirement.

The issuance of Northeast Utilities common shares to NSTAR shareholders is necessary to complete the merger.

The Northeast Utilities board of trustees recommends a vote “FOR” the proposal to adopt the merger agreement and approve the merger, including the issuance of Northeast Utilities common shares to NSTAR shareholders pursuant to the merger.

Item 2.

(Item 2 on Proxy Card)

Northeast Utilities is proposing to increase the number of authorized common shares under its declaration of trust from 225,000,000 to 380,000,000 shares in order to have a sufficient number of shares available for issuance and exchange to holders of NSTAR common shares in connection with the merger and to ensure that an adequate supply of authorized unissued shares is available for future corporate needs. Pursuant to its declaration of trust, Northeast Utilities needs the affirmative vote of a majority of the Northeast Utilities common shares outstanding in order to increase the number of authorized shares. Any authorized Northeast Utilities common shares not issued to NSTAR shareholders in connection with the merger will be held for future corporate needs. Such future corporate needs could include issuing common shares to raise additional capital; for use in connection with acquisitions; for share dividends, share splits and other share distributions to shareholders; and for employee share or dividend reinvestment plans. Except in the case with issuing common shares in connection with the Northeast Utilities Incentive Plan or in connection with any NSTAR employee plans after the merger,

Northeast Utilities does not have any specific plans to issue or sell any additional Northeast Utilities common shares for any of the foregoing purposes. Unless required by the Northeast Utilities declaration of trust, applicable law or the rules of the NYSE, future shareholder approval will not be required to issue authorized Northeast Utilities common shares.

The increase in the authorized number of Northeast Utilities common shares is necessary to complete the merger and the approval of the increase is required for completion of the merger.

The Northeast Utilities board of trustees recommends a vote “FOR” the proposal to increase the number of authorized shares of Northeast Utilities.

Item 3.

(Item 3 on Proxy Card)

The merger agreement requires that the Northeast Utilities’ board of trustees be expanded to fourteen trustees.

Pursuant to Northeast Utilities’ declaration of trust, Northeast Utilities’ shareholders must vote to fix the number of trustees of the board of trustees. The number of trustees remains fixed at the same number as previously authorized by shareholders. Northeast Utilities’ shareholders last voted at the annual meeting in 2000 to fix the number of trustees at thirteen.

The expansion of the Northeast Utilities board of trustees is necessary to complete the merger and the approval of the proposal to fix the number of trustees of the Northeast Utilities board of trustees at fourteen is required for completion of the merger.

The Northeast Utilities board of trustees recommends that shareholders vote “FOR” the proposal to fix the number of trustees of the Northeast Utilities board of trustees at fourteen.

Item 4.

(Item 4 on Proxy Card)

The Northeast Utilities special meeting may be adjourned to another time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the Northeast Utilities merger proposal and the share authorization proposal.

If, at the Northeast Utilities special meeting, the number of Northeast Utilities common shares present or represented and voting in favor of the Northeast Utilities merger proposal is insufficient to approve such proposal, Northeast Utilities intends to move to adjourn the Northeast Utilities special meeting in order to enable the Northeast Utilities board of trustees to solicit additional proxies for approval of the Northeast Utilities merger proposal. If, at the Northeast Utilities special meeting, the number of Northeast Utilities common shares present or represented and voting in favor of the share authorization proposal is insufficient to approve such proposal, Northeast Utilities intends to move to adjourn the Northeast Utilities special meeting in order to enable the Northeast Utilities board of trustees to solicit additional proxies for approval of the share authorization proposal.

In the Northeast Utilities adjournment proposal, Northeast Utilities is asking its shareholders to authorize the holder of any proxy solicited by the Northeast Utilities board of trustees to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the Northeast Utilities special meeting to another time and place for the purpose of soliciting additional proxies. If the Northeast

Utilities shareholders approve the proposal to adjourn the special meeting, Northeast Utilities could adjourn the Northeast Utilities special meeting and any adjourned session of the Northeast Utilities special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from Northeast Utilities shareholders who have previously voted.

The Northeast Utilities board of trustees recommends a vote “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies.

Other Matters to Come Before the Meeting

At this time, Northeast Utilities is unaware of any matters, other than as set forth above, that may properly come before the Northeast Utilities special meeting. If any other matters properly come before the Northeast Utilities special meeting, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Northeast Utilities special meeting or any adjournment or postponement of the Northeast Utilities special meeting, will be deemed authorized to vote or otherwise act on such matters in accordance with their judgment.

NSTAR SPECIAL MEETING

Date, Time and Place

The special meeting of the shareholders of NSTAR will be held at the offices of Ropes & Gray LLP, 800 Boylston Street, Boston, Massachusetts on March 4, 2011 at 11:00 a.m., local time.

Purpose of the NSTAR Special Meeting

At the NSTAR special meeting, NSTAR shareholders will be asked to consider and vote on:

•

the proposal to adopt the merger agreement, which is further described in the sections titled “The Merger” and “The Merger Agreement” beginning on pages 35 and 101, respectively, and approve the merger; and

•

the proposal to adjourn the NSTAR special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve the foregoing proposal.

Recommendation of the NSTAR Board of Trustees

The NSTAR board of trustees has unanimously approved the merger agreement and determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of NSTAR and its shareholders. The NSTAR board of trustees unanimously recommends that NSTAR shareholders vote “FOR” the proposal to adopt the merger agreement and approve the merger and “FOR” the proposal to adjourn the NSTAR special meeting, if necessary or appropriate, to solicit additional proxies in favor of such approval. For the reasons for this recommendation, see the section entitled “The Merger — NSTAR’s Reasons for the Merger; Recommendation of NSTAR’s Board of Trustees” beginning on page 65.

Who Can Vote at the NSTAR Special Meeting

Only holders of record of NSTAR common shares at the close of business on January 4, 2011, the NSTAR special meeting record date, are entitled to notice of, and to vote at the NSTAR special meeting or any adjournments or postponements of the NSTAR special meeting. At the close of business on the NSTAR special meeting record date, there were [—] NSTAR common shares outstanding and entitled to vote at the NSTAR special meeting held by approximately [—] shareholders of record.

Each share of NSTAR is entitled to one vote on each proposal to be considered at the NSTAR special meeting.

Quorum

In order to conduct business at the NSTAR special meeting (other than action to adjourn the NSTAR special meeting), the holders of at least a majority of the total number of all the shares issued and entitled to vote must be present in person or by proxy. This requirement is called a quorum. A quorum of shareholders is required in order to properly hold a shareholders’ meeting in which shareholders may vote on proposals to take action to approve the merger agreement and the merger. Shareholders may vote on the proposal to approve any adjournment of the NSTAR special meeting even if a quorum of holders representing shares entitled to vote is not present at the meeting. Proxies reflecting abstentions and broker non-votes will be treated as shares that are present for purposes of determining the presence of a quorum.

Votes Required for Approval

Required Vote to Approve the NSTAR Merger Proposal

The affirmative vote of shareholders who, as of the record date for the NSTAR meeting, hold two-thirds of the NSTAR common shares outstanding and entitled to vote is the only vote necessary to adopt the merger agreement and approve the merger. Failures to vote, votes to abstain and broker non-votes will have the effect of a vote against the proposal.

Required Vote to Approve the Adjournment Proposal

If necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the adoption of the merger agreement, the NSTAR shareholders, by an affirmative vote of a majority of the votes cast at the meeting by the holders of common shares entitled to vote and present in person or by proxy, whether or not the quorum is present, may adjourn the meeting to another time or place without further notice unless after the adjournment a new record dated is fixed for the adjourned meeting, in which case a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Treatment of Abstentions, Failure to Vote and Broker Non-Votes

For purposes of the NSTAR special meeting an abstention occurs when an NSTAR shareholder attends the NSTAR special meeting, either in person or by proxy, but abstains from voting on a proposal. Abstaining from or failing to vote on the NSTAR merger proposal will have the same effect as a vote cast “AGAINST” adopting the merger agreement and approving the merger. Abstaining from or failing to vote on a proposal to adjourn the NSTAR special meeting will have the same effect as a vote “AGAINST” such proposal.

Broker non-votes are shares held by a broker, bank or other nominee that are represented at the NSTAR special meeting, but with respect to which the broker or nominee is not instructed by the beneficial owner of such shares to vote on a particular proposal and the broker does not have discretionary voting power on such proposal. Under the listing requirements of the NYSE, brokers who hold shares of NSTAR common shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that the NYSE determines to be “non-routine,” such as approval of the NSTAR merger proposal, without specific instructions from the beneficial owner. Therefore, if your broker, bank or other nominee holds your NSTAR common shares in “street name,” your broker, bank or other nominee will vote your shares of NSTAR common shares only if you provide instructions on how to vote. It is expected that brokers will not have discretionary authority to vote on the NSTAR merger proposal or a proposal to adjourn the NSTAR special meeting. For the NSTAR merger proposal, abstentions, broker non-votes, and votes withheld will have the same effect as a vote “AGAINST” adopting the merger agreement. Abstentions, broker non-votes and votes withheld will have no effect on the approval of any proposal to adjourn the NSTAR special meeting,

Voting at the Special Meeting

Whether or not you plan to attend NSTAR’s special meeting, please vote your shares. If you are a registered or “record” holder, which means your shares are registered in your name with Computershare, Inc., NSTAR’s transfer agent and registrar, you may vote in person at the special meeting or by proxy. If your shares are held in “street name,” which means your shares are held of record in an account with a broker, bank or other nominee, you must follow the instructions provided with materials you will receive from your broker, bank or other nominee.

Voting in Person

If you plan to attend NSTAR’s special meeting and wish to vote in person, you will be given a ballot at the special meeting. Please note, however, that if your shares are held in “street name,” and you wish to vote at the special meeting, you must bring to the special meeting a proxy executed in your favor from the record holder (your broker, bank or other nominee) of the shares authorizing you to vote at the special meeting.

Voting by Proxy

Instead of voting in person, NSTAR shareholders entitled to vote at the NSTAR special meeting who are registered holders (i.e., hold NSTAR common shares in their own name) may authorize the persons named in the enclosed proxy card to vote their shares per such shareholder’s instructions by using one of the following methods:

•	Internet. NSTAR shareholders of record may submit proxies of via Internet by logging onto www.envisionreports.com/nst and following the instructions on this website and their proxy card.

•	Telephone. NSTAR shareholders of record may submit a proxy by telephone by dialing 1-800-652-8683 and listening for and following further instructions.

•

Mail. NSTAR shareholders of record may submit their proxies through the mail by completing their proxy card, and signing, dating and returning it in the enclosed, pre-addressed, postage-paid envelope. To be valid, a returned proxy card must be signed and dated.

NSTAR requests that NSTAR shareholders of record, including shareholders who plan to attend the NSTAR special meeting in person, vote on the Internet, by telephone or by mail as soon as possible.

If you vote by Internet or telephone, you need not return a proxy card by mail, but your vote must be received by 11:59 p.m. on March 3, 2011. The method by which NSTAR shareholders of record submit a proxy will in no way limit their right to vote at the NSTAR special meeting if they later decide to attend the meeting and vote in person.

Voting of Shares Held in Street Name

If your shares are held in the name of a bank, broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the NSTAR special meeting, you must request a legal proxy from your bank, broker or other nominee that holds your shares and, in addition to proof of identification, present that legal proxy identifying you as the beneficial owner of your NSTAR common shares and authorizing you to vote those shares at the NSTAR special meeting.

Voting of Shares Held in NSTAR Benefit Plans

If you are a participant in the NSTAR Savings Plan, you can cause shares held in your plan account to be voted by completing, signing and dating your voting instruction form and returning it in the enclosed postage-paid envelope or through the Internet as instructed on your voting instruction form. The plan trustee will vote the shares held in your plan account in accordance with your instructions. If you do not provide the plan trustee with instructions by 11:59 p.m. on March 3, 2011, the unvoted shares will be voted by the plan trustee in the same proportion as the voted shares.

How Proxies are Counted

All shares represented by properly executed proxies received in time for the NSTAR special meeting will be voted at the meeting in the manner specified by the shareholders giving those proxies. Any NSTAR shareholder proxies that are signed, dated and properly submitted that do not indicate how to vote, will be voted “FOR” the proposals to adopt the merger agreement, approve the merger and adjourn the NSTAR special meeting. Abstentions, broker non-votes, and votes withheld will have same effect as votes “AGAINST” the proposal to adopt the merger agreement and the merger but will not have an effect on the outcome of any vote to adjourn the NSTAR special meeting.

Voting by NSTAR Trustees and Executive Officers

At the close of business on January 4, 2011, the record date for the NSTAR special meeting, trustees and executive officers of NSTAR had the right to vote less than [—]% of the then outstanding NSTAR shares. Each NSTAR trustee and executive officer has indicated his or her present intention to vote, or cause to be voted, the NSTAR shares owned by him or her for the adoption of the merger agreement and approval of the merger, but are under no obligation to do so.

Revocation of Proxies

If you are the record holder of NSTAR common shares of beneficial interest, you can change your vote or revoke your proxy at any time before your proxy is voted as the special meeting by:

•	Re-voting on the Internet or by telephone until 11:59 p.m. on March 3, 2011;

•	Delivering either a written notice of revocation or a duly executed proxy bearing a later date to Douglas S. Horan, Secretary, NSTAR, 800 Boylston Street, 17th Floor, Boston, Massachusetts 02199; or;

•	Attending the NSTAR special meeting and voting in person. Simply attending the NSTAR special meeting without voting will not revoke any proxy that you have previously given or change your vote.

A registered shareholder may revoke a proxy by any of these methods, regardless of the method used to deliver the shareholder’s previous proxy.

Please note that if your shares are held in street name through a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or nominee in accordance with its established procedures. If your shares are held in the name of a broker, bank or other nominee and you decide to change your vote by attending the special meeting and voting in person, your vote in person at the special meeting will not be effective unless you have obtained and present an executed proxy issued in your name from the record holder (your broker, bank or nominee).

Tabulation of Votes

NSTAR has appointed Computershare, Inc., NSTAR’s transfer agent, to serve as the registrar and inspector of election for NSTAR’s special meeting. Computershare, Inc. will independently tabulate affirmative and negative votes and abstentions.

Solicitation of Proxies

NSTAR is soliciting proxies for its special meeting from its shareholders. NSTAR will pay its own cost of soliciting proxies, including the cost of mailing this proxy statement, from its shareholders. In addition to solicitation by use of the mail, proxies may be solicited by NSTAR’s officers and employees in person or by telephone or other means of communication without additional compensation.

NSTAR has retained the services of MacKenzie Partners, Inc. and Phoenix Advisory Partners to assist in the solicitation of proxies from institutional and retail shareholders, respectively, for an estimated fee not to exceed $58,000 in aggregate, plus reimbursement of out-of-pocket expenses. NSTAR will make arrangement with brokerage houses, custodians, nominees and fiduciaries to forward proxy solicitation materials to beneficial owners of shares held of record by them. NSTAR will also reimburse these brokerage houses, custodians and fiduciaries for their reasonable expenses incurred by them in forwarding the proxy materials.

Delivery of Proxy Materials to Households Where Two or More Shareholders Reside

As permitted by SEC rules, only one copy of this joint proxy statement/prospectus is being delivered to NSTAR shareholders residing at the same address, unless NSTAR shareholders have notified NSTAR of their desire to receive multiple copies of this joint proxy statement/prospectus. This is known as householding.

NSTAR will promptly deliver, upon oral or written request, a separate copy of this joint proxy statement/prospectus to any NSTAR shareholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Douglas S. Horan, Secretary, NSTAR, 800 Boylston Street, 17th Floor, Boston, Massachusetts 02199.

Adjournments

Any adjournment of the special meeting may be made from time to time by the NSTAR shareholders, by a majority of the votes cast at the meeting by the holders of NSTAR common shares entitled to vote and present in person or by proxy, whether or not a quorum is present, without further notice other than by an announcement made at the special meeting. If a quorum is not present at the special meeting, or if a quorum is present at the special meeting but there are not sufficient votes at the time of the special meeting to approve the proposal to adopt the merger agreement, then NSTAR shareholders may be asked to vote on a proposal to adjourn the special meeting so as to permit further solicitation of proxies.

NSTAR PROPOSALS

Item 1.

(Item 1 on Proxy Card)

As discussed throughout this joint proxy statement/prospectus, NSTAR is asking its shareholders to approve the proposal to adopt the merger agreement and approve the merger. Holders of NSTAR common shares should read this joint proxy statement/prospectus carefully in its entirety, including the annexes, for more detailed information concerning the merger agreement and the merger. In particular, holders of NSTAR common shares are directed to the merger agreement, a copy of which is attached as Annex A to this joint proxy statement/prospectus.

The affirmative vote of the holders of two-thirds of the outstanding NSTAR common shares entitled to vote is required for NSTAR to complete the merger.

The NSTAR board of trustees recommends a vote “FOR” the proposal to adopt the merger agreement and approve the merger.

Item 2.

(Item 2 on Proxy Card)

The NSTAR special meeting may be adjourned to another time or place, if necessary or appropriate, to permit, among other things, further solicitation of proxies if necessary to obtain additional votes in favor of the NSTAR merger proposal.

If, at the NSTAR special meeting, the number of NSTAR common shares present or represented and voting in favor of the NSTAR merger proposal is insufficient to approve such proposal, NSTAR intends to move to adjourn the NSTAR special meeting in order to solicit additional proxies for approval of the NSTAR merger proposal.

In the NSTAR adjournment proposal, NSTAR is asking its shareholders to authorize the holder of any proxy solicited by NSTAR to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the NSTAR special meeting to another time and place for the purpose of soliciting additional proxies. If the NSTAR shareholders approve the proposal to adjourn the special meeting, NSTAR could adjourn the NSTAR special meeting and any adjourned session of the NSTAR special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from NSTAR shareholders who have previously voted.

A majority of the votes cast at the meeting by the holders of NSTAR common shares entitled to vote and present in person or by proxy at the special meeting is required to adjourn the NSTAR special meeting.

The NSTAR board of trustees recommends a vote “FOR” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies.

Other Matters to Come Before the Meeting

At this time, NSTAR is unaware of any matters, other than as set forth above, that may properly come before the NSTAR special meeting. If any other matters properly come before the NSTAR special meeting, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the NSTAR special meeting or any adjournment or postponement of the NSTAR special meeting, will be deemed authorized to vote or otherwise act on such matters in accordance with their judgment.

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED

FINANCIAL STATEMENTS

The Unaudited Pro Forma Condensed Combined Consolidated Financial Statements (pro forma financial statements) have been derived from the historical consolidated financial statements of Northeast Utilities and NSTAR incorporated by reference in this joint proxy statement/prospectus.

The Unaudited Pro Forma Condensed Combined Consolidated Statements of Income (pro forma statements of income) for the nine months ended September 30, 2010 and the year ended December 31, 2009 give effect to the merger as if it were completed on January 1, 2009. The Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet (pro forma balance sheet) as of September 30, 2010 gives effect to the merger as if it were completed on September 30, 2010.

The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are: (1) directly attributable to the merger; (2) factually supportable; and (3) with respect to the statements of income, expected to have a continuing impact on the combined results of Northeast Utilities and NSTAR. As such, the impact from merger related expenses is not included in the accompanying pro forma statements of income. However, the impact of these expenses is reflected in the pro forma balance sheet as an increase to accounts payable and a decrease to retained earnings.

The pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies or synergies that could result from the merger. Further, the pro forma financial statements do not reflect the effect of any regulatory actions that may impact the pro forma financial statements when the merger is completed.

Accounting standards in the United States require that one party to the merger be identified as the acquirer. In accordance with these standards, the merger of Northeast Utilities and NSTAR will be accounted for as an acquisition of NSTAR common shares by Northeast Utilities and will follow the acquisition method of accounting for business combinations. The purchase price will be determined on the basis of the fair value on the acquisition date of the common shares of Northeast Utilities issued in the merger. The purchase price for the pro forma financial statements is based on the closing price of Northeast Utilities common shares on the NYSE on December 10, 2010 of $31.67 and the exchange of NSTAR’s common shares for the right to receive 1.312 common shares of Northeast Utilities.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the pro forma financial statements. Since the pro forma financial statements have been prepared based on preliminary estimates, the final amounts recorded at the date of the merger may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed and the final purchase price.

The pro forma financial statements have been presented for illustrative purposes only and are not necessarily indicative of results of operations and financial position that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations or financial position of the combined company.

The following pro forma financial statements should be read in conjunction with:

•	the accompanying notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements;

•

the consolidated financial statements of Northeast Utilities as of and for the year ended December 31, 2009 included in Northeast Utilities’ Form 10-K and incorporated by reference in this joint proxy statement/prospectus;

•

the unaudited condensed consolidated financial statements of Northeast Utilities as of and for the nine months ended September 30, 2010 included in Northeast Utilities’ Form 10-Q and incorporated by reference in this joint proxy statement/prospectus;

•	the consolidated financial statements of NSTAR as of and for the year ended December 31, 2009 included in NSTAR’s Form 10-K and incorporated by reference in this joint proxy statement/prospectus;

•

the unaudited condensed consolidated financial statements of NSTAR as of and for the nine months ended September 30, 2010 included in NSTAR’s Form 10-Q and incorporated by reference in this joint proxy statement/prospectus; and

•	the other information contained in or incorporated by reference in this joint proxy statement/prospectus.

NORTHEAST UTILITIES AND NSTAR

UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED STATEMENTS OF INCOME

For the Nine Months Ended September 30, 2010

(Millions of Dollars, Except Common Share Information)	Northeast Utilities (a)	NSTAR (a)	Pro Forma Adjustments	Note 3		Pro Forma Combined
Operating Revenues	$3,694.2	$2,219.9	$36.2	(b)		$5,950.3

Operating Expenses:
Fuel, Purchased and Net Interchange Power	1,539.7	825.5				2,365.2
Operation and Maintenance	850.8	646.8	35.0	(b)		1,532.6
Depreciation and Amortization	454.7	237.8	(8.1)	(c)		684.4
Taxes Other Than Income Taxes	244.4	87.2	0.3	(b	)	331.9

Total Operating Expenses	3,089.6	1,797.3	27.2			4,914.1

Operating Income	604.6	422.6	9.0			1,036.2

Interest Expense	200.3	80.6	(3.6)	(d)		277.3
Other Income/(Loss), Net	19.7	(0.7)	(0.1)	(b)		18.9

Income before Income Tax Expense	424.0	341.3	12.5			777.8
Income Tax Expense	161.1	149.2	5.4	(b) (e)		315.7

Net Income from Continuing Operations	262.9	192.1	7.1			462.1

Net Income Attributable to Noncontrolling Interests:
Noncontrolling interests in the Yankee Companies	—	—	0.1	(b)		0.1
Preferred dividends of subsidiary	4.2	1.5				5.7

Net Income from Continuing Operations Attributable to Controlling Interests	$258.7	$190.6	$7.0			$456.3

Basic Earnings Per Common Share from Continuing Operations	$1.47	$1.81				$1.45
Diluted Earnings per Common Share from Continuing Operations	$1.46	$1.81				$1.45

Weighted Average Common Shares Outstanding (thousands):
Basic	176,558	105,451	31,780	(f)		313,789

Diluted	176,762	105,659	31,572	(f)		313,993

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements which are an integral part of these statements.

NORTHEAST UTILITIES AND NSTAR

UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED STATEMENTS OF INCOME

For the Year Ended December 31, 2009

(Millions of Dollars, Except Common Share Information)	Northeast Utilities (a)	NSTAR (a)	Pro Forma Adjustments	Note 3	Pro Forma Combined
Operating Revenues	$5,439.4	$3,050.0	$48.9	(b)	$8,538.3

Operating Expenses:
Fuel, Purchased and Net Interchange Power	2,629.6	1,324.8			3,954.4
Operation and Maintenance	1,235.4	731.9	47.6	(b)	2,014.9
Depreciation and Amortization	540.8	370.1	(10.8)	(c)	900.1
Taxes Other Than Income Taxes	282.2	107.1	0.3	(b)	389.6

Total Operating Expenses	4,688.0	2,533.9	37.1		7,259.0

Operating Income	751.4	516.1	11.8		1,279.3

Interest Expense	273.7	128.6	(4.5)	(d)	397.8
Other Income/(Loss), Net	37.8	5.4	(0.5)	(b)	42.7

Income before Income Tax Expense	515.5	392.9	15.8		924.2
Income Tax Expense	179.9	146.9	6.4	(b) (e)	333.2

Net Income from Continuing Operations	335.6	246.0	9.4		591.0

Net Income Attributable to Noncontrolling Interests:
Noncontrolling Interests in the Yankee Companies	—	—	0.2	(b)	0.2
Preferred Dividends of Subsidiary	5.6	2.0			7.6

Net Income from Continuing Operations Attributable to Controlling Interests	$330.0	$244.0	$9.2		$583.2

Basic Earnings Per Common Share from Continuing Operations	$1.91	$2.28			$1.88
Diluted Earnings per Common Share from Continuing Operations	$1.91	$2.28			$1.88

Weighted Average Common Shares Outstanding (thousands):

Basic	172,568	106,808	30,423	(f)	309,799

Diluted	172,717	106,996	30,235	(f)	309,948

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements which are an integral part of these statements.

NORTHEAST UTILITIES AND NSTAR

UNAUDITED PRO FORMA CONDENSED COMBINED

CONSOLIDATED BALANCE SHEET

As of September 30, 2010

(Millions of Dollars)	Northeast Utilities (a)	NSTAR (a)	Pro Forma Adjustments		Note 3	Pro Forma Combined
ASSETS
Current Assets:
Cash and Cash Equivalents	$41.2	$12.5		$7.1	(b)	$60.8
Receivables, Net	526.3	281.9		3.8	(b)	812.0
Unbilled Revenues	151.9	52.7				204.6
Fuel, Materials and Supplies	247.3	58.8				306.1
Derivative Assets	10.7	—				10.7
Prepayments and Other Current Assets	258.6	546.8		0.9	(b)	806.3

Total Current Assets	1,236.0	952.7		11.8		2,200.5

Property, Plant and Equipment, Net	9,318.0	4,690.5		42.7	(b) (g)	14,051.2

Deferred Debits and Other Assets:
Regulatory Assets	3,085.0	2,075.9		253.1	(b) (h)	5,414.0
Goodwill	287.6	—		2,641.6	(i)	2,929.2
Derivative Assets	134.7	—				134.7
Other Long-Term Assets	236.3	135.2		209.2	(b) (j)	580.7

Total Deferred Debits and Other Assets	3,743.6	2,211.1		3,103.9		9,058.6

Total Assets	$14,297.6	$7,854.3		$3,158.4		$25,310.3

LIABILITIES AND CAPITALIZATION
Current Liabilities:
Notes Payable to Banks	$156.0	$384.5	$			$540.5
Long-Term Debt — Current Portion	66.3	1.1				67.4
Accounts Payable	379.2	221.8		80.6	(b) (k)	681.6
Derivative Liabilities	61.3	11.8				73.1
Other Current Liabilities	394.3	421.4		(2.9)	(b)	812.8

Total Current Liabilities	1,057.1	1,040.6		77.7		2,175.4

Rate Reduction Bonds and Transition Property Securitization	246.7	127.9				374.6

Deferred Credits and Other Liabilities:
Accumulated Deferred Income Taxes	1,546.3	1,293.6		(58.3)	(b) (l)	2,781.6
Regulatory Liabilities	434.5	288.2				722.7
Derivative Liabilities	996.2	3.9		51.4	(m)	1,051.5
Accrued Pension and Postretirement Obligations	974.2	591.8		132.6	(n)	1,698.6
Other Long-Term Liabilities	566.3	365.0		133.6	(b)	1,064.9

Total Deferred Credits and Other Liabilities	4,517.5	2,542.5		259.3		7,319.3

Capitalization:
Long-Term Debt	4,636.0	2,173.3		481.9	(b) (o)	7,291.2

Noncontrolling Interests in Consolidated Subsidiary:
Preferred Stock of Subsidiary	116.2	43.0				159.2

Common Shareholders’ Equity:
Common Shares	881.4	103.6		584.1	(b) (p)	1,569.1
Capital Surplus, Paid In	1,513.3	773.4		2,883.8	(b) (p)	5,170.5
Retained Earnings	1,369.0	1,062.5		(1,141.4)	(b) (p)	1,290.1
Accumulated Other Comprehensive Loss	(41.0)	(12.5)		12.5	(p)	(41.0)

Common Shareholders’ Equity	3,722.7	1,927.0		2,339.0		7,988.7
Noncontrolling Interest	1.4	—		0.5	(b) (q)	1.9

Total Equity	3,724.1	1,927.0		2,339.5		7,990.6

Total Capitalization	8,476.3	4,143.3		2,821.4		15,441.0

Total Liabilities and Capitalization	$14,297.6	$7,854.3		$3,158.4		$25,310.3

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Consolidated Financial Statements which are an integral part of these statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

The pro forma statements of income for the nine months ended September 30, 2010 and the year ended December 31, 2009 give effect to the merger as if it were completed on January 1, 2009. The pro forma balance sheet as of September 30, 2010 gives effect to the merger as if it were completed on September 30, 2010.

The pro forma financial statements have been derived from the historical consolidated financial statements of Northeast Utilities and NSTAR that are incorporated by reference in this joint proxy statement/prospectus. Assumptions and estimates underlying the pro forma adjustments are described in these notes, which should be read in conjunction with the pro forma financial statements. Since the pro forma financial statements have been prepared based upon preliminary estimates, the final amounts recorded at the date of the merger may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed.

The merger is reflected in the pro forma financial statements as being accounted for as an acquisition of NSTAR by Northeast Utilities, based on the guidance provided by accounting standards for business combinations. Under the acquisition method, the total estimated purchase price is calculated as described in Note 2 to the pro forma financial statements. The assets acquired and the liabilities assumed have been measured at estimated fair value with the exception of certain assets and liabilities to which fair value adjustments would not be material. For the purpose of measuring the estimated fair value of the assets acquired and liabilities assumed, Northeast Utilities has applied the accounting guidance for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The fair value measurements utilize estimates based on key assumptions of the merger, including historical and current market data. The pro forma adjustments included herein are preliminary and will be revised at the time of the merger as additional information becomes available and as additional analyses are performed. The final purchase price allocation will be determined at the time that the merger is completed, and the final amounts recorded for the merger may differ materially from the information presented.

Estimated transaction costs have been excluded from the pro forma income statements as they reflect non-recurring charges directly related to the merger. However, the anticipated transaction costs are reflected in the pro forma balance sheet as an increase to accounts payable and a decrease to retained earnings.

The pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies that could result from the merger. Further, the pro forma financial statements do not reflect the effect of any regulatory actions that may impact the pro forma financial statements when the merger is completed.

NSTAR’s regulated operations are comprised of the distribution and transmission of electricity and gas. These operations are subject to the retail rate-setting authority of the Massachusetts Department of Public Utilities and the FERC, which includes provisions in place that provide revenues to recover costs of service, including a carrying charge on most net assets and liabilities. For the net assets and liabilities earning a carrying charge, the carrying values approximate fair values and pro forma adjustments are not required.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 2. Preliminary Purchase Price

Northeast Utilities will exchange all of the outstanding common shares of NSTAR for common shares of Northeast Utilities at the fixed exchange ratio of 1.312 common shares of Northeast Utilities per common share of NSTAR. The purchase price for the merger is estimated as follows (shares in thousands):

NSTAR shares outstanding as of September 30, 2010	103,587
Exchange ratio	1.312

Northeast Utilities shares issued for NSTAR shares outstanding	135,906
Northeast Utilities shares issued for NSTAR stock-based compensation	1,325

Total number of Northeast Utilities shares to be issued	137,231
Closing price of Northeast Utilities common shares on December 10, 2010	$31.67

Total purchase price (in millions)	$4,346

The preliminary purchase price was computed using NSTAR’s shares outstanding as of September 30, 2010 and shares granted under NSTAR’s stock-based compensation plans prior to the execution of the merger agreement that would vest upon shareholder approval of the merger, adjusted for the fixed exchange ratio, assuming each NSTAR stock option is immediately vested and exercised for the purchase of 1.312 Northeast Utilities common shares less the number of shares withheld to satisfy the aggregate exercise price of such options. The preliminary purchase price reflects the market value of Northeast Utilities’ common shares to be issued in connection with the merger based on the closing price of Northeast Utilities’ common shares on December 10, 2010. The preliminary purchase price will fluctuate with the market price of Northeast Utilities’ common shares until it is reflected on an actual basis when the merger is completed. An increase or decrease of 10 percent in Northeast Utilities’ common share price from the $31.67 price used above would increase or decrease the purchase price by approximately $435 million.

Note 3. Adjustments to Pro Forma Financial Statements

The pro forma adjustments included in the pro forma condensed combined financial statements are as follows:

(a) Northeast Utilities and NSTAR historical presentation — Based on the amounts reported in the consolidated statements of income and balance sheet of Northeast Utilities and NSTAR as of and for the nine months ended September 30, 2010 and the consolidated statements of income for the year ended December 31, 2009, certain financial line items included in Northeast Utilities’ and NSTAR’s historical presentation have been reclassified to conform to corresponding line items included in NSTAR’s and Northeast Utilities’ historical presentation, respectively. These reclassifications have no material impact on the historical operating income, net income, total assets, liabilities or shareholders’ equity reported by Northeast Utilities or NSTAR.

Additionally, based on a comparison of NSTAR’s summary of significant accounting policies disclosed in NSTAR’s financial statements with those of Northeast Utilities and preliminary discussions with NSTAR management, the nature and amount of any adjustments to the historical financial statements of NSTAR to conform its accounting policies to those of Northeast Utilities are not expected to be material. Upon completion of the merger, further review of NSTAR’s accounting policies and financial statements may result in revisions to NSTAR’s policies and classifications to conform to Northeast Utilities.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The allocation of the preliminary purchase price to the fair values of assets acquired and liabilities assumed includes pro forma adjustments to reflect the fair values of NSTAR’s assets and liabilities. The allocation of the preliminary purchase price is as follows (in millions):

Current Assets	$953
Property, Plant and Equipment, Net	4,732
Goodwill	2,642
Other Long-Term Assets, excluding Goodwill	2,290
Current Liabilities	(1,041)
Long-Term Liabilities	(2,583)
Long-Term Debt and Other Long-Term Obligations	(2,604)
Preferred Stock of Subsidiary	(43)

Total purchase price	$4,346

Adjustments to Pro Forma Condensed Combined Consolidated Statements of Income

(b) Consolidation of equity investments — These adjustments reflect the consolidation of two companies that each own a decommissioned nuclear power plant. These companies are Connecticut Yankee Atomic Power Company and Yankee Atomic Energy Company (collectively “the Yankee companies”). They are presently accounted for under the equity method of accounting by both Northeast Utilities and NSTAR, with these equity investments included in other long-term assets prior to the merger. Following completion of the merger the combined company will hold majority ownerships in the Yankee companies, which will provide the combined company with voting control of these companies. Therefore the combined company will follow consolidation accounting, including recording the Yankee companies’ assets and liabilities at fair value. Therefore, the Yankee companies’ financial statements are included in the pro forma financial statements. The assets and liabilities of the Yankee companies primarily consist of decommissioning liabilities and long-term debt and offsetting trust funds and regulatory assets.

(c) Depreciation and Amortization — These adjustments represent a reduction to amortization expense for the nine months ended September 30, 2010 and the year ended December 31, 2009 related to the amortization of the pro forma fair value adjustments related to regulatory assets that are not currently earning a return ($9.6 million and $12.8 million, respectively) offset by an increase to depreciation expense related to the amortization of the pro forma fair value adjustment to the property, plant and equipment of NSTAR’s unregulated telecommunications business ($1.5 million and $2.0 million, respectively). The effects of fair value adjustments for regulatory assets not earning a return and the property, plant and equipment of NSTAR’s unregulated telecommunications business are being amortized over the expected lives of the respective underlying assets using a weighted-average of approximately 20 years.

(d) Interest Expense — These adjustments reflect a reduction in interest expense as a result of the amortization of the pro forma fair value adjustment of NSTAR’s parent company debt ($3.4 million and $4.5 million for the nine months ended September 30, 2010 and the year ended December 31, 2009, respectively) and the elimination of amortization of deferred issuance costs related to this debt ($0.2 million for the nine months ended September 30, 2010). The effect of the fair value adjustment is being amortized over the remaining life of the debt of approximately 9 years.

(e) Income Tax Expense — NSTAR’s historical income tax expense for the nine months ended September 30, 2010 includes a charge of approximately $16.1 million related to a settlement with the Division of Appeals of the Internal Revenue Service relating to NSTAR’s 2001 through 2007 tax years. The pro forma adjustments include the income tax effects of the pro forma adjustments calculated using an estimated statutory income tax rate of 40% ($4.7 million and $6.1 million reductions for the nine months ended September 30, 2010 and the year ended December 31, 2010, respectively).

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(f) Shares Outstanding — Reflects the elimination of NSTAR’s common shares and the issuance of approximately 137 million common shares of Northeast Utilities. This share issuance does not consider that fractional shares will be paid in cash, as applicable, and assumes all NSTAR stock options are immediately vested and exercised less the number of shares withheld to satisfy the aggregate exercise price of such options. The pro forma weighted average number of basic shares outstanding is calculated by adding Northeast Utilities’ weighted average number of basic shares outstanding for the nine months ended September 30, 2010 and the year ended December 31, 2009, respectively, and the number of Northeast Utilities shares expected to be issued as a result of the merger. The pro forma weighted average number of diluted shares outstanding is calculated by adding Northeast Utilities’ weighted average number of diluted shares outstanding for the nine months ended September 30, 2010 and the year ended December 31, 2009, respectively, and the number of Northeast Utilities shares expected to be issued as a result of the merger.

(Shares in thousands)	Nine Months Ended September 30, 2010	Year Ended December 31, 2009
Basic:
Northeast Utilities weighted average number of basic shares outstanding	176,558	172,568
Equivalent NSTAR common shares after exchange*	137,231	137,231

	313,789	309,799

Diluted:
Northeast Utilities weighted average number of diluted shares outstanding	176,762	172,717
Equivalent NSTAR common shares after exchange*	137,231	137,231

	313,993	309,948

*	See Note 2 for supporting calculation.

Adjustments to Pro Forma Condensed Combined Consolidated Balance Sheet

(g) Property, Plant and Equipment, Net — Represents a pro forma increase of $41.2 million to reflect the fair value of property, plant and equipment related to NSTAR’s unregulated telecommunications business using a discounted cash flow methodology.

(h) Regulatory Assets — Includes a pro forma net decrease to regulatory assets to reflect the funded status of NSTAR’s pension and postretirement plans and the fair values of regulatory assets not currently earning a return discounted at the weighted average cost of capital ($231.5 million), increases to regulatory assets to reflect the fair values of debt of NSTAR’s regulated subsidiaries (an increase to debt of $261.8 million and elimination of debt issuance costs of $11.5 million) and the fair values of energy supply contracts that are not currently marked to market ($51.4 million).

(i) Goodwill — Reflects the preliminary estimate of the excess of the purchase price paid over the fair value of NSTAR’s assets acquired and liabilities assumed. The estimated purchase price of the transaction, based on the closing price of Northeast Utilities common shares on the NYSE on December 10, 2010, and the excess purchase price over the fair value of the net assets acquired is calculated as follows (in millions):

Purchase price	$4,346
Less: Fair value of net assets acquired	1,704

Pro forma goodwill adjustment	$2,642

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(j) Other Long-Term Assets — Includes removal of unamortized debt issuance costs related to NSTAR’s debt ($14.1 million) and the elimination of NSTAR’s investment in a transmission venture jointly owned with Northeast Utilities ($1.4 million).

(k) Accounts Payable — Represents the accrual for estimated non-recurring transaction costs of $80 million for the combined companies to be incurred after September 30, 2010.

(l) Accumulated Deferred Income Taxes — Includes a reduction of the estimated deferred tax liability, based on the combined companies’ estimated post-merger composite statutory tax rate of 40 percent multiplied by the fair value adjustments recorded to the assets acquired and liabilities assumed, excluding goodwill ($143.9 million). This estimated tax rate is different from Northeast Utilities’ effective tax rates for the year ended December 31, 2009 and the nine months ended September 30, 2010, which include tax items that vary from the statutory rates. The estimated combined 40 percent tax rate does not take into account any historical or possible future tax events that may impact the combined company.

(m) Derivative Liabilities — Represents a pro forma increase of $51.4 million to reflect the fair values of NSTAR’s energy supply contracts that are not currently marked to market, based upon market prices as of September 30, 2010. The final adjustment will reflect the fair values of contractual obligations as of the date of the merger.

(n) Accrued Pension and Postretirement Obligation — Represents changes to the funded status of NSTAR’s pension and postretirement plans of $72.0 million and $60.6 million, respectively. This adjustment reflects the estimated valuations of liabilities using discount rates and asset fair values as of September 30, 2010.

(o) Long-Term Debt — In connection with the merger agreement, Northeast Utilities will consolidate all of NSTAR’s outstanding debt. The pro forma adjustment represents the fair value adjustments to increase NSTAR’s parent company debt ($40.9 million) and regulated companies’ debt ($261.8 million) based on prevailing values for comparable securities as of September 30, 2010. The final fair value determination of the debt will be based on prevailing values for comparable securities at the completion of the merger. The resulting adjustment to the parent debt will be amortized as a reduction (if there continues to be a premium to book value) to interest expense over the remaining life of the debt. The portion of the adjustment related to NSTAR’s regulated company debt is offset by an increase to regulatory assets, and amortization of these adjustments will offset each other with no effect on earnings.

(p) Common Shareholders’ Equity — The pro forma balance sheet reflects the elimination of NSTAR’s historical equity balances, including accumulated other comprehensive loss, recognition of approximately 137 million new Northeast Utilities common shares issued ($686.2 million of common shares and $3,659.9 million of capital surplus, paid in) and a reduction to retained earnings totaling $80 million for estimated transaction costs of the combined companies directly related to the merger that would be expensed. Estimated transaction costs have been excluded from the pro forma income statement as they reflect non-recurring charges directly related to the merger.

(q) Noncontrolling Interest — Represents the elimination of NSTAR’s 25% noncontrolling interest in a transmission entity with Northeast Utilities ($1.4 million), which has been consolidated in the pro forma financial statements since the combined company will own 100% of the entity.

COMPARISON OF RIGHTS OF SHAREHOLDERS

OF NORTHEAST UTILITIES AND NSTAR

Upon completion of the merger, shareholders of NSTAR will receive common shares of Northeast Utilities in exchange for their NSTAR common shares.

•	The rights of shareholders of the combined company will be governed by Northeast Utilities’ declaration of trust and the M.G.L.

•	The rights of current shareholders of Northeast Utilities are governed by Northeast Utilities’ declaration of trust and the M.G.L.

•	The rights of current shareholders of NSTAR are governed by NSTAR’s declaration of trust and the M.G.L.

The following is a summary of material differences between the rights of holders of NSTAR common shares, Northeast Utilities common shares, and Northeast Utilities common shares after the merger. This summary is qualified in its entirety by reference to the respective declarations of trusts. For a more complete understanding of the differences between being a shareholder of NSTAR and Northeast Utilities, or Northeast Utilities after the merger, you should carefully read this entire joint proxy statement/prospectus, the relevant provisions of the M.G.L., the declaration of trust and bylaws of NSTAR and the declaration of trust of Northeast Utilities, which are incorporated by reference into this joint proxy statement/prospectus.

Authorized Capital Stock; Authority to Issue Capital Stock

Northeast Utilities

The aggregate number of common shares that Northeast Utilities has the authority to issue is 225,000,000 par value $5.00. The trustees are authorized to issue additional common shares pursuant to an affirmative vote of at least a majority in interest of all shares previously issued and then outstanding of such class or classes that have general voting power. If the share authorization proposal is approved the number of shares authorized will be increased to 380,000,000.

Subject to the limitations prescribed by law and the affirmative vote of at least two-thirds of the common shares having general voting power, the trustees are also authorized to issue an unlimited number of preferred shares from time to time in one or more series, each of such series to have such voting powers or other special rights as are determined by the trustees in resolutions providing for the issue of such shares. As of the date of this joint proxy statement/prospectus, there are no preferred shares of Northeast Utilities outstanding.

NSTAR

The aggregate number of common shares that NSTAR has the authority to issue is 200,000,000, par value $1.00. Such common shares may be issued from time to time by the trustees without the necessity of obtaining the consent of shareholders.

The aggregate number of preferred shares that NSTAR has the authority to issue is 10,000,000, par value $1.00. Subject to the limitations prescribed by law and the provisions of NSTAR’s declaration of trust, the trustees are authorized to issue the preferred shares from time to time in one or more series, each of such series to have such voting powers or other special rights as are determined by the trustees in resolutions providing for the issue of such shares. As of the date of this joint proxy statement/prospectus, there are no preferred shares of NSTAR outstanding.

Number of Trustees; Classification of Board of Trustees

Northeast Utilities

The number of Northeast Utilities trustees is fixed by the shareholders at a meeting of the shareholders by at least a majority of shares then outstanding with general voting powers. Thirteen trustees were authorized at the 2000 annual meeting of Northeast Utilities shareholders. If the trustee proposal is approved, then the number of authorized trustees will be increased to fourteen. A nominee for trustee shall be elected with the affirmative vote of at least a majority of shares then outstanding of such class or classes as then have general voting power. Each trustee holds office for a one year term, until the succeeding board of trustees is elected by the shareholders.

NSTAR

The number of NSTAR trustees is determined from time to time by the board of trustees, but shall not be less than ten. The board is divided into three classes, each constituting approximately one-third of the board. Each trustee serves a three year term, with one class, or approximately one-third of trustees, up for election at an annual meeting where a quorum of shares outstanding and entitled to vote at such meeting is represented. A nominee for trustee shall be elected if the votes cast for election exceed the votes cast against election, provided, however, that trustees shall be elected by a plurality of votes cast at any meeting of shareholders for which the secretary/clerk receives notice, in compliance with NSTAR’s bylaws, that a shareholder has nominated a person for election as a trustee and such nomination has not been withdrawn.

Votes on Mergers, Consolidations, Sales or Leases of Trust Assets and Certain Other Transactions

Northeast Utilities

The trust may be terminated at any time by the affirmative vote of at least two-thirds of the trustees and the approval thereafter by either the affirmative vote or consent in writing of holders of at least two-thirds of all shares previously issued and then outstanding of such class or classes as then have the general voting power.

No mortgage pledge or charge of the whole or substantially whole trust estate shall be created unless authorized by a vote of at least two-thirds of all the shares then outstanding of such class or classes as then have general voting power, provided, however, that no such authorization shall be required to secure bonds or obligations issued to refund any secured bonds or obligations.

The trustees may sell the whole or any part of the trust estate, provided however that the trustees shall not sell, except to effect a transfer to a corporation, trust or association, a majority interest of the shares then held as a part of the trust estate or a transfer of any shares of the stock of any corporation, trust or association if (i) a majority in interest of such shares is then held as part of the trust estate, and (ii) the book value of the association’s investment in the shares or other securities of such corporation, trust or association, is 10% or more of the aggregate book value of the assets comprising the trust estate at the time, unless such sale shall have been authorized by the shareholders at a meeting called for that purpose, by a vote of at least a majority in number of all the shares then outstanding of such class or classes as then have general voting power.

NSTAR

The trustees may terminate the trust at any time, or may cause NSTAR to be merged, combined, consolidated or otherwise affiliated with another trust, association, corporation, limited liability company, or other company or entity, if such termination, merger, combination, consolidation or affiliation has been authorized by vote, at a meeting duly called and held, of the holders of two-thirds of the shares outstanding and entitled to vote.

No mortgage, pledge, assignment, transfer or conveyance of or charge on the trust estate as a whole or substantially as a whole shall be made without the authorization or approval by vote, at a meeting duly called and held, of the holders of a majority of the shares outstanding and entitled to vote.

No sale or other disposition of the trust estate as a whole or substantially as a whole shall be made without authorization or approval by vote, at a meeting duly called and held, of the holders of two-thirds of the shares outstanding and entitled to vote, but this proviso shall not apply to any disposition pursuant to any mortgage, pledge or charge.

Amendments to Declarations of Trust

Northeast Utilities

The provisions of the declaration of trust may be altered, amended, added to, or rescinded at any time by the affirmative vote of at least two-thirds of the trustees and the approval thereafter by the affirmative vote or the consent thereto in writing of the holders of two-thirds of all shares previously issued and then outstanding of such class or classes as have general voting power.

NSTAR

The declaration of trust may be altered, amended, added to or rescinded by an instrument in writing signed by a majority of the trustees, if it has been authorized by the holders of a majority of shares outstanding and entitled to vote at a meeting duly called and held; provided that if such alteration, amendment addition or rescission shall in the judgment of the trustees be of a fundamental character, it shall require authorization by vote at a meeting, of the holders of a majority of the shares outstanding and entitled to vote. The provisions of Article 3 and 4 of NSTAR’s declaration of trust exempting from personal liability the shareholders, trustees, officers, agents and other representatives of NSTAR may be amended only by unanimous vote of the holders of the shares entitled to vote at the time such vote is taken and such amendment shall take effect only prospectively.

Article 9 of the declaration of trust, concerning the number and election of trustees may be amended only by vote of the holders of 80% of the shares issued and outstanding and entitled to vote generally in the election of trustees, provided that such 80% vote is not required for any alteration, amendment or repeal that has been recommended by 80% of the trustees then in office.

Bylaws

Northeast Utilities

Northeast Utilities does not have bylaws.

NSTAR

NSTAR’s bylaws may, from time to time, be made, amended or rescinded by a vote of a majority of the trustees then in office. Subject to the provisions of the declaration of trust, the bylaws may (i) fix the fiscal year, (ii) regulate the affairs of the trustees, including provisions for their nomination, (iii) provide for such committees as the trustees deem appropriate, including an executive committee which shall be vested with all of the powers and authorities of the trustees in the intervals between meetings of the trustees, (iv) provide for the appointment of a chairman of the trustees, a president, one or more vice presidents, a treasurer, a clerk sand such other officers as the trustees may deem appropriate, and the manner of their appointment and removal, and their respective powers and duties, (v) provide for the manner in which documents should be executed, including share certificates, (vi) provide for the appointment of transfer agents or officers and registrars, and (vii) contain such further provisions relating to the above matters or otherwise, incidental or in addition to but not inconsistent with the provisions of the declaration of trust, as the trustees deem appropriate.

Indemnification of Trustees and Officers

Northeast Utilities

Each of the trustees and each officer, agent, or representative of the trust is entitled to reimbursement out of the trust estate for reasonable expenses and outlays, and entitled to be indemnified to his reasonable satisfaction against any loss, costs, expense and liability incurred or to be incurred by him in the performance of his duties under the declaration of trust. Northeast Utilities will indemnify each of its trustees and officers against any loss, liability or expense, including counsel fees and amounts paid in satisfaction of judgments, in compromise or as fines imposed upon or reasonably incurred in connection with the defense or disposition or any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened by reason of his being or having been such a trustee or officer. Northeast Utilities will not indemnify a trustee or officer with respect to any matter as to which he or she shall have been finally adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of Northeast Utilities.

No indemnification is available for a settlement payments or payments pursuant to a consent decree unless it is determined that the trustee or officer acted in good faith in the reasonable belief that his action was in the best interests of Northeast Utilities by (i) the board of trustees by a majority vote of a quorum of trustees who were not parties, (ii) if such quorum is not obtainable, or even if obtainable, such a quorum so directs, by independent legal counsel in a written opinion, or (iii) by the Northeast Utilities shareholders.

NSTAR

To the extent legally permissible, each of NSTAR’s trustees and officers shall be indemnified by the trust estate against any loss, liability or expense, reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such trustee or officer may be involved by reason of being or having been a trustee or officer of NSTAR. NSTAR will not indemnify any trustee or officer with respect to any matter as to which such person shall have been adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of NSTAR.

No indemnification is available for settlement payments or payments pursuant to consent decrees unless such compromise has been approved as in the best interests of NSTAR after notice that it involves indemnification (i) by a disinterested majority of the trustees then in office, (ii) by a majority of the disinterested trustees then in office, provided that there has been obtained an opinion in writing of independent legal counsel that the trustee or officer appeared to have acted in good faith in the reasonable belief that his or her action was in the best interests of NSTAR, or (iii) by the vote of the holders of the majority of shares outstanding and entitled to vote at a meeting duly called and held, exclusive of any shares owned by any interested trustee or officer.

Limitation on Personal Liability of Trustees and Shareholders

Northeast Utilities

Trustees, officers, agents, and other representatives appointed pursuant to the declaration of trust are not liable for (i) any act or default on the part of any trustee, officer, agent or other representative, (ii) for having permitted any such other person to receive or retain any money or property receivable for the trustees, (iii) for errors in judgment, or for exercising or failing to exercise any of the powers or discretions conferred upon him, (iv) for any loss arising out of any investment, (v) for failure to sue for or to collect any moneys or property belonging to the trust estate; for any act or omission by him in good faith in the execution of his duties to the trust, (vi) for any defect in title or for failing to transfer to or vest in the trustees title to any property or effects subject to the trust, (vi) for failing to take out or maintain insurance, (viii) for liens or encumbrances on any trust property, (ix) for lack of genuineness or for invalidity of the shares, bonds, or other obligations or instruments forming part of the trust estate, or (x) for any loss or otherwise, unless the loss happens due to the individuals willful act, neglect or default constituting a breach of trust knowingly and intentionally committed in bad faith.

Additionally, no trustee, officer, agent or representative will be liable to Northeast Utilities or its shareholders for monetary damages due to any breach except for (i) breaches of such individual’s duty of loyalty, (ii) acts or omissions not in good faith which involve intentional misconduct or a knowing violation of the law, or (iii) any transaction from which such individual derived an improper personal benefit.

No shareholder shall be held to any liability for the payment of any sum of money under any contract, obligation or undertaking made by the trustees or by any officer, agent or representative elected or appointed by the trustees.

In case any shareholder is at any time for any reason held to be under any personal liability of any kind solely by reason of his being or having been a shareholder and not by reason of his acts or omissions as a shareholder, then such shareholder shall be held harmless and indemnified out of the trust estate from all loss, liability or expense by reason of such liability.

NSTAR

Trustees and officers of NSTAR are only liable for acts or omissions which at the time would impose liability on an officer or director of a Massachusetts business corporation. In determining what he or she reasonably believes to be in the best interests of NSTAR, a trustee may consider the interests of NSTAR’s employees, suppliers, creditors and customers, the economy of the state, region and nation, community and society considerations and the long-term and short-term interests of NSTAR, its subsidiaries and shareholders.

In case any shareholder is at any time for any reason held to be under any personal liability solely by reason of having been a shareholder (and not because of acts or omissions as a shareholder) then such shareholder is entitled out of the trust estate to be held harmless from, and indemnified against, all loss, liability or expense by reason of such liability.

Preemptive Rights

Northeast Utilities

Upon the offering or sale for cash of any common shares or convertible securities, each holder of common shares has the right to purchase such shares or convertible securities in proportion to the number of common shares held by him or her within the time and on the terms fixed by the trustees, except with respect to:

(i) common shares issued, or the grant of rights or options on such shares, to trustees, directors, officers or employees of Northeast Utilities or its subsidiaries, if such issue or grant is approved by the holders of common shares at a meeting duly held for the purpose or is authorized by and consistent with a plan approved by shareholders;

(ii) common shares and convertible securities issued in satisfaction of their preemptive rights and not for purchase;

(iii) common shares and convertible securities issued pursuant to a plan adjusting any rights to fractional shares or fractional interests in order to prevent the issue of such fractional shares or fractional interests in such shares;

(iv) common shares and convertible securities issued in connection with a merger or consolidation, or pursuant to an order of a court of competent jurisdiction, unless such order otherwise provides;

(v) common shares and convertible securities issued in a public offering or to or through underwriters who shall have agreed to make a public offering of such common shares or convertible securities;

(vi) common shares and convertible securities released from such preemptive rights by the affirmative vote of at least two-thirds of the common shares then outstanding; or

(vii) common shares or convertible securities held in Northeast Utilities’ treasury.

NSTAR

NSTAR common shares are not subject to preemptive rights.

Special Meetings of Shareholders

Northeast Utilities

Special meetings of the shareholders are held whenever ordered by the trustees, the chairman or the president of Northeast Utilities, or requested by the holders of 10% in interest of all the outstanding shares of any class or classes having the general power to vote.

NSTAR

The trustees, chairman or president of NSTAR may call or direct any officer to call a special meeting of the shareholders to be held at the principal office of NSTAR or at any other place in Massachusetts. The clerk of NSTAR, or in the case of incapacity or refusal of the clerk, another officer shall call a special meeting of shareholders upon written application of one or more shareholders who hold at least 40% in interest of the shares entitled to vote at such special meeting.

Notice of Shareholder Meetings

Northeast Utilities

Notice shall be given at least seven days in advance of a meeting by mail, fax, e-mail, post on a message board accompanied by an email notice of the posting or by any other form of electronic transmission directed to the shareholder in a manner specified by the shareholder.

NSTAR

Written or printed notice of a meeting of shareholders shall be given to each of the shareholders entitled to vote at such meeting at least seven days in advance. Every notice to any shareholder may be given to him or her personally or by mailing it to him or her, postage prepaid, at his or her address specified in the records of NSTAR.

Interested Party Transactions

Northeast Utilities

No sale or contract made on behalf of the trust in which a trustee or officer is directly or indirectly interested, or which involves any business or entity in which a trustee of officer is directly or indirectly interested shall be voidable by the trustees or shareholders, nor shall any interested trustee or officer be liable to account to the trust for any profit or benefit arising out of the transaction.

NSTAR

No agreement or arrangement in which NSTAR or any trustee or shareholder may have a personal interest shall be void or voidable by reason of such interest, nor shall any interested trustee or officer be liable to account in respect of such interest, except for such liability, if any, as should have resulted under the same circumstances had NSTAR been a business corporation organized under Massachusetts law. No trustee, officer, agent or other representative of NSTAR shall be precluded by his or her office from acquiring shares or stock or bonds of or from holding any office or place of profit in NSTAR or any company in which NSTAR is interested. No shareholder, by reason of holding shares shall be precluded from holding any office or place of profit in NSTAR or under any company in which NSTAR or the trustees are interested as a shareholder or otherwise.

Any agreement, dealing, relationship or arrangement in which the company the trustees or a shareholder may have an interest will not be voided, nor shall any interested party be liable to account to NSTAR for any profit or benefit realized, if such agreement, dealing, relationship or arrangement has been authorized or ratified by the shareholders after notice of the interest, or in the case of an interested shareholder, authorized or ratified by a majority vote of disinterested shareholders at a meeting.

Under the NSTAR declaration of trust, certain transactions involving affiliates (defined as a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified) or interested shareholders (defined as any person, other than NSTAR a subsidiary of NSTAR, or a benefit plan, who or which is the beneficial owner of shares representing 5% or more of the entire voting interest in NSTAR or is an affiliate of the company and was the beneficial owners of shares representing 5% of more of the entire voting interest in the company at any time during the two year period prior to the date in question) require the affirmative vote of the holders of voting shares representing shares equal to the sum of (i) a majority of the then-outstanding voting shares, excluding voting shares of which the interested shareholder is a beneficial owner, plus (ii) the number of voting shares of which such interested shareholder is the beneficial owner. Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified, by law or any agreement with any national securities exchange or otherwise.

Control Share Acquisitions

Northeast Utilities

Northeast Utilities’ declaration of trust does not opt Northeast Utilities out of the provisions of M.G.L. Chapter 110D. Chapter 110D regulates control share acquisitions for Massachusetts business entities.

NSTAR

Under NSTAR’s bylaws, the provisions of M.G.L. Chapter 110D, concerning control share acquisitions, as in effect from time to time shall not apply to control share acquisitions of NSTAR.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF NORTHEAST UTILITIES

COMMON SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table below shows the number of our common shares beneficially owned as of December 10, 2010, by each of our trustees, each “named executive officer” (as such term is defined in Item 402(a)(3) of Regulation S-K under the Exchange Act) of Northeast Utilities, as well as the number of common shares beneficially owned by all of our trustees and executive officers as a group. The table also includes information about options, restricted share units and deferred shares credited to the accounts of our trustees and executive officers under certain compensation and benefit plans. Also included in the table are all persons of whom Northeast Utilities is aware who may be deemed to be the beneficial owner of more than five percent of the common shares of Northeast Utilities as of December 31, 2009. Unless otherwise indicated, the address for the shareholders listed below is c/o Northeast Utilities, 56 Prospect Street, Hartford, Connecticut 06103-2818.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)		Percent of Class
Richard H. Booth	36,485		*
Gregory B. Butler	142,879	(3)(4)(5)	*
John S. Clarkeson	10,443		*
Cotton M. Cleveland	40,691		*
Sanford Cloud, Jr.	38,148		*
John G. Graham	32,487		*
Elizabeth T. Kennan	34,947		*
Kenneth R. Leibler	13,999		*
David R. McHale	150,809	(4)(5)(6)	*
Leon J. Olivier	138,303	(4)	*
Robert E. Patricelli	46,797		*
James B. Robb	63,259		*
Charles W. Shivery	571,893	(4)(7)	*
John F. Swope	43,417		*
Dennis R. Wraase	7,056	(8)	*
All Trustees and Executive Officers as a group (17 persons)	1,416,864	(9)	*

5% Shareholders
Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	13,983,489	(10)	7.9%
BlackRock Inc. 40 East 52nd Street New York, New York 10022	12,635,486	(11)	7.2%

*	Less than 1% of Northeast Utilities common shares outstanding.
(1)	The persons named in the table have sole voting and investment power with respect to all shares beneficially owned by each of them, except as noted below.
(2)	Includes common shares issuable upon exercise of outstanding share options exercisable within the 60-day period after December 10, 2010, as follows: Mr. Booth and Ms. Cleveland: 5,000 shares each; Mr. Shivery: 29,024 shares; and Mr. Swope: 2,500 shares.

Also includes restricted share units, deferred restricted share units and/or deferred shares, including dividend equivalents, as to which none of the individuals has voting or investment power, and phantom common shares, representing employer matching contributions distributable only in cash, held by executive officers (except for Mr. McHale) who participate in our Deferred Compensation Plan for Executives, as follows: Mr. Booth: 30,188 shares; Mr. Butler: 78,951 shares; Mr. Clarkeson: 3,085 shares; Ms. Cleveland: 27,617 shares; Mr. Cloud: 12,580 shares; Mr. Graham: 31,887 shares; Dr. Kennan: 30,308 shares;

Mr. Leibler: 3,942 shares; Mr. McHale: 94,435 shares; Mr. Olivier: 83,816 shares; Mr. Patricelli: 3,085 shares; Mr. Robb: 44,120 shares; Mr. Shivery: 407,486 shares; Mr. Swope: 26,506 shares; and Mr. Wraase: 3,056 shares.

Also includes unvested performance shares reported at target payouts, plus accumulated dividend equivalents, as to which none of the individuals has voting or investment power, as follows: Mr. Butler: 16,031 shares; Mr. McHale: 20,679 shares; Mr. Olivier: 21,664 shares; Mr. Robb: 10,504 shares; and Mr. Shivery: 81,535 shares. Actual payouts of the performance shares, if any, at the conclusion of relevant performance periods will depend on the extent to which performance goals are satisfied.

(3)	Includes 44,251 common shares owned jointly by Mr. Butler and his spouse with whom he shares voting and investment power.
(4)	Includes common shares held in the 401K Plan in the employee stock ownership plan account over which the holder has sole voting and investment power (Mr. Butler: 3,210 shares; Mr. McHale: 3,898 shares; Mr. Olivier: 1,833 shares; Mr. Robb: 615 shares; and Mr. Shivery: 1,932 shares).
(5)	Includes common shares held as units in the 401K Plan invested in the NU Common Shares Fund over which the holder has sole voting and investment power (Mr. Butler: 436 shares, and Mr. McHale: 1,790 shares).
(6)	Includes 111 common shares held by Mr. McHale in the 401K Plan TRAESOP/PAYSOP account over which Mr. McHale has sole voting and investment power.
(7)	Includes 1,500 common shares owned jointly by Mr. Shivery and his spouse with whom he shares voting and investment power.
(8)	Owned jointly by Mr. Wraase and his spouse with whom he shares voting and investment power.
(9)	Includes 41,524 common shares issuable upon exercise of outstanding stock options exercisable within the 60-day period after December 10, 2010, and 1,058,175 unissued common shares. See note 2.
(10)	Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2010, reporting that as of December 31, 2009, Wellington Management, in its capacity as investment adviser, may be deemed to beneficially own 13,983,489 common shares, which are held of record by clients of Wellington Management. Of these shares, Wellington Management had the shared power to vote or direct the vote of 9,597,017 common shares and the shared power to dispose or direct the disposition of all of these common shares. There were 175,620,024 common shares outstanding at December 31, 2009.
(11)	Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on January 29, 2010, reporting that as of December 31, 2009, BlackRock, Inc. beneficially owned, had the sole power to vote or direct the vote of, and the sole power to dispose of or direct the disposition of, all of these common shares.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF NSTAR

The following table sets forth the number of NSTAR common shares beneficially owned as of December 10, 2010 by all five percent shareholders, by each trustee, by each “named executive officer” (as such item is defined in Item 402(a)(3) of Regulation S-K of the Exchange Act) of NSTAR, as well as all of NSTAR’s trustees and executive officers as a group. Except as indicated below, all of the shares listed are held by the persons named with both sole voting and investment power.

	Number of NSTAR Common Shares Beneficially Owned (1)(2)(3)	Percentage of NSTAR Common Shares Beneficially Owned (4)
5% Shareholder
BlackRock Inc. 40 East 52nd Street New York, NY 10022	5,646,607	5.451%

Trustees and Named Executive Officers		*
Gary L. Countryman	37,810	*
Thomas G. Dignan, Jr.	73,649	*
James S. DiStasio	3,299	*
Charles K. Gifford	31,968	*
Douglas S. Horan	169,689	*
Matina S. Horner	36,945	*
James J. Judge	214,086	*
Paul A. La Camera	22,794	*
Thomas J. May	1,582,120	1.527%
Joseph R. Nolan, Jr.	46,598	*
Werner J. Schweiger	404,585	*
William C. Van Faasen	16,520	*
Gerald L. Wilson	28,085	*

All trustees and executive officers as a group (15 persons)	2,719,365	2.625%

(1)	Includes the following number of common shares that each of the Named Executive Officers has the right to acquire within 60 days of December 10, 2010 upon the exercise of outstanding stock options: Mr. May, 939,000 shares; Mr. Judge, 72,333 shares; Mr. Horan, 68,333 shares; Mr. Schweiger, 311,333 shares; and Mr. Nolan, 0 shares; all executive officers as a group, 1,406,499 shares.
(2)	Includes the following number of common shares credited under NSTAR’s Deferred Compensation Plan: Mr. May, 586,305 shares; Mr. Judge, 121,801 shares; Mr. Horan, 94,260 shares; Mr. Schweiger, 72,095 shares; and Mr. Nolan, 36,698 shares; all executive officers as a group, 915,656 shares. Participants in the Deferred Compensation Plan may instruct the Plan trustee to vote NSTAR common shares held in a Rabbi trust in accordance with their allocable share of such deferrals, but have no dispositive power with respect to shares held in the Plan’s trust. The total number of NSTAR common shares held in the trustee brokerage and individual accounts on behalf of each trustee is as follows: Mr. Countryman, 30,005 shares; Mr. Dignan, 64,106 shares; Mr. DiStasio, 3,299 shares; Mr. Gifford, 27,248 shares, Dr. Horner, 29,148 shares; Mr. La Camera, 22,794 shares; Mr. Van Faasen, 16,520 shares and Dr. Wilson, 22,073 shares.
(3)	Includes the following number of common shares held in the NSTAR Savings Plan: Mr. May, 42,412 shares; Mr. Judge, 14,459 shares; Mr. Horan, 2,198 shares; Mr. Schweiger, 4,650 shares; and Mr. Nolan, 9,900 shares; all executive officers as a group, 89,669 shares.
(4)	* denotes that beneficial ownership is less than one percent.

LEGAL MATTERS

The validity of the Northeast Utilities common shares will be passed upon for Northeast Utilities by Kerry J. Tomasevich, Esq., Senior Counsel of Northeast Utilities Service Company, and certain United States federal income tax matters relating to the merger will be passed upon for Northeast Utilities by Skadden, Arps, Slate, Meagher & Flom LLP and for NSTAR by Ropes & Gray LLP.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedules, incorporated in this registration statement by reference from Northeast Utilities’ Annual Report on Form 10-K, and the effectiveness of Northeast Utilities’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm , as stated in their report, which is incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2010 and 2009, June 30, 2010 and 2009, and September 30, 2010 and 2009 which is incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, has applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in Northeast Utilities’ Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010, and September 30, 2010 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

The consolidated financial statements and financial statement schedules of NSTAR and its subsidiaries as of December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 have been incorporated by reference herein in reliance upon the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

With respect to the unaudited interim financial information of NSTAR for the three-month periods ended March 31, 2009 and 2010, the three- and six-month periods ended June 30, 2009 and 2010 and the three- and nine- month periods ended September 30, 2009 and 2010 incorporated by reference in this joint proxy statement/ prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 3, 2010, August 3, 2010 and November 5, 2010 incorporated by reference herein state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

DATES FOR SUBMISSION OF SHAREHOLDER PROPOSALS

FOR 2011 ANNUAL MEETINGS

Northeast Utilities

The deadline to include a proposal in the Northeast Utilities proxy statement for the 2011 annual meeting of shareholders has passed. Northeast Utilities’ proxy statement for the 2011 annual meeting will set forth the date by which shareholder proposals must be submitted for inclusion in the 2012 proxy statement. Written notice of proposals of shareholders to be considered at the 2011 annual meeting without inclusion in next year’s proxy statement must be received on or before February 13, 2011 in order to be considered timely for purposes of Rule 14a-4 under the Exchange Act. If a notice is received after February 13, 2011, then the notice will be considered untimely and the proxies held by management may provide the discretion to vote against such proposal, even though the proposal is not discussed in the proxy statement. Proposals should be addressed to: Samuel K. Lee, Secretary, Northeast Utilities, P.O. Box 270, Hartford, Connecticut 06141-0270.

NSTAR

NSTAR plans to hold a regular annual meeting in 2011. Any NSTAR shareholder who wants to present a proposal at NSTAR’s 2011 annual meeting of shareholders and have that proposal set forth in the proxy statement and form of proxy mailed in conjunction with that meeting must have submitted that proposal in writing to the Corporate Secretary of NSTAR at NSTAR’s principal executive offices at 800 Boylston Street, 17th Floor, Boston, Massachusetts 02199, Attention: Douglas S. Horan, Secretary, prior to November 18, 2010. Any NSTAR shareholder who wishes to make a proposal at the 2011 annual meeting of shareholders without regard to whether it will be included in NSTAR’s proxy material for 2011 should notify NSTAR no later than February 2, 2011. If an NSTAR shareholder who wishes to present a proposal fails to notify NSTAR by the due date, the proxies that management solicits for the meeting will accord them discretionary authority to vote on the shareholder’s proposal if it is properly brought before the meeting.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Northeast Utilities and NSTAR file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, statements or other information filed by Northeast Utilities and NSTAR at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC filings of Northeast Utilities and NSTAR are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov.

Northeast Utilities filed a registration statement on Form S-4 to register with the SEC common shares of Northeast Utilities to be issued to NSTAR shareholders pursuant to the merger. This joint proxy statement/prospectus forms a part of that registration statement and constitutes a prospectus of Northeast Utilities, in addition to being a proxy statement of Northeast Utilities for its special meeting and of NSTAR for its special meeting. The registration statement, including the attached annexes, exhibits and schedules, contains additional relevant information about Northeast Utilities and NSTAR. As allowed by SEC rules, this joint proxy statement/prospectus does not contain all the information Northeast Utilities or NSTAR shareholders can find in the registration statement or the exhibits to the registration statement.

The SEC allows Northeast Utilities and NSTAR to “incorporate by reference” information into this joint proxy statement/prospectus. This means that Northeast Utilities and NSTAR can disclose important information to you by referencing you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this joint proxy statement/prospectus, except for any information that is superseded by information that is included directly in this joint proxy statement/prospectus or incorporated by reference subsequent to the date of this joint proxy statement/prospectus.

This joint proxy statement/prospectus incorporates by reference the documents listed below that Northeast Utilities and NSTAR have previously filed with the SEC. They contain important information about Northeast Utilities and NSTAR and the financial condition of each company.

Northeast Utilities SEC Filings (relating to the Northeast Utilities consolidated registrant only)

Annual Report on Form 10-K	Fiscal year ended December 31, 2009

Quarterly Reports on Form 10-Q	Quarterly periods ended March 31, 2010, June 30, 2010 and September 30, 2010

Current Reports on Form 8-K	Filed on January 21, 2010, February 16, 2010, March 29, 2010, April 30, 2010, May 14, 2010, June 18, 2010, July 15, 2010, July 29, 2010, September 27, 2010, September 29, 2010, October 5, 2010 and October 18, 2010, (other than the portions of those documents deemed not to be filed pursuant to the rules promulgated under the Exchange Act)

The description of Northeast Utilities common shares contained in Northeast Utilities’ Form S-3, and any other amendment or report filed with the SEC for the purpose of updating such description	Filed on March 19, 2010

NSTAR SEC Filings

Annual Report on Form 10-K	Fiscal year ended December 31, 2009

Quarterly Reports on Form 10-Q	Quarterly periods ended March 31, 2010, June 30, 2010 and September 30, 2010

Current Reports on Form 8-K	Filed on April 28, 2010, May 7, 2010, June 1, 2010, October 5, 2010, October 6, 2010, October 18, 2010 and November 22, 2010 (other than the portions of those documents deemed not to be filed pursuant to the rules promulgated under the Exchange Act)

In addition, Northeast Utilities and NSTAR incorporate by reference any future filings they make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement/prospectus and before the date of the Northeast Utilities special meeting and the NSTAR special meeting (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this joint proxy statement/prospectus, effective as of the date they are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

You can obtain any of the other documents listed above from the SEC, through the SEC’s website at the address described above, or from Northeast Utilities or NSTAR, as applicable, by requesting them in writing or by telephone from the appropriate company at the following addresses:

By Mail:	By Mail:

Northeast Utilities	NSTAR
P.O. Box 270	800 Boylston Street
Hartford, CT 06141-0270	Boston, MA 02199

By Telephone: (860) 665-5000	By Telephone: (781) 441-8338

These documents are available from Northeast Utilities or NSTAR, as the case may be, without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this joint proxy statement/prospectus forms a part. You can also find information about Northeast Utilities and NSTAR at their Internet websites at www.nu.com and www.nstar.com, respectively. Information contained on these websites does not constitute part of this joint proxy statement/prospectus.

You may also obtain documents incorporated by reference into this document by requesting them in writing or by telephone from Morrow & Co., LLC, Northeast Utilities’ proxy solicitor, or from Phoenix Advisory Partners or MacKenzie Partners, Inc., NSTAR’s proxy solicitors, at the following addresses and telephone numbers:

For Northeast Utilities Shareholders Morrow & Co., LLC 470 West Ave. Stamford, CT 06902 Banks and brokers please call: (203) 658-9400 Shareholders please call: (800) 573-4397

For NSTAR Shareholders

Shareholders please contact:

Phoenix Advisory Partners
100 Wall Street, 27th Floor
New York, NY 10005
(800) 576-4314 (toll-free)
(212) 493-3910 (international)

Institutions please contact:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, NY 10016
(800) 322-2885 (toll-free)
(212) 929-5500

If you are a shareholder of Northeast Utilities and/or NSTAR and would like to request documents, please do so by February 25, 2011 to receive them before your special meeting. If you request any documents from Northeast Utilities and/or NSTAR, Northeast Utilities or NSTAR will mail them to you by first class mail, or another equally prompt means, within one business day after Northeast Utilities or NSTAR, as the case may be, receives your request.

This document is a prospectus of Northeast Utilities and is a joint proxy statement of Northeast Utilities and NSTAR for the Northeast Utilities special meeting and the NSTAR special meeting. Neither Northeast Utilities nor NSTAR has authorized anyone to give any information or make any representation about the merger or Northeast Utilities or NSTAR that is different from, or in addition to, that contained in this joint proxy statement/prospectus or in any of the materials that Northeast Utilities or NSTAR has incorporated by reference into this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

Annex A

CONFORMED COPY(1)

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

NORTHEAST UTILITIES

NU HOLDING ENERGY 1 LLC

NU HOLDING ENERGY 2 LLC

AND

NSTAR

October 16, 2010

(1)	Conformed to reflect Amendment No.1 and No. 2 to the Agreement and Plan of Merger dated November 1, 2010 and Amendment No. 2 to the Agreement and Plan of Merger dated December 16, 2010.

i

ii

Annex I	Index of Defined Terms
Exhibit 1.5(a)(1)	Roles of Chairman and Lead Trustee
Exhibit 1.5(a)(2)	Powers and Responsibilities of Committee Charters
Exhibit 1.5(b)	Chief Executive Officer Direct Reports

iii

Agreement and Plan of Merger

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into on October 16, 2010, by and among Northeast Utilities, a Massachusetts business trust and voluntary association (“Northeast Utilities”), NU Holding Energy 2 LLC, a Massachusetts limited liability company and a direct wholly owned Subsidiary of Northeast Utilities (“Acquisition Sub”), NU Holding Energy 1 LLC, a Massachusetts limited liability company and a direct wholly owned Subsidiary of Northeast Utilities (“Merger Sub”) and NSTAR, a Massachusetts business trust and voluntary association (“NSTAR”).

RECITALS

WHEREAS, Northeast Utilities, Merger Sub and NSTAR intend to effect a merger (the “Merger”) of Merger Sub with and into NSTAR in accordance with this Agreement and the Massachusetts General Laws (“M.G.L.”) and, immediately after the Merger, Northeast Utilities, Acquisition Sub and NSTAR intend to effect a merger (the “Subsequent Merger” and together with the Merger, the “Combination”) of NSTAR with and into Acquisition Sub in accordance with this Agreement and the M.G.L.;

WHEREAS, the Board of Trustees of NSTAR has (i) determined that the Merger is in the best interests of, and is advisable to, NSTAR and its shareholders (the “NSTAR Shareholders”), (ii) approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement, and (iii) determined to recommend that the NSTAR Shareholders adopt this Agreement, the Merger and the other transactions contemplated by this Agreement (the recommendation referred to in this clause (iii), and the determinations and approvals in clauses (i) and (ii), collectively the “NSTAR Recommendation”);

WHEREAS, the Board of Trustees of Northeast Utilities has (i) determined that the Merger is in the best interests of, and advisable to, Northeast Utilities and its shareholders (the “Northeast Utilities Shareholders”), (ii) approved and adopted this Agreement, the Merger, the Subsequent Merger and the other transactions contemplated by this Agreement, and (iii) determined to recommend that the Northeast Utilities Shareholders adopt this Agreement, the Merger and the other transactions contemplated by this Agreement (the recommendation referred to in this clause (iii), and the determinations and approvals in clauses (i) and (ii), collectively the “Northeast Utilities Recommendation”);

WHEREAS, for U.S. federal income tax purposes, it is intended that the Combination will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), this Agreement will constitute a “plan of reorganization” for purposes of Sections 368, 354 and 361 of the Code, and Northeast Utilities and NSTAR will each be a “party to the reorganization” within the meaning of Section 368(b) of the Code; and

WHEREAS, Northeast Utilities, Merger Sub, Acquisition Sub and NSTAR desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements hereinafter set forth, the parties to this Agreement, intending to be legally bound, agree as follows:

ARTICLE I

THE MERGERS

Section 1.1    The Merger and Subsequent Merger.

Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the M.G.L., at the Effective Time, Merger Sub shall be merged with and into NSTAR, and the separate existence of Merger Sub shall cease, and NSTAR shall continue as the surviving company in the Merger as a direct wholly owned Subsidiary of Northeast Utilities (the “Surviving Trust”). Immediately after the Effective Time and in accordance with the M.G.L., the Surviving Trust shall be merged with and into Acquisition Sub and the separate existence of the Surviving Trust shall cease, and Acquisition Sub shall continue as the surviving company as a direct wholly owned Subsidiary of Northeast Utilities (the “Surviving Company”).

Section 1.2    Effect of the Mergers.

Each of the Merger and the Subsequent Merger shall have the effects set forth in this Agreement and the applicable provisions of the M.G.L.

Section 1.3    Closing; Effective Time.

The consummation of the Merger (the “Closing”) shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square New York, NY, 10036, on a date to be mutually agreed upon by Northeast Utilities and NSTAR (the “Closing Date”), which date shall be no later than the second Business Day after the conditions set forth in Article VI shall have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), or such other time as Northeast Utilities and NSTAR shall mutually agree. As soon as practicable following the Closing and on the Closing Date, NSTAR and Northeast Utilities shall cause articles of merger (the “Certificate of Merger”) reflecting the Merger to be executed and filed with the Secretary of the Commonwealth of Massachusetts in accordance with the M.G.L. The Merger shall become effective upon such filing, or at such later date and time as agreed by Northeast Utilities and NSTAR and as set forth in the Certificate of Merger (the “Effective Time”). Immediately following the Effective Time, NSTAR and Northeast Utilities shall cause articles of merger (the “Subsequent Certificate of Merger”) reflecting the Subsequent Merger to be executed and filed with the Secretary of the Commonwealth of Massachusetts in accordance with the M.G.L. For purposes of this Agreement, “Business Day” means any day, other than a Saturday, a Sunday or a day on which banking and savings and loan institutions in Boston, Massachusetts are authorized or required by Law to be closed.

Section 1.4    Governing Documents Following the Mergers.

(a) At the Effective Time, the declaration of trust of NSTAR as in effect immediately prior to the Effective Time shall be the declaration of trust of the Surviving Trust until thereafter amended in accordance with the provisions thereof and hereof and applicable Law.

(b) Immediately after the effectiveness of the Subsequent Merger, the limited liability company agreement of Acquisition Sub as in effect immediately prior to the Subsequent Merger shall be the limited liability company agreement of the Surviving Company until thereafter amended in accordance with the provisions thereof and hereof and applicable Law, in each case consistent with the obligations set forth in Section 5.8(b).

(c) Immediately after the effectiveness of the Subsequent Merger, the certificate of organization of Acquisition Sub as in effect immediately prior to the Subsequent Merger shall be the certificate of organization of the Surviving Company until thereafter amended in accordance with the provisions thereof and hereof and applicable Law, in each case consistent with the obligations set forth in Section 5.8(b).

Section 1.5    Trustees and Officers; Member and Manager of Surviving Company.

(a) Board of Trustees. Northeast Utilities shall take all necessary corporate action to cause the following to occur:

(i) At the Effective Time, the size of the Board of Trustees of Northeast Utilities shall consist of fourteen (14) members, consisting of seven (7) trustees selected by Northeast Utilities (the “Designated Northeast Utilities Trustees”), one of which shall be Charles W. Shivery, and seven (7) Trustees selected by NSTAR (the “Designated NSTAR Trustees”) before the Effective Time, one of which shall be Thomas J. May.

(ii) From and after the Effective Time Charles W. Shivery shall be the non-executive Chairman of the Board of Northeast Utilities; provided, that no later than the date that is eighteen (18) months from the Closing Date, Charles W. Shivery shall resign from the office of non-executive Chairman of the Board of Northeast Utilities and Thomas J. May shall be appointed as the Chairman of the Board of Northeast Utilities.

(iii) From and after the Effective Time, the roles and responsibilities of the non-executive Chairman and the Lead Trustee of Northeast Utilities shall be as set forth in Exhibit 1.5(a)(1).

(iv) At the Effective Time there shall be five committees of the Board of Trustees of Northeast Utilities, consisting of Audit, Compensation, Executive, Finance and Governance. At the Effective Time, each committee of the Board of Trustees of Northeast Utilities shall consist of equal representation of Designated NSTAR Trustees and Designated Northeast Utilities Trustees.

(v) At the Effective Time, (1) a Designated Northeast Utilities Trustee shall be the Chairman of the Audit Committee of the Board of Trustees of Northeast Utilities, (2) a Designated NSTAR Trustee shall be the Chairman of the Compensation Committee of the Board of Trustees of Northeast Utilities, (3) the Chairman of the Board of Trustees of Northeast Utilities shall be the Chairman of the Executive Committee of the Board of Trustees of Northeast Utilities and Thomas J. May shall be a member of the Executive Committee, (4) a Designated NSTAR Trustee shall be the Chairman of the Finance Committee of the Board of Trustees of Northeast Utilities, (5) a Designated Northeast Utilities Trustee shall be the Chairman of the Governance Committee of the Board of Trustees of Northeast Utilities and (6) a Designated Northeast Utilities Trustee shall be the Lead Trustee.

(vi) At the Effective Time charters of each committee of the Board of Trustees of Northeast Utilities shall be revised to reflect the powers and responsibilities set forth on Exhibit 1.5(a)(2).

(b) Chief Executive Officer and Direct Reports. Northeast Utilities shall take all action necessary to appoint Thomas J. May as the Chief Executive Officer of Northeast Utilities as of the Effective Time and the persons listed on Exhibit 1.5(b) hereto to the positions indicated after their respective names on such exhibit as the direct reports of the Chief Executive Officer of Northeast Utilities as of the Effective Time.

(c) Trustees of Surviving Trust. At the Effective Time, the trustees of the Surviving Trust shall be designated by the Transition Committee and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

(d) Officers of Surviving Trust. At the Effective Time, the officers of the Surviving Trust shall be designated by the Transition Committee and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

(e) Member of Surviving Company. The sole member of Acquisition Sub immediately prior to the Subsequent Merger shall be the sole member of the Surviving Company.

(f) Board of Managers of Surviving Company. At the Effective Time, the board of managers of the Surviving Company shall be designated by the Transition Committee and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

(g) Officers of Surviving Company. At the Effective Time, the officers of the Surviving Company shall be designated by the Transition Committee and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

Section 1.6    Effect on Shares.

(a) At the Effective Time, by virtue of the Merger and without any further action on the part of Northeast Utilities, Merger Sub, NSTAR or any holder of shares thereof:

(i) each common share of beneficial interest, $1.00 par value, of NSTAR (the “NSTAR Common Shares”) held as of the Effective Time by Northeast Utilities, Merger Sub or by NSTAR as treasury shares (“Excluded Shares”), shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; and

(ii) subject to Section 1.6(b) and Section 1.6(c), each share of NSTAR Common Shares outstanding immediately prior to the Effective Time (other than Excluded Shares) shall be converted into 1.312 common shares of beneficial interest, $5.00 par value, of Northeast Utilities (the “Northeast Utilities Common Shares”).

The number of Northeast Utilities Common Shares into which each share of NSTAR Common Shares shall be converted, as specified in Section 1.6(a)(ii) (as such number may be adjusted in accordance with Section 1.6(b)), is referred to as the “Exchange Ratio.” The aggregate number of Northeast Utilities Common Shares issuable pursuant to Section 1.6(a)(ii) is referred to as the “Merger Consideration.”

(b) If, on or after the date of this Agreement and prior to the Effective Time, the outstanding NSTAR Common Shares or Northeast Utilities Common Shares are changed into a different number or class of shares by reason of any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction, including any such transaction with a record date between the date of this Agreement and the Effective Time, then the Exchange Ratio shall be appropriately adjusted to the extent that the record date for any such event is between the date of this Agreement and the Effective Time, so as to provide NSTAR Shareholders and Northeast Utilities Shareholders the same economic effect as contemplated prior to such stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction.

(c) Except as otherwise provided below, no fractional Northeast Utilities Common Shares shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued, and such fractional share interests shall not entitle the owner thereof to vote or to any rights as a holder of Northeast Utilities Common Shares. Any holder of NSTAR Common Shares who would otherwise be entitled to receive a fraction of a share of Northeast Utilities Common Shares pursuant to the Merger (after taking into account all NSTAR Common Shares held immediately prior to the Effective Time by such holder) shall, in lieu of such fraction of a share and upon surrender of such holder’s NSTAR Share Certificate(s), be paid in cash the dollar amount specified by Section 1.8(c). Notwithstanding the foregoing or anything to the contrary in this Agreement, participants in NSTAR’s dividend reinvestment plan will receive fractional Northeast Utilities Common Shares (“DRIP Fractional Shares”) rather than cash.

(d) All calculations to be performed pursuant to the terms of this Agreement shall be calculated to four decimal places (0.0001).

(e) At the Effective Time, by virtue of the Merger and without any action on the part of Northeast Utilities, Merger Sub, NSTAR or any holder of shares thereof, all limited liability company interests of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable common share of beneficial interest, par value $1.00 per share, of the Surviving Trust and shall constitute the only outstanding shares of beneficial interest of the Surviving Trust. From and after the Effective Time, all certificates representing the limited liability company interests of Merger Sub shall be deemed for all purposes to represent the number of shares of beneficial interest of the Surviving Trust into which they were converted in accordance with the immediately preceding sentence.

(f) At the effective time of the Subsequent Merger, and without any action on the part of Northeast Utilities, NSTAR, Acquisition Sub or any holder of shares thereof, all beneficial interest of the Surviving Trust issued and outstanding immediately prior to the effective time of the Subsequent Merger shall be cancelled and all the certificates representing the limited liability company interests of Acquisition Sub shall be converted into and become one limited liability company interest of the Surviving Company and shall constitute the only limited liability company interests of the Surviving Company. From and after the effective time of the Subsequent Merger, all certificates representing the limited liability company interests of Acquisition Sub shall be deemed for all purposes to represent the number of certificates of limited liability company interests of the Surviving Company into which they were converted in accordance with the immediately preceding sentence.

(g) For purposes of this Agreement:

(i) “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, business trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity;

(ii) “GAAP” shall mean generally accepted accounting principles, as in effect in the United States of America;

(iii) “Governmental Entity” shall mean any federal, regional, state, municipal, local or foreign government or any instrumentality, subdivision, court, administrative agency, board or commission or other authority thereof;

(iv) “Person” shall mean any individual, Entity or Governmental Entity; and

(v) an Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s directors, Trustees or other governing body or (b) at least fifty percent (50%) of the outstanding equity or financial interests of such Entity.

Section 1.7    Closing of NSTAR’s Transfer Books.

At the Effective Time: (i) all NSTAR Common Shares (“Shares”) outstanding immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, and (A) each certificate (a “NSTAR Share Certificate”) formerly representing any Share (other than an Excluded Share) and (B) each uncertificated Share (a “Book-Entry Share”) formerly representing any Share (other than an Excluded Share) shall represent only the right to receive Northeast Utilities Common Shares, including DRIP Fractional Shares as applicable, and cash in lieu of any other fractional share of Northeast Utilities Common Shares as contemplated by Section 1.6 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 1.8 and all holders of NSTAR Share Certificates or Book-Entry Shares shall cease to have any rights as shareholders of NSTAR; and (ii) the stock transfer books of NSTAR shall be closed with respect to all Shares outstanding immediately prior to the Effective Time. No further transfer of any such Shares shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any Shares is presented to the Exchange Agent or to the Surviving Trust, the Surviving Company or Northeast Utilities, such NSTAR Share Certificate shall be canceled and shall be exchanged as provided in this Article I.

Section 1.8    Exchange Fund; Exchange of Certificates.

(a) Prior to the Closing Date, Northeast Utilities and NSTAR shall mutually select a bank or trust company, which may be the transfer agent for the Northeast Utilities Common Shares, to act as exchange agent in the Merger (the “Exchange Agent”), and, not later than the Effective Time, Northeast Utilities shall enter into an agreement with such bank or trust company which agreement shall be reasonably acceptable to NSTAR and shall provide that, at the Effective Time, Northeast Utilities shall deposit with the Exchange Agent all of the Northeast Utilities Common Shares issuable pursuant to this Article I. The Northeast Utilities Common Shares so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares, are referred to collectively as the “Exchange Fund.”

(b) As soon as practicable after the Effective Time, Northeast Utilities shall cause the Exchange Agent to mail to the record holders of NSTAR Share Certificates: (i) a letter of transmittal in customary form and containing such provisions as Northeast Utilities and NSTAR may reasonably specify (including a provision confirming that delivery of NSTAR Share Certificates shall be effected, and risk of loss and title to NSTAR Share Certificates shall pass, only upon delivery of such NSTAR Share Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of NSTAR Share Certificates in exchange for Northeast Utilities Common Shares, as provided in Section 1.6. Upon surrender of a NSTAR Share Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Northeast Utilities, (A) the holder of such NSTAR Share Certificate shall be entitled to receive in exchange a certificate or evidence of shares in book-entry form representing the number of whole Northeast Utilities Common Shares that such holder has the right to receive pursuant to the provisions of Section 1.6 (and cash in lieu of any fractional share of Northeast Utilities Common Shares) and (B) the NSTAR Share Certificate so surrendered shall be immediately canceled. Until surrendered as contemplated by this Section 1.8, each NSTAR Share Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive Northeast Utilities Common Shares (and cash in lieu of any fractional share of Northeast Utilities Common Shares) as contemplated by this Article I and any distribution or dividend with respect to Northeast Utilities Common Shares, the record date for which is after the Effective Time. In the event of a transfer of ownership of NSTAR Common Shares that is not registered in the transfer records of NSTAR, a certificate representing the proper number of Northeast Utilities Common Shares may be issued to a Person other than the Person in whose name a NSTAR Share Certificate so surrendered is registered if such NSTAR Share Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such issuance shall pay any transfer or other Taxes required by reason of the issuance of Northeast Utilities Common Shares to a Person other than the registered holder of such NSTAR Share Certificate or establish to the satisfaction of Northeast Utilities that such Taxes have been paid or are not applicable. If any NSTAR Share Certificate shall have been lost, stolen or destroyed, Northeast Utilities may, in its discretion and as a condition precedent to the issuance of any certificate or evidence of shares in book-entry form representing Northeast Utilities Common Shares, require the owner of such lost, stolen or destroyed NSTAR Share Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Northeast Utilities may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Northeast Utilities, the Surviving Trust or the Surviving Company with respect to such NSTAR Share Certificate.

(c) As promptly as practicable following the Effective Time, the Exchange Agent shall, without taking into account DRIP Fractional Shares, determine the excess of (A) the number of whole shares of Northeast Utilities Common Shares delivered to the Exchange Agent pursuant to Section 1.8(a) representing the Merger Consideration over (B) the aggregate number of whole shares of Northeast Utilities Common Shares which would be distributed to all former holders of outstanding NSTAR Common Shares pursuant to Section 1.6 (such excess being herein called the “Northeast Utilities Excess Shares”). Following the Effective Time, the Exchange Agent shall, on behalf of former shareholders of NSTAR, sell the Northeast Utilities Excess Shares at then prevailing prices on the New York Stock Exchange, Inc. (the “NYSE”), all in the manner provided in Section 1.8(c)(ii).

(i) The sale of the Northeast Utilities Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent shall use reasonable efforts to complete the sale of the Northeast Utilities Excess Shares as promptly following the Effective Time as, in the Exchange Agent’s sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of NSTAR Share Certificates formerly representing NSTAR Common Shares, the Exchange Agent shall hold such proceeds in trust for holders of NSTAR Common Shares (the “NSTAR Common Shares Trust”). Northeast Utilities shall pay all commissions, transfer Taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of the Northeast Utilities Excess Shares. The Exchange Agent shall determine the portion of the NSTAR Common Shares Trust to which each former holder of

NSTAR Common Shares is entitled, if any, by multiplying the amount of the aggregate net proceeds composing the NSTAR Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest, excluding any DRIP Fractional Shares, to which such former holder of NSTAR Common Shares is entitled (after taking into account all NSTAR Common Shares held as of immediately prior to the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests, excluding any DRIP Fractional Shares, to which all former holders of NSTAR Common Shares are entitled.

(ii) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of NSTAR Share Certificates formerly representing NSTAR Common Shares with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of NSTAR Share Certificates formerly representing NSTAR Common Shares, subject to and in accordance with the terms of this Section 1.8.

(d) No dividends or other distributions declared or made with respect to Northeast Utilities Common Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered NSTAR Share Certificate with respect to the Northeast Utilities Common Shares that such holder has the right to receive pursuant to the Merger until such holder surrenders such NSTAR Share Certificate in accordance with this Section 1.8.

(e) Any portion of the Exchange Fund that remains undistributed to holders of NSTAR Share Certificates or Book-Entry Shares as of the date one (1) year after the Effective Time shall be delivered to Northeast Utilities upon demand, and any holders of NSTAR Share Certificates who have not theretofore surrendered their NSTAR Share Certificates to the Exchange Agent in accordance with this Section 1.8, and any holders of Book-Entry Shares who have not theretofore cashed any check payable to them in accordance with Section 1.9, shall thereafter look only to Northeast Utilities for satisfaction of their claims for Northeast Utilities Common Shares, cash in lieu of fractional shares of Northeast Utilities Common Shares and any dividends or distributions with respect to Northeast Utilities Common Shares, subject to applicable abandoned property law, escheat laws or similar Laws.

(f) Each of the Exchange Agent, Northeast Utilities, Merger Sub, Acquisition Sub, NSTAR, the Surviving Trust and the Surviving Company shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement such amounts as may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign Tax Law or under any other applicable Law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes of this Agreement as having been paid or delivered to the Persons to whom such amounts would otherwise have been paid or delivered.

(g) Neither Northeast Utilities, the Surviving Trust nor the Surviving Company shall be liable to any holder or former holder of NSTAR Common Shares or to any other Person with respect to any Northeast Utilities Common Shares (or dividends or distributions with respect thereto), or for any cash amounts, properly delivered to any public official in compliance with any applicable abandoned property law, escheat law or similar Law. If any NSTAR Share Certificate shall not have been surrendered prior to five (5) years after the Effective Time (or immediately prior to such earlier date on which any Northeast Utilities Common Shares or any dividends or other distributions payable to the holder of such NSTAR Share Certificate would otherwise escheat to or become the property of any Governmental Entity), any Northeast Utilities Common Shares issuable upon the surrender of, or any dividends or other distributions in respect of, such NSTAR Share Certificate shall, to the extent permitted by applicable Law, become the property of Northeast Utilities, free and clear of all claims or interest of any Person previously entitled thereto.

(h) For purposes of this Agreement, “Law” shall mean any applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity, including any Environmental Law.

(i) No interest shall be paid or accrued on any Merger Consideration, cash in lieu of fractional shares or any unpaid dividends or distributions payable to holders of NSTAR Common Shares.

Section 1.9    Book-Entry Shares.

Subject to applicable provisions of Section 1.8, Northeast Utilities, without any action on the part of any holder, will cause the Exchange Agent to (a) issue, as of the Effective Time, to each holder of Book-Entry Shares that number of uncertificated whole shares of Northeast Utilities Common Shares, and DRIP Fractional Shares as applicable, that the holder is entitled to receive pursuant to this Article I and cancel such Book-Entry Shares and (b) mail to each holder of Book-Entry Shares a check in the amount of any cash payable in respect of the holder’s Book-Entry Shares pursuant to Section 1.6(c). Northeast Utilities will also cause the Exchange Agent to mail to each such holder materials (in a form to be reasonably agreed by Northeast Utilities and NSTAR prior to the Effective Time) advising the holder of the effectiveness of the Merger and the conversion of the holder’s Book-Entry Shares pursuant to the Merger.

Section 1.10    Further Action.

If, at any time after the Effective Time, any further action is determined by Northeast Utilities to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Company with full right, title and possession of and to all rights and property of Merger Sub and NSTAR, the sole member and managers of the Surviving Company and the officers and trustees of Northeast Utilities shall be fully authorized (in the name of Merger Sub, in the name of NSTAR and otherwise) to take such action. Northeast Utilities, Merger Sub and the Surviving Company also shall take such further actions as may be necessary or desirable to ensure that the Exchange Agent sends out the letters of transmittal to NSTAR Shareholders and issues certificates or evidence of shares in book-entry form representing Northeast Utilities Common Shares to such shareholders in accordance with Section 1.8 and Section 1.9.

Section 1.11    Post-Merger Operations; Transition Committee.

(a) From and after the Effective Time, Northeast Utilities shall have dual headquarters in Hartford, Connecticut and Boston, Massachusetts.

(b) Northeast Utilities and NSTAR each agree that provision of charitable contributions and community support in their respective service areas serves a number of their important corporate goals. During the two-year period immediately following the Effective Time, Northeast Utilities intends to continue to provide charitable contributions and community support within the service areas of Northeast Utilities and NSTAR, and each of their respective subsidiaries in each service area, at levels substantially comparable to the levels of charitable contributions and community support provided, directly or indirectly, by Northeast Utilities and NSTAR within their respective service areas during the two-year period immediately prior to the Effective Time.

(c) As soon as practicable after the date hereof, the parties shall create a special transition committee (the “Transition Committee”) that shall be co-chaired by the Chief Executive Officer of Northeast Utilities and the Chief Executive Officer of NSTAR and shall be composed of such chief executive officers and such other designees of Northeast Utilities and such other designees of NSTAR, as the Chief Executive Officers may mutually agree. After the date hereof and prior to the Effective Time, the Transition Committee shall have responsibility for coordinating and directing the efforts of the parties with respect to integrating the businesses of Northeast Utilities and NSTAR after the Effective Time, subject to applicable law.

Section 1.12    Tax Treatment. For U.S. federal income tax purposes, it is intended that the Combination will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, this Agreement will constitute a “plan of reorganization” for purposes of Sections 368, 354 and 361 of the Code, and Northeast Utilities and NSTAR will each be a “party to the reorganization” within the meaning of Section 368(b) of the Code.

Section 1.13    Names. At the Effective Time of the Subsequent Merger, the Surviving Company’s name shall be changed to “NSTAR LLC” and the name of Northeast Utilities shall remain “Northeast Utilities.”

Section 1.14    Alternative Structures.

The parties agree to reasonably cooperate in the consideration and implementation of alternative structures to effect the business combination contemplated by this Agreement, as long as any such alternative structure does not (a) impose any material delay on, or condition to, the consummation of the Merger, (b) cause any condition set forth in Article VI to not be capable of being satisfied (unless duly waived by the party entitled to the benefits thereof), or (c) adversely affect any of the parties hereto or either of the parties’ shareholders.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF NSTAR

Except as disclosed in (a) the NSTAR SEC Documents furnished or filed prior to the date hereof (excluding any disclosures set forth in any “risk factor” section and in any section relating to forward-looking statements to the extent that they are cautionary, predictive or forward-looking in nature), where it is reasonably apparent on its face that such disclosure is applicable to the representation or (b) the disclosure letter delivered by NSTAR to Northeast Utilities and Merger Sub prior to the execution and delivery of this Agreement (the “NSTAR Disclosure Letter”) (each section of which qualifies the correspondingly numbered representation, warranty or covenant to the extent specified therein and such other representations, warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to such other representation, warranty or covenant reasonably apparent), NSTAR represents and warrants to Northeast Utilities, Merger Sub and Acquisition Sub as follows:

Section 2.1    Due Organization; Subsidiaries.

(a) (i) NSTAR is a voluntary association with transferable shares organized and existing under and by virtue of M.G.L. c. 182, (ii) each of NSTAR’s Subsidiaries is a corporation, limited liability company, or trust duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and (iii) each of NSTAR and each NSTAR Subsidiary has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, or to have such power or authority, would not reasonably be expected to have, individually or in the aggregate, a NSTAR Material Adverse Effect. NSTAR has delivered or made available to Northeast Utilities accurate and complete copies of the declaration of trust and bylaws (or similar organizational documents) of NSTAR and each of its Subsidiaries (collectively, the “NSTAR Organization Documents”).

(b) Section 2.1(b) of the NSTAR Disclosure Letter lists each Subsidiary of NSTAR and its jurisdiction of organization. All of the outstanding shares of capital stock or other ownership interests of each Subsidiary of NSTAR have been validly issued and are fully paid and nonassessable. All of the outstanding shares of capital stock or other ownership interests of each Subsidiary of NSTAR are owned by NSTAR, by one or more Subsidiaries of NSTAR or by NSTAR and one or more Subsidiaries of NSTAR, in each case free and clear of all Encumbrances. Except for the capital stock and other ownership interests of its Subsidiaries, neither NSTAR nor any of its Subsidiaries owns, directly or indirectly, any capital stock or other ownership interest in any other Person.

(c) For purposes of this Agreement, a “NSTAR Material Adverse Effect” means a material adverse event, change, effect, state of facts, development, condition or occurrence on or with respect to the business, financial condition or continuing results of operations of NSTAR and its Subsidiaries, taken as a whole, other than any event, change, effect, state of facts, development, condition or occurrence: (i) in or generally affecting the economy or the financial or securities markets in the United States or elsewhere in the world, the industry or industries in which NSTAR or its Subsidiaries operate generally or in any specific jurisdiction or geographical area or (ii) resulting from or arising out of (A) any changes or developments in national, regional, state or local wholesale or retail markets for electric power, capacity or fuel or related products, including those due to actions by competitors or due to changes in commodities prices or hedging markets therefor, (B) any changes or developments in national, regional, state or local electric transmission or distribution systems, (C) any changes or developments in national, regional, state or local wholesale or retail electric power and capacity prices, (D) the announcement or the existence of, or compliance with, this Agreement or the transactions contemplated hereby, (E) any taking of any action at the written request of Northeast Utilities, (F) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other Law of or by any national, regional, state or local Governmental Entity, independent system operator, regional transmission organization or market administrator, (G) any changes in GAAP or accounting standards or interpretations thereof (except to the extent materially disproportionately affecting NSTAR and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which NSTAR and its Subsidiaries operate), (H) any weather-related or other force majeure event or outbreak or escalation of hostilities or acts of war or terrorism (except to the extent materially disproportionately affecting NSTAR and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which NSTAR and its Subsidiaries operate), (I) any changes in the share price or trading volume of the NSTAR Common Shares or in NSTAR’s credit rating, or the failure of NSTAR to meet projections or forecasts (unless due to any event, change, effect, development, condition or occurrence which has resulted in a NSTAR Material Adverse Effect) or (J) any changes or developments in connection with the transmission services agreement and related transactions between H.Q. Hydro Renewable Energy, Inc., a subsidiary of Hydro-Québec, and Northern Pass Transmission LLC, a joint venture between NSTAR and Northeast Utilities; provided, however, that clause (D) shall not diminish the effect of, and shall be disregarded for purposes of, any representations and warranties set forth in Section 2.5(b).

Section 2.2    Authority; Binding Nature of Agreement.

(a) NSTAR has the legal capacity, power and authority (including full corporate or similar power and authority) to enter into and to perform its obligations under this Agreement and, subject to the receipt of NSTAR Shareholder Approval, to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by NSTAR and the consummation by NSTAR of the Merger and of the other transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of NSTAR (other than, with respect to the Merger, the receipt of NSTAR Shareholder Approval).

(b) NSTAR’s Board of Trustees has (i) determined that the Merger is in the best interests of, and is advisable to, NSTAR and the NSTAR Shareholders, (ii) approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement, and (iii) resolved to make the NSTAR Recommendation. Except in connection with a NSTAR Adverse Recommendation Change in accordance with Section 5.4, such resolutions of NSTAR’s Board of Trustees have not been rescinded, modified or withdrawn in any way.

(c) This Agreement has been duly executed and delivered by NSTAR and constitutes the legal, valid and binding obligation of NSTAR, enforceable against NSTAR in accordance with its terms, subject to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies.

Section 2.3    Vote Required.

The affirmative vote of the holders of two-thirds of the NSTAR Common Shares outstanding and entitled to vote on the record date for the NSTAR Shareholders’ Meeting (the “NSTAR Shareholder Approval”) is the only vote of the holders of any class or series of NSTAR’s shares of beneficial interests necessary to adopt this Agreement and otherwise approve and consummate the Merger and the other transactions contemplated by this Agreement as set forth herein.

Section 2.4    Capitalization.

(a) The authorized shares of beneficial interest of NSTAR consists of 200,000,000 NSTAR Common Shares, $1.00 par value and 10,000,000 shares of blank check preferred shares (“NSTAR Preferred Shares”). As of the date of this Agreement, (i) 103,586,727 NSTAR Common Shares are issued and outstanding, (ii) 3,221,649 NSTAR Common Shares are held in NSTAR’s treasury, (iii) no NSTAR Common Shares are held by any Subsidiary of NSTAR, (iv) 3,179,007 NSTAR Common Shares are issuable pursuant to outstanding awards granted under stock-based compensation or stock-based incentive plans of NSTAR (“NSTAR Share Plans”), of which, 2,239,500 shares are issuable upon exercise of NSTAR Share Options, 558,936 NSTAR Deferred Common Shares have been granted and 380,571 NSTAR Performance Share Units have been granted at the assumed maximum payout, all net of cancellations or re-captured grants, (v) 1,263,993 shares are reserved for the grant of additional awards under NSTAR Share Plans, and (vi) no NSTAR Preferred Shares are issued, reserved for issuance or outstanding. All of the outstanding NSTAR Common Shares have been duly authorized and validly issued, and are fully paid and nonassessable and are not subject to any preemptive right, and all NSTAR Common Shares which may be issued pursuant to the exercise or vesting of NSTAR RSUs and NSTAR Share Options will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive right. Except as described in clause (iv) of this Section 2.4(a), there are not any phantom shares or other contractual rights the value of which is determined in whole or in part by the value of any shares of beneficial interest of NSTAR and there are not any outstanding share appreciation rights with respect to the shares of beneficial interest of NSTAR. Other than NSTAR Common Shares and NSTAR Preferred Shares, there are no other authorized classes of beneficial interests of NSTAR. For purposes of this Agreement, “NSTAR RSUs” shall mean each stock-based or incentive compensation award, including dividend equivalent rights under the NSTAR Share Plans, exclusive of NSTAR Share Options.

(b) There are no voting trusts or other agreements or understandings to which NSTAR, any of its Subsidiaries or any of their respective executive officers or Trustees is a party with respect to the voting of NSTAR Common Shares or the shares of beneficial interest or other equity interests of any Subsidiary of NSTAR.

(c) Except for the options to purchase NSTAR Common Shares that have been granted under the NSTAR Share Plans and NSTAR RSUs, there are no outstanding subscriptions, options, warrants, calls, convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock or other equity interests to which NSTAR or any of its Subsidiaries is a party obligating NSTAR or any of its Subsidiaries to (i) issue, transfer or sell any shares of capital stock or other equity interests of NSTAR or any of its Subsidiaries or securities convertible into or exchangeable or exercisable for such shares or equity interests, (ii) grant, extend or enter into such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (iii) redeem or otherwise acquire any such shares of capital stock or other equity interests, or (iv) provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary of NSTAR. At the Effective Time, there will not be any outstanding subscriptions, options, warrants, calls, preemptive rights, subscriptions, or other rights, convertible or exchangeable securities, agreements, claims or commitments of any character by which NSTAR or any of its Subsidiaries will be bound calling for the purchase or issuance of any shares of the capital stock of NSTAR or any of its Subsidiaries or securities convertible into or exchangeable for such shares or any other such securities or agreements. Each stock option issued with respect to NSTAR Common Shares was granted with a per-share exercise or base price, as the case may be, not less than the fair market value of a share of NSTAR Common Shares on the date of grant.

(d) There are no outstanding bonds, debentures, notes or other indebtedness of NSTAR or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which the shareholders or other equity holders of NSTAR or any Subsidiary of NSTAR may vote.

Section 2.5    Governmental Filings; No Violations.

(a) Other than the filings, notices, waiting periods and/or approvals required by (i) Section 1.3, (ii) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR Act”), (iii) the Federal Energy Regulatory Commission (the “FERC”) under Section 203 of the Federal Power Act, as amended (the “Federal Power Act”), (iv) the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), (v) the NYSE rules and regulations, (vi) the Nuclear Regulatory Commission (the “NRC”) under the Atomic Energy Act of 1954, as amended (the “Atomic Energy Act”), (vii) any pre-approvals of license transfers by the Federal Communications Commission, (viii) the Massachusetts Department of Public Utilities, and (ix) any pre-approvals required by any other applicable state regulatory agencies or commissions (collectively, the “NSTAR Regulatory Approvals”), no consent, approval, Order, license, permit or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is necessary or required to be obtained or made by or with respect to NSTAR or any of its Subsidiaries in connection with the execution and delivery of this Agreement, the performance by NSTAR of its obligations under this Agreement and the consummation by NSTAR of the Merger and the other transactions contemplated hereby, except those the failure of which to make or obtain would not reasonably be expected to have, individually or in the aggregate, a NSTAR Material Adverse Effect.

(b) The execution and delivery of this Agreement by NSTAR do not, and the consummation of the Merger and the other transactions contemplated hereby will not (with or without notice or lapse of time or both), (i) violate or conflict with any provision of the NSTAR Organization Documents or similar governing documents of any Subsidiary of NSTAR, (ii) subject to obtaining the NSTAR Regulatory Approvals and NSTAR Shareholder Approval, violate or conflict with any Laws or any Order applicable to NSTAR or any of its Subsidiaries or any of their respective assets or properties, (iii) subject to obtaining the third-party consents and approvals set forth in Section 2.5(b) of the NSTAR Disclosure Letter, violate, conflict with, or result in a breach of any provision of, or constitute a default under, or trigger any obligation to repurchase, redeem or otherwise retire indebtedness under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, guaranteed payment or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any Encumbrance upon any of the assets of NSTAR or any of its Subsidiaries pursuant to any provisions of any material note, bond, mortgage, indenture, deed of trust, Permit, concession, Contract, lease or other instrument, obligation or agreement of any kind to which NSTAR or any of its Subsidiaries is now a party or by which it or any of its assets may be bound, or trigger any buy-sell or similar agreements, or (iv) result in the creation of any Encumbrance upon any of the material properties or assets of NSTAR or any of its Subsidiaries (including Northeast Utilities and its Subsidiaries following the Merger) except, in the case of clauses (ii), (iii) and (iv) for any breach, violation, termination, default, acceleration, creation, change, conflict or Encumbrance that would not reasonably be expected to have, individually or in the aggregate, a NSTAR Material Adverse Effect.

(c) For purposes of this Agreement:

(i) “Affiliate” shall have the meaning as defined in Rule 12b-2 under the Exchange Act, as amended.

(ii) “Contract” shall mean any legally binding written or oral agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or commitment or undertaking of any nature, excluding any Permit.

(iii) “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, deed of trust, security interest, encumbrance, claim, infringement, interference, option, right of first refusal or preemptive right (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset), in each such case whether arising by Contract or by operation of law, other than any Permitted Encumbrance; and

(iv) “Permit” shall mean any franchise, grant, authorization, license, establishment registration, product listing, permit, easement, variance, exception, consent, certificate, clearance, approval or order of any Governmental Entity.

(v) “Permitted Encumbrance” shall mean (A) any liens for Taxes, assessments and governmental charges or levies not yet due and payable or due but not delinquent or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been established, (B) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar liens incurred in the ordinary course of business, (C) pledges or deposits in connection with workers’ compensation, unemployment insurance, and other social security legislation, (D) easements, rights-of-way, restrictions and other similar encumbrances, which, in the aggregate, are not substantial in amount and which do not in any case materially interfere with the use or materially detract from the value of the property subject thereto, (E) any Encumbrance which is disclosed on the most recent consolidated balance sheet of NSTAR or Northeast Utilities, as the case may be, or notes thereto or securing liabilities reflected on such balance sheet, (F) any Encumbrance incurred in the ordinary course of business since the date of the most recent consolidated balance sheet of NSTAR or Northeast Utilities, as the case may be, or (G) any Encumbrance which would not, individually or in the aggregate, reasonably be expected to materially affect the use of the assets subject thereto in the business of NSTAR or Northeast Utilities, as the case may be, or any of their respective Subsidiaries or otherwise impair the business operations of NSTAR or Northeast Utilities, as the case may be, or any of their respective Subsidiaries as currently conducted.

Section 2.6    SEC Filings; Financial Statements; Utility Reports.

(a) All statements, reports, schedules, forms, exhibits and other documents required to have been filed with or furnished to the United States Securities and Exchange Commission (the “SEC”) by NSTAR or its Subsidiaries since December 31, 2009 (the “NSTAR SEC Documents”) have been timely filed or furnished, as the case may be. As of their respective dates (or, if amended, supplemented or superseded by a filing prior to the date of this Agreement, then on the date of such amendment, supplement or superseding filing): (i) each of the NSTAR SEC Documents complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), or the Exchange Act (as the case may be), and the requirements of the Sarbanes-Oxley Act of 2002 (“SOX”), each as in effect on the date so filed or furnished, and (ii) none of the NSTAR SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The NSTAR SEC Documents include all certifications and statements required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX and the rules and regulations of the SEC promulgated thereunder, and such certifications and statements contain no qualifications or exceptions to the matters certified or stated therein and have not been modified or withdrawn.

(c) The financial statements (including related notes, if any) contained in the NSTAR SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not have contained notes and were subject to normal and recurring year-end adjustments); and (iii) fairly presented in all material respects the consolidated financial position of NSTAR and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of NSTAR and its consolidated Subsidiaries for the periods covered thereby. For purposes of this Agreement, “NSTAR Balance Sheet” means that audited consolidated balance sheet of NSTAR and its consolidated Subsidiaries as of December 31, 2009 set forth in NSTAR’s Annual Report on Form 10-K filed with the SEC on February 5, 2010 and the “NSTAR Balance Sheet Date” means December 31, 2009.

(d) NSTAR has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a–15(f) and 15d–15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting. NSTAR (i) has designed and maintains disclosure controls and procedures (as defined in Rules 13a–15(e) and 15d–15(e) of the Exchange Act) to provide reasonable assurance that all information required to be disclosed by NSTAR in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to NSTAR’s management as appropriate to allow timely decisions regarding required disclosure and (ii) has disclosed, based on its most recent evaluation of its disclosure controls and procedures and internal control over financial reporting prior to the date of this Agreement, to NSTAR’s auditors and the audit committee of the NSTAR Board (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect in any material respect NSTAR’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in NSTAR’s internal control over financial reporting. Since December 31, 2009, any material change in internal control over financial reporting required to be disclosed in any NSTAR SEC Document has been so disclosed.

(e) Since the NSTAR Balance Sheet Date, (i) neither NSTAR nor any of its Subsidiaries nor, to the knowledge of NSTAR, any Trustee, member of the board of directors, officer, employee, auditor, accountant or representative of NSTAR or any of its Subsidiaries has received or otherwise obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of NSTAR or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that NSTAR or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) to the knowledge of NSTAR, no attorney representing NSTAR or any of its Subsidiaries, whether or not employed by NSTAR or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation, by NSTAR or any of its officers, Trustees, employees or agents to the Trustees of NSTAR or any committee thereof or to any Trustee or executive officer of NSTAR.

(f) None of NSTAR’s Subsidiaries is, or has, at any time since December 31, 2007 been, subject to the reporting requirements of Sections 13(a) or 15(d) of the Exchange Act. NSTAR is not, and at the Effective Time will not be, an “ineligible issuer” as defined in Rule 405 of the Securities Act.

(g) Since December 31, 2009, each of NSTAR and its Subsidiaries has filed with the Department of Energy (“DOE”), FERC, NRC, SEC, or the appropriate state public utilities commission, as the case may be, all documents required to be filed by it under the 2005 Energy Policy Act (“EP Act 2005”), the Federal Power Act, the Atomic Energy Act and applicable state public utility laws and regulations, except for filings the failure of which to make would not reasonably expected to have, individually or in the aggregate, a NSTAR Material Adverse Effect. All such documents complied, as of the date so filed, with all applicable requirements of the applicable statute and rules and regulations thereunder, except for failures to comply that would not reasonably be expected to have, individually or in the aggregate, a NSTAR Material Adverse Effect.

Section 2.7    Absence of Changes.

Since the NSTAR Balance Sheet Date, (a) NSTAR and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business in a consistent manner since such date and (b) there has not been any event, change, effect, development, condition or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a NSTAR Material Adverse Effect.

Section 2.8    Absence of Undisclosed Liabilities.

Since the NSTAR Balance Sheet Date, neither NSTAR nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise that would be required to be reflected in financial statements prepared in accordance with GAAP, except for: (a) liabilities reflected or reserved against in NSTAR’s consolidated balance sheets (or disclosed in the notes thereto) included in the NSTAR SEC Documents, (b) liabilities that have been incurred by NSTAR or any Subsidiary since the NSTAR Balance Sheet Date in the ordinary course of business consistent with prior practice, (c) liabilities incurred in connection with the transactions contemplated by this Agreement, and (d) liabilities which would not reasonably be expected to have, individually or in the aggregate, a NSTAR Material Adverse Effect. Neither NSTAR nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement (including any Contract relating to any transaction or relationship between or among NSTAR and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act), where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, NSTAR or any of its Subsidiaries, in NSTAR’s consolidated financial statements or the NSTAR SEC Documents.

Section 2.9    Compliance with Laws; Regulation.

(a) The businesses of each of NSTAR and its Subsidiaries are being, and since December 31, 2009, have been conducted in compliance with all applicable Laws (other than Tax Laws, labor and employment Laws and Environmental Laws, which are covered solely by Section 2.11, Section 2.12 and Section 2.13, respectively), except for instances of non-compliance that, individually or in the aggregate, would not reasonably be expected to have a NSTAR Material Adverse Effect. Since December 31, 2009, neither NSTAR nor any of its Subsidiaries has received any written notice from any Governmental Entity regarding any actual or possible violation of, or failure to comply with, any Law, which has had or would reasonably be expected to have, individually or in the aggregate, a NSTAR Material Adverse Effect.

(b) Each of NSTAR and its Subsidiaries is in possession of all Permits (other than Permits required under Environmental Laws, which are covered solely by Section 2.13) necessary for it to own, lease and operate its respective properties or to develop, produce, store, distribute, promote, offer and sell its respective products and services or otherwise to carry on its business as it is now being conducted (the “NSTAR Permits”), and, as of the date of this Agreement, all such NSTAR Permits are in full force and effect and no suspension, revocation, termination, cancellation, non-renewal, or modification not requested by NSTAR of any of the NSTAR Permits is pending or, to the knowledge of NSTAR, threatened, except where the failure to have, or the suspension, revocation, termination, non-renewal, cancellation or modification of, any of the NSTAR Permits would not reasonably be expected to have, individually or in the aggregate, a NSTAR Material Adverse Effect. NSTAR and its Subsidiaries, and their respective businesses as currently conducted, are in compliance with the terms of the NSTAR Permits, except failures so to comply that, individually or in the aggregate, have not had and would not reasonably be expected to have a NSTAR Material Adverse Effect.

(c) Section 2.9(c) of the NSTAR Disclosure Letter lists each Subsidiary of NSTAR that is regulated as a public utility by the FERC. Neither NSTAR nor any of its Subsidiaries is classified as an “Exempt Wholesale Generator” under the Public Utility Holding Act of 2005, as amended (“PUHCA 2005”).

(d) Each of NSTAR, its Subsidiaries and their respective Trustees, members of the board of directors and officers is in compliance in all material respects with (i) the provisions of SOX and the related rules and regulations promulgated thereunder or under the Exchange Act, (ii) the listing and corporate governance rules and regulations of the NYSE, and (iii) the rules and regulations of the regional transmission organization of which it is a member, in each case in clauses (i), (ii) and (iii) as such provisions, rules and regulations are applicable to such Person. Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3), since the enactment of SOX, neither NSTAR nor any of its Affiliates has made, arranged or modified (in any material way) personal loans to any executive officer or Trustee of NSTAR or any officer or member of the board of directors of its Subsidiaries.

Section 2.10    Material Contracts.

(a) All material Contracts, including amendments thereto, required to be filed as an exhibit to any report of NSTAR filed pursuant to the Exchange Act of the type described in Item 601(b) of Regulation S-K under the Exchange Act have been so filed, and, as of the date hereof, no such Contract has been amended or modified since the date so filed.

(b) Other than the Contracts set forth in clause (a) above which were filed in an unredacted form, Section 2.10(b) of the NSTAR Disclosure Letter sets forth a correct and complete list, and NSTAR has made available to Northeast Utilities correct and complete copies (including all material amendments, modifications, extensions or renewals with respect thereto), of any Contract to which NSTAR or any of the Subsidiaries of NSTAR is a party or bound as of the date hereof:

(i) that is any non-competition Contract or other Contract that (A) purports to limit in any material respect either the type of business in which NSTAR or its Subsidiaries (or, after the Effective Time, Northeast Utilities or its Subsidiaries) or any of their respective Affiliates may engage or the manner or geographic area in which any of them may so engage in any business, (B) would require the disposition of any material assets or line of business of NSTAR or its Subsidiaries (or, after the Effective Time, Northeast Utilities or its Subsidiaries) or any of their respective Affiliates as a result of the consummation of the transactions contemplated by this Agreement, (C) is a material Contract that grants “most favored nation” status that, following the Effective Time, would apply to Northeast Utilities or its Subsidiaries, including NSTAR and its Subsidiaries or (D) prohibits or limits, in any material respect, the right of NSTAR or any of its Subsidiaries to make, sell or distribute any products or services or use, transfer, license or enforce any of their respective Intellectual Property rights; or

(ii) under which NSTAR or any NSTAR Subsidiary has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness for borrowed money in excess of $50 million individually or in the aggregate (except for such indebtedness between NSTAR and its Subsidiaries or between such Subsidiaries or guaranties by NSTAR of indebtedness of NSTAR and of its Subsidiaries or by any NSTAR Subsidiary of indebtedness of NSTAR or of another Subsidiary of NSTAR).

(c) The material Contracts described in clauses (a) and (b), together with all exhibits and schedules to such Contracts, as amended through the date hereof, are referred to herein as “NSTAR Material Contracts.”

(d) Each NSTAR Material Contract is valid and binding on NSTAR or a Subsidiary of NSTAR, as the case may be, and, to the knowledge of NSTAR, each other party thereto, and is in full force and effect in accordance with its terms, except for (i) terminations or expirations at the end of the stated term or (ii) such failures to be valid and binding or to be in full force and effect as would not reasonably be expected to have, individually or in the aggregate, a NSTAR Material Adverse Effect, in each case subject to (A) Laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (B) rules of law governing specific performance, injunctive relief and other equitable remedies.

(e) Neither NSTAR nor any of its Subsidiaries is in breach of, or default under the terms of, and, to the knowledge of NSTAR, no other party to any NSTAR Material Contract is in breach of, or default under the terms of, any NSTAR Material Contract, nor is any event of default (or similar term) continuing under any NSTAR Material Contract, and, to the knowledge of NSTAR, there does not exist any event, condition or omission that would constitute such a default, breach or event of default (or similar term) (whether by lapse of time or notice or both) under any NSTAR Material Contract, in each case where such breach, default or event of default would reasonably be expected to have, individually or in the aggregate, a NSTAR Material Adverse Effect.

(f) All NSTAR Material Contracts, to which NSTAR or any of its Subsidiaries is a party, have been approved or reviewed by the appropriate regulatory authority to the extent such approval or review is required, except where such failure to obtain such approval or review that would not reasonably be expected to have, individually or in the aggregate, a NSTAR Material Adverse Effect.

Section 2.11    Tax Matters.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a NSTAR Material Adverse Effect:

(i) all Tax Returns required to be filed by NSTAR or any of its Subsidiaries have been timely filed, all such Tax Returns were true, correct and complete in all respects, and all such Tax Returns filed on or before December 31, 2006 have been examined by the appropriate Taxing Authority or the periods for assessment of the Taxes in respect of which such Tax Returns were required to be filed have expired;

(ii) all Taxes required to be paid or withheld by NSTAR or any of its Subsidiaries have been timely paid or withheld;

(iii) there are no liens for Taxes on the assets of NSTAR or any of its Subsidiaries other than Permitted Encumbrances;

(iv) no deficiency for Taxes has been proposed, assessed or asserted in writing against NSTAR or any of its Subsidiaries other than those that have been paid in full, that are being contested in good faith, or for which there are adequate accruals or reserves in accordance with GAAP on the financial statements included in the NSTAR SEC Documents;

(v) the financial statements included in the NSTAR SEC Documents reflect adequate accruals and reserves in accordance with GAAP for all Taxes payable by NSTAR and its Subsidiaries for all taxable periods (and portions thereof) through the dates of such financial statements;

(vi) no Taxes of NSTAR or any of its Subsidiaries are being contested and there are no audits, claims, assessments, levies, or administrative or judicial proceedings regarding Taxes pending or proposed in writing against NSTAR or any of its Subsidiaries;

(vii) within the past two (2) years or otherwise as part of a plan that includes the Combination, neither NSTAR nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation,” each within the meaning of Section 355(a)(1)(A) of the Code, in a distribution intended to qualify under Section 355 of the Code;

(viii) neither NSTAR nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4 (as in effect at the relevant time) (or any comparable Laws of any state, local or foreign jurisdiction) in any taxable period for which an audit by the Internal Revenue Service has not yet closed;

(ix) no Subsidiary of NSTAR (A) has been a member of an affiliated, consolidated, combined or unitary group for any Tax purposes (other than a group of which NSTAR was the common parent) or (B) has any liability for the Taxes of any Person (other than NSTAR or another Subsidiary of NSTAR) arising under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Tax Law), or as a transferee or successor;

(x) at the Effective Time, except for arrangements, understandings or agreements entered into in the ordinary course of business, neither NSTAR nor any of its Subsidiaries will be a party to, have any obligation under, or be bound by any Tax allocation, Tax sharing, Tax indemnity or similar arrangement, understanding or agreement pursuant to which it will have any potential liability to any Person (other than NSTAR or any of its Subsidiaries) after the Effective Time; it being understood that for the purposes of this Section 2.11(a)(x), commercially reasonable agreements providing for the allocation or payment of real property Taxes with respect to real property leased or occupied by NSTAR or any of its Subsidiaries, and commercially reasonable agreements providing for the allocation or payment of personal property Taxes, sales or use Taxes or value added Taxes with respect to personal property leased, used, owned or sold by NSTAR or any of its Subsidiaries in the ordinary course of business, shall be disregarded; and

(xi) neither NSTAR nor any of its Subsidiaries has agreed to extend or waive the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any Tax of NSTAR or any of its Subsidiaries.

(b) Neither NSTAR nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that will prevent, or would reasonably be expected to prevent, the Combination from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(c) For purposes of this Agreement: (i) “Taxes” means any and all domestic or foreign, federal, state, local or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Taxing Authority, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, occupation, property, transfer, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added; (ii) “Taxing Authority” means the Internal Revenue Service and any other domestic or foreign Governmental Entity responsible for the administration or collection of any Taxes; (iii) “Tax Return” means any return, report or similar filing (including any attachments or schedules thereto, and any amendment thereof) required to be filed with a Taxing Authority with respect to Taxes, including any information return, claim for refund, amended return, or declaration of estimated Taxes; and (iv) “Treasury Regulations” means the regulations promulgated under the Code.

Section 2.12    Employee and Labor Matters; Benefit Plans.

(a) Set forth in Section 2.12(a) of the NSTAR Disclosure Letter is a list of each employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), each employee welfare benefit plan (as defined in Section 3(1) of ERISA), and any other material pension, bonus, commission, stock option, stock purchase, incentive, profit sharing, deferred compensation, or other material employee benefit plan, employment, executive compensation, termination, change in control severance agreement or other individual agreement, in each case that NSTAR or any of its Subsidiaries or any other Entity (whether or not incorporated) which is treated as a single employer together with NSTAR or any of its Subsidiaries within the meaning of Section 4001(b) of ERISA (each a “NSTAR ERISA Affiliate”) maintains, sponsors or is a party to or to which it has any obligation to make, now or in the future, contributions (all such plans, programs, Contracts or policies as described in this Section 2.12(a) shall be collectively referred to as the “NSTAR Employee Plans”).

(b) (i) None of the NSTAR Employee Plans, and neither NSTAR nor any NSTAR ERISA Affiliate, promises or provides post-termination or retiree medical or other post-termination or retiree welfare benefits to any former or current employee or service provider of NSTAR or a NSTAR ERISA Affiliate (other than continuation coverage to the extent required by Law, whether pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or otherwise); (ii) none of the NSTAR Employee Plans is, or within the past five (5) plan years has been, a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), a “multiple employer plan” (as defined in Section 413(c) of the Code), a “multiemployer plan” (within the meaning of Section 3(37) of ERISA) or a cash balance pension plan or other hybrid plan that is an “applicable defined benefit plan” as defined in Section 203(f)(3) of ERISA; (iii) all NSTAR Employee Plans have been established and maintained in substantial compliance with their terms and all applicable Laws; (iv) each NSTAR Employee Plan subject to Section 409A of the Code has been maintained in substantial compliance with such provision; (v) each NSTAR Employee Plan which is intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable determination letter from the Internal Revenue Service as to its qualified status under Section 401(a) of the Code, or has time remaining under applicable Law to seek such a determination, and to NSTAR’s knowledge nothing has occurred since the issuance of such letter (or could reasonably be expected to occur) which might impair such favorable determination or otherwise impair the qualified status of such plan; (vi) no liability under Title IV of ERISA has been incurred by NSTAR or any NSTAR ERISA Affiliate that has not been satisfied in full when due, and no condition exists that is reasonably expected to result in the incurrence by NSTAR, any of its Subsidiaries or any NSTAR ERISA Affiliate of a liability under Title IV of ERISA (other than for the timely payment of Pension Benefit Guaranty Corporation (“PBGC”) insurance premiums); (vii) no NSTAR Employee Plan that is subject to Section 412 of the Code or Section 302 of ERISA has incurred a “funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA; (viii) all material contributions required to be made with respect to any NSTAR Employee Plan on or before the date hereof have been made and all obligations in respect of each NSTAR Employee Plan as of the date hereof have been accrued and reflected in the NSTAR financial statements to the extent required by GAAP; (ix) there are no pending or, to the best of NSTAR’s knowledge, threatened claims with respect to a NSTAR Employee Plan (other than claims for benefits in the ordinary course); (x) no NSTAR Employee Plan is the subject of an examination or audit by a Governmental Entity, is the subject of an application or filing under, or is a participant in, a government-sponsored amnesty, voluntary, compliance, self-correction or similar program, and (xi) no NSTAR Employee Plan is maintained for the benefit of employees outside of the United States.

(c) Except as otherwise provided in this Agreement neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement will (either solely as a result thereof or as a result of such transactions in conjunction with another event) (i) cause or result in an increase in the amount of compensation, payments or benefits or an acceleration of timing of vesting or payment of any benefits, payments or compensation payable in respect of any former or current employee, officer, member of the board of directors or Trustee of NSTAR or any of its Subsidiaries or (ii) cause or result in an increase in the liabilities of NSTAR, Northeast Utilities, the Surviving Company or any of their respective Subsidiaries to any third Person on account of matters relating to compensation or benefits in respect of any former or current employee, officer, member of the board of directors or Trustee of NSTAR or any of its Subsidiaries. No NSTAR Employee Plan provides for payments or benefits in connection with the transactions contemplated by this Agreement that, individually or in the aggregate, would give rise to the payment of any amount that would result in a loss of tax deductions pursuant to Section 280G of the Code.

(d) Section 2.12(d) of the NSTAR Disclosure Letter lists: (i) all collective bargaining agreements or other agreements with any union or other labor organization, in each case to which NSTAR or any of its Subsidiaries is a party or otherwise bound or that NSTAR or any of its Subsidiaries is in the process of negotiating (collectively, the “NSTAR Labor Agreements”), and (ii) all unions or other labor organizations which to the knowledge of NSTAR represent any employees of NSTAR or any of its Subsidiaries. NSTAR has made available to Northeast Utilities true and complete copies of each such NSTAR Labor Agreement. Except as would not, individually or in the aggregate, reasonably be expected to have a NSTAR Material Adverse Effect, the consummation of the transactions contemplated by this Agreement will not violate, or give rise to any liability by NSTAR, Northeast Utilities, the Surviving Company or any of their respective Subsidiaries under, any NSTAR Labor Agreement.

(e) To the knowledge of NSTAR there is not now in existence, nor has there been since three (3) years prior to the date of this Agreement, any pending or written threat of any: (i) strike, slowdown, stoppage, picketing or lockout involving a union or other labor organization with respect to employees of NSTAR or its Subsidiaries; or (ii) labor-related demand for representation or written petition for certification as collective bargaining representative of any employees of NSTAR or its Subsidiaries. There is not now in existence any pending, or to the knowledge of NSTAR threatened, Legal Proceeding, whether brought by a labor organization, union, a Governmental Entity or any other Person, alleging or involving any violation of any employment-related, labor-related or benefits-related Law, labor contract, employment agreement or the NSTAR Labor Agreement against, in respect of or relating to NSTAR, any of its Subsidiaries or any NSTAR Employee Plan,

including claims arising under any such Law, labor contract, employment agreement or the NSTAR Labor Agreement by any Person; in each case except for such Legal Proceedings which have not had, or would not be reasonably expected to have, individually or in the aggregate, a NSTAR Material Adverse Effect. To NSTAR’s knowledge, the relations between NSTAR and its Subsidiaries, on the one hand, and each of their respective employees and the unions or other labor organizations representing any such employees, on the other hand, are satisfactory.

(f) Except for such matters that would not reasonably be expected to have, individually or in the aggregate, a NSTAR Material Adverse Effect: (i) NSTAR and its Subsidiaries are, and since December 31, 2008 have been, in compliance with all applicable state, federal and local laws respecting labor and employment, including all laws relating to discrimination, disability, labor relations, unfair labor practices, hours of work, payment of wages, employee benefits, retirement benefits, compensation, immigration, workers’ compensation, working conditions, occupational safety and health, family and medical leave, reductions in force, plant closings, notification of employees, and employee terminations and (ii) neither NSTAR nor any of its Subsidiaries has any liability under the Worker Adjustment and Retraining Act (the “WARN Act”) or any state or local laws requiring notice with respect to such layoffs or plant closings.

(g) To NSTAR’s knowledge, no current or former employee of NSTAR or any of its Subsidiaries is in violation in any material respect, or has, to the knowledge of NSTAR, threatened a violation in any material respect of any term or provision of any employment Contract, confidentiality or other proprietary information disclosure contract arising out of or relating to such Person’s current or former employment or engagement by NSTAR or any of its Subsidiaries.

(h) To NSTAR’s knowledge, none of NSTAR’s or its Subsidiaries’ employment, labor, benefits or other policies or practices applicable to any current or former employee, independent contractor or leased personnel of NSTAR or any of its Subsidiaries are currently being audited or investigated by any Governmental Entity.

(i) Neither NSTAR nor any of its Subsidiaries has any employees employed outside of the United States.

Section 2.13    Environmental Laws and Regulations.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a NSTAR Material Adverse Effect:

(i) there is no pending or, to the knowledge of NSTAR, threatened, claim, lawsuit, administrative proceeding or investigation against NSTAR or any of its Subsidiaries, under or pursuant to any Environmental Law, and neither NSTAR nor any of its Subsidiaries has received written notice from any person, including any Governmental Entity, alleging that NSTAR has been or is in violation or potentially in violation of any applicable Environmental Law or otherwise may be liable under any applicable Environmental Law, which violation or liability is unresolved;

(ii) NSTAR and its Subsidiaries are and have been in compliance with all applicable Environmental Laws and with all Environmental Permits required under Environmental Laws for the conduct of their business or the operation of their facilities;

(iii) NSTAR and its Subsidiaries have all material Environmental Permits required for the operation of the businesses and the operation of their facilities pursuant to applicable Environmental Law, all such Environmental Permits are in effect, and, to the knowledge of NSTAR, there is no actual or alleged proceeding to revoke, modify or terminate such permits, licenses and approvals;

(iv) to the knowledge of NSTAR, there has been no Release of Hazardous Materials at any real property currently or formerly owned, leased, or operated by NSTAR or any Subsidiary, or any predecessor of NSTAR or any subsidiary, in concentrations or under conditions or circumstances that (A) would reasonably be expected to result in liability for NSTAR or any of its Subsidiaries under any Environmental Laws or (B) would require reporting, investigation, remediation, or other corrective or response action by NSTAR or any Subsidiary under any Environmental Law and that has not otherwise been addressed through such reporting, investigation, remediation, or other corrective or responsive action by NSTAR or any Subsidiary;

(v) neither NSTAR nor any Subsidiary is a party to any Order, judgment or decree that imposes any obligations under any Environmental Law and, to the knowledge of NSTAR, has not, either expressly or by operation of Law, undertaken any such obligations, including any obligation for corrective or remedial action, of any other person; and

(vi) neither NSTAR nor any Subsidiary is a party to any agreement pursuant to which it has assumed or accepted liability pursuant to applicable Environmental Law, or agreed to indemnify any third party, including with respect to the off-site or on-site disposal of Hazardous Materials, and to the knowledge of NSTAR, neither NSTAR nor any of its Subsidiaries is liable, by agreement or operation of Law, for any other person’s liabilities pursuant to applicable Environmental Law.

(b) This Section 2.13 contains the sole and exclusive representations and warranties of NSTAR and its Subsidiaries pertaining to environmental matters, Environmental Law, and Hazardous Materials.

(c) For purposes of this Agreement:

(i) “Cleanup” shall mean all actions required to: (1) cleanup, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment; (2) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (3) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (4) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment;

(ii) “Environmental Claim” shall mean any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, Release or threatened Release of any Hazardous Materials at any location, whether or not owned or operated by NSTAR or Northeast Utilities, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law;

(iii) “Environmental Law” shall mean all federal, state, local, and foreign laws, regulations, Orders, decrees, permits, licenses, certifications, authorizations or common law requirements relating to pollution or protection of human health or the environment, including, without limitation, Laws or common law relating to exposure to or Releases or threatened Releases of Hazardous Materials or otherwise relating to the treatment, storage, Release, transport, disposal or handling of Hazardous Materials and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials, and all laws relating to endangered or threatened species of fish, wildlife and plants and the management or use of natural resources;

(iv) “Environmental Permits” means Permits required pursuant to applicable Environmental Laws;

(v) “Hazardous Materials” means (i) any petrochemical or petroleum products, oil or coal ash, radioactive materials, radon gas, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid which may contain levels of polychlorinated biphenyls; (ii) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “restricted hazardous materials,” “extremely hazardous substances,” “toxic substances,” “contaminants” or “pollutants” or words of similar meaning and regulatory effect; or (iii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any applicable Environmental Law; and

(vi) “Release” shall mean any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into or through the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

Section 2.14    Legal Proceedings; Orders.

(a) There is no pending Legal Proceeding (other than Legal Proceedings involving Tax matters, employee and labor matters or environmental matters, which are covered solely by Sections 2.11, 2.12 and 2.13, respectively) and, within the past twelve (12) months, to the knowledge of NSTAR, no Person has threatened to commence any Legal Proceeding (other than Legal Proceedings involving Tax matters, employee and labor matters or environmental matters, which are covered solely by Sections 2.11, 2.12 and 2.13, respectively), against NSTAR or any of its Subsidiaries or any of the assets owned or used by any of them, in each case which would reasonably be expected to have, individually or in the aggregate, a NSTAR Material Adverse Effect. There is no Order to which NSTAR or any of its Subsidiaries, or any of the material assets owned or used by any of them, is subject which would reasonably be expected to have, individually or in the aggregate, a NSTAR Material Adverse Effect.

(b) For purposes of this Agreement:

(i) “Legal Proceeding” shall mean any action, suit, litigation, arbitration, grievance, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving any Person, any court or other Governmental Entity or any arbitrator or arbitration panel, or any union or other labor organization (excluding grievances filed pursuant to a NSTAR Labor Agreement or Northeast Utilities Labor Agreement, as the case may be, where the grievance was resolved, withdrawn or not pursued prior to arbitration being demanded); and

(ii) “Order” shall mean any: (A) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Entity or any arbitrator or arbitration panel; or (B) Contract with any Governmental Entity entered into in connection with any Legal Proceeding.

Section 2.15    Real Property.

(a) Each of NSTAR and its Subsidiaries has (i) good, valid and insurable fee simple title or (ii) good and valid leasehold interest in and to each parcel of real property owned (the “NSTAR Owned Property”) or leased (the “NSTAR Leased Property”), as applicable, by NSTAR or any of its Subsidiaries, subject to any Permitted Encumbrances that would not, individually or in the aggregate, reasonably be expected to have a NSTAR Material Adverse Effect.

(b) Other than as would not reasonably be expected to have, individually or in the aggregate, a NSTAR Material Adverse Effect, the NSTAR Owned Property is not subject to any existing or threatened Legal Proceedings or physical defects or conditions affecting any NSTAR Owned Property.

(c) Other than as would not reasonably be expected to have, individually or in the aggregate, a NSTAR Material Adverse Effect, (i) each lease or similar agreement for a NSTAR Leased Property (a “NSTAR Lease”) is in full force and effect and enforceable in accordance with its terms, and (ii) NSTAR or its relevant Subsidiary and, to NSTAR’s knowledge, the other party to the NSTAR Lease are not in breach or default under such NSTAR Lease.

Section 2.16    Intellectual Property.

(a) Each of NSTAR and its Subsidiaries owns or has a valid right to use, free and clear of all Encumbrances, all Intellectual Property used or held for use in, or necessary to conduct, the business of NSTAR and the Subsidiaries of NSTAR as currently conducted, except where the failure to possess such ownership or valid rights to use would not reasonably be expected to have, individually or in the aggregate, a NSTAR Material Adverse Effect. The conduct of the business of NSTAR and each of the Subsidiaries of NSTAR does not infringe upon, misappropriate or otherwise violate any Intellectual Property of any third party except where such infringement, misappropriation or other violation would not reasonably be expected to have, individually or in the aggregate, a NSTAR Material Adverse Effect, and to NSTAR’s knowledge no Person is infringing upon, misappropriating or otherwise violating any Intellectual Property of NSTAR or any NSTAR Subsidiary, except where such infringement, misappropriation or other violation would not reasonably be expected to have, individually or in the aggregate, a NSTAR Material Adverse Effect.

(b) For purposes of this Agreement, “Intellectual Property” shall mean (i) patents, patent applications, patent disclosures, and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions thereof, (ii) trademarks, service marks, names, corporate names, trade names, domain names, logos, slogans, trade dress, and other similar designations of source or origin, together with the goodwill symbolized by any of the foregoing, (iii) copyrights and copyrightable subject matter, (iv) rights in computer programs (whether in source code, object code, or other form), algorithms, databases, compilations and data, technology supporting the foregoing, and all documentation, including user manuals and training materials, related to any of the foregoing, (v) trade secrets and all other confidential information, know-how, inventions, proprietary processes, formulae, models, and methodologies, (vi) rights of publicity, privacy, and rights to personal information, (vii) all rights in the foregoing and in other similar intangible assets, and (viii) all applications and registrations for the foregoing.

Section 2.17    Insurance.

Except for failures to maintain insurance that, individually or in the aggregate, have not had and would not reasonably be expected to have a NSTAR Material Adverse Effect, from December 31, 2009 through the date of this Agreement, each of NSTAR and its Subsidiaries has been continuously insured with recognized insurers or has self-insured, in each case in such amounts and with respect to such risks and losses as are customary for the nature of the property so insured and for companies in the United States conducting the business conducted by NSTAR and its Subsidiaries during such time period. Neither NSTAR nor any of its Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of NSTAR or any of its Subsidiaries, except as would not be reasonably expected to have a NSTAR Material Adverse Effect.

Section 2.18    Trading.

Neither NSTAR nor any Subsidiary or Affiliate of NSTAR engages in any material trading with respect to physical commodity transactions, exchange-traded futures and options transactions, over-the-counter transactions and derivatives thereof and similar transactions.

Section 2.19    Regulation as a Utility.

Neither NSTAR nor any Subsidiary or Affiliate of NSTAR is subject to regulation as a public utility or public service company (or similar designation) by any state in the United States other than the Commonwealth of Massachusetts or any foreign country. NSTAR is a public utility holding company as defined by PUHCA 2005 and applicable FERC orders.

Section 2.20    Information to be Supplied.

None of the information supplied or to be supplied by or on behalf of NSTAR for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement is filed with the SEC or becomes effective under the Securities Act or (b) the Joint Proxy Statement will, at the time the Joint Proxy Statement is mailed to the NSTAR Shareholders, or at the time of the NSTAR Shareholders’ Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein, necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement of a material fact in any earlier communication with respect to the solicitation of proxies for the NSTAR Shareholders’ Meeting which has become false or misleading. The Joint Proxy Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, NSTAR makes no representation or warranty with respect to any information supplied by or to be supplied by Northeast Utilities, Merger Sub or Acquisition Sub that is included or incorporated by reference in the foregoing documents.

Section 2.21    Takeover Statutes.

(a) Except with respect to Section 56 of the NSTAR declaration of trust and as required by M.G.L.c.164 Section 96, the approval by the Board of Trustees of NSTAR referred to in Section 2.2(b) constitutes the approval of this Agreement and the transactions contemplated hereby, including the Merger, for purposes of the M.G.L. and represents the only action necessary to ensure that any “business combination” (as defined in the M.G.L.) (to the extent applicable) or any other applicable provisions of any Massachusetts law does not and will not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger and the other transactions contemplated hereby. Except with respect to Section 56 of the NSTAR declaration of trust and as required by M.G.L. c. 164 Section 96, to the knowledge of NSTAR, no other Takeover Laws or any anti-takeover provision in the NSTAR Organization Documents are, or at the Effective Time will be, applicable to NSTAR, the Merger, this Agreement or any of the transactions contemplated hereby and thereby.

(b) For purposes of this Agreement, “Takeover Laws” shall mean any “Moratorium,” “Control Share Acquisition,” “Fair Price,” “Supermajority,” “Affiliate Transactions,” “Business Combination Statute or Regulation” or other similar state antitakeover laws and regulations.

Section 2.22    Financial Advisors.

Except for Goldman, Sachs & Co. and Lexicon Partners (US) LLC (the fees and expenses of which will be paid by NSTAR and are reflected in the respective agreements between such financial advisors and NSTAR), neither NSTAR nor any of its Subsidiaries has employed any financial advisor, investment bank, broker or finder who is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement. NSTAR has furnished to Northeast Utilities accurate and complete copies of its agreements with Goldman, Sachs & Co. and Lexicon Partners (US) LLC.

Section 2.23    Opinions of Financial Advisors.

NSTAR’s Board of Trustees has received the opinions of Goldman, Sachs & Co. and Lexicon Partners (US) LLC, dated the date of this Agreement, to the effect that, as of such date and based upon and subject to various assumptions and qualifications set forth therein, the Exchange Ratio is fair, from a financial point of view, to the holders of NSTAR Common Shares. NSTAR shall, promptly following receipt of said opinions in written form, furnish an accurate and complete copy of said opinions to Northeast Utilities solely for informational purposes.

Section 2.24    No Additional Representations.

Except for those representations and warranties expressly set forth in this Article II and except as otherwise expressly set forth in this Agreement, neither NSTAR nor any of its Subsidiaries or other Person acting on behalf of NSTAR makes any representation or warranty of any kind or nature, express or implied, in connection with the transactions contemplated by this Agreement. Neither NSTAR nor any of its Subsidiaries has made or makes any representation or warranty with respect to any projections, estimates or budgets made available to the public, Northeast Utilities, Merger Sub or Acquisition Sub or their affiliates of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of NSTAR and its Subsidiaries or the future business and operations of NSTAR and its Subsidiaries.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF NORTHEAST UTILITIES, MERGER

SUB AND ACQUISITION SUB

Except as disclosed in (a) the Northeast Utilities SEC Documents furnished or filed prior to the date hereof (excluding any disclosures set forth in any “risk factor” section and in any section relating to forward-looking statements to the extent that they are cautionary, predictive or forward-looking in nature), where it is reasonably apparent on its face that such disclosure is applicable to the representation or (b) the disclosure letter delivered by Northeast Utilities to NSTAR prior to the execution and delivery of this Agreement (the “Northeast Utilities Disclosure Letter”) (each section of which qualifies the correspondingly numbered representation, warranty or covenant to the extent specified therein and such other representations, warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to such other representation, warranty or covenant reasonably apparent), Northeast Utilities represents and warrants to NSTAR as follows:

Section 3.1    Due Organization; Subsidiaries.

(a) (i) Northeast Utilities is a voluntary association with transferable shares organized and existing under and by virtue of M.G.L. c. 182, (ii) each of Northeast Utilities’ Subsidiaries is a corporation, limited liability company, or trust duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, and (iii) each of Northeast Utilities and each Northeast Utilities Subsidiary has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, or to have such power or authority, would not reasonably be expected to have, individually or in the aggregate, a Northeast Utilities Material Adverse Effect. Northeast Utilities has delivered or made available to NSTAR an accurate and complete copy of the declaration of trust (or similar organizational documents) of Northeast Utilities and each of its Subsidiaries (collectively, the “Northeast Utilities Organization Documents”).

(b) Section 3.1(b) of the Northeast Utilities Disclosure Letter lists each Subsidiary of Northeast Utilities and its jurisdiction of organization. All of the outstanding shares of capital stock or other ownership interests of each Subsidiary of Northeast Utilities have been validly issued and are fully paid and nonassessable. All of the outstanding shares of capital stock or other ownership interests of each Subsidiary of Northeast Utilities are owned by Northeast Utilities, by one or more Subsidiaries of Northeast Utilities or by Northeast Utilities and one or more Subsidiaries of Northeast Utilities, in each case free and clear of all Encumbrances. Except for the capital stock and other ownership interests of its Subsidiaries, neither Northeast Utilities nor any of its Subsidiaries owns, directly or indirectly, any capital stock or other ownership interest in any other Person.

(c) For purposes of this Agreement a “Northeast Utilities Material Adverse Effect” means a material adverse event, change, effect, state of facts, development, condition or occurrence on or with respect to the business, financial condition or continuing results of operations of Northeast Utilities and its Subsidiaries, taken as a whole, other than any event, change, effect, state of facts, development, condition or occurrence: (i) in or generally affecting the economy or the financial or securities markets in the United States or elsewhere in the world, the industry or industries in which Northeast Utilities or its Subsidiaries operate generally or in any specific jurisdiction or geographical area or (ii) resulting from or arising out of (A) any changes or developments in national, regional, state or local wholesale or retail markets for electric power, capacity or fuel or related products, including those due to actions by competitors or due to changes in commodities prices or hedging markets therefor, (B) any changes or developments in national, regional, state or local electric transmission or distribution systems, (C) any changes or developments in national, regional, state or local wholesale or retail electric power and capacity prices, (D) the announcement or the existence of, or compliance with, this Agreement or the transactions contemplated hereby, (E) any taking of any action at the written request of NSTAR, (F) any adoption, implementation, promulgation, repeal, modification, reinterpretation or proposal of any rule, regulation, ordinance, order, protocol or any other Law of or by any national, regional, state or local Governmental Entity, independent system operator, regional transmission organization or market administrator, (G) any changes in GAAP or accounting standards or interpretations thereof (except to the extent materially disproportionately affecting Northeast Utilities and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which Northeast Utilities and its Subsidiaries operate), (H) any weather-related or other force majeure event or outbreak or escalation of hostilities or acts of war or terrorism (except to the extent materially disproportionately affecting Northeast Utilities and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which Northeast Utilities and its Subsidiaries operate), (I) any changes in the share price or trading volume of the Northeast Utilities Common Shares or in Northeast Utilities’ credit rating, or the failure of Northeast Utilities to meet projections or forecasts (unless due to any event, change, effect, development, condition or occurrence which has resulted in a Northeast Utilities Material Adverse Effect) or (J) any changes or developments in connection with the transmission services agreement and related transactions between H.Q. Hydro Renewable Energy, Inc., a subsidiary of Hydro-Québec, and Northern Pass Transmission LLC, a joint venture between NSTAR and Northeast Utilities; provided, however, that clause (D) shall not diminish the effect of, and shall be disregarded for purposes of, any representations and warranties set forth in Section 3.5(b).

Section 3.2    Authority; Binding Nature of Agreement.

(a) Each of Northeast Utilities, Merger Sub and Acquisition Sub has the legal capacity, power and authority (including full corporate, limited liability company or similar power and authority) to enter into and to perform their respective obligations under this Agreement and, subject to the receipt of Northeast Utilities Shareholder Approval, to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by Northeast Utilities, Merger Sub and Acquisition Sub and the consummation by Northeast Utilities and Merger Sub of the Merger and of the other transactions contemplated by this Agreement have been duly authorized by all necessary corporate or limited liability company action on the part of Northeast Utilities and Merger Sub (other than, with respect to the Merger, the receipt of Northeast Utilities Shareholder Approval).

(b) Northeast Utilities’ Board of Trustees has (i) determined that the Combination is in the best interests of, and is advisable to, Northeast Utilities and the Northeast Utilities Shareholders, (ii) approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement, and (iii) resolved to make the Northeast Utilities Recommendation. Except in connection with a Northeast Utilities Adverse Recommendation Change in accordance with Section 5.4, such resolutions of Northeast Utilities’ Board of Trustees have not been rescinded, modified or withdrawn in any way.

(c) This Agreement has been duly executed and delivered by Northeast Utilities, Merger Sub and Acquisition Sub and constitutes the legal, valid and binding obligation of Northeast Utilities, Merger Sub and Acquisition Sub, enforceable against Northeast Utilities and Merger Sub in accordance with its terms, subject to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies.

Section 3.3    Vote Required.

The affirmative vote of the holders of a majority of the Northeast Utilities Common Shares present or represented and entitled to vote to approve the issuance of the Northeast Utilities Common Shares consisting of the Merger Consideration, provided that at least a majority of the outstanding Northeast Utilities Common Shares vote at such meeting, is the only vote of the holders of any class or series of Northeast Utilities’ shares of beneficial interests necessary to approve the Merger Consideration, the affirmative vote of the holders of a majority of the Northeast Utilities Common Shares outstanding and entitled to vote on the record date is the only vote necessary to increase the number of Northeast Utilities Common Shares authorized for issuance necessary to issue the Merger Consideration, and the affirmative vote of the holders of two-thirds of the Northeast Utilities Common Shares outstanding and entitled to vote on the record date for the Northeast Utilities Shareholders’ Meeting (the “Northeast Utilities Shareholder Approval”) is the only vote of the holders of any class or series of Northeast Utilities’ shares of beneficial interests necessary to adopt this Agreement and otherwise approve and consummate the Merger and the other transactions contemplated by this Agreement (the “Northeast Utilities Proposal”).

Section 3.4    Capitalization.

(a) The authorized shares of beneficial interest of Northeast Utilities consists of 225,000,000 Northeast Utilities Common Shares. As of the date of this Agreement, (i) 176,280,918 Northeast Utilities Common Shares are issued and outstanding, which includes 234,611 restricted shares outstanding as the date hereof, (ii) 19,454,509 Northeast Utilities Common Shares are held in Northeast Utilities’ treasury or by any Subsidiary of Northeast Utilities, (iii) 622,050 Northeast Utilities Common Shares are issuable pursuant to stock incentive plans of Northeast Utilities (the “Northeast Utilities Share Plans”) of which, 148,149 shares are issuable in respect of Northeast Utilities Share Options, and 473,901 shares are issuable in respect of each stock-based or incentive compensation award, including dividend equivalent rights, under the Northeast Utilities Share Plans, exclusive of Northeast Utilities Share Options (“Northeast Utilities RSUs”), (iv) 15,946 cash-settled, compensatory phantom shares, and (v) 2,838,942 shares are reserved for the grant of additional awards under Northeast Utilities Share Plans. All of the outstanding Northeast Utilities Common Shares have been duly authorized and validly issued, and are fully paid and nonassessable and are not subject to any preemptive right, and all Northeast Utilities Common Shares which may be issued pursuant to the exercise or vesting of Northeast Utilities RSUs and Northeast Utilities Share Options will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive right. Except as described in clause (iii) and (iv) of this Section 3.4(a), there are not any phantom shares or other contractual rights the value of which is determined in whole or in part by the value of any shares of beneficial interest of Northeast Utilities and there are not any outstanding share appreciation rights with respect to the shares of beneficial interest of Northeast Utilities. Other than Northeast Utilities Common Shares, there are no other authorized classes of shares of beneficial interest of Northeast Utilities.

(b) The Northeast Utilities Common Shares to be issued pursuant to the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, and not subject to any preemptive right.

(c) There are no voting trusts or other agreements or understandings to which Northeast Utilities, any of its Subsidiaries or any of their respective executive officers or Trustees is a party with respect to the voting of Northeast Utilities Common Shares or the shares of beneficial interest or other equity interests of any Subsidiary of Northeast Utilities.

(d) Except for the options to purchase Northeast Utilities Common Shares that have been granted under the Northeast Utilities Share Plans (collectively the “Northeast Utilities Share Options”) and Northeast Utilities RSUs, there are no outstanding subscriptions, options, warrants, calls, convertible securities or other similar rights, agreements or commitments relating to the issuance of capital stock or other equity interests to which Northeast Utilities or any of its Subsidiaries is a party obligating Northeast Utilities or any of its Subsidiaries to (i) issue, transfer or sell any shares of capital stock or other equity interests of Northeast Utilities or any of its Subsidiaries or securities convertible into or exchangeable or exercisable for such shares or equity interests, (ii) grant, extend or enter into such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (iii) redeem or otherwise acquire any such shares of capital stock or other equity interests, or (iv) provide a material amount of funds to, or make any material investment (in the form of loan, capital contribution or otherwise) in any Subsidiary of Northeast Utilities. At the Effective Time, except for the Northeast Utilities Share Options and Northeast Utilities RSUs, there will not be any outstanding subscriptions, options, warrants, calls, preemptive rights, subscriptions, or other rights, convertible or exchangeable securities, agreements, claims or commitments of any character by which Northeast Utilities or any of its Subsidiaries will be bound calling for the purchase or issuance of any shares of the capital stock of Northeast Utilities or any of its Subsidiaries or securities convertible into or exchangeable for such shares or any other such securities or agreements. Each stock option issued with respect to Northeast Utilities Common Shares was granted with a per-share exercise or base price, as the case may be, not less than the fair market value of a share of Northeast Utilities Common Shares on the date of grant.

(e) There are no outstanding bonds, debentures, notes or other indebtedness of Northeast Utilities or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which the shareholders or other equity holders of Northeast Utilities or any Subsidiary of Northeast Utilities may vote.

Section 3.5    Governmental Filings; No Violations.

(a) Other than the filings, notices, waiting periods and/or approvals required by (i) Section 1.3, (ii) the HSR Act, (iii) the FERC under the Federal Power Act, (iv) the Exchange Act, (v) the NYSE rules and regulations, (vi) the NRC under the Atomic Energy Act, (vii) the Massachusetts Department of Public Utilities, and (viii) any pre-approvals required by any other applicable state regulatory agencies or commissions (collectively, the “Northeast Utilities Regulatory Approvals”), no consent, approval, Order, license, permit or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is necessary or required to be obtained or made by or with respect to Northeast Utilities or Merger Sub in connection with the execution and delivery of this Agreement, the performance by each of Northeast Utilities, Merger Sub and Acquisition Sub of its obligations under this Agreement and the consummation by Northeast Utilities and Merger Sub of the Merger and the other transactions contemplated hereby, except those the failure of which to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Northeast Utilities Material Adverse Effect.

(b) The execution and delivery of this Agreement by Northeast Utilities and Merger Sub do not, and the consummation of the Merger and the other transactions contemplated hereby will not (with or without notice or lapse of time or both), (i) violate or conflict with any provision of the Northeast Utilities Organization

Documents or similar governing documents of any Subsidiary of Northeast Utilities, (ii) subject to obtaining the Northeast Utilities Regulatory Approvals and the Northeast Utilities Shareholder Approval, violate or conflict with any Laws or any Order applicable to Northeast Utilities or any of its Subsidiaries or any of their respective assets or properties, (iii) subject to obtaining the third-party consents and approvals set forth in Section 3.5(b) of the Northeast Utilities Disclosure Letter, violate, conflict with, or result in a breach of any provision of, or constitute a default under, or trigger any obligation to repurchase, redeem or otherwise retire indebtedness under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation, guaranteed payment or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any Encumbrance upon any of the assets of Northeast Utilities or any of its Subsidiaries pursuant to any provisions of any material note, bond, mortgage, indenture, deed of trust, Permit, concession, Contract, lease or other instrument, obligation or agreement of any kind to which Northeast Utilities or any of its Subsidiaries is now a party or by which it or any of its assets may be bound, or trigger any buy-sell or similar agreements, or (iv) result in the creation of any Encumbrance upon any of the material properties or assets of Northeast Utilities or any of its Subsidiaries (including NSTAR and its Subsidiaries following the Merger) except, in the case of clauses (ii), (iii) and (iv) for any breach, violation, termination, default, acceleration, creation, change, conflict or Encumbrance that would not reasonably be expected to have, individually or in the aggregate, a Northeast Utilities Material Adverse Effect.

Section 3.6    SEC Filings; Financial Statements; Utility Reports.

(a) All statements, reports, schedules, forms, exhibits and other documents required to have been filed with or furnished to the SEC by Northeast Utilities or its Subsidiaries since December 31, 2009 (the “Northeast Utilities SEC Documents”) have been timely filed or furnished, as the case may be. As of their respective dates (or, if amended, supplemented or superseded by a filing prior to the date of this Agreement, then on the date of such amendment, supplement or superseding filing): (i) each of the Northeast Utilities SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be), and the requirements of SOX, each as in effect on the date so filed or furnished, and (ii) none of the Northeast Utilities SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The Northeast Utilities SEC Documents include all certifications and statements required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX and the rules and regulations of the SEC promulgated thereunder, and such certifications and statements contain no qualifications or exceptions to the matters certified or stated therein and have not been modified or withdrawn.

(c) The financial statements (including related notes, if any) contained in the Northeast Utilities SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not have contained notes and were subject to normal and recurring year-end adjustments); and (iii) fairly presented in all material respects the consolidated financial position of Northeast Utilities and its consolidated Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Northeast Utilities and its consolidated Subsidiaries for the periods covered thereby. For purposes of this Agreement, “Northeast Utilities Balance Sheet” means that audited consolidated balance sheet of Northeast Utilities and its consolidated Subsidiaries as of December 31, 2009 set forth in Northeast Utilities’ Annual Report on Form 10-K filed with the SEC on February 26, 2010 and the “Northeast Utilities Balance Sheet Date” means December 31, 2009.

(d) Northeast Utilities has designed and maintains a system of internal control over financial reporting (as defined in Rules 13a–15(f) and 15d–15(f) of the Exchange Act) sufficient to provide reasonable assurances regarding the reliability of financial reporting. Northeast Utilities (i) has designed and maintains disclosure controls and procedures (as defined in Rules 13a–15(e) and 15d–15(e) of the Exchange Act) to

provide reasonable assurance that all information required to be disclosed by Northeast Utilities in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms and is accumulated and communicated to Northeast Utilities’ management as appropriate to allow timely decisions regarding required disclosure and (ii) has disclosed, based on its most recent evaluation of its disclosure controls and procedures and internal control over financial reporting prior to the date of this Agreement, to Northeast Utilities’ auditors and the audit committee of the Northeast Utilities Board (A) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect in any material respect Northeast Utilities’ ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Northeast Utilities’ internal control over financial reporting. Since December 31, 2009, any material change in internal control over financial reporting required to be disclosed in any Northeast Utilities SEC Document has been so disclosed.

(e) Since the Northeast Utilities Balance Sheet Date, (i) neither Northeast Utilities nor any of its Subsidiaries nor, to the knowledge of Northeast Utilities, any Trustee, member of the board of directors, officer, employee, auditor, accountant or representative of Northeast Utilities or any of its Subsidiaries has received or otherwise obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Northeast Utilities or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Northeast Utilities or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) to the knowledge of Northeast Utilities, no attorney representing Northeast Utilities or any of its Subsidiaries, whether or not employed by Northeast Utilities or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation, by Northeast Utilities or any of its officers, Trustees, employees or agents to the Trustees of Northeast Utilities or any committee thereof or to any Trustee or executive officer of Northeast Utilities.

(f) None of Northeast Utilities’ Subsidiaries is, or has at any time since December 31, 2007 been, subject to the reporting requirements of Sections 13(a) or 15(d) of the Exchange Act. Northeast Utilities is not, and at the Effective Time will not be, an “ineligible issuer” as defined in Rule 405 of the Securities Act.

(g) Since December 31, 2009, each of Northeast Utilities and its Subsidiaries has filed with the DOE, FERC, NRC, SEC, or the appropriate state public utilities commission, as the case may be, all documents required to be filed by it under the EP Act 2005, the Federal Power Act, the Atomic Energy Act and applicable state public utility laws and regulations, except for filings the failure of which to make would not reasonably expected to have, individually or in the aggregate, a Northeast Utilities Material Adverse Effect. All such documents complied, as of the date so filed, with all applicable requirements of the applicable statute and rules and regulations thereunder, except for failures to comply that would not reasonably be expected to have, individually or in the aggregate, a Northeast Utilities Material Adverse Effect.

Section 3.7    Absence of Changes.

Since the Northeast Utilities Balance Sheet Date, (a) Northeast Utilities and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business in a consistent manner since such date and (b) there has not been any event, change, effect, development, condition or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Northeast Utilities Material Adverse Effect.

Section 3.8    Absence of Undisclosed Liabilities.

Since the Northeast Utilities Balance Sheet Date, neither Northeast Utilities nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise that would be required to be reflected in financial statements prepared in accordance with GAAP, except for: (a) liabilities reflected or reserved against in Northeast Utilities’ consolidated balance sheets (or disclosed in the notes thereto) included in Northeast Utilities SEC Documents, (b) liabilities that have been incurred by Northeast Utilities or any Subsidiary since the Northeast Utilities Balance Sheet Date in the ordinary course of business consistent with prior practice, (c) liabilities incurred in connection with the transactions contemplated by this Agreement and (d) liabilities which would not reasonably be expected to have, individually or in the aggregate, a Northeast Utilities Material Adverse Effect. Neither Northeast Utilities nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract or arrangement (including any Contract relating to any transaction or relationship between or among Northeast Utilities and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act), where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, Northeast Utilities or any of its Subsidiaries, in Northeast Utilities’ consolidated financial statements or Northeast Utilities SEC Documents.

Section 3.9    Compliance with Laws; Regulation.

(a) The businesses of each of Northeast Utilities and its Subsidiaries are being, and since December 31, 2009, have been conducted in compliance with all applicable Laws (other than Tax Laws, labor and employment Laws, and Environmental Laws, which are covered solely by Section 3.11, Section 3.12 and Section 3.13, respectively), except for instances of non-compliance that, individually or in the aggregate, would not reasonably be expected to have a Northeast Utilities Material Adverse Effect. Since December 31, 2009, neither Northeast Utilities nor any of its Subsidiaries has received any written notice from any Governmental Entity regarding any actual or possible violation of, or failure to comply with, any Law, which has had or would reasonably be expected to have, individually or in the aggregate, a Northeast Utilities Material Adverse Effect.

(b) Each of Northeast Utilities and its Subsidiaries is in possession of all Permits (other than Permits required under Environmental Laws, which are covered solely by Section 3.13) necessary for it to own, lease and operate its respective properties or to develop, produce, store, distribute, promote, offer and sell its respective products and services or otherwise to carry on its business as it is now being conducted (the “Northeast Utilities Permits”), and, as of the date of this Agreement, all such Northeast Utilities Permits are in full force and effect and no suspension, revocation, termination, cancellation, non-renewal, or modification not requested by Northeast Utilities of any of the Northeast Utilities Permits is pending or, to the knowledge of Northeast Utilities, threatened, except where the failure to have, or the suspension, revocation, termination, non-renewal, cancellation or modification of, any of the Northeast Utilities Permits would not reasonably be expected to have, individually or in the aggregate, a Northeast Utilities Material Adverse Effect. Northeast Utilities and its Subsidiaries, and their respective businesses as currently conducted, are in compliance with the terms of the Northeast Utilities Permits, except failures so to comply that, individually or in the aggregate, have not had and would not reasonably be expected to have a Northeast Utilities Material Adverse Effect.

(c) Section 3.9(c) of the Northeast Utilities Disclosure Letter lists each Subsidiary of Northeast Utilities that is regulated as a public utility by the FERC. Neither Northeast Utilities nor any of its Subsidiaries is classified as an Exempt Wholesale Generator under PUHCA 2005.

(d) Each of Northeast Utilities, its Subsidiaries and their respective Trustees, members of the board of directors and officers is in compliance in all material respects with (i) the provisions of SOX and the related rules and regulations promulgated thereunder or under the Exchange Act, (ii) the listing and corporate governance rules and regulations of the NYSE, and (iii) the rules and regulations of the regional transmission organization of which it is a member, in each case in clauses (i), (ii) and (iii) as such provisions, rules and regulations are applicable to such Person. Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3), since the enactment of SOX, neither Northeast Utilities nor any of its Affiliates has made, arranged or modified (in any material way) personal loans to any executive officer or Trustee of Northeast Utilities or any officer or member of the board of directors of its Subsidiaries.

Section 3.10    Material Contracts.

(a) All material Contracts, including amendments thereto, required to be filed as an exhibit to any report of Northeast Utilities filed pursuant to the Exchange Act of the type described in Item 601(b) of Regulation S-K under the Exchange Act have been so filed, and, as of the date hereof, no such Contract has been amended or modified since the date so filed.

(b) Other than the Contracts set forth in clause (a) above which were filed in an unredacted form, Section 3.10(b) of the Northeast Utilities Disclosure Letter sets forth a correct and complete list, and Northeast Utilities has made available to NSTAR correct and complete copies (including all material amendments, modifications, extensions or renewals with respect thereto), of any Contract to which Northeast Utilities or any of the Subsidiaries of Northeast Utilities is a party or bound as of the date hereof:

(i) that is any non-competition Contract or other Contract that (A) purports to limit in any material respect either the type of business in which Northeast Utilities or its Subsidiaries or any of their respective Affiliates may engage or the manner or geographic area in which any of them may so engage in any business, (B) would require the disposition of any material assets or line of business of Northeast Utilities or its Subsidiaries or any of their respective Affiliates as a result of the consummation of the transactions contemplated by this Agreement, (C) is a material Contract that grants “most favored nation” status that, following the Effective Time, would apply to Northeast Utilities or its Subsidiaries, including NSTAR and its Subsidiaries or (D) prohibits or limits, in any material respect, the right of Northeast Utilities or any of its Subsidiaries to make, sell or distribute any products or services or use, transfer, license or enforce any of their respective Intellectual Property rights; or

(ii) under which Northeast Utilities or any Northeast Utilities Subsidiary has created, incurred, assumed or guaranteed (or may create, incur, assume or guarantee) indebtedness for borrowed money in excess of $50 million individually or in the aggregate (except for such indebtedness between Northeast Utilities and its Subsidiaries or between such Subsidiaries or guaranties by Northeast Utilities of indebtedness of Northeast Utilities and of its Subsidiaries or by any Northeast Utilities Subsidiary of indebtedness of Northeast Utilities or of another Subsidiary of Northeast Utilities).

(c) The material Contracts described in clauses (a) and (b), together with all exhibits and schedules to such Contracts, as amended through the date hereof, are referred to herein as “Northeast Utilities Material Contracts.”

(d) Each Northeast Utilities Material Contract is valid and binding on Northeast Utilities or a Subsidiary of Northeast Utilities, as the case may be, and, to the knowledge of Northeast Utilities, each other party thereto, and is in full force and effect in accordance with its terms, except for (i) terminations or expirations at the end of the stated term or (ii) such failures to be valid and binding or to be in full force and effect as would not reasonably be expected to have, individually or in the aggregate, a Northeast Utilities Material Adverse Effect, in each case subject to (A) Laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (B) rules of law governing specific performance, injunctive relief and other equitable remedies.

(e) Neither Northeast Utilities nor any of its Subsidiaries is in breach of, or default under the terms of, and, to the knowledge of Northeast Utilities, no other party to any Northeast Utilities Material Contract is in breach of, or default under the terms of, any Northeast Utilities Material Contract, nor is any event of default (or similar term) continuing under any Northeast Utilities Material Contract, and, to the knowledge of Northeast Utilities, there does not exist any event, condition or omission that would constitute such a default, breach or event of default (or similar term) (whether by lapse of time or notice or both) under any Northeast Utilities Material Contract, in each case where such breach, default or event of default would reasonably be expected to have, individually or in the aggregate, a Northeast Utilities Material Adverse Effect.

(f) All Northeast Utilities Material Contracts, to which Northeast Utilities or any of its Subsidiaries is a party, have been approved or reviewed by the appropriate regulatory authority to the extent such approval or review is required, except where such failure to obtain such approval or review that would not reasonably be expected to have, individually or in the aggregate, a Northeast Utilities Material Adverse Effect.

Section 3.11    Tax Matters.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Northeast Utilities Material Adverse Effect:

(i) all Tax Returns required to be filed by Northeast Utilities or any of its Subsidiaries have been timely filed, all such Tax Returns were true, correct and complete in all respects, and all such Tax Returns filed on or before December 31, 2006 have been examined by the appropriate Taxing Authority or the periods for assessment of the Taxes in respect of which such Tax Returns were required to be filed have expired;

(ii) all Taxes required to be paid or withheld by Northeast Utilities or any of its Subsidiaries have been timely paid or withheld;

(iii) there are no liens for Taxes on the assets of Northeast Utilities or any of its Subsidiaries other than Permitted Encumbrances;

(iv) no deficiency for Taxes has been proposed, assessed or asserted in writing against Northeast Utilities or any of its Subsidiaries other than those that have been paid in full, that are being contested in good faith, or for which there are adequate accruals or reserves in accordance with GAAP on the financial statements included in the Northeast Utilities SEC Documents;

(v) the financial statements included in the Northeast Utilities SEC Documents reflect adequate accruals and reserves in accordance with GAAP for all Taxes payable by Northeast Utilities and its Subsidiaries for all taxable periods (and portions thereof) through the dates of such financial statements;

(vi) no Taxes of Northeast Utilities or any of its Subsidiaries are being contested and there are no audits, claims, assessments, levies, or administrative or judicial proceedings regarding Taxes pending or proposed in writing against Northeast Utilities or any of its Subsidiaries;

(vii) within the past two (2) years or otherwise as part of a plan that includes the Combination, neither Northeast Utilities nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation,” each within the meaning of Section 355(a)(1)(A) of the Code, in a distribution intended to qualify under Section 355 of the Code;

(viii) neither Northeast Utilities nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4 (as in effect at the relevant time) (or any comparable Laws of any state, local or foreign jurisdiction) in any taxable period for which an audit by the Internal Revenue Service has not yet closed;

(ix) no Subsidiary of Northeast Utilities (A) has been a member of an affiliated, consolidated, combined or unitary group for any Tax purposes (other than a group of which Northeast Utilities was the common parent) or (B) has any liability for the Taxes of any Person (other than Northeast Utilities or another Subsidiary of Northeast Utilities) arising under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Tax Law), or as a transferee or successor;

(x) at the Effective Time, except for arrangements, understandings or agreements entered into in the ordinary course of business, neither Northeast Utilities nor any of its Subsidiaries will be a party to, have any obligation under, or be bound by any Tax allocation, Tax sharing, Tax indemnity or similar arrangement, understanding or agreement pursuant to which it will have any potential liability to any Person (other than Northeast Utilities or any of its Subsidiaries) after the Effective Time; it being understood that for the purposes of this Section 3.11(a)(x), commercially reasonable agreements providing for the allocation or payment of real property Taxes with respect to real property leased or occupied by Northeast Utilities or any of its Subsidiaries, and commercially reasonable agreements providing for the allocation or payment of personal property Taxes, sales or use Taxes or value added Taxes with respect to personal property leased, used, owned or sold by Northeast Utilities or any of its Subsidiaries in the ordinary course of business, shall be disregarded; and

(xi) neither Northeast Utilities nor any of its Subsidiaries has agreed to extend or waive the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any Tax of Northeast Utilities or any of its Subsidiaries.

(b) Neither Northeast Utilities nor any of its Subsidiaries has taken or agreed to take any action or knows of any fact, agreement, plan or other circumstance that will prevent, or would reasonably be expected to prevent, the Combination from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

(c) Since its formation, Merger Sub has qualified as and been treated as a corporation for U.S. federal income tax purposes. Since its formation, Acquisition Sub has qualified as and been treated as disregarded as an entity separate from Northeast Utilities for U.S. federal income tax purposes.

Section 3.12    Employee and Labor Matters; Benefit Plans.

(a) Set forth in Section 3.12(a) of the Northeast Utilities Disclosure Letter is a list of each employee pension benefit plan (as defined in Section 3(2) of ERISA), each employee welfare benefit plan (as defined in Section 3(1) of ERISA), and any other material pension, bonus, commission, stock option, stock purchase, incentive, profit sharing, deferred compensation, or other material employee benefit plan, employment, executive compensation, termination, change in control severance agreement or other individual agreement, in each case that Northeast Utilities or any of its Subsidiaries or any other Entity (whether or not incorporated) which is treated as a single employer together with Northeast Utilities or any of its Subsidiaries within the meaning of Section 4001(b) of ERISA (each a “Northeast Utilities ERISA Affiliate”) maintains, sponsors or is a party to or to which it has any obligation to make, now or in the future, contributions (all such plans, programs, Contracts or policies as described in this Section 3.12(a) shall be collectively referred to as the “Northeast Utilities Employee Plans”).

(b) (i) None of the Northeast Utilities Employee Plans, and neither Northeast Utilities nor any Northeast Utilities ERISA Affiliate, promises or provides post-termination or retiree medical or other post-termination or retiree welfare benefits to any former or current employee or service provider of Northeast Utilities or a Northeast Utilities ERISA Affiliate (other than continuation coverage to the extent required by Law, whether pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or otherwise); (ii) none of the Northeast Utilities Employee Plans is, or within the past five (5) plan years has been, a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA), a “multiple employer plan” (as defined in Section 413(c) of the Code), a “multiemployer plan” (within the meaning of Section 3(37) of ERISA) or a cash balance pension plan or other hybrid plan that is an “applicable defined benefit plan” as defined in Section 203(f)(3) of ERISA; (iii) all Northeast Utilities Employee Plans have been established and maintained in substantial compliance with their terms and all applicable Laws; (iv) each Northeast Utilities Employee Plan subject to Section 409A of the Code has been maintained in substantial compliance with such provision; (v) each Northeast Utilities Employee Plan which is intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable determination letter from the Internal Revenue Service as to its qualified status under Section 401(a) of the Code, or has time remaining under applicable Law to seek such a determination, and to Northeast Utilities’ knowledge nothing has occurred since the issuance of such letter (or could reasonably be expected to occur) which might impair such favorable determination or otherwise impair the qualified status of such plan; (vi) no liability under Title IV of ERISA has been incurred by Northeast Utilities or any Northeast Utilities ERISA Affiliate that has not been satisfied in full when due, and no condition exists that is reasonably expected to result in the incurrence by Northeast Utilities, any of its Subsidiaries or any Northeast Utilities ERISA Affiliate of a liability under Title IV of ERISA (other than for the timely payment of PBGC) insurance premiums); (vii) no Northeast Utilities Employee Plan that is subject to Section 412 of the Code or Section 302 of ERISA has incurred a “funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA; (viii) all material contributions required to be made with respect to any Northeast Utilities Employee Plan on or before the date hereof have been made and all obligations in respect of each Northeast Utilities Employee Plan as of the date hereof have been accrued and reflected in the Northeast Utilities financial statements to the extent required by GAAP; (ix) there are no pending or, to the best of Northeast Utilities’ knowledge, threatened claims with respect to a Northeast Utilities Employee Plan (other than claims for benefits in the ordinary course); (x) no Northeast Utilities Employee Plan is the subject of an examination or audit by a Governmental Entity, is the subject of an application or filing under, or is a participant in, a government-sponsored amnesty, voluntary, compliance, self-correction or similar program, and (xi) no Northeast Utilities Employee Plan is maintained for the benefit of employees outside of the United States.

(c) Except as otherwise provided in this Agreement neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated by this Agreement will (either solely as a result thereof or as a result of such transactions in conjunction with another event) (i) cause or result in an increase in the amount of compensation, payments or benefits or an acceleration of timing of vesting or payment of any benefits, payments or compensation payable in respect of any former or current employee, officer, member of the board of directors or Trustee of Northeast Utilities or any of its Subsidiaries or (ii) cause or result in an increase in the liabilities of NSTAR, Northeast Utilities, the Surviving Company or any of their respective Subsidiaries to any third Person on account of matters relating to compensation or benefits in respect of any former or current employee, officer, member of the board of directors or Trustee of Northeast Utilities or any of its Subsidiaries. No Northeast Utilities Employee Plan provides for payments or benefits in connection with the transactions contemplated by this Agreement that, individually or in the aggregate, would give rise to the payment of any amount that would result in a loss of tax deductions pursuant to Section 280G of the Code.

(d) Section 3.12(d) of the Northeast Utilities Disclosure Letter lists: (i) all collective bargaining agreements or other agreements with any union or other labor organization, in each case to which Northeast Utilities or any of its Subsidiaries is a party or otherwise bound or that Northeast Utilities or any of its Subsidiaries is in the process of negotiating (collectively, the “Northeast Utilities Labor Agreements”) and (ii) all unions or other labor organizations which to the knowledge of Northeast Utilities represent any employees of Northeast Utilities or any of its Subsidiaries. Northeast Utilities has made available to NSTAR true and complete copies of each such Northeast Utilities Labor Agreement. Except as would not, individually or in the aggregate, reasonably be expected to have a Northeast Utilities Material Adverse Effect, the consummation of the transactions contemplated by this Agreement will not violate, or give rise to any liability by Northeast Utilities, NSTAR, the Surviving Company or any of their respective Subsidiaries under, any Northeast Utilities Labor Agreement.

(e) To the knowledge of Northeast Utilities there is not now in existence, nor has there been since three (3) years prior to the date of this Agreement, any pending or written threat of any: (i) strike, slowdown, stoppage, picketing or lockout involving a union or other labor organization with respect to employees of Northeast Utilities or its Subsidiaries; or (ii) labor-related demand for representation or written petition for certification as collective bargaining representative of any employees of Northeast Utilities or its Subsidiaries. There is not now in existence any pending, or to the knowledge of Northeast Utilities threatened, Legal Proceeding, whether brought by a labor organization, union, a Governmental Entity or any other Person, alleging or involving any violation of any employment-related, labor-related or benefits-related Law, labor contract, employment agreement or the Northeast Utilities Labor Agreement against, in respect of or relating to Northeast Utilities, any of its Subsidiaries or any Northeast Utilities Employee Plan, including claims arising under any such Law, labor contract, employment agreement or the Northeast Utilities Labor Agreement by any Person; in

each case except for such Legal Proceedings which have not had, or would not be reasonably expected to have, individually or in the aggregate, a Northeast Utilities Material Adverse Effect. To Northeast Utilities’ knowledge, the relations between Northeast Utilities and its Subsidiaries, on the one hand, and each of their respective employees and the unions or other labor organizations representing any such employees, on the other hand, are satisfactory.

(f) Except for such matters that would not reasonably be expected to have, individually or in the aggregate, a Northeast Utilities Material Adverse Effect: (i) Northeast Utilities and its Subsidiaries are, and since December 31, 2008 have been, in compliance with all applicable state, federal and local laws respecting labor and employment, including all laws relating to discrimination, disability, labor relations, unfair labor practices, hours of work, payment of wages, employee benefits, retirement benefits, compensation, immigration, workers’ compensation, working conditions, occupational safety and health, family and medical leave, reductions in force, plant closings, notification of employees, and employee terminations and (ii) neither Northeast Utilities nor any of its Subsidiaries has any liability under the WARN Act or any state or local laws requiring notice with respect to such layoffs or plant closings.

(g) To Northeast Utilities’ knowledge, no current or former employee of Northeast Utilities or any of its Subsidiaries is in violation in any material respect, or has, to the knowledge of Northeast Utilities, threatened a violation in any material respect of any term or provision of any employment Contract, confidentiality or other proprietary information disclosure contract arising out of or relating to such Person’s current or former employment or engagement by Northeast Utilities or any of its Subsidiaries.

(h) To Northeast Utilities’ knowledge, none of Northeast Utilities’ or its Subsidiaries’ employment, labor, benefits or other policies or practices applicable to any current or former employee, independent contractor or leased personnel of Northeast Utilities or any of its Subsidiaries are currently being audited or investigated by any Governmental Entity.

(i) Neither Northeast Utilities nor any of its Subsidiaries has any employees employed outside of the United States.

Section 3.13    Environmental Laws and Regulations.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Northeast Utilities Material Adverse Effect:

(i) there is no pending or, to the knowledge of Northeast Utilities, threatened, claim, lawsuit, administrative proceeding or investigation against Northeast Utilities or any of its Subsidiaries, under or pursuant to any Environmental Law, and neither Northeast Utilities nor any of its Subsidiaries has received written notice from any person, including any Governmental Entity, alleging that Northeast Utilities has been or is in violation or potentially in violation of any applicable Environmental Law or otherwise may be liable under any applicable Environmental Law, which violation or liability is unresolved;

(ii) Northeast Utilities and its Subsidiaries are and have been in compliance with all applicable Environmental Laws and with all Environmental Permits required under Environmental Laws for the conduct of their business or the operation of their facilities;

(iii) Northeast Utilities and its Subsidiaries have all material Environmental Permits required for the operation of the businesses and the operation of their facilities pursuant to applicable Environmental Law, all such Environmental Permits are in effect, and, to the knowledge of Northeast Utilities, there is no actual or alleged proceeding to revoke, modify or terminate such permits, licenses and approvals;

(iv) to the knowledge of Northeast Utilities, there has been no Release of Hazardous Materials at any real property currently or formerly owned, leased, or operated by Northeast Utilities or any Subsidiary, or any predecessor of Northeast Utilities or any subsidiary, in concentrations or under conditions or circumstances that (A) would reasonably be expected to result in liability for Northeast Utilities or any of its Subsidiaries under any Environmental Laws or (B) would require reporting, investigation, remediation, or other corrective or response action by Northeast Utilities or any Subsidiary under any Environmental Law and that has not otherwise been addressed through such reporting, investigation, remediation, or other corrective or responsive action by Northeast Utilities or any Subsidiary;

(v) neither Northeast Utilities nor any Subsidiary is a party to any Order, judgment or decree that imposes any obligations under any Environmental Law and, to the knowledge of Northeast Utilities, has not, either expressly or by operation of Law, undertaken any such obligations, including any obligation for corrective or remedial action, of any other person; and

(vi) neither Northeast Utilities nor any Subsidiary is a party to any agreement pursuant to which it has assumed or accepted liability pursuant to applicable Environmental Law, or agreed to indemnify any third party, including with respect to the off-site or on-site disposal of Hazardous Materials, and to the knowledge of Northeast Utilities, neither Northeast Utilities nor any of its Subsidiaries is liable, by agreement or operation of Law, for any other person’s liabilities pursuant to applicable Environmental Law.

(b) This Section 3.13 contains the sole and exclusive representations and warranties of Northeast Utilities and its Subsidiaries pertaining to environmental matters, Environmental Law, and Hazardous Materials.

Section 3.14    Legal Proceedings; Orders.

There is no pending Legal Proceeding (other than Legal Proceedings involving Tax matters, employee and labor matters or environmental matters, which are covered solely by Sections 3.11, 3.12 and 3.13, respectively) and, within the past twelve (12) months, to the knowledge of Northeast Utilities, no Person has threatened to commence any Legal Proceeding (other than Legal Proceedings involving Tax matters, employee and labor matters or environmental matters, which are covered solely by Sections 3.11, 3.12 and 3.13, respectively), against Northeast Utilities or any of its Subsidiaries or any of the assets owned or used by any of them, in each case which would reasonably be expected to have, individually or in the aggregate, a Northeast Utilities Material Adverse Effect. There is no Order to which Northeast Utilities or any of its Subsidiaries, or any of the material assets owned or used by any of them, is subject which would reasonably be expected to have, individually or in the aggregate, a Northeast Utilities Material Adverse Effect.

Section 3.15    Real Property.

(a) Each of Northeast Utilities and its Subsidiaries has (i) good, valid and insurable fee simple title or (ii) good and valid leasehold interest in and to each parcel of real property owned (the “Northeast Utilities Owned Property”) or leased (the “Northeast Utilities Leased Property”), as applicable, by Northeast Utilities or any of its Subsidiaries, subject to any Permitted Encumbrances that would not, individually or in the aggregate, reasonably be expected to have a Northeast Utilities Material Adverse Effect.

(b) Other than as would not reasonably be expected to have, individually or in the aggregate, a Northeast Utilities Material Adverse Effect, the Northeast Utilities Owned Property is not subject to any existing or threatened Legal Proceedings or physical defects or conditions affecting any Northeast Utilities Owned Property.

(c) Other than as would not reasonably be expected to have, individually or in the aggregate, a Northeast Utilities Material Adverse Effect, (i) each lease or similar agreement for a Northeast Utilities Leased

Property (a “Northeast Utilities Lease”) is in full force and effect and enforceable in accordance with its terms, and (ii) Northeast Utilities or its relevant Subsidiary and, to Northeast Utilities’ knowledge, the other party to the Northeast Utilities Lease are not in breach or default under such Northeast Utilities Lease.

Section 3.16    Intellectual Property.

Each of Northeast Utilities and its Subsidiaries owns or has a valid right to use, free and clear of all Encumbrances, all Intellectual Property used or held for use in, or necessary to conduct, the business of Northeast Utilities and the Subsidiaries of Northeast Utilities as currently conducted, except where the failure to possess such ownership or valid rights to use would not reasonably be expected to have, individually or in the aggregate, a Northeast Utilities Material Adverse Effect. The conduct of the business of Northeast Utilities and each of the Subsidiaries of Northeast Utilities does not infringe upon, misappropriate or otherwise violate any Intellectual Property of any third party except where such infringement, misappropriation or other violation would not reasonably be expected to have, individually or in the aggregate, a Northeast Utilities Material Adverse Effect, and to Northeast Utilities’ knowledge no Person is infringing upon, misappropriating or otherwise violating any Intellectual Property of Northeast Utilities or any Northeast Utilities Subsidiary, except where such infringement, misappropriation or other violation would not reasonably be expected to have, individually or in the aggregate, a Northeast Utilities Material Adverse Effect.

Section 3.17    Insurance.

Except for failures to maintain insurance that, individually or in the aggregate, have not had and would not reasonably be expected to have a Northeast Utilities Material Adverse Effect, from December 31, 2009 through the date of this Agreement, each of Northeast Utilities and its Subsidiaries has been continuously insured with recognized insurers or has self-insured, in each case in such amounts and with respect to such risks and losses as are customary for the nature of the property so insured and for companies in the United States conducting the business conducted by Northeast Utilities and its Subsidiaries during such time period. Neither Northeast Utilities nor any of its Subsidiaries has received any notice of cancellation or termination with respect to any material insurance policy of Northeast Utilities or any of its Subsidiaries, except as would not be reasonably expected to have a Northeast Utilities Material Adverse Effect.

Section 3.18    Trading.

(a) Northeast Utilities has established risk parameters, limits and guidelines in compliance with the risk management policy approved by Northeast Utilities’ management (the “Northeast Utilities Trading Guidelines”) to restrict the level of risk that Select Energy, Inc., is authorized to take with respect to, among other things, the net position resulting from all physical commodity transactions, exchange-traded futures and options transactions, over-the-counter transactions and derivatives thereof and similar transactions (the “Net Northeast Utilities Position”) and monitors compliance by Select Energy, Inc. and its business with such risk parameters. Northeast Utilities has provided the most current Northeast Utilities Trading Guidelines and any other risk management policies of Northeast Utilities to NSTAR, related to Select Energy, Inc. and its business, prior to the date of this Agreement. As of the date of this Agreement, (i) the Net Northeast Utilities Position is within the risk parameters that are set forth in the Northeast Utilities Trading Guidelines and (ii) the exposure of Select Energy, Inc. and its business with respect to the Net Northeast Utilities Position resulting from all such transactions is not material to Northeast Utilities and its Subsidiaries taken as a whole. From December 31, 2009 to the date of this Agreement, neither Northeast Utilities nor any of its Subsidiaries has, in accordance with its mark to market accounting policies, experienced an aggregate net loss in its trading and related operations that would be material to Northeast Utilities and its Subsidiaries taken as a whole.

(b) To Northeast Utilities’ knowledge, since December 31, 2009, there have been no violations of the Northeast Utilities Trading Guidelines, except that would not, individually or in the aggregate, reasonably be expected to have a Northeast Utilities Material Adverse Effect.

Section 3.19    Regulation as a Utility.

Neither Northeast Utilities nor any Subsidiary or Affiliate of Northeast Utilities is subject to regulation as a public utility or public service company (or similar designation) by any state in the United States other than Connecticut, New Hampshire or Massachusetts or any foreign country. Northeast Utilities is a public utility holding company as defined by PUHCA 2005 and applicable FERC orders.

Section 3.20    Information to be Supplied.

None of the information supplied or to be supplied by or on behalf of Northeast Utilities for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement is filed with the SEC or becomes effective under the Securities Act or (b) the Joint Proxy Statement will, at the time the Joint Proxy Statement is mailed to the Northeast Utilities Shareholders, or at the time of the Northeast Utilities Shareholders’ Meeting, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein, necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or necessary to correct any statement of a material fact in any earlier communication with respect to the solicitation of proxies for the Northeast Utilities Shareholders’ Meeting which has become false or misleading. The Joint Proxy Statement will comply as to form in all material respects with the applicable provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, Northeast Utilities makes no representation or warranty with respect to any information supplied by or to be supplied by NSTAR that is included or incorporated by reference in the foregoing documents.

Section 3.21    Takeover Statutes.

Except as required by M.G.L.c.164 Section 96, the approval by the Board of Trustees of Northeast Utilities referred to in Section 3.2(b) constitutes the approval of this Agreement and the transactions contemplated hereby, including the Merger, for purposes of the M.G.L. and represents the only action necessary to ensure that any “business combination” (as defined in the M.G.L.) (to the extent applicable) or any other applicable provisions of any Massachusetts law does not and will not apply to the execution, delivery or performance of this Agreement or the consummation of the Merger and the other transactions contemplated hereby. Except as required by M.G.L.c. 164 Section 96, to the knowledge of Northeast Utilities, no other Takeover Laws or any anti-takeover provision in the Northeast Utilities Organization Documents are, or at the Effective Time will be, applicable to Northeast Utilities, the Merger, this Agreement or any of the transactions contemplated hereby and thereby.

Section 3.22    Financial Advisor.

Except for Barclays Capital Inc. and Lazard Freres & Co. LLC (the fees and expenses of which will be paid by Northeast Utilities and are reflected in the respective agreements between such financial advisors and Northeast Utilities), neither Northeast Utilities nor any of its Subsidiaries has employed any financial advisor, investment bank, broker or finder who is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement. Northeast Utilities has furnished to NSTAR accurate and complete copies of its agreements with Barclays Capital Inc. and Lazard Freres & Co. LLC.

Section 3.23    Opinion of Financial Advisor.

Northeast Utilities’ Board of Trustees has received the opinions of Barclays Capital Inc. and Lazard Freres & Co. LLC, dated the date of this Agreement, to the effect that, as of such date and based upon and subject to the various assumptions and qualifications set forth therein, from a financial point of view, the Exchange Ratio is fair to Northeast Utilities. Northeast Utilities shall, promptly following receipt of said opinions in written form, furnish accurate and complete copies of said opinions to NSTAR solely for informational purposes.

Section 3.24    No Additional Representations.

Except for those representations and warranties expressly set forth in this Article III and except as otherwise expressly set forth in this Agreement, neither Northeast Utilities nor any of its Subsidiaries or other Person acting on behalf of Northeast Utilities makes any representation or warranty of any kind or nature, express or implied, in connection with the transactions contemplated by this Agreement. Neither Northeast Utilities nor any of its Subsidiaries has made or makes any representation or warranty with respect to any projections, estimates or budgets made available to the public, NSTAR or its affiliates of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of Northeast Utilities and its Subsidiaries or the future business and operations of Northeast Utilities and its Subsidiaries.

ARTICLE IV

COVENANTS RELATING TO CONDUCT OF BUSINESS

Section 4.1    Covenants of NSTAR.

(a) Except (i) as set forth in Section 4.1(a) of the NSTAR Disclosure Letter, (ii) as required by applicable Law, (iii) as expressly permitted by this Agreement, or (iv) with the prior written consent of Northeast Utilities (which consent shall not be unreasonably delayed, withheld or conditioned), from the date hereof until the earlier of the Effective Time or the date this Agreement shall be terminated in accordance with Article VII (the “Pre-Closing Period”), NSTAR (which for purposes of this Section 4.1(a) shall include its Subsidiaries) shall, (A) conduct the business and operations of NSTAR and its Subsidiaries, taken as a whole, in all material respects in the ordinary course of business consistent with past practice, and (B) use commercially reasonable efforts to preserve, intact, the current business organizations of NSTAR and its Subsidiaries, maintain in effect all existing NSTAR Permits, to maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, to maintain insurance on their tangible assets and businesses in such amounts and against such risks and losses as are currently in effect, and maintain their existing relations and goodwill with Governmental Entities, employees, unions or labor organizations, suppliers, customers, regulators, distributors, landlords, creditors, licensors, licensees, and other Persons having business relationships with them; provided however that no action by NSTAR with respect to matters specifically addressed by Section 4.1(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision. NSTAR shall (i) promptly notify Northeast Utilities of any material change in its condition (financial or otherwise) or business or any termination, cancellation, repudiation or material breach of any NSTAR Material Contract (or communications indicating that the same may be contemplated), and (ii) give prompt notice to Northeast Utilities of any change, occurrence, effect, condition, fact, event, or circumstance known to NSTAR that is reasonably likely, individually or taken together with all other changes, occurrences, effects, conditions, facts, events and circumstances known to such party, to result in a NSTAR Material Adverse Effect; provided, however, that no unintentional failure by NSTAR to provide a required notice under the last sentence of this Section 4.1(a) with respect to any matter that would not result in a failure of the conditions set forth in Section 6.3(b) shall result in a failure of the condition set forth in Section 6.3(a).

(b) Except (x) as contemplated by this Agreement or as set forth on Section 4.1(b) of the NSTAR Disclosure Letter or (y) as required by Law, during the Pre-Closing Period, NSTAR shall not and shall not permit any of its Subsidiaries, without the prior written consent of Northeast Utilities (which consent shall not be unreasonably delayed, withheld or conditioned) to:

(i) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock or shares, except:

(1) (A) that NSTAR may continue the declaration and payment of regular quarterly cash dividends on NSTAR Common Shares, not to exceed (i) $0.4375 per share for each quarterly cash dividends to be paid in 2011 and (ii) $0.475 for all quarterly periods subsequent, with usual record and payment dates for such dividends in accordance with past dividend practice or (B) any dividends necessary to comply with Section 5.16(a), and

(2) for the declaration and payment of dividends by a direct or indirect wholly owned Subsidiary solely to its parent, or by a direct or indirect partially owned subsidiary of NSTAR (provided that NSTAR or the NSTAR Subsidiary receives or is to receive its proportionate share of such dividend or distribution), and

(3) for the declaration and payment of regular cash dividends with respect to preferred shares of NSTAR’s Subsidiaries outstanding as of the date of the Agreement or permitted to be issued under the terms of this Agreement, and

(ii) directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any NSTAR Share Option or NSTAR RSUs with respect thereto except:

(1) in connection with intercompany purchases of capital stock or share capital, or

(2) for the purpose of funding employee benefit plans, including the NSTAR Share Plans and dividend reinvestment and stock purchase plans, to the extent consistent with past practice, or

(3) mandatory repurchases or redemptions of preferred stock of NSTAR’s Subsidiaries in accordance with the terms thereof;

(iii) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, (1) any shares of beneficial interests, capital stock or other ownership interest in NSTAR or any of its Subsidiaries, (2) any securities convertible into or exchangeable or exercisable for any such shares or ownership interest, (3) any rights, warrants or options to acquire or with respect to any such shares of beneficial interest, capital stock, ownership interest or convertible or exchangeable securities, or (4) take any action to cause to be exercisable any otherwise unexercisable option under any existing share option plan except, in each case: (A) for issuances of NSTAR Common Shares in respect of any exercise of NSTAR Share Options outstanding on the date hereof or as may be granted after the date hereof as permitted under this Section 4.1(b), (B) for the issuance or sale of NSTAR Common Shares pursuant to the exercise of options to purchase NSTAR Common Shares or vesting of or delivery of shares under NSTAR RSUs if necessary to effectuate the holder’s direction upon exercise or for withholding of Taxes, (C) for the grant of equity compensation awards in the ordinary course of business consistent with past practice; provided, however, that neither the timing of vesting or payment or the amount of such equity awards shall be affected by the transactions contemplated by this Agreement, (D) for transactions solely between or among NSTAR and its wholly owned Subsidiaries, (E) as otherwise provided by the terms of any NSTAR Share Plan, NSTAR Share Option or NSTAR RSUs existing on the date hereof or issued after the date hereof in accordance with the terms of this Agreement or (F) pursuant to dividend reinvestment and stock purchase plans;

(iv) except as required by existing written agreements or the NSTAR Employee Plans, or as otherwise required by applicable Law or consistent with this Agreement, (A) increase the compensation or other benefits payable or provided to any of NSTAR’s or any of its Subsidiaries’ independent contractors, leased personnel or, except in the ordinary course of business consistent with past practice (including as a result of promotions or pursuant to annual bonus grants), employees or trustees, (B) enter into, materially amend or terminate, any employment termination, change of control, severance, retention or other Contract with any current or former employee, independent contractor or leased personnel of NSTAR or any of its Subsidiaries (exclusive of (1) agreements entered into with any newly-hired employees or replacements or as a result of promotions, in each case consistent with past practice, or (2) employment agreements terminable on less than thirty (30) days’ notice without payment or penalty), (C) establish, adopt, enter into, materially, amend or terminate any NSTAR Employee Plan for the benefit of any current or former trustees, officers, employees, independent contractors, leased personnel or any of their beneficiaries (exclusive of (1) agreements entered into with any newly-hired employees or replacements or as a result of promotions, in each case consistent with past practice, or (2) employment agreements terminable on less than thirty (30) days’ notice without payment or penalty), or (D) enter into or amend any collective bargaining agreement or other agreement with a union or labor organization in any case except in the ordinary course of business or as would not result in a material increase in cost to NSTAR;

(v) materially amend or permit the adoption of any material amendment to the NSTAR Organization Documents or, except for amendments that would not materially restrict the operation of their businesses, the certificate of incorporation and bylaws (or equivalent organizational documents) of any Subsidiary of NSTAR;

(vi) effect a recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(vii) adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring or recapitalization of NSTAR or any of its “significant subsidiaries,” as defined in Rule 1-02(w) of Regulation S-X;

(viii) make any capital expenditure except for expenditures required by existing Contracts or expenditures made in response to any emergency, whether caused by war, terrorism, weather events, public health events, outages or otherwise;

(ix) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the material assets of any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any material assets of any other Person, except for the purchase of assets from suppliers or vendors in the ordinary course of business;

(x) sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any Encumbrance or dispose of any of its material assets, except for (A) sales of power and related services in the ordinary course of business, (B) dispositions or transfers of obsolete equipment or assets or equipment or assets being replaced, in each case in the ordinary course of business or (C) grants of Encumbrances in the ordinary course of business consistent with past practice whether in connection with the issuance of indebtedness permitted by Section 4.1(b)(xi) or otherwise;

(xi) except in the ordinary course of business, (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities of another Person, renew or extend any existing credit or loan arrangements, enter into any “keep well” or other agreement to maintain any financial condition of another Person or enter into any agreement or arrangement having the economic effect of any of the foregoing, except for (x) intercompany transactions or arrangements and (y) agreements or arrangements or borrowings incurred under NSTAR’s existing credit facilities, (B) make any loans or advances to any other Person other than intercompany transactions or arrangements, or (C) make any capital contributions to, or investments in, any other Person except for intercompany transactions or arrangements;

(xii) pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown) in excess of $5 million individually or $20 million in the aggregate other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice;

(xiii) enter into any Contract that would materially restrict, after the Effective Time, Northeast Utilities and its Subsidiaries (including the Surviving Company and its Subsidiaries) with respect to engaging or competing in any line of business or in any geographic area;

(xiv) materially change any of its financial or Tax accounting methods or practices in any respect, except as required by GAAP or Law;

(xv) (A) change or revoke any material Tax election with respect to NSTAR or any of its Subsidiaries, (B) file any material amended Tax Return or claim for refund of material Taxes with respect to NSTAR or any of its Subsidiaries, (C) enter into any closing agreement affecting any material Tax liability or refund of material Taxes with respect to NSTAR or any of its Subsidiaries, (D) extend or waive the application of any statute of limitations regarding the assessment or collection of any material Tax with respect to NSTAR or any of its Subsidiaries, (E) settle or compromise any material Tax liability or refund of material Taxes with respect to NSTAR or any of its Subsidiaries, or (F) grant any power of attorney with respect to any material Taxes of NSTAR or any of its Subsidiaries, except in each case as would be consistent with past practice;

(xvi) take, agree to take, or omit to take any action which would cause any of the conditions set forth in Article VI of this Agreement not to be able to be satisfied prior to the Termination Date;

(xvii) other than in the ordinary course of business, waive, release, or assign any material rights or claims under, or renew, materially modify or terminate any NSTAR Material Contract (other than intercompany transactions, agreements or arrangements), in any material respect in a manner which taken as a whole is adverse to NSTAR or which could prevent or materially delay the consummation of the Merger or the other transactions contemplated by this Agreement past the Termination Date (or any extension thereof);

(xviii) agree or consent to any material agreements or material modifications of existing agreements or course of dealings with any Governmental Entity in respect of the operations of the businesses of NSTAR or its Subsidiaries, except as required by Law to renew NSTAR Permits or for agreements, or modifications of existing agreements, in the ordinary course of business;

(xix) cease to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for the nature of the property so insured and for companies engaged in the respective businesses of NSTAR and its Subsidiaries, to the extent available on commercially reasonable terms; or

(xx) agree or commit to take any of the actions described in clauses (i) through (xx) of this Section 4.1(b).

Section 4.2    Covenants of Northeast Utilities.

(a) Except (i) as set forth in Section 4.2(a) of the Northeast Utilities Disclosure Letter, (ii) as required by applicable Law, (iii) as expressly permitted by this Agreement, or (iv) with the prior written consent of NSTAR (which consent shall not be unreasonably delayed, withheld or conditioned), from the date hereof until the earlier of the Effective Time or the Pre-Closing Period, Northeast Utilities (which for purposes of this Section 4.2(a) shall include its Subsidiaries) shall, (A) conduct the business and operations of Northeast Utilities and its Subsidiaries, taken as a whole, in all material respects in the ordinary course of business consistent with past practice, and (B) use commercially reasonable efforts to preserve, intact, the current business organizations of Northeast Utilities and its Subsidiaries, maintain in effect all existing Northeast Utilities Permits, to maintain their assets and properties in good working order and condition, ordinary wear and tear excepted, to maintain insurance on their tangible assets and businesses in such amounts and against such risks and losses as are currently in effect, and maintain their existing relations and goodwill with Governmental Entities, employees, unions or labor organizations, suppliers, customers, regulators, distributors, landlords, creditors, licensors, licensees, and other Persons having business relationships with them; provided, however, that no action by Northeast Utilities with respect to matters specifically addressed by Section 4.2(b) shall be deemed a breach of this sentence unless such action would constitute a breach of such other provision. Northeast Utilities shall (i) promptly notify NSTAR of any material change in its condition (financial or otherwise) or business or any termination, cancellation, repudiation or material breach of any Northeast Utilities Material Contract (or communications indicating that the same may be contemplated), and (ii) give prompt notice to NSTAR of any change, occurrence, effect, condition, fact, event, or circumstance known to Northeast Utilities that is reasonably likely, individually or taken together with all other changes, occurrences, effects, conditions, facts, events and circumstances known to such party, to result in a Northeast Utilities Material Adverse Effect; provided, however, that no unintentional failure by Northeast Utilities to provide a required notice under the last sentence of this Section 4.2(a) with respect to any matter that would not result in a failure of the conditions set forth in Section 6.2(b) shall result in a failure of the condition set forth in Section 6.2(a).

(b) Except (x) as contemplated by this Agreement or as set forth on Section 4.2(b) of the Northeast Utilities Disclosure Letter or (y) as required by Law, during the Pre-Closing Period, Northeast Utilities shall not and shall not permit any of its Subsidiaries, without the prior written consent of NSTAR (which consent shall not be unreasonably delayed, withheld or conditioned) to:

(i) declare, set aside or pay any dividends on or make other distributions in respect of any of its capital stock or shares, except:

(1) (A) that Northeast Utilities may continue the declaration and payment of regular quarterly cash dividends on Northeast Utilities Common Shares, not to exceed (i) $0.25625 per share for the remaining quarterly cash dividend to be paid in 2010, (ii) $0.2875 for each of the quarterly cash dividends to be paid in 2011 and (iii) $0.31875 for the first quarterly cash dividend to be paid in 2012 and for all periods subsequent, with usual record and payment dates for such dividends in accordance with past dividend practice or (B) any dividends necessary to comply with Section 5.16(a), and

(2) for the declaration and payment of dividends by a direct or indirect wholly owned Subsidiary solely to its parent, or by a direct or indirect partially owned subsidiary of Northeast Utilities (provided that Northeast Utilities or the Northeast Utilities Subsidiary receives or is to receive its proportionate share of such dividend or distribution), and

(3) for the declaration and payment of regular cash dividends with respect to preferred shares of Northeast Utilities’ Subsidiaries outstanding as of the date of the Agreement or permitted to be issued under the terms of this Agreement, and

(ii) directly or indirectly redeem, repurchase or otherwise acquire any shares of its capital stock or any Northeast Utilities Share Option or Northeast Utilities RSUs with respect thereto except:

(1) in connection with intercompany purchases of capital stock or share capital, or

(2) for the purpose of funding employee benefit plans, including the Northeast Utilities Share Plans and dividend reinvestment and stock purchase plans, to the extent consistent with past practice, or

(3) mandatory repurchases or redemptions of preferred stock of Northeast Utilities’ Subsidiaries in accordance with the terms thereof;

(iii) issue, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, (1) any shares of beneficial interests, capital stock or other ownership interest in Northeast Utilities or any of its Subsidiaries, (2) any securities convertible into or exchangeable or exercisable for any such shares or ownership interest, (3) any rights, warrants or options to acquire or with respect to any such shares of beneficial interest, capital stock, ownership interest or convertible or exchangeable securities, or (4) take any action to cause to be exercisable any otherwise unexercisable option under any existing share option plan, except, in each case (A) for issuances of Northeast Utilities Common Shares in respect of any exercise of Northeast Utilities Share Options and settlement of any Northeast Utilities RSUs outstanding on the date hereof or as may be granted after the date hereof as permitted under this Section 4.2(b), (B) for the issuance or sale of Northeast Utilities Common Shares pursuant to the exercise of options to purchase Northeast Utilities Common Shares or vesting of or delivery of shares under Northeast Utilities RSUs if necessary to effectuate the holder’s direction upon exercise or for withholding of Taxes, (C) for the grant of equity compensation awards in the ordinary course of business consistent with past practice; provided, however, that neither the timing of vesting or payment or the amount of such equity awards shall be affected by the transactions contemplated by this Agreement, (D) for transactions solely between or among Northeast Utilities and its wholly owned Subsidiaries, (E) as otherwise provided by the terms of any Northeast Utilities Share Plan, Northeast Utilities Share Option or Northeast Utilities RSUs existing on the date hereof or issued after the date hereof in accordance with the terms of this Agreement or (F) pursuant to dividend reinvestment and stock purchase plans;

(iv) except as required by existing written agreements or the Northeast Utilities Employee Plans, or as otherwise required by applicable Law or consistent with this Agreement, (A) increase the compensation or other benefits payable or provided to any of Northeast Utilities’ or any of its Subsidiaries’ independent contractors, leased personnel or, except in the ordinary course of business consistent with past practice (including as a result of promotions or pursuant to annual bonus grants), employees or trustees, (B) enter into, materially amend or terminate, any employment, termination, change of control, severance, retention or other Contract with any current or former employee, independent contractor or leased personnel of Northeast Utilities or any of its Subsidiaries (exclusive of (1) agreements entered into with any newly-hired employees or replacements or as a result of promotions in each case consistent with past practice, or (2) employment agreements terminable on less than thirty (30) days’ notice without payment or penalty), (C) establish, adopt, enter into, materially, amend or terminate any Northeast Utilities Employee Plan for the benefit of any current or former trustees, officers, employees, independent contractors, leased personnel or any of their beneficiaries (exclusive of (1) agreements entered into with any newly-hired employees or replacements or as a result of promotions, in each case consistent with past practice, or (2) employment agreements terminable on less than thirty (30) days’ notice without payment or penalty), or (D) enter into or amend any collective bargaining agreement or other agreement with a union or labor organization in any case except in the ordinary course of business or as would not result in a material increase in cost to Northeast Utilities;

(v) materially amend or permit the adoption of any material amendment to the Northeast Utilities Organization Documents or, except for amendments that would not materially restrict the operation of their businesses, the certificate of incorporation and bylaws (or equivalent organizational documents) of any Subsidiary of Northeast Utilities;

(vi) effect a recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(vii) adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring or recapitalization of Northeast Utilities or any of its “significant subsidiaries,” as defined in Rule 1-02(w) of Regulation S-X;

(viii) make any capital expenditure except for expenditures required by existing Contracts or expenditures made in response to any emergency, whether caused by war, terrorism, weather events, public health events, outages or otherwise;

(ix) acquire or agree to acquire, by merging or consolidating with, by purchasing an equity interest in or a portion of the material assets of any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any material assets of any other Person, except for the purchase of assets from suppliers or vendors in the ordinary course of business;

(x) sell, lease, exchange, mortgage, pledge, transfer or otherwise subject to any Encumbrance or dispose of any of its material assets, except for (A) sales of power and related services in the ordinary course of business, (B) dispositions or transfers of obsolete equipment or assets or equipment or assets being replaced, in each case in the ordinary course of business or (C) grants of Encumbrances in the ordinary course of business consistent with past practice whether in connection with the issuance of indebtedness permitted by Section 4.2(b)(xi) or otherwise;

(xi) except in the ordinary course of business, (A) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities, guarantee any debt securities of another Person, renew or extend any existing credit or loan arrangements, enter into any “keep well” or other agreement to maintain any financial condition of another Person or enter into any agreement or arrangement having the economic effect of any of the foregoing, except for (x) intercompany transactions or arrangements and (y) agreements or arrangements or borrowings incurred under Northeast Utilities’ existing credit facilities, (B) make any loans or advances to any other Person other than intercompany transactions or arrangements, or (C) make any capital contributions to, or investments in, any other Person except for intercompany transactions or arrangements;

(xii) pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute or contingent, matured or unmatured, known or unknown) in excess of $5 million individually or $20 million in the aggregate other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice;

(xiii) enter into any Contract that would materially restrict, after the Effective Time, Northeast Utilities and its Subsidiaries (including the Surviving Company and its Subsidiaries) with respect to engaging or competing in any line of business or in any geographic area;

(xiv) materially change any of its financial or Tax accounting methods or practices in any respect, except as required by GAAP or Law;

(xv) (A) change or revoke any material Tax election with respect to Northeast Utilities or any of its Subsidiaries, (B) file any material amended Tax Return or claim for refund of material Taxes with respect to Northeast Utilities or any of its Subsidiaries, (C) enter into any closing agreement affecting any material Tax liability or refund of material Taxes with respect to Northeast Utilities or any of its Subsidiaries, (D) extend or waive the application of any statute of limitations regarding the assessment or collection of any material Tax with respect to Northeast Utilities or any of its Subsidiaries, (E) settle or compromise any material Tax liability or refund of material Taxes with respect to Northeast Utilities or any of its Subsidiaries, or (F) grant any power of attorney with respect to any material Taxes of Northeast Utilities or any of its Subsidiaries, except in each case as would be consistent with past practice;

(xvi) take, agree to take, or omit to take any action which would cause any of the conditions set forth in Article VI of this Agreement not to be able to be satisfied prior to the Termination Date;

(xvii) other than in the ordinary course of business, waive, release, or assign any material rights or claims under, or renew, materially modify or terminate any Northeast Utilities Material Contract (other than intercompany transactions, agreements or arrangements), in any material respect in a manner which taken as a whole is adverse to Northeast Utilities or which could prevent or materially delay the consummation of the Merger or the other transactions contemplated by this Agreement past the Termination Date (or any extension thereof);

(xviii) other than in the ordinary course of business or as required by applicable Law, (A) modify in any material respect Northeast Utilities Trading Guidelines, other than modifications which are more restrictive to Northeast Utilities or any Subsidiary thereof, or (B) enter into any physical commodity transactions, exchange-traded futures and options transactions, over-the-counter transactions and derivatives thereof or similar transactions (other than as consistent with Northeast Utilities Trading Guidelines);

(xix) agree or consent to any material agreements or material modifications of existing agreements or course of dealings with any Governmental Entity in respect of the operations of the businesses of Northeast Utilities or its Subsidiaries, except as required by Law to renew Northeast Utilities Permits or for agreements, or modifications of existing agreements, in the ordinary course of business;

(xx) cease to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for the nature of the property so insured and for companies engaged in the respective businesses of Northeast Utilities and its Subsidiaries, to the extent available on commercially reasonable terms; or

(xxi) agree or commit to take any of the actions described in clauses (i) through (xxi) of this Section 4.2(b).

ARTICLE V

ADDITIONAL COVENANTS OF THE PARTIES

Section 5.1    Investigation.

(a) Each of NSTAR and Northeast Utilities shall afford to the other party and to the officers, employees, accountants, consultants, legal counsel, financial advisors and agents and other representatives (collectively, “Representatives”) of such other party reasonable access during normal business hours, throughout the period prior to the earlier of the Effective Time and the Termination Date, to its and its Subsidiaries’ personnel and properties, Contracts, commitments, books and records and any report, schedule or other documents filed or received by it pursuant to the requirements of applicable Laws and with such additional financing, operating and other data and information regarding NSTAR and its Subsidiaries, as Northeast Utilities may reasonably request in connection with activities related to the completion of the transactions contemplated by this Agreement (collectively, the “Activities”), or regarding Northeast Utilities and its Subsidiaries, as NSTAR may reasonably request in connection with the Activities, as the case may be. Notwithstanding the foregoing, neither NSTAR nor Northeast Utilities nor their respective Subsidiaries shall be required to afford such access if it would unreasonably disrupt the operations of such party or any of its Subsidiaries, would cause a violation of any agreement to which such party or any of its Subsidiaries is a party (provided that Northeast Utilities or NSTAR, as the case may be, has used its reasonable best efforts to find an alternative way to provide the access or information contemplated by this Section 5.1), cause a risk of a loss of privilege to such party or any of its Subsidiaries or would constitute a violation of any applicable Law.

(b) The parties hereto hereby agree that all information provided to them or their respective Representatives in connection with this Agreement and the consummation of the transactions contemplated hereby shall be deemed to be Evaluation Material, as such term is used in, and shall be treated in accordance with, the Confidentiality Agreement, dated as of July 8, 2010 between NSTAR and Northeast Utilities (the “Confidentiality Agreement”).

Section 5.2    Registration Statement and Proxy Statement for Shareholder Approval.

As soon as practicable following the execution of this Agreement, Northeast Utilities and NSTAR shall jointly prepare and each shall file with the SEC a joint proxy statement in preliminary form, which shall contain each of the Northeast Utilities Recommendation and the NSTAR Recommendation (unless, in either case, a Northeast Utilities Adverse Recommendation Change or a NSTAR Adverse Recommendation Change, as applicable, occurs) and comply with applicable Laws, (the “Joint Proxy Statement”) and Northeast Utilities shall prepare and file with the SEC (a) a registration statement on Form S-4, in which the Joint Proxy Statement will be included (which will include any matter required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010), and (b) a prospectus relating to the Northeast Utilities Common Shares to be offered and sold pursuant to this Agreement and the Merger (such registration statement, together with the amendments and supplements thereto, being the “Registration Statement”). Northeast Utilities and NSTAR shall use their respective reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after its filing. Each of Northeast Utilities and NSTAR shall use its reasonable best efforts to mail the Joint Proxy Statement to its shareholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Northeast Utilities shall also use its reasonable best efforts to take any action required to be taken under any applicable state securities Laws and other applicable Laws in connection with the issuance of Northeast Utilities Common Shares pursuant to this Agreement, and each party shall furnish all information concerning NSTAR, Northeast Utilities and the holders of capital stock of NSTAR and Northeast Utilities, as applicable, as may be reasonably requested by the other party in connection with any such action and the preparation, filing and distribution of the Joint Proxy Statement. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to the Registration Statement will be made by Northeast Utilities, or with respect to the Joint Proxy Statement will be made by NSTAR, Northeast Utilities or any of their subsidiaries, without providing the other party a reasonable opportunity to review and comment thereon. Northeast Utilities will advise NSTAR, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Northeast Utilities Common Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information. Each of Northeast Utilities and NSTAR shall advise the other party, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Joint Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to NSTAR or Northeast Utilities, or any of their respective affiliates, officers or Trustees, is discovered by NSTAR or Northeast Utilities which should be set forth in an amendment or supplement to either the Registration Statement or the Joint Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC, after the other party has had a reasonable opportunity to review and comment thereon, and, to the extent required by applicable Law, disseminated to either Northeast Utilities Shareholders or NSTAR Shareholders, as applicable.

Section 5.3    Shareholders Meetings.

(a) NSTAR shall take all action necessary in accordance with applicable Laws and the NSTAR Organizational Documents to duly give notice of, convene and hold a meeting of the NSTAR Shareholders, to be held as promptly as practicable after the Registration Statement is declared effective under the Securities Act, to consider the adoption of this Agreement and the approval of the transactions contemplated hereby, including the Merger (the “NSTAR Shareholders’ Meeting”). Subject to Section 5.4(b) and (c), NSTAR will, through its Trustees, recommend that the NSTAR Shareholders adopt this Agreement and will use reasonable best efforts to solicit from the NSTAR Shareholders proxies in favor of the adoption of this Agreement and to take all other action necessary or advisable to secure the vote or consent of the NSTAR Shareholders required by the rules of the NYSE or applicable Laws to obtain such approvals.

(b) Northeast Utilities shall take all action necessary in accordance with applicable Laws and Northeast Utilities Organizational Documents to duly give notice of, convene and hold a meeting of the Northeast Utilities Shareholders, to be held as promptly as practicable after the Registration Statement is declared effective under the Securities Act, to vote upon the Northeast Utilities Proposal (the “Northeast Utilities Shareholders’ Meeting”). Subject to Section 5.4(e) and (f), Northeast Utilities will, through its Trustees, recommend that the Northeast Utilities Shareholders approve the Northeast Utilities Proposal and will use reasonable best efforts to solicit from the Northeast Utilities Shareholders proxies in favor of the adoption of this Agreement and to take all other action necessary or advisable to secure the vote or consent of the Northeast Utilities Shareholders required by the rules of the NYSE or applicable Laws to obtain such approvals.

Section 5.4     Non-Solicitation.

(a) NSTAR agrees that, except as expressly contemplated by this Agreement, neither it nor any of its Subsidiaries shall, and NSTAR shall, and shall cause its Subsidiaries to, cause their respective Representatives not to directly or indirectly (i) initiate, seek, or solicit, or knowingly encourage or facilitate (including by way of furnishing information) any inquiries or the making or submission of any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal with respect to NSTAR, (ii) participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to NSTAR or any of its Subsidiaries or afford access to the properties, books or records of NSTAR or any of its Subsidiaries to any Person that has made an Acquisition Proposal with respect to NSTAR or to any Person in contemplation of an Acquisition Proposal with respect to NSTAR, or (iii) approve, enter into, accept, recommend or endorse, an Acquisition Proposal with respect to NSTAR or enter into any agreement, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding, (A) constituting or related to, or that is intended to or could reasonably be expected to lead to, any Acquisition Proposal with respect to NSTAR (other than an Acceptable Confidentiality Agreement permitted pursuant to this Section 5.4) or (B) requiring, intended to cause, or which could reasonably be expected to cause NSTAR to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement (each a “NSTAR Acquisition Agreement”). Notwithstanding anything to the contrary in this Agreement, prior to obtaining the NSTAR Shareholder Approval, NSTAR and the NSTAR Board may take any actions described in clause (ii) of this Section 5.4(a) with respect to a third party if (x) NSTAR receives a written Acquisition Proposal with respect to NSTAR from such third party (and such Acquisition Proposal was not initiated, sought, solicited, knowingly encouraged or facilitated by NSTAR or any of its Subsidiaries or any of their respective Representatives) and (y) such proposal constitutes, or the NSTAR Board determines in good faith (after consultation with NSTAR’s financial advisors and outside legal counsel) that such proposal could reasonably be expected to lead to, a Superior Proposal with respect to NSTAR, provided that NSTAR shall not deliver any information to such third party without entering into a confidentiality agreement on terms no less favorable to NSTAR than the terms of the Confidentiality Agreement (provided that any such confidentiality agreement shall not be required to contain any standstill agreement or similar provisions) (an “Acceptable Confidentiality Agreement”). Nothing contained in this Section 5.4 shall prohibit NSTAR or the NSTAR Board from taking and disclosing to the NSTAR Shareholders a position with respect to an Acquisition Proposal with respect to NSTAR pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any similar disclosure, in either case to the extent required by applicable Law.

(b) Neither (i) the NSTAR Board nor any committee thereof shall directly or indirectly (A) withhold, withdraw (or amend, qualify or modify in a manner adverse to Northeast Utilities or Merger Sub), or publicly propose to withdraw (or amend, qualify or modify in a manner adverse to Northeast Utilities or Merger Sub), the approval, recommendation or declaration of advisability by the NSTAR Board or any such committee thereof of this Agreement, the Merger or the other transactions contemplated by this Agreement, (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Acquisition Proposal with respect to NSTAR, or (C) fail to reaffirm or re-publish the NSTAR Recommendation within five (5) Business Days of being requested by Northeast Utilities to do so (any action described in this clause (i) being referred to as a “NSTAR Adverse Recommendation Change”) nor (ii) shall NSTAR or any of its Subsidiaries execute or enter into a NSTAR Acquisition Agreement. For the avoidance of doubt, a change of the NSTAR Recommendation to “neutral” is a NSTAR Adverse Recommendation Change. Notwithstanding the foregoing, at any time prior to obtaining the NSTAR Shareholder Approval, and subject to NSTAR’s compliance at all times with the provisions of this Section 5.4 and Section 5.3, in response to a Superior Proposal with respect to NSTAR that has not been withdrawn, the NSTAR Board may make a NSTAR Adverse Recommendation Change; provided, however, that NSTAR shall not be entitled to exercise its right to make a NSTAR Adverse Recommendation Change in response to a Superior Proposal with respect to NSTAR (x) until five (5) Business Days after NSTAR provides written notice to Northeast Utilities (a “NSTAR Notice”) advising Northeast Utilities that the NSTAR Board or a committee thereof has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, and identifying the Person or group making such Superior Proposal, (y) if during such five (5) Business Day period, Northeast Utilities proposes any alternative transaction (including any modifications to the terms of this Agreement), unless the NSTAR Board determines in good faith, after good faith negotiations between NSTAR and Northeast Utilities (if such negotiations are requested by Northeast Utilities) during such five (5) Business Day period (after consultation with NSTAR’s financial advisors and outside legal counsel and taking into account all financial, legal, and regulatory terms and conditions of such alternative transaction proposal and expected timing of consummation and the relative risks of non-consummation of the alternative transaction proposal and the Superior Proposal) that such alternative transaction proposal is not at least as favorable to NSTAR and its shareholders as the Superior Proposal (it being understood that any change in the financial or other material terms of a Superior Proposal shall require a new NSTAR Notice and a new five (5) Business Day period under this Section 5.4(b)) and (z) unless the NSTAR Board, after consultation with outside legal counsel, determines that the failure to make a NSTAR Adverse Recommendation Change would be inconsistent with its fiduciary obligations (taking into account all financial, legal and regulatory terms and conditions of the Acquisition Proposal and this Agreement, including any alternative transaction (including any modifications to the terms of this Agreement) proposed by any other party in response to such Superior Proposal, including any conditions to and expected timing of consummation, and any risks of non-consummation, of such Acquisition Proposal).

(c) Notwithstanding the first sentence of Section 5.4(b), at any time prior to obtaining the NSTAR Shareholder Approval, and subject to NSTAR’s compliance at all times with the provisions of this Section 5.4 and Section 5.3, the NSTAR Board may make a NSTAR Adverse Recommendation Change described in clause (A) of the definition thereof, in response to a material development or change in circumstances occurring or arising after the date of this Agreement that was neither known to the NSTAR Board nor reasonably foreseeable at the date of this Agreement, after the NSTAR Board (i) determines in good faith, after consultation with its outside legal counsel and any other advisor it chooses to consult, that the failure to make such NSTAR Adverse Recommendation Change is inconsistent with its fiduciary duties to the shareholders of NSTAR, (ii) determines in good faith that the reasons for making such NSTAR Adverse Recommendation Change are independent of any pending Acquisition Proposal with respect to NSTAR, and (iii) provides written notice to Northeast Utilities (a “NSTAR Notice of Change”) advising Northeast Utilities that the NSTAR Board is contemplating making a NSTAR Adverse Recommendation Change and specifying the material facts and information constituting the basis for such contemplated determination; provided, however, that (x) the NSTAR Board may not make such a NSTAR Adverse Recommendation Change until the fifth Business Day after receipt by Northeast Utilities of the NSTAR Notice of Change and (y) during such five (5) Business Day period, at the request of Northeast Utilities, NSTAR shall negotiate in good faith with respect to any changes or modifications to this Agreement which would allow the NSTAR Board not to make such NSTAR Adverse Recommendation Change, consistent with its fiduciary duties.

(d) Northeast Utilities agrees that, except as expressly contemplated by this Agreement, neither it nor any of its Subsidiaries shall, and Northeast Utilities shall, and shall cause its Subsidiaries to, cause their respective Representatives not to directly or indirectly (i) initiate, seek, or solicit, or knowingly encourage or facilitate (including by way of furnishing information) any inquiries or the making or submission of any proposal that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal with respect to Northeast Utilities, (ii) participate or engage in discussions or negotiations with, or disclose any non-public information or data relating to Northeast Utilities or any of its Subsidiaries or afford access to the properties, books or records of Northeast Utilities or any of its Subsidiaries to any Person that has made an Acquisition Proposal with respect to Northeast Utilities or to any Person in contemplation of an Acquisition Proposal with respect to Northeast Utilities, or (iii) approve, enter into, accept, recommend or endorse, an Acquisition Proposal with respect to Northeast Utilities or enter into any agreement, including any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement, arrangement or understanding, (A) constituting or related to, or that is intended to or could reasonably be expected to lead to, any Acquisition Proposal with respect to Northeast Utilities (other than an Acceptable Confidentiality Agreement permitted pursuant to this Section 5.4) or (B) requiring, intended to cause, or which could reasonably be expected to cause Northeast Utilities to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement (each a “Northeast Utilities Acquisition Agreement”). Notwithstanding anything to the contrary in this Agreement, prior to obtaining the Northeast Utilities Shareholder Approval, Northeast Utilities and the Northeast Utilities Board may take any actions described in clause (ii) of this Section 5.4(d) with respect to a third party if

(x) Northeast Utilities receives a written Acquisition Proposal with respect to Northeast Utilities from such third party (and such Acquisition Proposal was not initiated, sought, solicited, knowingly encouraged or facilitated by Northeast Utilities or any of its Subsidiaries or any of their respective Representatives) and (y) such proposal constitutes, or the Northeast Utilities Board determines in good faith (after consultation with its financial advisors and outside legal counsel) that such proposal could reasonably be expected to lead to, a Superior Proposal with respect to Northeast Utilities, provided that Northeast Utilities shall not deliver any information to such third party without entering into an Acceptable Confidentiality Agreement (but in relation to Northeast Utilities rather than NSTAR). Nothing contained in this Section 5.4 shall prohibit Northeast Utilities or the Northeast Utilities Board from taking and disclosing to the Northeast Utilities Shareholders a position with respect to an Acquisition Proposal with respect to Northeast Utilities pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any similar disclosure, in either case to the extent required by applicable Law.

(e) Neither (i) the Northeast Utilities Board nor any committee thereof shall directly or indirectly (A) withhold, withdraw (or amend, qualify or modify in a manner adverse to NSTAR), or publicly propose to withdraw (or amend, qualify or modify in a manner adverse to NSTAR), the approval, recommendation or declaration of advisability by the Northeast Utilities Board or any such committee thereof of this Agreement, the Merger, the other transactions contemplated by this Agreement or the Northeast Utilities Proposal, (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Acquisition Proposal with respect to Northeast Utilities or (C) fail to reaffirm or re-publish the Northeast Utilities Recommendation within five (5) Business Days of being requested by NSTAR to do so (any action described in this clause (i) being referred to as a “Northeast Utilities Adverse Recommendation Change”) nor (ii) shall Northeast Utilities or any of its Subsidiaries execute or enter into a Northeast Utilities Acquisition Agreement. For the avoidance of doubt, a change of Northeast Utilities Recommendation to “neutral” is a Northeast Utilities Adverse Recommendation Change. Notwithstanding the foregoing, at any time prior to obtaining the Northeast Utilities Shareholder Approval, and subject to Northeast Utilities’ compliance at all times with the provisions of this Section 5.4 and Section 5.3, in response to a Superior Proposal with respect to Northeast Utilities that has not been withdrawn, the Northeast Utilities Board may make a Northeast Utilities Adverse Recommendation Change; provided, however, that Northeast Utilities shall not be entitled to exercise its right to make a Northeast Utilities Adverse Recommendation Change in response to a Superior Proposal with respect to Northeast Utilities (x) until five (5) Business Days after Northeast Utilities provides written notice to NSTAR (a “Northeast Utilities Notice”) advising NSTAR that the Northeast Utilities Board or a committee thereof has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, and identifying the Person or group making such Superior Proposal, (y) if during such five (5) Business Day period, NSTAR proposes any alternative transaction (including any modifications to the terms of this Agreement), unless the Northeast Utilities Board determines in good faith, after good faith negotiations between Northeast Utilities and NSTAR (if such negotiations are requested by NSTAR) during such five (5) Business Day period (after consultation with Northeast Utilities’ financial advisors and outside legal counsel, and taking into account all financial, legal, and regulatory terms and conditions of such alternative transaction proposal and expected timing of consummation and the relative risks of non-consummation of the alternative transaction proposal and the Superior Proposal) that such alternative transaction proposal is not at least as favorable to Northeast Utilities and its shareholders as the Superior Proposal (it being understood that any change in the financial or other material terms of a Superior Proposal shall require a new Northeast Utilities Notice and a new five (5) Business Day period under this Section 5.4(e)) and (z) unless the Northeast Utilities Board, after consultation with outside legal counsel, determines that the failure to make a Northeast Utilities Adverse Recommendation Change would be inconsistent with its fiduciary obligations (taking into account all financial, legal and regulatory terms and conditions of the Acquisition Proposal and this Agreement, including any alternative transaction (including any modifications to the terms of this Agreement) proposed by any other party in response to such Superior Proposal, including any conditions to and expected timing of consummation, and any risks of non-consummation, of such Acquisition Proposal).

(f) Notwithstanding the first sentence of Section 5.4(e), at any time prior to obtaining the Northeast Utilities Shareholder Approval, and subject to Northeast Utilities’ compliance at all times with the provisions of this Section 5.4 and Section 5.3, the Northeast Utilities Board may make a Northeast Utilities Adverse Recommendation Change described in clause (A) of the definition thereof, in response to a material development or change in circumstances occurring or arising after the date of this Agreement that was neither known to the Northeast Utilities Board nor reasonably foreseeable at the date of this Agreement, after the Northeast Utilities Board (i) determines in good faith, after consultation with its outside legal counsel and any other advisor it chooses to consult, that the failure to make such Northeast Utilities Adverse Recommendation Change is inconsistent with its fiduciary duties to the shareholders of NSTAR, (ii) determines in good faith that the reasons for making such Northeast Utilities Adverse Recommendation Change are independent of any pending Acquisition Proposal with respect to NSTAR, and (iii) provides written notice to Northeast Utilities (a “Northeast Utilities Notice of Change”) advising NSTAR that the Northeast Utilities Board is contemplating making a Northeast Utilities Adverse Recommendation Change and specifying the material facts and information constituting the basis for such contemplated determination; provided, however, that (x) the Northeast Utilities Board may not make such a Northeast Utilities Adverse Recommendation Change until the fifth Business Day after receipt by NSTAR of the Northeast Utilities Notice of Change and (y) during such five (5) Business Day period, at the request of NSTAR, Northeast Utilities shall negotiate in good faith with respect to any changes or modifications to this Agreement which would allow the Northeast Utilities Board not to make such Northeast Utilities Adverse Recommendation Change, consistent with its fiduciary duties.

(g) The Parties agree that in addition to the obligations of NSTAR and Northeast Utilities set forth in paragraphs (a) through (f) of this Section 5.4, as promptly as practicable after receipt thereof, NSTAR or Northeast Utilities, as applicable, shall advise Northeast Utilities or NSTAR, respectively, in writing of any request for information or any Acquisition Proposal with respect to such party received from any Person, or any inquiry, discussions or negotiations with respect to any Acquisition Proposal with respect to such party, and the terms and conditions of such request, Acquisition Proposal, inquiry, discussions or negotiations, and NSTAR or Northeast Utilities, as applicable, shall promptly provide to Northeast Utilities or NSTAR, respectively, copies of any written materials received by NSTAR or Northeast Utilities, as applicable, in connection with any of the foregoing, and the identity of the Person or group making any such request, Acquisition Proposal or inquiry or with whom any discussions or negotiations are taking place. Each of NSTAR and Northeast Utilities agrees that it shall simultaneously provide to the other any non-public information concerning itself or its Subsidiaries provided to any other Person or group in connection with any Acquisition Proposal which was not previously provided to the other. NSTAR and Northeast Utilities shall keep Northeast Utilities and NSTAR, respectively, fully informed of the status of any Acquisition Proposals (including the identity of the parties and price involved and any changes to any material terms and conditions thereof). Each of NSTAR and Northeast Utilities agrees not to release any third party from, or waive any provisions of, any confidentiality or standstill agreement to which it is a party.

(h) For purposes of this Agreement, with respect a party hereto, “Acquisition Proposal” shall mean any bona fide proposal, offer or inquiry, whether or not in writing, for any transaction or series of transactions involving the (i) direct or indirect acquisition or purchase of a business or assets that constitutes twenty percent (20%) or more of the consolidated net revenues, net income or the assets (based on the fair market value thereof) of such party and its Subsidiaries, taken as a whole, (ii) direct or indirect acquisition or purchase of twenty percent (20%) or more of any class of equity securities or capital stock of such party or any of its Subsidiaries whose business constitutes twenty percent (20%) or more of the consolidated net revenues, net income or assets of such party and its Subsidiaries, taken as a whole, or (iii) merger, consolidation, restructuring, transfer of assets or other business combination, sale of shares of capital stock, tender offer, share exchange, exchange offer, recapitalization, stock repurchase program or other similar transaction that if consummated would result in any Person or Persons beneficially owning twenty percent (20%) or more of any class of equity securities of such party or any of its Subsidiaries whose business constitutes twenty percent (20%) or more of the consolidated net revenues, net income or assets of such party and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement. The term “Superior Proposal” shall mean, with respect to a party hereto, any bona fide written Acquisition Proposal with respect to such party made by a third party to acquire (which term shall include a parent to parent merger or other business combination with a similar result), directly or indirectly, pursuant to a tender offer, exchange offer, merger, share exchange, consolidation or other business combination, (A) fifty percent (50%) or more of the assets of such party and its Subsidiaries, taken as a whole, or (B) fifty percent (50%) or more of the equity securities of such party, in each case on terms which a majority of the Board of Trustees of such party determines in good faith (after consultation with such party’s financial advisors and outside legal counsel, and taking into account all financial, legal and regulatory terms and conditions of the Acquisition Proposal and this Agreement, including any alternative transaction (including any modifications to the terms of this Agreement) proposed by any other party in response to such Superior Proposal, including any conditions to and expected timing of consummation, and any risks of non-consummation, of such Acquisition Proposal) to be more favorable to such party and its shareholders (in their capacity as shareholders) as compared to the transactions contemplated hereby and to any alternative transaction (including any modifications to the terms of this Agreement) proposed by any other party hereto pursuant to this Section 5.4.

(i) Immediately after the execution and delivery of this Agreement, each party hereto will, and will cause its Subsidiaries and their respective Representatives to, immediately cease and terminate any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Acquisition Proposal with respect to such party. Each party agrees that it shall (i) take the necessary steps to promptly inform its Representatives involved in the transactions contemplated by this Agreement of the obligations undertaken in this Section 5.4 and (ii) request each Person who has heretofore executed a confidentiality agreement in connection with such Person’s consideration of acquiring such party or any portion thereof to return or destroy (which destruction shall be certified in writing by an executive officer of such Person) all confidential information heretofore furnished to such Person by or on its behalf.

Section 5.5    Regulatory Approvals; Additional Agreements.

(a) As promptly as practicable following the date of this Agreement, NSTAR and Northeast Utilities each shall file with the United States Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “DOJ”) Notification and Report Forms relating to the transactions contemplated herein required by the HSR Act. Without limitation of Section 5.5(b) below, NSTAR and Northeast Utilities each shall use reasonable best efforts to obtain early termination of any waiting period under the HSR Act and NSTAR and Northeast Utilities shall each promptly (i) supply the other with any information which may be required in order to effectuate such filings and (ii) supply any additional information which reasonably may be required by the FTC or the DOJ.

(b) Each of NSTAR and Northeast Utilities shall use reasonable best efforts to file, as soon as practicable after the date of this Agreement, all other applications, notices, registrations, filings, reports and other documents required to be filed with any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement (including pre-merger notification forms required by the merger notification or control Laws of any applicable foreign jurisdiction, as agreed to by the parties), including all NSTAR Regulatory Approvals and all Northeast Utilities Regulatory Approvals. Each of Northeast Utilities and NSTAR shall promptly (i) supply the other with any information which may be required in order to effectuate such filings, (ii) supply any additional information which reasonably may be required by a Governmental Entity of any jurisdiction and which the parties may reasonably deem appropriate, and (iii) subject to applicable legal limitations and the instructions of any Governmental Entity, keep each other apprised of the status of matters relating to the completion of the transactions contemplated thereby, including promptly furnishing the other with copies of notices or other communications received by the NSTAR or Northeast Utilities, as the case may be, or any of their respective Subsidiaries, from any third party and/or any Governmental Entity with respect to such transactions. No party shall independently participate in any meeting, or engage in any substantive conversation, with any Governmental Entity in respect to any such filings, investigation or other inquiry without using reasonable efforts to give (to the extent feasible and appropriate) the other party prior notice of the meeting or conversation and, unless prohibited by such Governmental Entity, a reasonable opportunity to attend or participate. The parties will consult and cooperate with one another and permit the other party or its counsel to review in advance any proposed written communication by such party to any Governmental Entity in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with proceedings under or relating to the HSR Act, the Federal Power Act, other antitrust Laws or any applicable state Laws in connection with the Merger and the other transactions contemplated by this Agreement.

(c) Each of NSTAR and Northeast Utilities shall (i) give the other party prompt notice of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Entity with respect to the Merger or any of the other transactions contemplated by this Agreement, (ii) keep the other party informed as to the status of any such Legal Proceeding or threat, and (iii) cooperate in all respects with each other and shall use their respective reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Merger or the other transactions contemplated hereby.

(d) Subject to the conditions and upon the terms of this Agreement, each of Northeast Utilities and NSTAR shall use reasonable best efforts (subject to, and in accordance with, applicable Law) to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable Laws to carry out the intent and purposes of this Agreement and to consummate the Merger and make effective the other transactions contemplated by this Agreement. Without limiting the generality of the foregoing, subject to the conditions and upon the terms of this Agreement, each party to this Agreement shall (i) reasonably cooperate with the other party, shall execute and deliver such further documents, certificates, agreements and instruments and shall take such other actions as may be reasonably requested by the other party to evidence or reflect the transactions contemplated by this Agreement (including the execution and delivery of all documents, certificates, agreements and instruments reasonably necessary for all filings hereunder); (ii) give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement; (iii) use reasonable best efforts to obtain each approval, consent, ratification, permission, waiver of authorization (including any authorization of a Governmental Entity) required to be obtained from Governmental Entities and parties to any material Contracts required to be obtained (pursuant to any applicable Law or Contract, or otherwise) by such party in connection with the Merger or any of the other transactions contemplated by this Agreement, including the NSTAR Regulatory Approvals and the Northeast Utilities Regulatory Approvals (provided, however, that Northeast Utilities, Merger Sub, Acquisition Sub and NSTAR shall not be required to pay any fees or make any other payments to any such Person in order to obtain any such approval, consent, ratification, permission, waiver or authorization (other than normal filing fees imposed by Law or as contemplated in clause (v) hereof)); (iv) use reasonable best efforts to lift any restraint, injunction or other legal bar to the Merger; and (v) with respect to any approval, consent, ratification, permission, waiver of authorization required to be obtained from parties to any material Contracts as provided in clause (iii) hereof, enter into and negotiate commercially reasonable definitive agreements with respect to such parties to such material Contracts, offer customary fees, discounts and other incentives to such parties on commercially reasonable terms and pay any customary expenses incurred in connection therewith.

(e) Notwithstanding anything to the contrary contained in this Agreement, (i) neither NSTAR nor Northeast Utilities shall, nor shall it permit any of its Subsidiaries to, without the prior written consent of the other party, divest or hold separate or otherwise take or commit to take any action that limits its freedom, or after the Merger, the freedom of action of Northeast Utilities or any of Northeast Utilities’ Affiliates with respect to, or its ability to retain, NSTAR and NSTAR’s Subsidiaries, Northeast Utilities or Northeast Utilities’ Subsidiaries, or any of the respective businesses, product lines or assets of Northeast Utilities, NSTAR or any of their respective Subsidiaries or Affiliates, and (ii) neither Northeast Utilities nor NSTAR, nor any of their respective Affiliates, shall be required to divest or hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or its ability to retain, NSTAR and NSTAR’s Subsidiaries, Northeast Utilities or Northeast Utilities’ Subsidiaries, or any of the respective businesses, product lines or assets of Northeast Utilities, NSTAR or any of their respective Subsidiaries or Affiliates, in each case if such divestiture or other action with respect thereto would, individually or in the aggregate, reasonably be expected to have a material adverse effect on NSTAR or Northeast Utilities and their respective Subsidiaries, taken as a whole (provided that for the purpose of determining whether a potential adverse effect would constitute a material adverse effect for the purposes hereof, each of NSTAR or Northeast Utilities and their respective Subsidiaries, taken as a whole, shall be deemed to be a consolidated group of entities of the size and scale of NSTAR and Northeast Utilities, together with each of their Subsidiaries, taken as a whole). In addition, neither Northeast Utilities nor any of its Affiliates shall be under any obligation to take any action under this Section 5.5 if the FTC or the DOJ authorizes its staff to seek a preliminary injunction or restraining order to enjoin consummation of the transactions contemplated by this Agreement or if any Governmental Entity outside of the United States seeks comparable relief under any antitrust Laws.

Section 5.6    NSTAR Share Options and NSTAR Stock-Based Awards.

NSTAR and Northeast Utilities shall take all action required so that, at the Effective Time:

(a) each option to purchase NSTAR Common Shares that was granted under the NSTAR Share Plans (collectively the “NSTAR Share Options”) and that is outstanding immediately prior to the Effective Time shall convert into an option to acquire, on the same terms and conditions as were applicable to the NSTAR Share Option prior to the merger (after giving effect to any acceleration of vesting as a result of the transactions contemplated by this Agreement), a number of Northeast Utilities Common Shares equal to the product of the number of NSTAR Common Shares subject to the NSTAR Share Option and the Exchange Ratio, rounded down to the nearest whole share of Northeast Utilities Common Shares, at an exercise price per share of Northeast Utilities Common Shares equal to the quotient obtained by dividing the per share exercise price of the NSTAR Share Option by the Exchange Ratio, rounded up to the nearest whole cent. To the extent that Section 409A or Section 421(a) of the Code applies to any such NSTAR Share Options, the foregoing adjustment will be subject to such modifications, if any, as are required to cause the conversion contemplated by this Section 5.6 to be made in a manner consistent with Section 409A or Section 421(a) of the Code, as applicable.

(b) each NSTAR performance share and deferred stock award that was granted under the NSTAR Share Plans (collectively the “NSTAR Stock-Based Awards”) and that is outstanding at or immediately prior to the Effective Time shall convert into the right to receive, on the same terms and conditions as were applicable to the NSTAR Stock-Based Award prior to the merger (after giving effect to any acceleration of vesting as a result of the transactions and the terms and conditions contemplated by this Agreement), a number of Northeast Utilities Common Shares equal to the product of the total number of NSTAR Common Shares subject to such NSTAR Stock-Based Award and the Exchange Ratio, rounded down to the nearest whole share of Northeast Utilities Common Shares.

Section 5.7    Employee and Labor Matters.

(a) With respect to the compensation and benefits to be provided after the Effective Time in respect of individuals who are employees of NSTAR or its Subsidiaries as of the Effective Time (the “NSTAR Employees”) and to individuals who are employees of Northeast Utilities or its Subsidiaries as of the Effective Time (the “Northeast Utilities Employees” and, together with the NSTAR Employees, the “Employees”) who are not represented by a union or labor organization with respect to the terms and conditions of their employment nor employed pursuant to the terms of a collective bargaining agreement, NSTAR and Northeast Utilities have agreed that, consistent with the current practices of NSTAR and Northeast Utilities, the Surviving Company and Northeast Utilities will seek after the Effective Time to attract and retain superior quality executive, managerial, technical and administrative personnel in every market in which they conduct activities and will generally implement compensation and benefit plans and policies necessary or appropriate to achieve this objective. It is the specific intention that, in each of the markets in which they operate, the compensation and benefit programs of the Surviving Company and Northeast Utilities will be competitive with those provided generally in their industry, both with respect to the type and variety of programs as well as the level of benefits afforded.

(b) For all purposes under the employee benefit plans of Northeast Utilities and its Subsidiaries providing benefits to any Employees after the Effective Time (the “New Plans”), each NSTAR Employee shall be credited with his or her years of service with NSTAR and its Subsidiaries before the Effective Time, and each Northeast Utilities Employee shall be credited with his or her years of service with Northeast Utilities and its Subsidiaries before the Effective Time, to the same extent as such Employee was entitled, before the Effective Time, to credit for such service under any similar NSTAR Employee Plan or Northeast Utilities Employee Plan, as applicable; provided, that such service crediting shall not be required (i) to the extent it would result in a duplication of benefits, nor (ii) to the extent NSTAR Employees and Northeast Utilities Employees are equally affected without regard to whether employment before the Effective Time was with NSTAR and its Subsidiaries or Northeast Utilities and its Subsidiaries (for example, in the event a New Plan is adopted for NSTAR Employees and Northeast Utilities Employees under which no participants receive credit for service before the effective date of the New Plan). In addition, and without limiting the generality of the foregoing provisions of this paragraph (b): (i) each Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a comparable NSTAR Employee Plan or Northeast Utilities Employee Plan in which such Employee participated immediately before the Effective Time (such plans, collectively, the “Old Plans”); and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Employee, Northeast Utilities shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents, and Northeast Utilities shall cause any eligible expenses incurred by such Employee and his or her covered dependents during the portion of the plan year of the Old Plan ending on the date such employee’s participation in the corresponding New Plan begins to be taken into account under such New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

(c) From and after the Effective Time, NSTAR and the Surviving Company shall honor, and shall cause their Subsidiaries to honor, in accordance with its terms, each employment, severance and termination agreement, any NSTAR Labor Agreement, or any Northeast Utilities Labor Agreement between, on the one hand, NSTAR or Northeast Utilities, or any of their respective Subsidiaries, and on the other hand any current or former officer, Trustee, member of the board of directors or employee of any such company, to the extent such terms are in effect immediately before the Effective Time.

(d) The provisions of this Section 5.7 shall not be construed to prevent the termination of employment of any Employee, or the amendment or termination of any particular NSTAR Employee Plan or Northeast Utilities Employee Plan, to the extent permitted by its terms as in effect immediately before the Effective Time. Notwithstanding anything in this Agreement to the contrary, no provision of this Agreement is intended to, or does constitute the establishment or adoption of, or amendment to any NSTAR Employee Plan or Northeast Utilities Employee Plan, and no person participating in any such plan shall have any claim or cause of action, under ERISA or otherwise, in respect of the provisions of this Agreement as it relates to any such plan or otherwise.

(e) At and after the Effective Time, it shall be the intent of NSTAR and Northeast Utilities, that (subject to obligations under applicable law and applicable collective bargaining agreements): (i) any reductions in the Employee work force of NSTAR or Northeast Utilities or any of their Subsidiaries shall be made on a fair and equitable basis, in light of the circumstances and the objectives to be achieved, giving consideration to previous work history, job experience and qualifications, without regard to whether employment before the Effective Time was with NSTAR and its Subsidiaries or Northeast Utilities and its Subsidiaries, and any Employees whose employment is terminated or jobs are eliminated by NSTAR or Northeast Utilities or any of their Subsidiaries after the Effective Time shall be entitled to participate on a fair and equitable basis in the job opportunity and employment placement programs offered by NSTAR or Northeast Utilities or any of their Subsidiaries for which they are eligible; and (ii) Employees shall be entitled to participate in all job training, career development and educational programs of NSTAR and Northeast Utilities or any of their Subsidiaries for which they are eligible, and shall be entitled to fair and equitable consideration in connection with any job opportunities with NSTAR and Northeast Utilities and their Subsidiaries, in each case without regard to whether employment before the Effective Time was with NSTAR and its Subsidiaries or Northeast Utilities and its Subsidiaries.

Section 5.8    Indemnification of Officers and Trustees.

(a) From and after the Effective Time, each of Northeast Utilities and the Surviving Company agrees that it shall indemnify, defend and hold harmless each present and former trustee, officer and employee of NSTAR or Northeast Utilities, as the case may be, each present and former trustee, member of the board of directors, officer and employee of any of NSTAR’s Subsidiaries or Northeast Utilities’ Subsidiaries, as the case may be, and any fiduciary under any NSTAR Employee Plan or Northeast Utilities Employee Plan (in each case, when acting in such capacity), determined as of the Effective Time (the “Indemnified Parties”), against any costs or expenses (including attorneys’ fees and disbursements), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the Indemnified Party is or was a trustee, officer, employee or fiduciary of NSTAR or Northeast Utilities or a member of the board of directors, officer, employee or fiduciary of any of their respective Subsidiaries or a fiduciary under any NSTAR Employee Plan or Northeast Utilities Employee Plan, as the case may be, whether asserted or claimed prior to, at or after the Effective Time (including with respect to any acts or omissions in connection with this Agreement and the transactions and actions contemplated hereby), to the fullest extent that NSTAR or Northeast Utilities, as the case may be, would have been permitted under Massachusetts law and their respective declaration of trust and bylaws (and, to the extent not contrary to Massachusetts law or its organizational documents, any indemnification agreement) in effect on the date of this Agreement to indemnify such Person (and Northeast Utilities or the Surviving Company shall also promptly advance expenses as incurred in advance of any final disposition of any such claim, action, suit, proceeding or investigation to the fullest extent that NSTAR or Northeast Utilities, as the case may be, would have been permitted under Massachusetts law or its declaration of trust or, with respect to NSTAR, its bylaws (and, to the extent not contrary to Massachusetts law or its organizational documents, any indemnification agreement) in effect on the date of this Agreement; provided, however, that the Person to whom expenses are advanced provides an undertaking, if and only to the extent required by Massachusetts law or the applicable declaration of trust or bylaws (as in effect on the date hereof), to repay such advances if it is ultimately determined that such Person is not entitled to indemnification); and provided, further, that any determination required to be made with respect to whether a trustee’s, officer’s, employee’s or fiduciary’s conduct complied with the standards set forth under Massachusetts law and the applicable declaration of trust and bylaws (or the applicable organizational documents of a Subsidiary or NSTAR Employee Plan or Northeast Utilities Employee Plan) shall be made by independent counsel selected by the Indemnified Party. In the event of any claim, action, suit, proceeding or investigation, (i) neither Northeast Utilities nor the Surviving Company shall settle, compromise or consent to the entry of any judgment in any claim, action, suit, proceeding or investigation (and in which indemnification could be sought by Indemnified Parties hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such claim, action, suit, proceeding or investigation or such Indemnified Party otherwise consents in writing, and (ii) the Surviving Company shall cooperate in the defense of such matter. The parties agree that this Section 5.8(a) does not purport to limit any rights that any Indemnified Party may have under any employment agreement, indemnification agreement, NSTAR Employee Plan or Northeast Utilities Employee Plan in effect on the date of this Agreement and disclosed to either party prior to the execution hereof, which provisions shall not be amended, repealed or otherwise in any manner that would materially adversely affect the rights thereunder of any such individual.

(b) From and after the Effective Time, Northeast Utilities shall, and shall cause the Surviving Company to, honor all rights to exculpation, indemnification and advancement of expenses now existing in favor of the current or former trustees, officers or employees, as the case may be, of NSTAR, Northeast Utilities or their respective Subsidiaries as provided in their respective declaration of trust, certificates of incorporation or by-laws or other organizational documents or in any agreement to which NSTAR, Northeast Utilities or any of their respective Subsidiaries is a party, which rights shall survive the Merger and shall continue in full force and effect to the extent permitted by Law. For a period of six (6) years from the Effective Time, Northeast Utilities shall, and shall cause the Surviving Company to, maintain in effect the exculpation, indemnification and advancement of expenses provisions of NSTAR’s, Northeast Utilities’ and any of their respective Subsidiary’s declaration of trust, certificate of incorporation and bylaws or similar organization documents in effect immediately prior to the Effective Time or in any indemnification agreements of NSTAR, Northeast Utilities or their respective Subsidiaries with any of their respective trustees, members of the board of directors, officers or employees in effect immediately prior to the Effective Time, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who immediately before the Effective Time were current or former trustees, members of the board of directors, officers or employees of NSTAR, Northeast Utilities or any of their respective Subsidiaries; provided, however, that all rights to indemnification in respect of any claim, action, suit, proceeding or investigation pending or asserted or any claim made within such period shall continue until the disposition of such claim, action, suit, proceeding or investigation or resolution of such claim, action, suit, proceeding or investigation. From and after the Effective Time, Northeast Utilities shall assume, be jointly and severally liable for, and honor, guaranty and stand surety for, and shall cause the Surviving Company and its Subsidiaries to honor and perform, in accordance with their respective terms, each of the covenants contained in this Section 5.8 without limit as to time.

(c) The Surviving Company shall, in its sole discretion, either (i) continue to maintain in effect for a period of at least six (6) years from and after the Effective Time for the Persons who, as of the date of this Agreement, are covered by NSTAR’s directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) D&O Insurance with recognized insurance companies and with terms, conditions, retentions and levels of coverage at least as favorable as provided in NSTAR’s existing policies as of the date of this Agreement, or, if such insurance is unavailable, the Surviving Company (or its successor) shall purchase the best available D&O Insurance from a recognized insurance company for such six-year period with terms, conditions, retentions and with levels of coverage at least as favorable as provided in NSTAR’s existing policies as of the date of this Agreement, or (ii) obtain and fully pay for “tail” insurance policies with a claims period of at least six (6) years from and after the Effective Time with recognized insurance companies for the Persons who, as of the date of this Agreement, are covered by NSTAR’s existing D&O Insurance, with terms, conditions, retentions and levels of coverage at least as favorable as NSTAR’s existing D&O Insurance with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby), with respect to NSTAR’s D&O Insurance.

(d) If Northeast Utilities or the Surviving Company or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or Entity and shall not be the continuing or Surviving Company or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other Entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Northeast Utilities or the Surviving Company shall assume all of the obligations set forth in this Section 5.8.

(e) The provisions of this Section 5.8 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective successors, heirs and legal representatives, shall be binding on all successors and assigns of Northeast Utilities and the Surviving Company and shall not be amended in any manner that is adverse to the Indemnified Parties (including their successors, heirs and legal representatives) without the written consent of the Indemnified Party (including its successors, heirs and legal representatives) affected thereby.

(f) The rights of the Indemnified Parties under this Section 5.8 shall be in addition to any rights such Indemnified Parties may have under the NSTAR Organization Documents or the comparable documents of any of NSTAR’s Subsidiaries, or under any applicable Contracts or Laws in effect on the date of this Agreement and, in the case of such documents and Contracts, disclosed to Northeast Utilities prior to the execution hereof, and Northeast Utilities shall, and shall cause the Surviving Company to, honor and perform under all indemnification agreements entered into by NSTAR or any of its Subsidiaries in effect on the date of this Agreement and disclosed to Northeast Utilities prior to the execution hereof.

Section 5.9    Public Disclosure.

The initial press release relating to this Agreement shall be a joint press release and thereafter Northeast Utilities and NSTAR shall consult with each other before issuing, and provide each other the reasonable opportunity to review and comment upon, any press release or other public statements with respect to the Merger or the other transactions contemplated by this Agreement; provided, however, that no such consultation shall be required if, prior to the date of such release or public statement, a NSTAR Adverse Recommendation Change or a Northeast Utilities Adverse Recommendation Change shall have occurred in compliance in all respects with the terms of Section 5.4 of this Agreement. No provision of this Agreement shall prohibit either NSTAR or Northeast Utilities from issuing any press release or public statement in the event of a NSTAR Adverse Recommendation Change or a Northeast Utilities Adverse Recommendation Change in compliance in all respects with the terms of Section 5.4 of this Agreement.

Section 5.10    NYSE Listing of Additional Shares.

Northeast Utilities shall, prior to the Closing Date and in accordance with the requirements of the NYSE, use its reasonable best efforts to file with the NYSE a subsequent listing application (“Subsequent Listing Application”) covering the Northeast Utilities Common Shares to be issued to NSTAR Shareholders pursuant to this Agreement.

Section 5.11    Takeover Laws.

If any Takeover Law may become, or may purport to be, applicable to the transactions contemplated in this Agreement, each of Northeast Utilities and NSTAR and the members of its Board of Trustees, to the extent permissible under applicable Laws, will grant such approvals and take such actions, in accordance with the terms of this Agreement, as are necessary so that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable, and in any event prior to the Termination Date, on the terms and conditions contemplated hereby and otherwise, to the extent permissible under applicable Laws, act to eliminate the effect of any Takeover Law on any of the transactions contemplated by this Agreement.

Section 5.12    Section 16.

Northeast Utilities shall, prior to the Effective Time, cause Northeast Utilities’ Board of Trustees to approve the issuance of Northeast Utilities equity securities in connection with the Merger with respect to any employees of NSTAR who, as a result of their relationship with Northeast Utilities as of or following the Effective Time, are subject or will become subject to the reporting requirements of Section 16 of the Exchange Act to the extent necessary for such issuance to be an exempt acquisition pursuant to SEC Rule 16b-3. Prior to the Effective Time, the Board of Trustees of NSTAR shall approve the disposition of NSTAR equity securities (including derivative securities) in connection with the Merger by those Trustees and officers of NSTAR subject to the reporting requirements of Section 16 of the Exchange Act to the extent necessary for such disposition to be an exempt disposition pursuant to SEC Rule 16b-3.

Section 5.13    Notice of Changes.

Each of NSTAR and Northeast Utilities shall give prompt written notice to the other (and will subsequently keep the other informed on a current basis of any developments related to such notice) upon its becoming aware of the occurrence or existence of any fact, event or circumstance that is reasonably likely to result in any of the conditions set forth in Article VI not being able to be satisfied prior to the Termination Date.

Section 5.14    Standstill Agreements; Confidentiality Agreements.

During the period from the date of this Agreement through the Effective Time, neither Northeast Utilities nor NSTAR shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party. During such period, NSTAR, Northeast Utilities or its applicable Subsidiary, as the case may be, shall enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreement.

Section 5.15    Tax Matters.

Each party shall, both prior to and following the Effective Time, cooperate with the other parties, and use its reasonable best efforts, to cause the Combination to qualify as a “reorganization” within the meaning of Section 368(a) of the Code (the “Intended Tax Treatment”), including (a) reasonably refraining from any action that such party knows, or is reasonably expected to know, is reasonably likely to prevent the Intended Tax Treatment, (b) executing such amendments to this Agreement as may be reasonably required in order to obtain the Intended Tax Treatment (it being understood that no party will be required to agree to any such amendment that it determines in good faith is reasonably likely to materially adversely affect the value of the Combination to such party or its shareholders), and (c) using its reasonable best efforts to obtain the opinions referred to in Sections 6.2(e) and 6.3(e), and any tax opinions required to be filed with the SEC in connection with the filing of the Registration Statement, including by executing customary letters of representation.

Section 5.16    Dividends.

(a) After the date of this Agreement, in accordance with Sections 4.1(b)(i)(1) and 4.2(b)(i)(1), each of NSTAR and Northeast Utilities, respectively, shall have the right to take any action deemed necessary by such party to ensure that holders of a NSTAR Common Share and Northeast Utilities Common Share, respectively, shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to each NSTAR Common Share or Northeast Utilities Common Share, and each of NSTAR and Northeast Utilities shall cooperate with the other in respect of the payment of dividends with respect to each NSTAR Common Share and the Northeast Utilities Common Share and the record dates and payment dates relating thereto in order to achieve the foregoing.

(b) To the extent permitted by applicable law and consistent with the fiduciary duties of the Trustees of Northeast Utilities, Northeast Utilities shall take all actions necessary so that the first quarterly dividend paid per Northeast Utilities Common Share after the Effective Time multiplied by the Exchange Ratio and rounded to the nearest cent is at least equal to the amount per NSTAR Common Share of the most recent quarterly dividend paid by NSTAR prior to the Effective Time.

ARTICLE VI

CONDITIONS TO THE MERGER

Section 6.1    Conditions to Each Party’s Obligation.

The respective obligations of NSTAR, Northeast Utilities and Merger Sub to consummate the Merger are subject to the satisfaction or, to the extent permitted by Law, the waiver by each party on or prior to the Effective Time, of each of the following conditions:

(a) The NSTAR Shareholder Approval shall have been obtained;

(b) The Northeast Utilities Shareholder Approval shall have been obtained;

(c) No provision of any applicable Law and no Order (preliminary or otherwise) shall be in effect that prohibits the consummation of the Merger or the other transactions contemplated by this Agreement;

(d) The Registration Statement shall have become effective under the Securities Act and no stop order suspending the use of the Registration Statement or the Joint Proxy Statement shall have been issued by the SEC or any state securities administrator nor shall proceedings seeking a stop order have been initiated or, to the knowledge of NSTAR or Northeast Utilities, as the case may be, be threatened by the SEC or any state securities administrator;

(e) Northeast Utilities shall have filed with the NYSE the Subsequent Listing Application with respect to the Northeast Utilities Common Shares issued or issuable pursuant to this Agreement and such Northeast Utilities Common Shares shall have been approved and authorized for listing on the NYSE, subject to official notice of issuance; and

(f) The NSTAR Regulatory Approvals and the Northeast Utilities Regulatory Approvals shall have been obtained (including, in each case, the expiration or termination of the waiting periods (and any extensions thereof) under the HSR Act applicable to the Merger and the transactions contemplated by this Agreement) and have become Final Orders and such Final Orders shall not impose terms or conditions that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on (i) NSTAR and its Subsidiaries taken as a whole or (ii) Northeast Utilities and its Subsidiaries taken as a whole, provided that for the purpose of determining whether such terms and conditions could have a material adverse effect for the purposes of this Section 6.1(f), each of NSTAR or Northeast Utilities and their respective Subsidiaries, taken as a whole, shall be deemed to be a consolidated group of entities of the size and scale of NSTAR and Northeast Utilities, together with each of their Subsidiaries, taken as a whole. As used in this Agreement, a “Final Order” means an action by the relevant Governmental Entity that has not been reversed, stayed, enjoined, set aside, annulled or suspended, with respect to which any waiting period prescribed by Law before the transactions contemplated hereby may be consummated has expired, and as to which all conditions to the consummation of such transactions prescribed by applicable Law, regulation or order have been satisfied.

Section 6.2    Additional Conditions to Northeast Utilities’ and Merger Sub’s Obligations.

The respective obligations of Northeast Utilities and Merger Sub to consummate the Merger are subject to the satisfaction or, to the extent permitted by Law, the waiver by Northeast Utilities and Merger Sub on or prior to the Effective Time of each of the following conditions:

(a) NSTAR shall have performed or complied in all material respects with all of its covenants, obligations or agreements required to be performed or complied with under this Agreement prior to the Effective Time;

(b) The representations and warranties of NSTAR set forth in Section 2.4 shall be true and correct with respect to those items that are qualified by “materiality” and shall be true and correct in all respects with respect to those matters that are not so qualified except, in each case, for any inaccuracies that are, individually or in the aggregate, de minimis in nature, in each case both when made and at and as of the Effective Time, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date). The representations and warranties of NSTAR set forth in this Agreement (other than those set forth in Section 2.4), shall be true and correct both when made and at and as of the Effective Time, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality,” “NSTAR Material Adverse Effect” or similar qualification set forth therein) would not reasonably be expected to have, individually or in the aggregate, a NSTAR Material Adverse Effect;

(c) Northeast Utilities shall have received a certificate from a duly authorized officer of NSTAR certifying as to the matters set forth in paragraphs (a) and (b) of this Section 6.2;

(d) Since the date of this Agreement, there shall not have been any change, effect, event, development condition or occurrence that, individually or in the aggregate, has had, or would reasonably be expected to have, individually or in the aggregate, a NSTAR Material Adverse Effect;

(e) Northeast Utilities shall have received a written tax opinion from Skadden, Arps, Slate, Meagher & Flom LLP, in form and substance reasonably satisfactory to Northeast Utilities, to the effect that the Combination will qualify as a “reorganization” within the meaning of Section 368(a) of the Code (the “SASMF Tax Opinion”); it being understood that in rendering such opinion, Skadden, Arps, Slate, Meagher & Flom LLP shall be entitled to rely upon customary representations provided by the relevant parties; and

(f) Northeast Utilities shall have received a copy of the Ropes & Gray Tax Opinion.

The foregoing conditions are for the sole benefit of Northeast Utilities and Merger Sub and may, subject to the terms of this Agreement, be waived by Northeast Utilities and Merger Sub, in whole or in part at any time and from time to time, in the sole discretion of Northeast Utilities and Merger Sub. The failure by Northeast Utilities and Merger Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time prior to the Effective Time.

Section 6.3    Additional Conditions to NSTAR’s Obligations.

The obligations of NSTAR to consummate the Merger are subject to the satisfaction or, to the extent permitted by Law, the waiver by NSTAR on or prior to the Effective Time of each of the following conditions:

(a) Each of Northeast Utilities and Merger Sub shall have performed or complied in all material respects with its respective covenants, obligations or agreements required to be performed or complied with under this Agreement prior to the Effective Time;

(b) The representations and warranties of Northeast Utilities set forth in Section 3.4 shall be true and correct with respect to those items that are qualified by “materiality” and shall be true and correct in all material respects with respect to those matters that are not so qualified, in each case both when made and at and as of the Effective Time, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date). The representations and warranties of Northeast Utilities set forth in this Agreement (other than those set forth in Section 3.4) shall be true and correct both when made and at and as of the Effective Time, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality,” “Northeast Utilities Material Adverse Effect” or similar qualification set forth therein) would not reasonably be expected to have, individually or in the aggregate, a Northeast Utilities Material Adverse Effect;

(c) NSTAR shall have received a certificate from a duly authorized officer of Northeast Utilities as to the matters set forth in paragraphs (a) and (b) of this Section 6.3;

(d) Since the date of this Agreement, there shall not have been any change, effect, event, development, condition or occurrence that, individually or in the aggregate, has had, or would reasonably be expected to have, individually or in the aggregate, a Northeast Utilities Material Adverse Effect;

(e) NSTAR shall have received a written tax opinion from Ropes & Gray LLP, in form and substance reasonably satisfactory to NSTAR, to the effect that the Combination will qualify as a “reorganization” within the meaning of Section 368(a) of the Code (the “Ropes & Gray Tax Opinion”); it being understood that in rendering such opinion, Ropes & Gray LLP shall be entitled to rely upon customary representations provided by the relevant parties; and

(f) NSTAR shall have received a copy of the SASMF Tax Opinion.

The foregoing conditions are for the sole benefit of NSTAR and may, subject to the terms of this Agreement, be waived by NSTAR, in whole or in part at any time and from time to time, in the sole discretion of NSTAR. The failure by NSTAR at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time prior to the Effective Time.

ARTICLE VII

TERMINATION

Section 7.1    Termination.

This Agreement may be terminated prior to the Effective Time, whether before or after adoption of this Agreement by NSTAR Shareholders or approval of the Northeast Utilities Proposal by the Northeast Utilities Shareholders, in the following circumstances:

(a) by mutual written consent of Northeast Utilities and NSTAR;

(b) by either Northeast Utilities or NSTAR if:

(i) the Merger shall not have been consummated on or prior to date twelve (12) months from signing date (the “Termination Date”); provided, however that if all of the conditions to Closing shall have been satisfied or shall be then capable of being satisfied (other than the conditions set forth in Section 6.1(c) and Section 6.1(f)), the Termination Date may be extended by Northeast Utilities or NSTAR from time to time by written notice to the other party up to a date not beyond the 18-month anniversary of the date hereof, any of which dates shall thereafter be deemed to be the Termination Date; and provided, further that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose action or failure to act has been the primary cause of the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement by such party;

(ii) a court of competent jurisdiction or other Governmental Entity shall have issued a final and nonappealable Order, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; provided the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to any party whose failure to perform any of its obligations pursuant to Section 5.5 resulted in the entry of the Order or the taking of such other action;

(iii) the required approval of NSTAR Shareholders contemplated by this Agreement at the NSTAR Shareholders’ Meeting (or at any adjournment thereof) shall not have been obtained; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(iii) shall not be available to NSTAR where the failure to obtain the required approval of the NSTAR Shareholders shall have been caused by the action or failure to act of NSTAR and such action or failure to act constitutes a material breach by NSTAR of this Agreement; or

(iv) the required approval of the Northeast Utilities Shareholders contemplated by this Agreement at the Northeast Utilities Shareholders’ Meeting (or any adjournment thereof) shall not have been obtained; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(iv) shall not be available to Northeast Utilities where the failure to obtain the required approval of the Northeast Utilities Shareholders shall have been caused by the actions or failure to act of Northeast Utilities and such action or failure to act constitutes a material breach by Northeast Utilities of this Agreement.

(c) by Northeast Utilities:

(i) at any time prior to the Effective Time, if any of NSTAR’s covenants, representations or warranties contained in this Agreement (other than those set forth in Section 5.4) shall have been breached or, any of NSTAR’s representations and warranties shall have become untrue, such that any of the conditions set forth in Section 6.2(a), Section 6.2(b), or Section 6.2(c) would not be satisfied, and such breach (A) is incapable of being cured by NSTAR or (B) shall not have been cured within sixty (60) days of receipt by NSTAR of written notice of such breach describing in reasonable detail such breach;

(ii) if the Board of Trustees of NSTAR or any committee thereof (A) shall make a NSTAR Adverse Recommendation Change, (B) shall approve or adopt or recommend the approval or adoption of any Acquisition Proposal with respect to NSTAR or the execution of a definitive agreement with respect to an Acquisition Proposal with respect to NSTAR (other than any confidentiality agreement permitted by Section 5.4(a)), (C) shall not include the NSTAR Recommendation in the Joint Proxy Statement, or (D) shall resolve, agree to, publicly propose to or allow NSTAR to publicly propose to take any of the actions in clauses (A) through (C) of this Section 7.1(c)(ii);

(iii) if NSTAR materially breaches Section 5.4; or

(iv) at any time prior to obtaining the Northeast Utilities Shareholder Approval, upon a Northeast Utilities Adverse Recommendation Change or in order to enter into a definitive agreement with respect to a Superior Proposal, in each case, if Northeast Utilities has complied with its obligations under Section 5.4 and, in connection with the termination of this Agreement, Northeast Utilities pays to NSTAR in immediately available funds the Termination Fee required to be paid by Section 7.3(b)(i).

(d) by NSTAR:

(i) at any time prior to the Effective Time, if any of Northeast Utilities’ or Merger Sub’s covenants, representations or warranties contained in this Agreement shall have been breached or, any of Northeast Utilities’ and Merger Sub’s representations and warranties shall have become untrue, such that any of the conditions set forth in Section 6.3(a), Section 6.3(b) or Section 6.3(c) of this Agreement would not be satisfied, and such breach (A) is incapable of being cured by Northeast Utilities or Merger Sub, as the case may be, or (B) shall not have been cured within sixty (60) days of receipt by Northeast Utilities of written notice of such breach describing in reasonable detail such breach;

(ii) if the Board of Trustees of Northeast Utilities, or any committee thereof (A) shall make a Northeast Utilities Adverse Recommendation Change, (B) shall approve or adopt or recommend the approval or adoption of any Acquisition Proposal or the execution of a definitive agreement in connection with an Acquisition Proposal (other than any confidentiality agreement permitted by Section 5.4(d)), (C) shall not include the Northeast Utilities Recommendation in the Joint Proxy Statement or (D) shall resolve, agree to, publicly propose to or allow Northeast Utilities to publicly propose to take any of the actions in clauses (A)-(C) of this Section 7.1(d)(ii);

(iii) if Northeast Utilities materially breaches Section 5.4; or

(iv) at any time prior to obtaining the NSTAR Shareholder Approval, upon a NSTAR Adverse Recommendation Change or in order to enter into a definitive agreement with respect to a Superior Proposal, in each case, if NSTAR has complied with its obligations under Section 5.4 and, in connection with the termination of this Agreement, NSTAR pays to Northeast Utilities in immediately available funds the Termination Fee required to be paid by Section 7.3(b)(ii).

Section 7.2    Effect of Termination.

In the event of the termination of this Agreement as provided in Section 7.1 of this Agreement, this Agreement shall be of no further force or effect; provided, however, that (a) this Section 7.2, Section 7.3 and Article VIII of this Agreement shall survive the termination of this Agreement and shall remain in full force and effect and (b) the termination of this Agreement shall not relieve any party from any liability or damages for any intentional breach of any provision contained in this Agreement or fraud.

Section 7.3    Expenses; Termination Fees.

(a) Expenses. Except as set forth in this Section 7.3, fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne solely and entirely by the party incurring such expenses, whether or not the Merger is consummated.

(b) Termination Fee.

(i) In the event that (A) this Agreement is terminated by NSTAR pursuant to Section 7.1(d)(ii) or Section 7.1(d)(iii) or (B) this Agreement is terminated by Northeast Utilities pursuant to Section 7.1(c)(iv), then Northeast Utilities shall pay to NSTAR the Termination Fee (X) as promptly as possible (but in any event within three (3) Business Days) following such termination in the case of a termination pursuant to clause (A) above, or (Y) upon termination of this Agreement in the case of a termination pursuant to clause (B) above and (Z) the Expenses no later than three (3) Business Days after receipt of documentation supporting such Expenses.

(ii) In the event that (A) this Agreement is terminated by Northeast Utilities pursuant to Section 7.1(c)(ii) or Section 7.1(c)(iii) or (B) this Agreement is terminated by NSTAR pursuant to Section 7.1(d)(iv), then NSTAR shall pay to Northeast Utilities the Termination Fee (X) as promptly as possible (but in any event within three (3) Business Days) following such termination in the case of a termination pursuant to clause (A) above, or (Y) upon termination of this Agreement in the case of a termination pursuant to clause (B) above and (Z) the Expenses no later than three (3) Business Days after receipt of documentation supporting such Expenses.

(iii) In the event that, prior to the NSTAR Shareholders’ Meeting, an Acquisition Proposal with respect to NSTAR is publicly proposed or publicly disclosed and this Agreement is terminated by Northeast Utilities or NSTAR pursuant to Section 7.1(b)(iii), then NSTAR shall pay to Northeast Utilities the Expenses no later than three (3) Business Days after receipt following termination of documentation supporting such Expenses. If, concurrently with or within nine (9) months after any such termination described in the immediately preceding sentence, NSTAR enters into a definitive agreement with respect to, or otherwise consummates, any Acquisition Proposal with respect to NSTAR (substituting fifty percent (50%) for the twenty percent (20%) threshold set forth in the definition of “Acquisition Proposal” for all purposes under this Section 7.3(b)(iii)), then NSTAR shall pay to Northeast Utilities the Termination Fee as promptly as possible (but in any event within three (3) Business Days) following the earlier of the entry into such definitive agreement or consummation of such Acquisition Proposal.

(iv) In the event that, prior to the Northeast Utilities Shareholders’ Meeting, an Acquisition Proposal with respect to Northeast Utilities is publicly proposed or publicly disclosed and this Agreement is terminated by Northeast Utilities or NSTAR pursuant to Section 7.1(b)(iv), then Northeast Utilities shall pay to NSTAR the Expenses no later than three (3) Business Days after receipt following termination of documentation supporting such Expenses. If, concurrently with or within nine (9) months after any such termination described in the immediately preceding sentence, Northeast Utilities enters into a definitive agreement with respect to, or otherwise consummates, any Acquisition Proposal with respect to Northeast Utilities (substituting fifty percent (50%) for the twenty percent

(20%) threshold set forth in the definition of “Acquisition Proposal” for all purposes under this Section 7.3(b)(iv)), then Northeast Utilities shall pay to NSTAR the Termination Fee as promptly as possible (but in any event within three (3) Business Days) following the earlier of the entry into such definitive agreement or consummation of such Acquisition Proposal.

(v) In the event that, (A) an Acquisition Proposal (1) with respect to NSTAR has been publicly proposed or publicly disclosed on or prior to the date of the NSTAR Shareholder Approval (and not abandoned or withdrawn by such date) and such NSTAR Shareholder Approval is obtained or (2) is publicly proposed or publicly disclosed following the NSTAR Shareholder Approval and, in each case, thereafter this Agreement is terminated by either NSTAR or Northeast Utilities pursuant to Section 7.1(b)(i), and (B) concurrently with or within nine (9) months after any such termination described in the immediately preceding clause (A), NSTAR enters into a definitive agreement with respect to, or otherwise consummates, any Acquisition Proposal with respect to NSTAR (substituting fifty percent (50%) for the twenty percent (20%) threshold set forth in the definition of “Acquisition Proposal” for all purposes under this Section 7.3(b)(v)), then NSTAR shall pay to Northeast Utilities (X) the Termination Fee as promptly as possible (but in any event within three (3) Business Days) following the earlier of the entry into such definitive agreement or consummation of such Acquisition Proposal and (Y) the Expenses no later than three (3) Business Days after receipt of documentation supporting such Expenses.

(vi) In the event that, (A) an Acquisition Proposal (1) with respect to Northeast Utilities has been publicly proposed or publicly disclosed on or prior to the date of the Northeast Utilities Shareholder Approval (and not abandoned or withdrawn by such date) and such Northeast Utilities Shareholder Approval is obtained or (2) is publicly proposed or publicly disclosed following the Northeast Utilities Shareholder Approval and, in each case, thereafter this Agreement is terminated by either NSTAR or Northeast Utilities pursuant to Section 7.1(b)(i), and (B) concurrently with or within nine (9) months after any such termination described in the immediately preceding clause (A), Northeast Utilities enters into a definitive agreement with respect to, or otherwise consummates, any Acquisition Proposal with respect to Northeast Utilities (substituting fifty percent (50%) for the twenty percent (20%) threshold set forth in the definition of “Acquisition Proposal” for all purposes under this Section 7.3(b)(vi)), then Northeast Utilities shall pay to NSTAR (X) the Termination Fee as promptly as possible (but in any event within three (3) Business Days) following the earlier of the entry into such definitive agreement or consummation of such Acquisition Proposal and (Y) the Expenses no later than three (3) Business Days after receipt of documentation supporting such Expenses.

(vii) As used in this Agreement, “Termination Fee” shall mean $135,000,000. As used in this Agreement, “Expenses” shall mean documented out of pocket fees and expenses incurred or paid by or on behalf of the party receiving payment thereof and its Affiliates in connection with the Merger or the other transactions contemplated by this Agreement, or related to the authorization, preparation, negotiation, execution and performance of this Agreement, in each case including all documented fees and expenses of law firms, commercial banks, investment banking firms, financing sources, accountants, experts and consultants to such party and its Affiliates; provided, that the aggregate amount of Expenses payable shall not exceed $35,000,000.

(viii) Upon payment of the Termination Fee and the Expenses, as applicable, the paying party shall have no further liability with respect to this Agreement or the transactions contemplated hereby to the other party (provided, that nothing herein shall release any party from liability for intentional breach or fraud). The parties acknowledge and agree that in no event shall either party be required to pay the Termination Fee and the Expenses, as applicable, on more than one occasion.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.1    Amendment.

At any time prior to the Effective Time, any provision of this Agreement may be amended (whether before or after any required approval by NSTAR Shareholders or Northeast Utilities Shareholders) if, any only if, such amendment or waiver is in writing and signed by Northeast Utilities, NSTAR, Acquisition Sub and Merger Sub; provided, however, that after the receipt of NSTAR Shareholder Approval or Northeast Utilities Shareholder Approval, no amendment shall be made which by applicable Laws or the rules of the NYSE requires further approval of NSTAR Shareholders or Northeast Utilities Shareholders without the further approval of such shareholders.

Section 8.2    Waiver.

(a) No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b) No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 8.3    No Survival of Representations and Warranties.

None of the representations, warranties or agreements contained in this Agreement or in any certificate, document or instrument delivered pursuant to this Agreement shall survive the Effective Time, except for covenants and agreements which contemplate performance after the Effective Time or otherwise expressly by their terms survive the Effective Time.

Section 8.4    Entire Agreement; Counterparts.

This Agreement (and the exhibits and schedules hereto, the NSTAR Disclosure Letter and Northeast Utilities Disclosure Letter) constitutes the entire agreement among the parties hereto and supersedes all other prior agreements and understandings, both written and oral, among or between any of the parties hereto with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement. This Agreement may be executed in several counterparts (including counterparts delivered by facsimile transmission), each of which shall be deemed an original and all of which shall constitute one and the same instrument.

Section 8.5    Applicable Law; Jurisdiction.

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to principles of conflict of laws. The parties hereto hereby declare that it is their intention that this Agreement shall be regarded as made under the laws of the Commonwealth of Massachusetts and that the laws of said Commonwealth shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto agrees that any action, suit or proceeding arising out of the transactions contemplated by this Agreement (a “Proceeding”) shall be commenced and conducted exclusively in the federal or state courts of the Commonwealth of Massachusetts, and each of the parties hereby irrevocably and unconditionally: (a) consents to submit to the exclusive jurisdiction of the federal and state courts in the Commonwealth of Massachusetts for any Proceeding (and each party agrees not to commence any Proceeding, except in such courts); (b) waives any objection to the laying of venue of any Proceeding in the federal or state courts of the Commonwealth of Massachusetts; (c) waives, and agrees not to plead or to make, any claim that any Proceeding brought in any federal or state court of the Commonwealth of Massachusetts has been brought in an improper or otherwise inconvenient forum; and (d) waives, and agrees not to plead or to make, any claim that any Proceeding shall be transferred or removed to any other forum. Each of the parties hereto hereby irrevocably and unconditionally agrees: (x) to the extent such party is not otherwise subject to service of process in the Commonwealth of Massachusetts, to appoint and maintain an agent in the Commonwealth of Massachusetts as such party’s agent for acceptance of legal process, and (y) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to clause (x) or (y) above shall have the same legal force and effect as if served upon such party personally within the Commonwealth of Massachusetts.

Section 8.6    Waiver of Jury Trial.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 8.7    Assignability.

This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of all other parties hereto, and any attempted assignment of this Agreement or any of such rights, interests or obligations without such consent shall be void and of no effect.

Section 8.8    No Third Party Beneficiaries.

Except for following the Effective Time, the right of the Indemnified Parties to enforce the provisions of Section 5.8 only, Northeast Utilities and NSTAR agree that (a) their respective representations, warranties and covenants set forth herein are solely for the benefit of the other party hereto, in accordance with and subject to the terms of this Agreement, and (b) this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

Section 8.9    Notices.

Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) on the date of delivery if delivered personally, (b) on the date of confirmation of receipt (or the first Business Day following such receipt if the transmission is after 5 p.m. Eastern Time on such date or if the date is not a Business Day) of transmission by telecopy or facsimile, or (c) on the date of confirmation of receipt (or the first Business Day following such receipt if the date is not a Business Day) if delivered by a nationally recognized overnight courier service. All notices hereunder shall be delivered to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

If to Northeast Utilities, Merger Sub or Acquisition Sub:

Northeast Utilities

56 Prospect Street

Hartford, Connecticut 06103-2818

Facsimile number: 860-728-4581

Attention: Gregory B. Butler

with a copy to (which copy shall not constitute notice hereunder):

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, New York 10036

Facsimile number: 212-735-2000

Attention: Sheldon S. Adler, Esq.

                    Michael P. Rogan, Esq.

If to NSTAR:

NSTAR

800 Boylston Street

Boston, Massachusetts 02199

Facsimile number: 617-424-2421

Attention: Douglas S. Horan

with a copy to (which copy shall not constitute notice hereunder):

Ropes & Gray LLP

800 Boylston Street

Prudential Tower

Boston, Massachusetts 02199

Facsimile number: 617-235-0030

Attention: David A. Fine, Esq.

Section 8.10    Severability.

If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (b) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement; provided, however, that the economic or legal substance of the transactions contemplated hereby is not affected in a materially adverse manner to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith in general fashion to modify this Agreement so as to effect the original interest of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the maximum extent possible.

Section 8.11    Specific Performance.

The parties agree that irreparable damage would occur in the event that any provision of this Agreement is not performed, or is threatened to not be performed, in accordance with its specific terms or is otherwise breached. The parties agree that, in the event of any breach by the other party of any covenant or obligation contained in this Agreement, the other party shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation and (b) an injunction restraining such breach. The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.11 and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 8.12    Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) For purposes of this Agreement, “knowledge” with respect to any party hereto shall mean the actual knowledge of such party’s executive officers (as such term is defined in Rule 3b-7 of the Exchange Act).

(e) For the purposes of this Agreement, “executive officers” shall have the meaning given to such term in Rule 3b-7 of the Exchange Act.

(f) Except as otherwise indicated, all references in this Agreement to “Sections” are intended to refer to Sections of this Agreement.

(g) As used in this Agreement, “the date hereof” means October 16, 2010.

Section 8.13.    Trustee and Shareholder Liability.

Pursuant to and in accordance with the declarations of trust of each of Northeast Utilities and NSTAR, no trustee or shareholder of Northeast Utilities or NSTAR shall be held to any liability whatsoever for the payment of any sum of money or for damages or otherwise under this Agreement, and this Agreement shall not be enforceable against any such trustee or shareholder in their or his or her individual capacities or capacity. Every person, firm, association, trust or corporation having any claim or demand arising under this Agreement and relating to Northeast Utilities, NSTAR, or their shareholders or trustees shall look solely to the trust estate of Northeast Utilities or NSTAR, as applicable, for the payment or satisfaction thereof. This agreement shall be enforceable against the trustees of Northeast Utilities only as such.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first above written.

NORTHEAST UTILITIES

By:	/s/ Charles W. Shivery
	Name:	Charles W. Shivery
	Title:	Chairman, President and Chief Executive Officer

NU HOLDING ENERGY 1 LLC

By:	/s/ Charles W. Shivery
	Name:	Charles W. Shivery
	Title:	President

NU HOLDING ENERGY 2 LLC

By:	/s/ Charles W. Shivery
	Name:	Charles W. Shivery
	Title:	President

NSTAR

By:	/s/ Thomas J. May
	Name:	Thomas J. May
	Title:	Chairman, President and
Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

ANNEX I

INDEX OF DEFINED TERMS

Section
Acceptable Confidentiality Agreement	Section 5.4(a)
Acquisition Proposal	Section 5.4(h)
Acquisition Sub	Preamble
Activities	Section 5.1(a)
Affiliate	Section 2.5(c)(i)
Agreement	Preamble
Atomic Energy Act	Section 2.5(a)
Book-Entry Share	Section 1.7
Business Day	Section 1.3
Certificate of Merger	Section 1.3
Cleanup	Section 2.13(c)(i)
Closing	Section 1.3
Closing Date	Section 1.3
Code	Recitals
Combination	Recitals
Confidentiality Agreement	Section 5.1(b)
Contract	Section 2.5(c)(ii)
D&O Insurance	Section 5.8(c)
Designated Northeast Utilities Trustees	Section 1.5(a)(i)
Designated NSTAR Trustees	Section 1.5(a)(i)
DOE	Section 2.6(g)
DOJ	Section 5.5(a)
Effective Time	Section 1.3
Employees	Section 5.7(a)
Encumbrance	Section 2.5(c)(iii)
Entity	Section 1.6(g)(i)
Environmental Claim	Section 2.13(c)(ii)
Environmental Law	Section 2.13(c)(iii)
Environmental Permits	Section 2.13(c)(iv)
EP Act 2005	Section 2.6(g)
ERISA	Section 2.12(a)
Exchange Act	Section 2.5(a)
Exchange Agent	Section 1.8(a)
Exchange Fund	Section 1.8(a)
Exchange Ratio	Section 1.6(a)
Excluded Shares	Section 1.6(a)(i)
executive officers	Section 8.12(e)
Exempt Wholesale Generator	Section 2.9(c)
Expenses	Section 7.3(b)(vii)
Federal Power Act	Section 2.5(a)
FERC	Section 2.5(a)
Final Order	Section 6.1(f)
FTC	Section 5.5(a)
GAAP	Section 1.6(g)(ii)
Governmental Entity	Section 1.6(g)(iii)
Hazardous Materials	Section 2.13(c)(v)
HSR Act	Section 2.5(a)
Indemnified Parties	Section 5.8(a)
Intellectual Property	Section 2.16(b)
Intended Tax Treatment	Section 5.15
Joint Proxy Statement	Section 5.2
knowledge	Section 8.12(d)

Law	Section 1.8(h)
Legal Proceeding	Section 2.14(b)(i)
M.G.L.	Recitals
Merger	Recitals
Merger Consideration	Section 1.6(a)
Merger Sub	Preamble
Net Northeast Utilities Position	Section 3.18(a)
New Plans	Section 5.7(b)
Northeast Utilities	Preamble
Northeast Utilities Acquisition Agreement	Section 5.4(d)
Northeast Utilities Adverse Recommendation Change	Section 5.4(e)
Northeast Utilities Balance Sheet	Section 3.6(c)
Northeast Utilities Balance Sheet Date	Section 3.6(c)
Northeast Utilities Common Shares	Section 1.6(a)(ii)
Northeast Utilities Disclosure Letter	Article III
Northeast Utilities Employee Plans	Section 3.12(a)
Northeast Utilities Employees	Section 5.7(a)
Northeast Utilities ERISA Affiliate	Section 3.12(a)
Northeast Utilities Excess Shares	Section 1.8(c)
Northeast Utilities Labor Agreements	Section 3.12(d)
Northeast Utilities Lease	Section 3.15(c)
Northeast Utilities Leased Property	Section 3.15(a)
Northeast Utilities Material Adverse Effect	Section 3.1(c)
Northeast Utilities Material Contracts	Section 3.10(c)
Northeast Utilities Notice	Section 5.4(e)
Northeast Utilities Notice of Change	Section 5.4(f)
Northeast Utilities Organization Documents	Section 3.1(a)
Northeast Utilities Owned Property	Section 3.15(a)
Northeast Utilities Permits	Section 3.9(b)
Northeast Utilities Proposal	Section 3.3
Northeast Utilities Recommendation	Recitals
Northeast Utilities Regulatory Approvals	Section 3.5(a)
Northeast Utilities RSUs	Section 3.4(a)
Northeast Utilities SEC Documents	Section 3.6(a)
Northeast Utilities Share Options	Section 3.4(d)
Northeast Utilities Share Plans	Section 3.4(a)
Northeast Utilities Shareholder Approval	Section 3.3
Northeast Utilities Shareholders	Recitals
Northeast Utilities Shareholders’ Meeting	Section 5.3(b)
Northeast Utilities Trading Guidelines	Section 3.18(a)
NRC	Section 2.5(a)
NSTAR	Preamble
NSTAR Acquisition Agreement	Section 5.4(a)
NSTAR Adverse Recommendation Change	Section 5.4(b)
NSTAR Balance Sheet	Section 2.6(c)
NSTAR Balance Sheet Date	Section 2.6(c)
NSTAR Common Shares	Section 1.6(a)(i)
NSTAR Common Shares Trust	Section 1.8(c)(i)
NSTAR Disclosure Letter	Article II
NSTAR Employee Plans	Section 2.12(a)
NSTAR Employees	Section 5.7(a)
NSTAR ERISA Affiliate	Section 2.12(a)
NSTAR Labor Agreements	Section 2.12(d)
NSTAR Lease	Section 2.15(c)
NSTAR Leased Property	Section 2.15(a)
NSTAR Material Adverse Effect	Section 2.1(c)

NSTAR Material Contracts	Section 2.10(c)
NSTAR Notice	Section 5.4(b)
NSTAR Notice of Change	Section 5.4(c)
NSTAR Organization Documents	Section 2.1(a)
NSTAR Owned Property	Section 2.15(a)
NSTAR Permits	Section 2.9(b)
NSTAR Preferred Shares	Section 2.4(a)
NSTAR Recommendation	Recitals
NSTAR Regulatory Approvals	Section 2.5(a)
NSTAR RSUs	Section 2.4(a)
NSTAR SEC Documents	Section 2.6(a)
NSTAR Share Certificate	Section 1.7
NSTAR Share Options	Section 5.6
NSTAR Share Plans	Section 2.4(a)
NSTAR Shareholder Approval	Section 2.3
NSTAR Shareholders	Recitals
NSTAR Shareholders’ Meeting	Section 5.3(a)
NYSE	Section 1.8(c)
Old Plans	Section 5.7(b)
Order	Section 2.14(b)(ii)
Permit	Section 2.5(c)(iv)
Permitted Encumbrance	Section 2.5(c)(v)
Person	Section 1.6(g)(iv)
Pre-Closing Period	Section 4.1(a)
Proceeding	Section 8.5
PUHCA 2005	Section 2.9(c)
Registration Statement	Section 5.2
Release	Section 2.13(c)(vi)
Representatives	Section 5.1(a)
Ropes & Gray Tax Opinion	Section 6.3(e)
SASMF Tax Opinion	Section 6.2(e)
SEC	Section 2.6(a)
Sections	Section 8.12(f)
Securities Act	Section 2.6(a)
Shares	Section 1.7
SOX	Section 2.6(a)
Subsequent Certificate of Merger	Section 1.3
Subsequent Listing Application	Section 5.10
Subsequent Merger	Recitals
Subsidiary	Section 1.6(g)(v)
Superior Proposal	Section 5.4(h)
Surviving Company	Section 1.1
Surviving Trust	Section 1.1
Takeover Laws	Section 2.21(b)
Tax Return	Section 2.11(c)
Taxes	Section 2.11(c)
Taxing Authority	Section 2.11(c)
Termination Date	Section 7.1(b)(i)
Termination Fee	Section 7.3(b)(vii)
the date hereof	Section 8.12(g)
Transition Committee	Section 1.11(c)
Treasury Regulations	Section 2.11(c)
WARN Act	Section 2.12(f)

Exhibit 1.5(a)(1)

Roles of Chairman and Lead Trustee

LEAD TRUSTEE: The Lead Trustee is recommended by the Governance Committee and appointed by the Board. The Lead Trustee presides at executive sessions of the independent trustees. The Lead Trustee works with the Chairman to facilitate communication between the Chief Executive Officer and Board members. The Lead Trustee participates with the Compensation Committee in its evaluation of the Chief Executive Officer and provides ongoing information to the Chief Executive Officer about his/her performance.

CHAIRMAN: The chairman of the Board is recommended by the Governance Committee and appointed by the Board. The Chairman presides at the Annual Meeting of Shareholders and at all meetings of the Executive Committee and the Board, other than executive sessions of the independent trustees. The Chairman and the Chief Executive Officer develop the annual Board calendar and Board meeting agendas. The Chairman works with the Lead Trustee to facilitate communication between the Chief Executive Officer and the Board members. The Chairman acts as a resource to the Chief Executive Officer in the development of key corporate strategies and goals. The Chairman provides a visible presence in our communities and region. Working with the Chief Executive Officer, the Chairman provides leadership on regional and national policy and industry association matters.

Exhibit 1.5(a)(2)

Powers and Responsibilities of Committee Charters

AUDIT: The Audit Committee reviews and evaluates the auditors’ activities, procedures and recommendations to assist the Board of Trustees in monitoring the integrity of financial statements, the independent auditors’ qualifications and independence, the performance of the internal audit function and independent auditors, and the Company’s compliance programs. The Audit Committee has the sole authority to select or replace the independent auditors and is responsible for their compensation and oversight of their work.

COMPENSATION: The Board of Trustees has delegated to its Compensation Committee (“the Committee”) overall responsibility for establishing the compensation program for all the Company’s vice presidents and above (“officers”), including the Named Executive Officers. In this role, the Committee sets compensation policy, compensation levels, and special employment terms, reviews and approves performance goals and evaluates executive performance. The Committee is also responsible for equity plans and grants and retirement benefit plans. The compensation and evaluation of the Chief Executive Officer is subject to further review and the approval of the independent Board members. The Committee, with the participation of the Lead Trustee, establishes and implements the Chief Executive Officer evaluation process. The Committee engages in the succession planning process for the Chief Executive Officer and other officers. The Committee reviews and recommends to the Board compensation policies for non-employee Trustees.

GOVERNANCE: The Corporate Governance Committee is responsible for developing, overseeing and regularly reviewing the Company’s Corporate Governance Guidelines and related policies. The Corporate Governance Committee recommends to the Board (a) the size of the Board, (b) the number of Committees and their functions, and (c) their respective members. The Corporate Governance Committee reviews the sufficiency of each Committee’s charter. The Corporate Governance Committee also serves as a nominating committee, establishing criteria for new Trustees, identifying and recommending prospective Board candidates, and reviewing qualifications of Trustees and nominees. The Corporate Governance Committee recommends the Lead Trustee and Chairman. The Corporate Governance Committee nominates slates of officers to the Board. The Corporate Governance Committee reviews independence, and conflicts of interest, of the members of the Board. Finally, the Corporate Governance Committee organizes and oversees the evaluation of the performance of the Board and its committees.

FINANCE: The Finance Committee assists the Board in fulfilling its fiduciary responsibilities relating to financial plans, policies and programs for the Company. The Finance Committee is responsible for reviewing the Company’s risk assessment and risk management policies, its major financial risk exposures, and the steps management has taken to monitor and mitigate such exposures The Finance Committee is also responsible for reviewing the Company’s dividend policy and recommending to the Board the dividend on the Company’s common shares as well as for reviewing new business ventures and initiatives which may result in substantial expenditures, commitments and exposures.

Exhibit 1.5(b)

Chief Executive Officer Direct Reports

Name	Title	Responsibilities
Gregory B. Butler	General Counsel	Legal department; corporate secretarial function; corporate compliance; federal governmental affairs; internal audit

Christine M. Carmody	Human Resources	Human resources

James J. Judge	Chief Financial Officer	Finance; accounting; treasury; regulatory; financial planning; investor relations; performance management

David R. McHale	Chief Administrative Officer	Customer service; strategic planning; IT; corporate services; energy supply; unregulated companies; corporate integration

Joseph R. Nolan, Jr.	Corporate Relations	Corporate communications and community and state governmental relations

Leon J. Olivier	Chief Operating Officer	All NSTAR and Northeast Utilities Regulated Operating Companies and Transmission

Annex B

745 Seventh Avenue New York, NY 10019 United States

October 16, 2010

Northeast Utilities Board of Trustees

56 Prospect Street

Hartford, CT 06103

Members of the Board of Trustees:

We understand that Northeast Utilities, a Massachusetts business trust and voluntary association, (the “Company”) intends to enter into a transaction (the “Proposed Transaction”) with NSTAR, a Massachusetts business trust and voluntary association, (“NSTAR”) pursuant to which (i) NU Holding Energy 1 LLC (“Merger Sub”), a Massachusetts limited liability company and a direct wholly-owned subsidiary of the Company, will merge with and into NSTAR (the “Merger”), (ii) upon effectiveness of the Merger (x) the separate corporate existence of Merger Sub will cease and NSTAR will continue as the surviving company in the Merger and a wholly-owned subsidiary of the Company and (y) each issued and outstanding common share of beneficial interest of NSTAR, $1.00 par value (“NSTAR Common Stock”) will be converted into 1.312 (the “Exchange Ratio”) common shares of beneficial interest, $5.00 par value, of the Company (“Company Common Stock”) and (iii) immediately after the Merger, NSTAR will merge with and into NU Holding Energy 2 LLC (“Acquisition Sub”) a Massachusetts limited liability company and a direct wholly-owned subsidiary of the Company (the “Subsequent Merger”) whereby the separate corporate existence of NSTAR will cease and Acquisition Sub will continue as the surviving company in the Subsequent Merger and a wholly-owned subsidiary of the Company. The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger dated as of October 16, 2010 (the “Agreement”) by and among the Company, Acquisition Sub, Merger Sub and NSTAR.

We have been requested by the Board of Trustees of the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company of the Exchange Ratio. We have not been requested to opine as to, and our opinion does not in any manner address, the Company’s underlying business decision to proceed with or effect the Proposed Transaction. In addition, we express no opinion on, and our opinion does not in any manner address, the fairness of the amount or the nature of any compensation to any officers, directors or employees of any parties to the Proposed Transaction, or any class of such persons, relative to the consideration paid in the Proposed Transaction or otherwise.

In arriving at our opinion, we reviewed and analyzed: (1) a draft of the Agreement, dated as of October 15, 2010 and the specific terms of the Proposed Transaction, (2) publicly available information concerning the Company and NSTAR that we believe to be relevant to our analysis, including each of their respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2009 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2010 and June 30, 2010 and other relevant filings with the Securities and Exchange Commission, (3) financial and operating information with respect to the business, operations and prospects of the Company furnished to us by the Company, including financial projections of the Company prepared by management of the Company together with certain adjustments thereto provided or approved by the management of the Company (the “Company Projections”), (4) financial and operating information with respect to the business, operations and prospects of NSTAR furnished to us by the Company, including financial projections of NSTAR prepared by management of NSTAR (the “NSTAR Projections”) together with certain adjustments thereto provided or approved by the management of the Company, (5) the future capital requirements of the Company and NSTAR and their respective ability to fund such requirements in the future,

(6) the trading history of the Company Common Stock from October 15, 2008 through October 15, 2010 and the trading history of NSTAR Common Stock from October 15, 2008 through October 15, 2010 and a comparison of each of their trading histories with each other and with those of other companies that we deemed relevant, (7) a comparison of the historical financial results and present financial condition of the Company and NSTAR with each other and with those of other companies that we deemed relevant, (8) the terms of certain other transactions that we deemed relevant, (9) the pro forma impact of the Proposed Transaction on the future financial performance of the combined company, including the benefits anticipated by the managements of the Company and NSTAR to be realized in the Proposed Transaction and (10) the relative contributions of the Company and NSTAR to the historical and future financial performance of the combined company on a pro forma basis. In addition, we have had discussions with the managements of the Company and NSTAR concerning their respective businesses, operations, assets, liabilities, financial condition and prospects and have undertaken such other studies, analyses and investigations as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information used by us without any independent verification of such information and have further relied upon the assurances of the managements of the Company and NSTAR that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Company Projections, upon the advice of the Company, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the Company will perform substantially in accordance with such projections and we have relied on such projections in arriving at our opinion. With respect to the NSTAR Projections, upon the advice of NSTAR, we have assumed that such projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of NSTAR as to the future financial performance of NSTAR. However, for purposes of our analysis, upon the advice of the Company, we also have considered certain adjustments to the NSTAR Projections provided or approved by the management of the Company and we have relied on such adjustments in arriving at our opinion. We assume no responsibility for and we express no view as to any such projections or estimates or the assumptions on which they are based. In arriving at our opinion, we have not conducted a physical inspection of the properties and facilities of the Company or NSTAR and have not made or obtained any evaluations or appraisals of the assets or liabilities of the Company or NSTAR. Furthermore, upon the advice of the Company and its legal and accounting advisors, we have assumed that (i) the Proposed Transaction will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and therefore as a tax-free transaction to the stockholders of the Company; and (ii) the Proposed Transaction will be treated as a purchase of interests for accounting purposes and that certain purchase accounting adjustments provided to us by the Company’s management represent the Company’s management’s best estimates of the likely accounting treatment for the Proposed Transaction. Our opinion necessarily is based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter. We assume no responsibility for updating or revising our opinion based on events or circumstances that may occur after the date of this letter. We express no opinion as to the prices at which shares of the Company Common Stock would trade following the announcement or consummation of the Proposed Transaction. Our opinion should not be viewed as providing any assurance that the market value of the Company Common Stock to be held by the stockholders of the Company after the consummation of the Proposed Transaction will be in excess of the market value of the Company Common Stock owned by such stockholders at any time prior to the announcement or consummation of the Proposed Transaction.

We have assumed that the executed Agreement will conform in all material respects to the last draft reviewed by us. In addition, we have assumed the accuracy of the representations and warranties contained in the

Agreement and all agreements related thereto. We have also assumed, upon the advice of the Company, that all material governmental, regulatory and third party approvals, consents and releases for the Proposed Transaction will be obtained within the constraints contemplated by the Agreement and that the Proposed Transaction will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. We do not express any opinion as to any tax or other consequences that might result from the Proposed Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals.

Based upon and subject to the foregoing, we are of the opinion as of the date hereof that, from a financial point of view, the Exchange Ratio is fair to the Company.

We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to reimburse our expenses and indemnify us for certain liabilities that may arise out of our engagement. We have performed various investment banking and financial services for the Company in the past, and expect to perform such services in the future, and have received, and expect to receive, customary fees for such services. Specifically, in the past two years, we and our affiliates have: (i) provided strategic advisory services to the Company under our prior defense / strategic advisory retainer engagement letter, (ii) acted as joint bookrunner on the Company’s $383 million common equity follow-on offering in March 2009, (iii) acted as joint lead arranger on the refinancing of the Company’s (a) parent company $500 million revolving credit facility and (b) operating company $400 million revolving credit facility, each in September 2010, (iv) acted as joint bookrunner on a 5.5% $250 million first mortgage bond offering for a wholly-owned subsidiary of the Company in February 2009 and (v) executed and/or acted as a counterparty on various hedging, derivative and other securities transactions. In the past two years, we have not performed any investment banking or financial services for NSTAR.

Barclays Capital Inc. and its affiliates engage in a wide range of businesses from investment and commercial banking, lending, asset management and other financial and non-financial services. In the ordinary course of our business, we and our affiliates may actively trade and effect transactions in the equity, debt and/or other securities (and any derivatives thereof) and financial instruments (including loans and other obligations) of the Company and NSTAR for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions and investments in such securities and financial instruments.

This opinion, the issuance of which has been approved by our Fairness Opinion Committee, is for the use and benefit of the Board of Trustees of the Company and is rendered to the Board of Trustees in connection with its consideration of the Proposed Transaction. This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Proposed Transaction.

Very truly yours,

/s/ Barclays Capital Inc.

BARCLAYS CAPITAL INC.

Annex C

LAZARD	LAZARD FRèRES & CO. LLC 30 ROCKEFELLER PLAZA NEW YORK, NY 10020 PHONE 212-632-6000 WWW.LAZARD.COM

October 16, 2010

The Board of Trustees

Northeast Utilities

One Federal Street, Building 111-4

Springfield, Massachusetts 01105

Dear Members of the Board:

We understand that Northeast Utilities, a Massachusetts business trust and voluntary association (“NU”), NU Holding Energy 1 LLC, a Massachusetts limited liability company and a direct wholly-owned subsidiary of NU (“Merger Sub”), NU Holding Energy 2 LLC, a Massachusetts limited liability company and a direct wholly-owned subsidiary of NU (“Acquisition Sub”) and NSTAR, a Massachusetts business trust and voluntary association (“NSTAR”), propose to enter into an Agreement and Plan of Merger (the “Agreement”), pursuant to which (i) Merger Sub will be merged with and into NSTAR (the “Merger”), with NSTAR continuing as the surviving company in the Merger as a direct wholly-owned subsidiary of NU (the “Surviving Trust”), and each issued and outstanding common share of beneficial interest, par value $1.00 per share, of NSTAR (“NSTAR Common Shares”), other than NSTAR Common Shares that are held by NSTAR, NU or Merger Sub as treasury shares, will be converted into 1.312 (the “Exchange Ratio”) common shares of beneficial interest, par value $5.00 per share, of NU (“NU Common Shares”) and (ii) immediately after the Merger, the Surviving Trust will be merged with and into Acquisition Sub (the “Subsequent Merger” and, together with the Merger, the “Transaction”), with Acquisition Sub continuing as the surviving company in the Subsequent Merger as a direct wholly-owned subsidiary of NU. The terms and conditions of the Transaction are more fully set forth in the Agreement.

You have requested our opinion as of the date hereof as to the fairness, from a financial point of view, to NU, of the Exchange Ratio.

In connection with this opinion, we have:

(i)	Reviewed the financial terms and conditions of a draft, dated October 15, 2010, of the Agreement;

(ii)	Analyzed certain publicly available historical business and financial information relating to NSTAR and NU;

(iii)	Reviewed various financial forecasts and other data provided to us by NSTAR, as adjusted by Newcastle, relating to the business of NSTAR and financial forecasts and other data provided to us by NU relating to the business of NU, certain publicly available financial forecasts and other data relating to the businesses of NSTAR and NU;

(iv)	Held discussions with members of the senior management of NSTAR and NU with respect to the businesses and prospects of NSTAR and NU, respectively, and with respect to the benefits anticipated by the managements of NU and NSTAR to be realized from the Transaction;

(v)	Reviewed public information with respect to certain other companies in lines of business we believe to be generally relevant in evaluating the businesses of NSTAR and NU, respectively;

(vi)	Reviewed certain terms of certain business combinations involving companies in lines of business we believe to be generally relevant in evaluating the businesses of NSTAR and NU, respectively;

The Board of Trustees

Northeast Utilities

October 16, 2010

(vii)	Reviewed historical share prices and trading volumes of NSTAR Common Shares and NU Common Shares;

(viii)	Reviewed the potential pro forma financial impact of the Transaction on NU based on the financial forecasts referred to above related to NU and NSTAR; and

(ix)	Conducted such other financial studies, analyses and investigations as we deemed appropriate.

We have assumed and relied upon the accuracy and completeness of the foregoing information, without independent verification of such information. We have not conducted any independent valuation or appraisal of any of the assets or liabilities (contingent or otherwise) of NSTAR or NU or concerning the solvency or fair value of NSTAR or NU, and we have not been furnished with any such valuation or appraisal. With respect to the financial forecasts of NSTAR and NU that we have reviewed, we have assumed, with the consent of NU, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the managements of NSTAR or NU as to the future financial performance of NSTAR and NU, respectively. We have further assumed, with the consent of NU, that the financial forecasts will be realized in the amounts and at the times contemplated thereby. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based.

Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We assume no responsibility for updating or revising our opinion based on circumstances or events occurring after the date hereof. We do not express any opinion as to the prices at which NU Common Shares or NSTAR Common Shares may trade at any time subsequent to the announcement of the Transaction.

In rendering our opinion, we have assumed, with your consent, that the Transaction will be consummated on the terms described in the Agreement, without any waiver or modification of any material terms or conditions. Representatives of NU have advised us, and we have assumed, that the Agreement, when executed, will conform to the draft reviewed by us in all material respects. We also have assumed, with your consent, that obtaining the necessary regulatory or third party approvals and consents for the Transaction will not have an adverse effect on NU, NSTAR or the combined company. We further have assumed that the Transaction will qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. We do not express any opinion as to any tax or other consequences that might result from the Transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that NU has obtained such advice as it deemed necessary from qualified professionals. We express no view or opinion as to any terms or other aspects or implications of the Transaction (other than the Exchange Ratio to the extent expressly specified herein). In addition, we express no view or opinion as to the fairness of the amount or nature of, or any other aspects relating to, the compensation to any officers, trustees or employees of any parties to the Transaction, or class of such persons, relative to the Exchange Ratio or otherwise.

Lazard Frères & Co. LLC is acting as financial advisor to NU in connection with the Transaction and will receive a fee for our services, a portion of which is payable upon the public announcement of the Transaction, a portion of which is contingent upon the receipt of the requisite approvals of the holders of NSTAR Common Shares and NU Common Shares with respect to the Transaction and a substantial portion of which is contingent upon the closing of the Transaction. We in the past have provided and in the future may provide investment banking services to NU and certain of its affiliates for which we have received and may receive compensation. In addition, in the ordinary course of their respective businesses, Lazard Frères & Co. LLC and LFCM Holdings LLC (an entity indirectly owned in large part by managing directors of Lazard Frères & Co. LLC) and their

The Board of Trustees

Northeast Utilities

October 16, 2010

respective affiliates may actively trade securities of NU and/or the securities of NSTAR and certain of their respective affiliates for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities, and may also trade and hold securities on behalf of NU and NSTAR. The issuance of this opinion was approved by the Opinion Committee of Lazard Frères & Co. LLC.

In rendering our opinion, we were not requested to consider, and our opinion does not address, the relative merits of the Transaction as compared to any other transaction or business strategy in which NU might engage or the merits of the underlying decision by NU to engage in the Transaction.

Our engagement and the opinion expressed herein are for the benefit of the Board of Trustees of NU and our opinion is rendered to the Board of Trustees of NU (in its capacity as such) in connection with its evaluation of the Transaction. Our opinion is not intended to and does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the Transaction or any matter relating thereto.

Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to NU.

Very truly yours,

LAZARD FRERES & CO. LLC

By:	/s/ George Bilicic
George Bilicic
Managing Director

Annex D

PERSONAL AND CONFIDENTIAL

October 16, 2010

Board of Trustees

NSTAR

800 Boylston Street

Boston, Massachusetts 02199

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than Northeast Utilities (“Northeast Utilities”) and its affiliates) of the outstanding common shares of beneficial interest, par value $1.00 per share (the “Shares”), of NSTAR (the “Company”) of the exchange ratio of 1.312 common shares of beneficial interest, par value $5.00 per share (the “Northeast Utilities Common Shares”), of Northeast Utilities to be received for each Share (the “Exchange Ratio”) pursuant to the Agreement and Plan of Merger, dated as of October 16, 2010 (the “Agreement”), by and among Northeast Utilities, NU Holding Energy 2 LLC, a direct wholly-owned subsidiary of Northeast Utilities, NU Holding Energy 1 LLC, a direct wholly-owned subsidiary of Northeast Utilities, and the Company.

Goldman, Sachs & Co. and its affiliates are engaged in investment banking and financial advisory services, commercial banking, securities trading, investment management, principal investment, financial planning, benefits counseling, risk management, hedging, financing, brokerage activities and other financial and non-financial activities and services for various persons and entities. In the ordinary course of these activities and services, Goldman, Sachs & Co. and its affiliates may at any time make or hold long or short positions and investments, as well as actively trade or effect transactions, in the equity, debt and other securities (or related derivative securities) and financial instruments (including bank loans and other obligations) of third parties, the Company, Northeast Utilities and any of their respective affiliates or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the “Transaction”) for their own account and for the accounts of their customers. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, a significant portion of which is contingent upon the consummation of the Transaction. In addition, the Company has agreed to reimburse our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain investment banking services to the Company and its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as joint bookrunner in connection with the public offering by NSTAR Electric Company (“NSTAR Electric”), a wholly-owned subsidiary of the Company, of 5.625% Debentures due 2014 ($100 million aggregate principal amount) in February 2009, as joint bookrunner in connection with the public offering by the Company of 4.50% Debentures due 2019 ($350 million aggregate principal amount) in November 2009, as co-manager in connection with the public offering by NSTAR Electric of 5.50% Debentures due 2040 ($300 million aggregate principal amount) in March 2010, and as financial advisor to the Company in connection with the sale of all the outstanding shares of Medical Area Total Energy Plant, Inc., a former subsidiary of the Company, in June 2010. We may also in the future provide investment banking services to the Company, Northeast Utilities and their respective affiliates for which our Investment Banking Division may receive compensation.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to shareholders and Annual Reports on Form 10-K of the Company and Northeast Utilities for the five fiscal years ended December 31, 2009; certain interim reports to shareholders and Quarterly Reports on Form 10-Q of the Company and Northeast Utilities; certain other communications from the Company and Northeast Utilities to their respective shareholders; certain publicly available research analyst reports for the Company and Northeast

Utilities; and certain internal financial analyses and forecasts for the Company prepared by its management and for Northeast Utilities prepared by its management, in each case, as approved for our use by the Company (the “Forecasts”), and certain cost savings and operating synergies projected by the management of the Company to result from the Transaction, as approved for our use by the Company (the “Synergies”). We have also held discussions with members of the senior managements of the Company and Northeast Utilities regarding their assessment of the strategic rationale for, and the potential benefits of, the Transaction and the past and current business operations, financial condition and future prospects of their respective companies; reviewed the reported price and trading activity for the Shares and the Northeast Utilities Common Shares; compared certain financial and stock market information for the Company and Northeast Utilities with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the utility industry; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have relied upon and assumed, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us; and we do not assume any responsibility for any such information. In that regard, we have assumed with your consent that the Forecasts and the Synergies have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or Northeast Utilities or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or Northeast Utilities or on the expected benefits of the Transaction in any way meaningful to our analysis. We also have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. We were not authorized to, and did not, solicit any expressions of interest from any other parties with respect to an acquisition of, or other business combination with, the Company or any other alternative transaction. This opinion addresses only the fairness from a financial point of view, as of the date hereof, to the holders (other than Northeast Utilities and its affiliates) of Shares of the Exchange Ratio pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, without limitation, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the Exchange Ratio pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which the Northeast Utilities Common Shares will trade at any time or as to the impact of the Transaction on the solvency or viability of the Company or Northeast Utilities or the ability of the Company or Northeast Utilities to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Trustees of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman, Sachs & Co.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio pursuant to the Agreement is fair from a financial point of view to the holders (other than Northeast Utilities and its affiliates) of Shares.

Very truly yours,

/s/ Goldman, Sachs & Co.
(GOLDMAN, SACHS & CO.)

Annex E

[LETTERHEAD OF LEXICON PARTNERS (US) LLC]

October 16, 2010

The Board of Trustees

NSTAR

800 Boylston Street

Boston, Massachusetts 02199

Members of the Board of Trustees:

We understand that NSTAR (‘NSTAR”), Northeast Utilities (“NU”) and two direct wholly owned subsidiaries of NU, NU Holding Energy 1 LLC (“Merger Sub”) and NU Holding Energy 2 LLC (“Acquisition Sub”), propose to enter into an Agreement and Plan of Merger, dated as of October 16, 2010 (the “Agreement”). The Agreement provides for, among other things, the merger of Merger Sub with and into NSTAR (the “Initial Merger”) and, immediately following the effective time of the Initial Merger, the merger of NSTAR with and into Acquisition Sub (the “Subsequent Merger” and, together with the Initial Merger, the “Transaction”). As more fully described in the Agreement, each outstanding common share of beneficial interest, $1.00 par value, of NSTAR (collectively, “NSTAR Common Shares”) will be converted into 1.312 (“the Exchange Ratio”) common shares of beneficial interest, $5.00 par value, of NU (collectively, “NU Common Shares”). You have requested that we provide an opinion as to the fairness, from a financial point of view, to the holders of NSTAR Common Shares of the Exchange Ratio in the proposed Transaction.

For the purposes of arriving at our opinion, we have (a) reviewed the Agreement; (b) reviewed certain publicly available financial statements and other financial information and business and industry information relating to NSTAR and NU; (c) reviewed certain internal financial forecasts and other information and data relating to NSTAR and NU prepared by the managements of NSTAR and NU; (d) considered certain information relating to potential strategic, financial and operational benefits anticipated to result from the Transaction provided by, or discussed with, the management of NSTAR; (e) discussed with senior executives and members of the managements of NSTAR and NU the past and current business operations and the financial condition and prospects of NSTAR and NU, respectively; (f) reviewed certain publicly available financial and stock market data with respect to other companies that we deemed generally relevant; (g) reviewed certain potential pro forma financial effects of the Transaction on the financial condition and prospects of NU, including relative to certain financial data of NSTAR and NU that we deemed generally relevant; (h) reviewed the reported trading activity and prices of NSTAR Common Shares and NU Common Shares; and (i) performed such other financial analyses and reviewed such other information and considered such other factors we deemed necessary or appropriate for the purpose of arriving at our opinion.

In arriving at our opinion, we have assumed and relied upon the completeness and accuracy of all information that was publicly available or was furnished or made available to, or discussed with, us by NSTAR and NU or was otherwise reviewed or relied upon by us. We have not independently verified, and we do not assume any responsibility for independent verification of, the completeness and accuracy of such information, which, if different than as provided to us, could have a material impact on our analyses or opinion. With respect to the financial forecasts and other information and data utilized in our analyses relating to NSTAR, NU and potential strategic, financial and operational benefits anticipated to result from the Transaction, we have been advised by the managements of NSTAR and NU and have assumed, at the direction of NSTAR, that such forecasts and other information and data have been prepared to reflect the best currently available estimates and judgements of the managements of NSTAR and NU, as the case may be, as to the future financial performance of NSTAR and NU and such strategic, financial and operational benefits. We assume no responsibility for and express no view as to such financial forecasts and other information and data or the assumptions on which they are based. We have relied upon, with the consent of NSTAR and without independent verification, the assessments of the managements of NSTAR and NU as to (i) the ability of NSTAR and NU to integrate their businesses and

The Board of Trustees

NSTAR

operations, (ii) regulatory matters relating to NSTAR and NU (including, without limitation, developments with respect to environmental laws and regulations and the timing and likely outcome of pending and future rate cases and other legal and regulatory proceedings) and (iii) market trends and prospects for the utility and electric transmission industry and the potential impact thereof on NSTAR and NU, and we have assumed, at the direction of NSTAR, that there will be no developments with respect to any of the foregoing that would be material to our analyses or opinion.

We have assumed, with the consent of NSTAR, that the Transaction will be consummated in accordance with the terms of the Agreement without any waiver, modification or amendment of any material term, condition or agreement and in compliance with all applicable laws and other requirements. We also have assumed that the Transaction will qualify for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. We further have assumed that all necessary governmental, regulatory and other consents or approvals required for the Transaction will be obtained without any material adverse effect on NSTAR, NU or the contemplated benefits of the Transaction. We have not conducted, nor have we been furnished with, any independent valuation or appraisal of the assets or liabilities (including contingent liabilities and off-balance-sheet items) of NSTAR or NU, nor have we evaluated the solvency or fair value of NSTAR or NU. We are not legal, regulatory, accounting or tax experts and we have relied upon, without independent verification, the assessments of NSTAR and NU as to such matters.

Our opinion is based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events or developments subsequent to the date hereof may affect this opinion and we do not assume any obligation to update, revise, or reaffirm this opinion.

We express no opinion as to any terms or other aspects or implications of the Transaction (except for the Exchange Ratio to the extent expressly specified herein), including, without limitation, the form or structure of the Transaction or any related agreements or arrangements. We express no opinion with respect to the fairness (financial or otherwise) of the amount or nature of any compensation to any officers, directors or employees of any party to the Transaction, or any class of such persons, to be paid in the Transaction, relative to the Exchange Ratio or otherwise. Our opinion is limited to the fairness, from a financial point of view, to the holders of NSTAR Common Shares of the Exchange Ratio in the proposed Transaction, and we express no opinion as to the fairness of the Transaction to, or any consideration to be received by, the holders of any other class of securities, creditors or other constituencies of NSTAR. We do not express any opinion as to the prices at which NSTAR Common Shares or NU Common Shares will trade at any time in the future. We also do not express any opinion regarding the underlying decision of NSTAR to engage in the Transaction, the potential strategic alternatives that may available to NSTAR or the relative merits of the Transaction as compared to any alternatives. This opinion does not constitute a recommendation to any holder of NSTAR Common Shares as to how such stockholder should vote or act with respect to the Transaction or any matter relating thereto. We were not authorized to, and we did not, solicit indications of interest from any other third parties regarding a potential transaction involving all or any part of NSTAR.

We have acted as financial advisor to NSTAR with respect to the proposed Transaction. We will receive a fee from NSTAR for our services, portions of which upon execution of the Agreement and upon approval of the Transaction by holders of a majority of NSTAR Common Shares and a significant portion of which upon consummation of the proposed Transaction. In addition, under the terms of our engagement, NSTAR has agreed to reimburse us for our expenses and indemnify us for certain liabilities arising out of our engagement in connection with the Transaction. In the future, we may seek to provide financial advisory services to NSTAR, NU and their subsidiaries and affiliates and we may receive compensation relating to such future services. This opinion has been approved by an authorized committee of Lexicon Partners (US) LLC.

The Board of Trustees

NSTAR

This opinion is provided to the Board of Trustees of NSTAR (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction.

Based upon and subject to the foregoing, we are of the opinion as of the date hereof that the Exchange Ratio in the proposed Transaction is fair, from a financial point of view, to the holders of NSTAR Common Shares.

Truly yours,

/s/ Lexicon Partners (US) LLC

LEXICON PARTNERS (US) LLC

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Trustees and Officers.

Northeast Utilities

Article 34 of our Declaration of Trust provides that the trustees, officers, agents or any other representative elected or appointed pursuant to any provision thereof shall not be liable for any act or default on the part of any co-trustee, or other officer or agent, or for having permitted any co-trustee or other officer or agent to receive or retain any money or property receivable by the trustees under the Declaration of Trust, or for errors of judgment in exercising or failing to exercise any of the powers or discretions conferred upon or resting upon them, or for any loss arising out of any investment, or for failure to sue for or to collect any moneys or property belonging to the trust estate, or for any act or omission to act, performed or omitted by them in good faith in the execution of the trusts created under the Declaration of Trust. Each trustee and every such officer, agent or representative shall be answerable and accountable only for his or her own receipts and for his or her own willful acts, neglects and defaults constituting a breach of trust knowingly and intentionally committed by him or her in bad faith, and not for those of any other, or of any bank, trust company, broker, attorney, auctioneer or other person with whom or into whose hands any property forming part of the trust estate may be deposited or come, or by whom any action relating to the trusts created under the Declaration of Trust may be taken or omitted to be taken; nor shall any trustee or any such officer, agent or representative be liable or accountable for any defect in title, or for failing to transfer to or vest in the trustees title to any property or effects for the time being subject to any of the trusts of these presents, or intended or believed to be so subject, or for failing to take out or maintain any or sufficient insurance or for liens or encumbrances upon any such property or effects, or for lack of genuineness or for invalidity of the shares, bonds or other obligations or instruments forming part of or relating to the trust estate, or for any loss, or otherwise, unless the same shall happen through such trustee’s own willful act, neglect or default constituting a breach of trust knowingly and intentionally committed by him or her in bad faith; and the trustees and each of them and each such officer, agent or representative shall be entitled out of the trust estate to reimbursement for their or his or her reasonable expenses and outlays and to be put in funds and exonerated and indemnified to their or his or her reasonable satisfaction from time to time, against any and all loss, costs, expense and liability incurred or to be incurred by them or him or her in the execution of the trusts created under the Declaration of Trust; and no trustee, however appointed, shall be obliged to give any bond or surety or other security for the performance of any of his or her duties in the said trusts.

In addition, and without limiting the protection afforded to them, no trustee, officer, agent or representative shall be liable for monetary damages for breach of fiduciary duty as a trustee, officer, agent or representative, notwithstanding any provision of law imposing such liability; provided, however, that the provisions of this paragraph shall not be deemed to eliminate or limit any liability which such trustee, officer, agent or representative would otherwise have under the provisions of the Declaration of Trust (1) for any breach of such person’s duty of loyalty to the association or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (3) for any transaction from which such person derived an improper personal benefit.

Article 34 of the Declaration of Trust also provides that we shall indemnify each of its trustees and officers against all losses, liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, imposed upon or reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such person may be involved or with which such person may be threatened, while in office or thereafter, by reason of such person’s being or having been such a trustee or officer, except with respect to any matters as to which such person shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his or her acting was in our best interests. The Declaration of Trust provides, however, that as to any matter disposed of by a compromise payment by such trustee or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless a determination is made that indemnification of the trustee or officer is proper under the circumstances because such trustee or officer acted in good faith in the reasonable belief that such person’s acting was in the best interest of the association. Such determination shall be made (1) by the board of trustees by a majority vote of a quorum consisting of trustees who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, such a quorum so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

In performing their duties, any such trustee or officer who acts in good faith shall be fully protected in relying upon the books of account of the association or of another organization in which he or she serves as contemplated by the Declaration of Trust, reports, opinions and advice to the association or to such other organization by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care or upon other records of the association or of such other organization.

Expenses incurred by any trustee or officer with respect to any action, suit or proceeding as described above may be paid or advanced by the association prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the trustee or officer to repay such amount if upon final disposition thereof he or she shall not be entitled to indemnification.

The rights of indemnification provided by the Declaration of Trust are not exclusive of or affect any other right to which any trustee or officer may be entitled and all such rights shall inure to the benefit of such person’s heirs, executors, administrators and other legal representatives. Such other rights shall include the powers, immunities and rights of reimbursement which would be allowable under the laws of the Commonwealth of Massachusetts. We also maintain an insurance policy that insures our trustees and officers against certain liabilities.

Item 21.	Exhibits and Financial Statement Schedules.

(a) Exhibits

Exhibit Number	Exhibit Description

2.1†	Agreement and Plan of Merger, dated as of October 16, 2010, as amended on November 1, 2010 and December 16, 2010, by and among Northeast Utilities, NU Holding Energy 1 LLC, NU Holding Energy 2 LLC and NSTAR (included as Annex A to the joint proxy statement/prospectus contained in the Registration Statement)

3.1	Declaration of Trust (incorporated by reference to Exhibit A.1 to Form U-1, dated June 23, 2005, File No. 70-10315)

5.1*	Form of Opinion of Kerry J. Tomasevich, Esq., Senior Counsel of Northeast Utilities Service Company

8.1*	Form of Opinion regarding certain United States federal income tax matters from Skadden, Arps, Slate, Meagher & Flom LLP

8.2*	Form of Opinion regarding certain United States federal income tax matters from Ropes & Gray LLP

10.1*	Northeast Utilities Retention Program

15.1	Deloitte & Touche LLP Awareness Letter

15.2	PricewaterhouseCoopers LLP Awareness Letter

23.1*	Consent from Kerry J. Tomasevich, Esq., Senior Counsel of Northeast Utilities Service Company (included in Exhibit 5.1)

23.2*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)

23.3*	Consent of Ropes & Gray LLP (included in Exhibit 8.2)

23.4	Consent of Deloitte & Touche LLP (as independent registered public accounting firm for Northeast Utilities)

Exhibit Number	Exhibit Description

23.5	Consent of PricewaterhouseCoopers LLP (as independent registered public accounting firm for NSTAR)

24.1*	Power of attorney

99.1*	Form of Proxy for holders of Northeast Utilities Common Shares

99.2*	Form of Proxy for holders of NSTAR Common Shares

99.3	Consent of Barclays Capital Inc.

99.4	Consent of Lazard Frères & Co. LLC

99.5	Consent of Goldman, Sachs & Co.

99.6*	Consent of Lexicon Partners (US) LLC

99.7	Consent of Thomas J. May

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish the omitted schedules to the Securities and Exchange Commission upon request by the Commission.
*	Previously filed with the Registrant’s Registration Statement on Form S-4 (No. 333-170754), which was filed with the Securities and Exchange Commission on November 22, 2010.

Item 22.	Undertakings.

The undersigned registrant hereby undertakes as follows:

(A) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(B) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) (1) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus, which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(2) The Registrant undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(D) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(E) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(F) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hartford, State of Connecticut on the 16th day of December, 2010.

Northeast Utilities
(Registrant)

By:	/S/ CHARLES W. SHIVERY
Charles W. Shivery
Chairman of the Board,
President and Chief Executive Officer

Signature	Title	Date

/S/ CHARLES W. SHIVERY Charles W. Shivery	Chairman of the Board, President and Chief Executive Officer and a Trustee (Principal Executive Officer)	December 16, 2010

/S/ DAVID R. MCHALE David R. McHale	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 16, 2010

/S/ JAY S. BUTH Jay S. Buth	Vice President — Accounting and Controller (Principal Accounting Officer)	December 16, 2010

* Richard H. Booth	Trustee	December 16, 2010

* John S. Clarkeson	Trustee	December 16, 2010

* Cotton M. Cleveland	Trustee	December 16, 2010

* Sanford Cloud, Jr.	Trustee	December 16, 2010

* John G. Graham	Trustee	December 16, 2010

* Elizabeth T. Kennan	Trustee	December 16, 2010

* Kenneth R. Leibler	Trustee	December 16, 2010

Signature	Title	Date

* Robert E. Patricelli	Trustee	December 16, 2010

* John F. Swope	Trustee	December 16, 2010

* Dennis R. Wraase	Trustee	December 16, 2010

*By:	/S/ CHARLES W. SHIVERY
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1†	Agreement and Plan of Merger, dated as of October 16, 2010, as amended on November 1, 2010 and December 16, 2010, by and among Northeast Utilities, NU Holding Energy 1 LLC, NU Holding Energy 2 LLC and NSTAR (included as Annex A to the joint proxy statement/prospectus contained in the Registration Statement)

3.1	Declaration of Trust (incorporated by reference to Exhibit A.1 to Form U-1, dated June 23, 2005, File No. 70-10315)

5.1*	Form of Opinion of Kerry J. Tomasevich, Esq., Senior Counsel of Northeast Utilities Service Company

8.1*	Form of Opinion regarding certain United States federal income tax matters from Skadden, Arps, Slate, Meagher & Flom LLP

8.2*	Form of Opinion regarding certain United States federal income tax matters from Ropes & Gray LLP

10.1*	Northeast Utilities Retention Program

15.1	Deloitte & Touche LLP Awareness Letter

15.2	PricewaterhouseCoopers LLP Awareness Letter

23.1*	Consent from Kerry J. Tomasevich, Esq., Senior Counsel of Northeast Utilities Service Company (included in Exhibit 5.1)

23.2*	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)

23.3*	Consent of Ropes & Gray LLP (included in Exhibit 8.2)

23.4	Consent of Deloitte & Touche LLP (as independent registered public accounting firm for Northeast Utilities)

23.5	Consent of PricewaterhouseCoopers LLP (as independent registered public accounting firm for NSTAR)

24.1*	Power of attorney

99.1*	Form of Proxy for holders of Northeast Utilities Common Shares

99.2*	Form of Proxy for holders of NSTAR Common Shares

99.3	Consent of Barclays Capital Inc.

99.4	Consent of Lazard Frères & Co. LLC

99.5	Consent of Goldman, Sachs & Co.

99.6*	Consent of Lexicon Partners (US) LLC

99.7	Consent of Thomas J. May

†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant will furnish the omitted schedules to the Securities and Exchange Commission upon request by the Commission.
*	Previously filed with the Registrant’s Registration Statement on Form S-4 (No. 333-170754), which was filed with the Securities and Exchange Commission on November 22, 2010.